     As filed with the Securities and Exchange Commission on      , 1999.
                                                       Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

        Delaware                     6719                     04-3483032
    (State or other           (Primary Standard            (I.R.S. Employer
    jurisdiction of               Industrial             Identification No.)
    incorporation or         Classification Code
     organization)                 Number)

                              John Hancock Place
                          Boston, Massachusetts 02117
                                (617) 572-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                               Thomas E. Moloney
                            Chief Financial Officer
                     John Hancock Financial Services, Inc.
                              John Hancock Place
                          Boston, Massachusetts 02117
                                (617) 572-0600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------

                                  Copies to:

     Wolcott B. Dunham, Jr., Esq.             William J. Whelan III, Esq.
        Thomas M. Kelly, Esq.                   Cravath, Swaine & Moore
         Debevoise & Plimpton                      825 Eighth Avenue
           875 Third Avenue                        New York, NY 10019
          New York, NY 10022                         (212) 474-1000
            (212) 909-6000

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   Proposed Maximum
   Title of Each Class of             Aggregate                  Amount of
 Securities to be Registered      Offering Price (1)          Registration Fee
------------------------------------------------------------------------------
Common Stock, $.01 par value
 (2)........................        $2,040,000,000                $567,120
------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457. In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2) Includes the Series A Junior Preferred Stock purchase rights associated with the Common Stock.

                                ---------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  The prospectus relating to the shares of common stock to be used in connection with a United States and Canadian offering, the U.S. prospectus, is set forth following this page. The prospectus to be used in connection with a concurrent international offering, the international prospectus, will consist of the alternate page set forth following the U.S. prospectus and the balance of the pages included in the U.S. prospectus for which no alternate is provided. The U.S. prospectus and the international prospectus are identical except that they contain different front cover pages.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This preliminary prospectus + +is not an offer to sell these securities and we are not soliciting offers to +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Issued      , 2000

                                    .  Shares

                        [JOHN HANCOCK LOGO APPEARS HERE]
                     John Hancock Financial Services, Inc.
                                  COMMON STOCK

                                  -----------

 This is  an initial  public  offering of .   shares of  common stock  of John
  Hancock  Financial Services, Inc. The offering is being made in  connection with the reorganization  of John Hancock Mutual  Life Insurance Company
     from a mutual life insurance company to a stock life insurance company in a process called a demutualization.

 In addition to these shares, an estimated  .  shares of our common stock will be issued to eligible policyholders of John Hancock Mutual Life Insurance
                         Company in the reorganization.

                                  -----------

Prior to this offering there has been no public market for our common stock. We anticipate that the initial public offering price per share will be between
                            $ .  and $ .  per share.

                                  -----------

We will apply to list our common stock on the New York Stock Exchange under the symbol "JHF".

                                  -----------

        Investing in our common stock involves risks. See "Risk Factors"
                             beginning on page 12.

                                  -----------

                               PRICE $ .  A SHARE

                                  -----------

                                                   Price  Underwriting  Proceeds
                                                     to   Discounts and    to
                                                   Public  Commissions  Company
                                                   ------ ------------- --------
Per Share.........................................  $          $          $
Total............................................. $          $          $

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

John Hancock Financial Services, Inc. has granted the underwriters the right to purchase up to an additional . shares to cover over-allotments. Morgan Stanley & Co. Incorporated expects to deliver the shares to purchasers on
[      ] 2000.

                                  -----------

                           MORGAN STANLEY DEAN WITTER

     , 2000

                               TABLE OF CONTENTS

                                      Page
                                      ----
Prospectus Summary..................    3
Risk Factors........................   13
The Reorganization..................   23
Use of Proceeds.....................   36
Stockholder Dividend Policy.........   37
Certain Information.................   38
Capitalization......................   39
Selected Historical Financial Data..   40
Unaudited Pro Forma Condensed
 Consolidated Financial
 Information........................   45
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   54
Business............................   93
Management..........................  143

                                    Page
                                    ----
Regulation......................... 152
Ownership of Common Stock.......... 160
Description of Capital Stock and
 Change-of-Control Related
 Provisions of Our Plan of
 Reorganization, Restated
 Certificate of Incorporation and
 By-Laws, Insurance Holding Company
 Laws, and Our Stockholder Rights
 Plan.............................. 161
Common Stock Eligible For Future
 Sale.............................. 166
Underwriters....................... 167
Legal Matters...................... 170
Experts............................ 170
Additional Information............. 170
Index to Consolidated Financial
 Statements........................ F-1
Opinion of Godfrey Perrott......... A-1

                               ----------------

  Until [     ], 2000, all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ----------------

  The Plan of Reorganization governing our reorganization and our restated certificate of incorporation each prohibits:

  . any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock until two years after the effective date of the reorganization; and

  . without prior approval of our board of directors and the Massachusetts Commissioner of Insurance, any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock during the one year period following the two-year period described above.

  There is an exception to the foregoing prohibitions for acquisitions by a person that becomes a beneficial owner of 10% or more of our common stock as a result of our issuance of such common stock to such person as consideration in an acquisition of another entity that was initiated by us by authority of our board of directors. Any such acquisition initiated by us by authority of our board of directors would require the approval of the Massachusetts Commissioner of Insurance and the Commissioners of Insurance of California and Delaware, and, potentially, the New York Superintendent of Insurance. If any person acquires or offers to acquire 10% or more of the outstanding shares of our common stock in violation of our Plan of Reorganization, we and the Massachusetts Commissioner of Insurance would be entitled to injunctive relief. By virtue of these provisions of the Plan of Reorganization and our restated certificate of incorporation, John Hancock Financial Services, Inc. may not be subject to an acquisition by another company during the two years following the effective date of the reorganization and may only be subject to acquisition in the third year following the effective date of the reorganization with the approval of our board of directors and the Massachusetts Commissioner of Insurance.

                               PROSPECTUS SUMMARY

                        [JOHN HANCOCK LOGO APPEARS HERE]
                                AN INTRODUCTION

We are a financial services company with a strong record of profitable growth

  John Hancock is one of the nation's leading financial services companies, providing a broad array of insurance and investment products and services to retail and institutional customers.

  By diversifying from traditional
life insurance products to include
investment-oriented savings
products demanded by consumer and
institutional markets, we have
generated strong revenue and
earnings growth. Our net income
grew at a compound annual rate of                 [GRAPHIC]
21.3% from $207.2 million in 1994
to $448.5 million in 1998. Net
income of $390.0 million for the
six months ended June 30, 1999 grew
16.3% over net income of $335.3
million as of June 30, 1998. Our
1998 return on equity ("ROE") was
10.2%, calculated as net income
divided by average equity excluding
net unrealized investment gains and
losses. We also evaluate our overall performance and base management's incentives on segment income. Total segment income differs from net income because it excludes items which management believes are not indicative of overall operating trends, including the effects of net realized investment gains and losses and unusual or non-recurring events and transactions. Total segment income grew at a compound annual rate of 15.0%, from $286.6 million in 1994 to $500.8 million in 1998. Total segment income of $324.1 million for the six months ended June 30, 1999 grew 24.4% over total segment income of $260.6 million for the six months ended June 30, 1998. Our 1998 total segment return on equity was 11.4%. The accompanying chart demonstrates our strong ROE as a result of our strategy of diversified products and distribution. Total assets under management grew to $130.5 billion as of June 30, 1999 up from $124.4 billion as of year-end 1998.

  In addition to product diversification, we have strategically expanded distribution channels to capture a broader share of the consumer market. Today's channels include career agents, broker/dealers, financial planners, banks, direct marketing and e-commerce.

  With our broad product diversity and distribution reach linked to the valuable John Hancock name, we believe we are positioned to continue our growth in revenue and profitability.

Our brand is a key competitive asset

  The John Hancock brand is one of the most well recognized names in the financial services industry. We have used distinctive advertising strategies to expand our brand recognition both as a quality provider of insurance and as an expert in investment management. The very strong claims paying ratings we hold from each of the four major rating agencies further strengthen the John Hancock brand. We believe a strong brand and recognized financial strength are competitive advantages, and a key element of our strategy is to continue to enhance our brand and maintain our financial strength.

We operate in five segments

  We operate and report results in two retail and two institutional segments, as well as in a Corporate and Other Segment, as illustrated below.

                        [JOHN HANCOCK LOGO APPEARS HERE]


                              [CHART APPEARS HERE]

Our retail products and distribution channels are diversified

  We recognize that different consumer groups have different financial planning needs and preferences. Our retail strategy of diversifying products and distribution, which has been in place for more than five years, is designed to meet these changing consumer needs.

  Demand for our variable life insurance and other asset gathering products has accelerated significantly. Today, sales of variable life insurance account for nearly 67% of our total life insurance sales. Sales of variable annuities represented more than 70% of our total annuity sales in 1998. Although sales of variable annuities have decreased relative to fixed annuities through the first six months of 1999, our total annuity sales have remained at the same level as the first six months of 1998. From 1996 through 1998, total long-term care insurance premium increased at a compound annual rate of 25% reaching $291.2 million. For the six months ended June 30, 1999, long-term care premiums increased 21.8% to $168.4 million.

  In 1998, net deposits and reinvestments of our mutual funds were $3.1 billion, and total mutual fund assets under management were $34.9 billion. So far in 1999, we, like many mutual fund companies, have experienced net redemptions. For the first six months of 1999, there were net redemptions of $1.4 billion attributable primarily to our financial industries and regional bank funds, the performance of which reflected weakness in these sectors. We have taken steps to restore growth in assets under management, including the development of new fund offerings and refocusing our sales organization on regional distributors.

  We have been pursuing diversification of distribution to address consumer preferences for selecting financial services and products through different channels. In addition to about 3,000 career agents, we sell through financial planners, broker/dealers, banks and direct channels including e-commerce. Over the past 3 1/2 years, an average of 50% of our total annuity sales, nearly 90% of our mutual fund sales and 38% of our life insurance sales were made through alternative channels. With respect to life insurance sales, alternative channels include the M Financial Group, a national producer group of firms operating exclusively in the upper end of the wealth transfer and executive benefit markets.

  In addition to diversification of distribution, we are also making fundamental changes in our career agency system to improve productivity, reduce fixed costs and enhance service. As a key component of this strategy, in early 1999 we created a distribution subsidiary, Signator Financial Network, which will provide tailored financial planning tools and marketing support to further enable our current agents, as well as new, top-producing experienced agents, to sell products of multiple companies. Signator will also be making significant investments in agent training, expanded licensing and enhanced service and product support.

Our institutional businesses are backed by a strong track record

  Our institutional segments offer investment products and services to retirement plans and institutional investors including 60 of the largest 100 U.S. corporate pension plans. Major products of our Guaranteed and Structured Financial Products Segment include a variety of GICs, funding agreements and other investment products. The Investment Management Segment offers investments in a variety of asset classes, including fixed maturity securities, equities, natural resources, collateralized bond obligations and mezzanine financings. We distribute institutional products through dedicated sales professionals, independent marketing specialists, consultants and investment banks.

  We have built our institutional asset management businesses on the foundation of our core investment expertise, including our global investment expertise. In addition to managing $48.2 billion of general account investments, we also managed advisory assets of $43.1 billion and separate account assets of $26.9 billion which back our variable product lines. We continue to work to enhance our collaborative approach across all retail and institutional product segments to streamline the development of new asset management products and services.

                          OUR STRATEGY FOR THE FUTURE

  Our strategy is focused on continued growth in revenue and enhanced profitability across all our products and channels. Demutualization will support this strategy because, by converting from a mutual to a stockholder-owned company, we will have access to capital for acquisitions, which will, among other things, facilitate lowering unit costs and broadening distribution. As a stock company, we will also be better able to attract and retain talented staff.

  Our major strategic initiatives are:

  .  Support and extend the John Hancock brand

    We will continue to commit the financial and creative resources necessary to ensure our brand leadership including, where appropriate, new sub-brands such as "Marketplace by John Hancock".

  .  Meet changing customer needs through additional product choice

    To meet the needs of increasingly sophisticated consumers, we will continue to offer and enhance customized products for all of our retail and institutional product lines and services.

  .  Expand distribution channel options for our customers

    Expansion of distribution will continue to be a key to our success. For example, our new Investors Partner Life subsidiary is an innovative vehicle to provide life insurance through broker/dealers. We have also recently acquired Essex Corporation, one of the nation's leading distributors of annuities through banks.

  .  Provide customized and superior distribution channel service

    We will continue our customized approach to supporting and servicing our distributors.

  .  Expand in key international markets

    We recognize the increasingly global nature of the financial services business and intend to build on our presence in Canada and selected Asian markets, including China.

  .  Build on our investment management strength

    We will build on our asset management capabilities, strong asset/liability management and financial engineering skills to expand both product offerings and fee-based asset management businesses.

  .  Become more efficient

    We recognize the imperative to be an efficient provider of products, distribution and services. We have already taken significant steps to reduce costs and to further that aim we are assessing all major initiatives and have engaged outside consulting services to identify major savings opportunities.

  .  Continue to invest in technology

    We expect to make significant investments in technology over the next several years to improve operational efficiency and enhance service. These initiatives include automated underwriting, digital signature processes and on-line shopping.

                               THE REORGANIZATION

  On August 31, 1999, the board of directors of John Hancock Mutual Life Insurance Company unanimously adopted the Plan of Reorganization, under which John Hancock Mutual Life Insurance Company would convert from a mutual life insurance company to a stock life insurance company and become a wholly-owned subsidiary of John Hancock Financial Services, Inc.

  Our reorganization is governed by the Massachusetts insurance law. The Massachusetts Commissioner of Insurance held a hearing on the Plan of Reorganization on November 17, 1999. At a special meeting of the policyholders of John Hancock Mutual Life Insurance Company held on November 30, 1999, the policyholders voted to approve the Plan of Reorganization. On [date of order], the Massachusetts Commissioner of Insurance issued an order approving the Plan of Reorganization.

  The unsatisfied conditions to the effectiveness of the Plan of Reorganization are the completion of this offering, the contribution of substantially all of the net proceeds of the offering to John Hancock Life Insurance Company, and the delivery to us by outside counsel of a legal opinion as to the tax consequences of the reorganization. The reorganization will become effective on the date of the closing of the offering. See "The Reorganization" and "Use of Proceeds."

  Under the Plan of Reorganization, policyholders' membership interests in John Hancock Mutual Life Insurance Company will be extinguished and in exchange eligible policyholders of John Hancock Mutual Life Insurance Company will receive shares of our common stock, policy credits or cash. See "The Reorganization--Payment of Consideration to Eligible Policyholders."

  Under the Plan of Reorganization, as of the effective date of the reorganization, John Hancock Life Insurance Company will be obligated to establish and operate a closed block for the benefit of the policies included therein. The policies included in the closed block are individual or joint traditional whole life insurance policies currently paying or expected to pay policy dividends and individual term life insurance policies which are in force on the effective date of the reorganization. The purpose of the closed block is to protect the policy dividend expectations of these policies after the reorganization. Unless the Massachusetts Commissioner of Insurance and, in certain circumstances, the New York Superintendent of Insurance, consent to an earlier termination, the closed block will continue in effect until the date none of the policies included in the closed block is in force. On the effective date of the reorganization, John Hancock Life Insurance Company will allocate assets to the closed block that are expected to produce cash flows which, together with anticipated revenues (principally premiums and investment income) from the policies included in the closed block, are expected to be sufficient to support those policies. The total cash flows are intended to be sufficient to provide for payment of policy benefits, taxes and direct asset acquisition and disposition costs, and for continuation of policy dividend scales payable in 1999, so long as the experience underlying such dividend scales continues. See "The Reorganization--Establishment and Operation of the Closed Block."

                                  THE OFFERING

Common stock offered........   .  shares.

Common stock outstanding
 after the offering.........   .  shares.

Use of proceeds.............  We expect the net proceeds of the offering to be approximately $ . million. All of the net proceeds (including any proceeds received pursuant to exercise of the underwriters' over-allotment option) other than the portion to be retained by John Hancock Financial Services, Inc., as described below, will be contributed to John Hancock Life Insurance Company and will, subject to a limited exception, be used to make cash payments to, and establish reserves with respect to policy credits for, eligible policyholders and to pay expenses related to the reorganization.

                              We expect that the amount of net proceeds to be retained by John Hancock Financial Services, Inc. will be $200 million. We intend to use these net proceeds for general corporate purposes and to pay a dividend to our stockholders in the year following the effective date of the reorganization. However, provisions of our Plan of Reorganization may serve to reduce the amount retained to an amount less than $200 million, unless specific approval is received from the Massachusetts Commissioner of Insurance. If this amount is reduced, John Hancock Financial Services, Inc. may require additional funds, to be obtained through dividends from John Hancock Life Insurance Company or borrowings, in order to pay our first year stockholder dividend, if declared.

Dividend policy.............  Subject to our financial condition and declaration by our board of directors, we currently intend to pay regular annual cash dividends on our common stock. We currently intend to declare an initial annual cash dividend of $ . per share in [date]. See "Stockholder Dividend Policy."

Proposed New York Stock
 Exchange symbol............  JHF

  Unless we specifically state otherwise, the information in this prospectus does not take into account the sale of up to . shares of our common stock which the underwriters have the option to purchase from us to cover over-allotments.

                       SUMMARY HISTORICAL FINANCIAL DATA

  The following table sets forth certain summary historical consolidated financial data. The summary income statement data for each of the three years ended December 31, 1998 and balance sheet data as of December 31, 1998 and 1997 have been derived from our audited consolidated financial statements and notes thereto included elsewhere in this prospectus (the "Consolidated Financial Statements"). The following summary income statement data for the years ended December 31, 1995 and 1994 and balance sheet data as of December 31, 1996, 1995, and 1994 have been derived from our audited consolidated financial statements not included herein. The summary income statement data for the six months ended June 30, 1999 and 1998 and balance sheet data as of June 30, 1999 have been derived from our unaudited interim consolidated financial statements included in this prospectus. The summary balance sheet data as of June 30, 1998 has been derived from our unaudited interim consolidated financial statements not included herein. All unaudited interim consolidated financial data presented in the tables below reflect all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of our consolidated financial position and results of operations for such periods. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year. The following summary historical consolidated financial data has been prepared in accordance with generally accepted accounting principles ("GAAP"), except that the statutory data presented below has been prepared in accordance with applicable statutory accounting practices and was taken from our annual statements filed with insurance regulatory authorities.

  The following is a summary, and in order to fully understand our consolidated financial data, you should also read "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus. In particular, those other sections of this prospectus contain information about the adoption of GAAP accounting standards and transactions affecting comparability of results of operations between periods that is not included in this summary.

                             For the Six
                               Months
                           Ended June 30,           For the Year Ended December 31,
                          ------------------  ---------------------------------------------
                            1999      1998      1998      1997     1996     1995     1994
                          --------  --------  --------  -------- -------- -------- --------
                                                  (in millions)
Income Statement Data:
Revenues
Premiums................  $1,438.3  $1,084.7  $2,197.9  $2,473.6 $2,922.5 $2,657.1 $2,473.6
Universal life and
 investment-type product
 charges................     337.0     286.5     597.0     512.0    466.3    414.0    379.7
Net investment income...   1,716.9   1,633.0   3,330.7   3,190.7  3,223.1  3,099.4  2,910.7
Realized investment
 gains (losses), net....     241.2     113.4      97.9     115.8    110.7     52.3    (79.4)
Investment management
 revenues, commissions
 and other fees.........     336.9     327.2     659.7     554.7    751.3    660.0    588.7
Other revenue...........      14.3       7.2      18.8      99.5    230.9    248.3    194.7
                          --------  --------  --------  -------- -------- -------- --------
 Total revenues.........   4,084.6   3,452.0   6,902.0   6,946.3  7,704.8  7,131.1  6,468.0
Benefits and expenses
Benefits to
 policyholders..........   2,445.3   1,968.4   4,152.0   4,303.1  4,676.7  4,226.5  3,925.2
Other operating costs
 and expenses...........     663.4     664.6   1,383.0   1,283.7  1,694.1  1,568.3  1,536.9
Amortization of deferred
 policy acquisition
 costs..................      87.5      98.3     249.7     312.0    230.9    229.1    219.7
Dividends to
 policyholders..........     247.0     231.7     473.2     457.8    435.1    496.5    416.6
                          --------  --------  --------  -------- -------- -------- --------
 Total benefits and
  expenses..............   3,443.2   2,963.0   6,257.9   6,356.6  7,036.8  6,520.4  6,098.4
                          --------  --------  --------  -------- -------- -------- --------
Income before income
 taxes, extraordinary
 item and cumulative
 effect of accounting
 change.................     641.4     489.0     644.1     589.7    668.0    610.7    369.6
Income taxes............     211.0     152.0     183.9     106.4    247.5    261.2    142.2
                          --------  --------  --------  -------- -------- -------- --------
Income before
 extraordinary item and
 cumulative effect of
 accounting change......     430.4     337.0     460.2     483.3    420.5    349.5    227.4
Extraordinary item--
 demutualization
 expenses, net of tax...     (30.7)     (1.7)    (11.7)      --       --       --       --
Cumulative effect of
 accounting change......      (9.7)      --        --        --       --       --     (20.2)
                          --------  --------  --------  -------- -------- -------- --------
 Net income.............  $  390.0  $  335.3  $  448.5  $  483.3 $  420.5 $  349.5 $  207.2
                          ========  ========  ========  ======== ======== ======== ========

                           As of or for the
                                  Six
                           Months Ended June
                                  30,             As of or for the Year Ended December 31,
                          ------------------- -------------------------------------------------
                            1999      1998      1998      1997      1996      1995      1994
                          --------- --------- --------- --------- --------- --------- ---------
                                                      (in millions)
Balance Sheet Data:
General account assets..  $54,983.1 $51,800.6 $52,000.1 $49,906.4 $48,420.6 $47,485.7 $43,778.2
Separate account
 assets.................   26,862.6  24,232.3  24,966.6  21,511.1  18,082.1  15,835.2  12,909.8
Total assets............   81,845.7  76,032.9  76,966.7  71,417.5  66,502.7  63,320.9  56,688.0
General account
 liabilities............   49,184.8  46,173.8  46,416.9  44,667.7  43,265.9  42,770.6  40,224.6
Long-term debt..........      576.3     658.8     602.7     543.3   1,037.0     934.3     605.4
Separate account
 liabilities............   26,862.6  24,232.3  24,966.6  21,511.1  18,082.1  15,835.2  12,909.8
Total liabilities.......   76,623.7  71,064.9  71,986.2  66,722.1  62,385.0  59,540.1  53,739.8
Policyholders' equity...    5,222.0   4,968.0   4,980.5   4,695.4   4,117.7   3,780.8   2,948.2
Statutory Data:
Capital and surplus(1)..  $ 3,758.9 $ 3,331.0 $ 3,388.7 $ 3,157.8 $ 2,856.1 $ 2,533.5 $ 2,330.0
Asset valuation reserve
 ("AVR")................    1,217.6   1,278.6   1,316.9   1,191.0   1,088.4   1,035.6     852.8
                          --------- --------- --------- --------- --------- --------- ---------
Capital and surplus plus
 AVR....................  $ 4,976.5 $ 4,609.6 $ 4,705.6 $ 4,348.8 $ 3,944.5 $ 3,569.1 $ 3,182.8
                          ========= ========= ========= ========= ========= ========= =========
Statutory net income....  $   409.0 $   196.4 $   627.3 $   414.0 $   313.8 $   340.8 $   182.6

  We evaluate segment performance and base management's incentives on after-tax operating income, which excludes the effect of net realized investment gains and losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses, extraordinary items, and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of segment after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, segment after-tax operating income and total segment income are not a substitute for net income determined in accordance with GAAP.

                                       For the Six
                                         Months
                                       Ended June       For the Year Ended
                                           30,             December 31,
                                      --------------  ------------------------
                                       1999    1998    1998     1997     1996
                                      ------  ------  -------  -------  ------
                                                 (in millions)
Segment Data:(2)
Segment after-tax operating income:
  Protection Segment................. $ 89.2  $ 84.3  $ 172.3  $ 158.1  $197.3
  Asset Gathering Segment............   61.7    58.0    111.1     93.3    55.7
                                      ------  ------  -------  -------  ------
    Total Retail.....................  150.9   142.3    283.4    251.4   253.0
  Guaranteed and Structured Financial
   Products Segment..................  120.6    76.3    145.7    138.5   155.4
  Investment Management Segment......   17.2    14.1     15.4     17.2    21.6
                                      ------  ------  -------  -------  ------
    Total Institutional..............  137.8    90.4    161.1    155.7   177.0
  Corporate and Other Segment........   35.4    27.9     56.3     39.4    20.2
                                      ------  ------  -------  -------  ------
Total segment income.................  324.1   260.6    500.8    446.5   450.2
After-tax adjustments:
  Realized investment gains, net.....  160.6    68.5     93.9    104.9    80.6
  Class action lawsuit...............  (39.1)    --    (150.0)  (112.5)  (90.0)
  Restructuring charge...............   (3.8)
  Benefit from pension participating
   contract modification.............    --      --       --       9.1     --
  Surplus tax........................  (11.4)    7.9     15.5     35.3   (20.3)
                                      ------  ------  -------  -------  ------
    Total after-tax adjustments......  106.3    76.4    (40.6)    36.8   (29.7)
                                      ------  ------  -------  -------  ------
GAAP Reported:
  Income before extraordinary item
   and cumulative effect of
   accounting change.................  430.4   337.0    460.2    483.3   420.5
  Extraordinary item-demutualization
   expenses, net of tax..............  (30.7)   (1.7)   (11.7)     --      --
  Cumulative effect of accounting
   change............................   (9.7)    --       --       --      --
                                      ------  ------  -------  -------  ------
  Net income......................... $390.0  $335.3  $ 448.5  $ 483.3  $420.5
                                      ======  ======  =======  =======  ======

--------
  (1) In accordance with accounting practices prescribed or permitted by the Massachusetts Division of Insurance, statutory capital and surplus includes $450.0 million in total principal amount of our surplus notes outstanding.
  (2) Our GAAP reported net income was significantly affected by net realized investment gains and losses and unusual or non-recurring events and transactions presented above as after-tax adjustments. In all periods, net realized investment gains and losses, including gains and losses on our disposed businesses, and the surplus tax have been excluded from segment income. We have been subject to the surplus tax imposed on mutual life insurance companies which disallows a portion of a mutual life insurance company's policyholder dividends as a deduction from taxable income. As a stock company, we will no longer be subject to surplus tax.

    During 1997, we entered into a court approved settlement relating to a class action lawsuit involving individual life insurance policies sold from 1979 through 1996, as specified elsewhere in this prospectus. In entering into the settlement, we specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $466.5 million, $436.6 million and $308.8 million at June 30, 1999, December 31, 1998 and December 31, 1997, respectively. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amount previously provided.

    During 1999, we recorded a $3.8 million after-tax restructuring charge in accordance with our plans to reduce the cost structure of our mutual fund operations. This charge primarily included accruals for severance and related benefits for staff reductions. The restructuring liability at June 30, 1999 was $5.9 million and is expected to be paid by March 2002.

    During 1997, a participating pension reinsurance contractholder requested the distribution of a portion of contract funds. At the time of the request, the contract stated that these funds were to be paid out over a specified number of years. However, we agreed to distribute a portion of the contractholder's funds in exchange for the right to retain the tax credits that resulted from the distribution. The contractual amendment resulted in the recognition of a $9.1 million after-tax gain.

                                 RISK FACTORS

  An investment in our common stock involves a number of risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in shares of our common stock. Any of the risks described below could result in a significant or material adverse effect on our business, financial condition or results of operations, and a corresponding decline in the market price of our common stock.

A significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products.

  We believe ratings for claims paying ability and financial strength are one of the most important factors in maintaining a competitive position in the markets in which we do business. A significant downgrade in ratings, or the potential for such a downgrade, might:

  . result in our existing policyholders withdrawing the cash surrender value of their policies, which would require us to liquidate long-term assets, possibly at a loss;

  . cause potential new customers to select other companies from which to purchase their financial products or services; and

  .  adversely affect our relationships with distributors of our products.

  In our institutional business, single premium annuities, GICs and funding agreements are significant products for our Guaranteed and Structured Financial Products Segment. The Department of Labor requires pension plans to purchase single premium annuities from the "safest available" insurer. Ratings are also generally an important consideration in the purchase of GICs and funding agreements by pension plans and other institutions. Accordingly, a ratings downgrade would materially harm our ability to sell single premium annuities, GICs and funding agreements in these markets. See "Business-- Ratings."

Elimination of Federal tax benefits for our products and other changes in laws and regulations may adversely affect sales of our insurance and investment advisory products.

  The attractiveness to our customers of many of our products is due, in part, to favorable tax treatment. Changes to tax laws may affect the attractiveness of these products. From time to time, governments in the jurisdictions in which we do business, including particularly the United States Federal government, have considered proposals for tax law changes that could adversely affect our products. These proposals have included, for example, proposals to tax the undistributed increase in value of life insurance policies and proposals to eliminate or significantly reduce the Federal estate tax. The enactment of any such tax legislation would likely result in a significant reduction in sales of our currently tax-favored products.

  State insurance authorities supervise and regulate our business throughout the United States. State insurance laws and regulations are generally intended to protect policyholders, not holders of our common stock. These laws establish state insurance departments with broad powers to regulate many aspects of our insurance business. State legislatures and the National Association of Insurance Commissioners are continually re-examining existing insurance laws and regulations and may impose changes in the future that materially affect the manner in which we conduct our business and the products we may offer. State legislatures often consider other issues that may adversely affect our business, such as proposed community reinvestment legislation in California and other states that could cause us to allocate assets in a manner that results in lower returns or greater risks than we would otherwise choose.

  The U.S. Federal government does not directly regulate the insurance business. However, Federal legislation and administrative policies can significantly and adversely affect the insurance industry generally, and us in particular. These areas include pension and employee benefit plan regulation, financial services regulation, taxation, and the regulation of securities products and transactions. Changes in the interpretations of existing laws and the passage of new legislation may intensify competition within the financial services industry or adversely affect our ability to sell new policies and our claims exposure on existing policies.

  Our variable life insurance and annuity businesses, our mutual fund business and our investment advisory business are subject to Federal, state and foreign securities laws and regulations. The laws and regulations governing these operations are primarily intended to protect investors in the securities markets or investment advisory or brokerage clients and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. Changes to these laws and regulations could have a material adverse effect on our investment advisory, broker/dealer or transfer agent operations and the profitability of our company as a whole.

  See "Regulation" for a detailed discussion of the regulations that are applicable to our business.

As a holding company, we will depend on dividends from our subsidiaries and the Massachusetts insurance law may restrict the ability of John Hancock Life Insurance Company to pay dividends to us.

  After the effective date of the reorganization, John Hancock Financial Services, Inc. will be an insurance holding company. The assets of John Hancock Financial Services, Inc. will consist initially of 100% of the outstanding capital stock of John Hancock Life Insurance Company and a portion of the net proceeds of the offering. We will depend principally on dividends from John Hancock Life Insurance Company to satisfy our financial obligations, pay operating expenses and pay dividends to our stockholders. Following the reorganization, John Hancock Life Insurance Company will remain a Massachusetts domestic life insurer subject to Massachusetts law and regulated by the Massachusetts Division of Insurance. The Massachusetts insurance law limits how and when John Hancock Life Insurance Company can pay shareholder dividends. Following the reorganization, John Hancock Life Insurance Company may be commercially domiciled in New York and, if so, dividend payments may also be subject to New York's holding company act as well as Massachusetts law. If John Hancock Life Insurance Company is unable to pay shareholder dividends in the future, our ability to pay dividends to our stockholders and meet our cash obligations would be jeopardized. See "Stockholder Dividend Policy," "Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries" and Note 10 to our Consolidated Financial Statements for more information on the legal limitations on the ability of John Hancock Life Insurance Company to pay dividends to us.

We face increasing competition in our retail and institutional businesses from mutual fund companies, banks and investment management firms as well as from other insurance companies.

  We face strong and increasing competition in all our business lines. Our competitors include mutual fund companies, banks, investment management firms and other insurance companies, many of whom are larger, have greater financial and other resources, are regulated differently and offer alternative products or more competitive pricing than us. Recent industry consolidation, including acquisitions of insurance and other financial services companies in the United States by international companies, has resulted in larger competitors with even greater financial resources. This increasing competition may harm our ability to maintain or increase our profitability.

  In our retail businesses, we also compete for productive agents and other distributors. We believe that our success in competing for agents and distributors depends on factors such as our financial strength and on the services we provide to, and the relationships we develop, with these agents and distributors. We cannot guarantee that in the future we will be able to recruit and retain productive agents and distributors of our insurance, annuity and mutual fund products, and if we are not able to do so our sales and net income would suffer. See "Business--Protection Segment--Competition" and "Business--Asset Gathering Segment--Competition."

  We believe that investment returns and risk management are key factors to our growth in our guaranteed and structured financial products and institutional investment management businesses. We will not be able to accumulate and retain assets under management if our investment results underperform the market or the competition. Such underperformance would likely result in asset withdrawals and reduced sales.

  Banks have an existing customer base for financial services products. Currently, there is legislation pending in the U.S. Congress that would have the effect, if enacted into law, of repealing or modifying federal laws that limit the ability of banks to engage in securities-related businesses and restrict banks from being affiliated with insurance companies. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of our products by substantially increasing the number and financial strength of potential competitors. Banks may also pose increasing competition for our annuity business because, as a result of recent decisions of the Supreme Court and a number of Federal District Courts, national banks are now permitted to sell annuity products of life insurance companies in certain circumstances. See "Regulation--Federal Insurance Initiatives and Litigation."

A decline or increased volatility in the securities markets, and other economic factors, may adversely affect our business, particularly our variable life insurance, mutual fund, variable annuity and investment management businesses.

  Fluctuations in the securities markets and other economic factors may adversely affect sales of our variable annuities and mutual funds, our variable life insurance policies and our institutional investment products. In particular, a protracted and/or steep decline in the stock or bond markets would likely reduce the popularity of these products.

  The level of volatility in the markets in which we invest and the overall investment returns earned in those markets also affect our profitability. In particular, our assets, our earnings and our ability to generate new sales in recent years have increased due to significant growth in the retirement-oriented investment market and uncommonly strong stock market appreciation, coupled with solid bond market appreciation spurred by declining interest rates. We cannot guarantee that these economic and market trends will continue, and if they do not, our net income, revenues and assets will likely decline significantly.

Our life insurance sales are highly dependent on a third-party distribution relationship.

  We distribute our life insurance products through a variety of distribution channels, including our own internal sales force and independent producers and brokers. Certain independent producers and brokers have contributed significantly to our sales in recent years. In particular, we have a relationship with M Financial Holding, Inc. and its member firms (the "M Financial Group"), a national producer group founded in 1978 of approximately 100 life insurance producing firms with over 400 individual producers operating exclusively in the upper end of the wealth transfer and executive benefit markets. M Financial Group member firms have accounted for approximately 36% of our total life insurance sales on average over the past three and one-half years. We provide many services to M Financial Group producers and our relationship with the M Financial Group includes a reinsurance agreement under which M Life Insurance Company reinsures 50% of most of our policies that its members sell. During the first six months of 1999, and over the last three full years, we believe John Hancock has been either the first or second largest provider of products to the M Financial Group. However, there can be no assurance that our relationship with the M Financial Group will continue in its current form, and an interruption in this relationship could significantly reduce our life insurance sales and our net income.

Interest rate volatility may adversely affect our profitability.

  Changes in interest rates affect many aspects of our business and can significantly affect our profitability. In periods of increasing interest rates, withdrawals of life insurance policies and fixed annuity contracts, including policy loans and surrenders, and transfers to separate account variable options may increase as policyholders choose to forego insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed income investment assets at a time when the market prices for those assets are depressed because interest rates have increased. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and a decrease in net income. Premature withdrawals may cause us to accelerate amortization of policy acquisition costs, which would also reduce our net income. As of June 30, 1999, we had approximately

$16.7 billion in cash values on individual life insurance policies in which policyholders have rights to policy loans. Moreover, as of June 30, 1999, approximately 50.1% of our invested assets consisted of private placement fixed maturity securities and mortgage loans, which are relatively illiquid investment classes. This concentration of investments in these asset classes increases the risk that we will incur losses if we need to sell assets to raise cash during a period of rising interest rates.

  Conversely, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increases in persistency, or a higher percentage of insurance policies remaining in force from year to year. During such a period, our investment earnings will be lower because the interest earnings on our fixed income investments likely will have declined in parallel with market interest rates. In addition, mortgages and bonds in our investment portfolio will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates, and we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates credited to policyholders and returns on our investment portfolio.

  The profitability of our spread-based businesses depends in large part upon our ability to manage interest rate spreads, and the credit and other risks inherent in our investment portfolio. We cannot guarantee, however, that we will manage successfully our interest rate spreads or the potential negative impact of those risks.

Our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies or redeem shares of our open-end mutual funds.

  Surrenders of our annuities and variable and universal life insurance policies, and redemption of our open-end mutual fund shares, can result in losses and decreased revenues. Of our total assets under management for annuities, variable and universal life insurance policies, as of June 30, 1999, approximately 87% are not subject to any surrender penalties, and approximately 60.3% of total mutual fund assets under management are not subject to contingent deferred sales charges. The surrender charges that are imposed on our annuities and variable and universal life insurance policies typically decline over a period of years and ultimately expire after six or seven years. The deferred sales charges on our Class B open-end mutual fund shares typically decline to zero over a six-year period. Surrenders and redemptions could require us to dispose of assets earlier than we had planned, possibly at a loss. Redemptions of open-end mutual fund shares would decrease our assets under management, and thus decrease our mutual fund fee income. Moreover, surrenders and redemptions require faster amortization of the acquisition costs or commissions associated with the original sale of a product, thus reducing our net income.

The independent directors of our variable series trust (VST) and of our mutual funds could reduce the compensation paid to us, or could terminate our contracts to manage the funds.

  Our VST and each of the mutual funds for which we act as adviser or sub-adviser is registered under the Investment Company Act and governed by a board of directors. The Investment Company Act requires that at least 40% of these directors be unaffiliated with us. The independent directors have the duty of annually renewing the contract with the adviser or sub-adviser to manage the fund. Under these contracts, we are paid advisory and management fees. Directors have a fiduciary duty to act in the best interests of the shareholders of the investment companies. Either the directors or the shareholders may terminate the advisory contract with us and move the assets to another adviser. They may also deem it to be in the best interests of shareholders to make decisions adverse to John Hancock Financial Services, Inc., including reducing the compensation paid to us or limiting our ability to transfer the contract. Should any of these events occur, they could reduce the net income of our retail variable life insurance and asset gathering businesses.

Under our Plan of Reorganization, we will be required to establish the "closed block," a special arrangement for the benefit of a group of our policyholders. We may have to fund deficiencies in our closed block, and any overfunding of the closed block will benefit only the holders of policies included in the closed block, not our stockholders.

  On the effective date of the reorganization, John Hancock Life Insurance Company will allocate assets to the "closed block," a special arrangement designed to protect the reasonable policy dividend expectations of a group of our policyholders. These assets are expected to produce cash flows which, together with anticipated revenues from the life insurance policies included in the closed block, are expected to be reasonably sufficient to support the policies included in the closed block. The policies included in the closed block are individual or joint traditional whole life insurance policies of John Hancock Mutual Life Insurance Company that are currently paying or expected to pay policy dividends, and individual term life insurance policies that are in force on the effective date of the reorganization.

  However, if the closed block assets, the cash flows generated by the closed block assets, and the anticipated revenues from the policies included in the closed block are not sufficient to support those policies, as required under the Plan of Reorganization, we will be required to fund the shortfall.

  Even if they are sufficient, we may choose, for business reasons, to support dividend payments on policies in the closed block with our general account funds.

  If we were to make substantial payments to the benefit of the closed block policies for either reason, less assets and net income would be available to our stockholders, and the market price of our common stock may decline. See "The Reorganization" for a description of the establishment and funding of the closed block and the policies included in the closed block.

  The closed block assets, the cash flows generated by the closed block assets and the anticipated revenues from the closed block business will benefit only the holders of the policies in the closed block.

  To the extent the closed block has been overfunded, dividends payable in respect of the policies included in the closed block may be greater than they would be in the absence of a closed block. Any excess earnings or excess funding will be available for distribution over time to closed block policyholders but will not be available to our stockholders.

There are a number of provisions of our Plan of Reorganization, our restated certificate of incorporation and by-laws, laws applicable to us, agreements that we have entered into with our senior management and our stockholder rights plan that will prevent or discourage takeovers and business combinations that our stockholders might otherwise consider to be in their best interest.

  The Plan of Reorganization governing our reorganization and our restated certificate of incorporation each prohibits:

  . any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock until two years after the effective date of the reorganization; and

  . without prior approval of our board of directors and the Massachusetts Commissioner of Insurance, any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock during the one year period following the two-year period described above.

  By virtue of these provisions of the Plan of Reorganization and our restated certificate of incorporation, John Hancock Financial Services, Inc. may not be subject to an acquisition by another company during the two years following the effective date of the reorganization and may only be subject to acquisition in the third year following the effective date of the reorganization with the approval of our board of directors and the Massachusetts Commissioner of Insurance.

  Other anti-takeover measures that may deter or impede an acquisition of John Hancock Financial Services, Inc. include:

  . the Massachusetts, California, Delaware and, potentially, New York insurance holding company laws;

  .  provisions of our restated certificate of incorporation and by-laws;

  .  Section 203 of the Delaware General Corporation Law;

  .  termination agreements with members of senior management; and

  .  our stockholder rights plan.

  See "Description of Capital Stock and Change-of-Control Related Provisions of Our Plan of Reorganization, Restated Certificate of Incorporation and By-Laws, Insurance Holding Company Laws and our Stockholder Rights Plan" for a more complete summary of the antitakeover measures applicable to us.

We will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected.

  Our insurance and annuity products may be priced inadequately to support the amount of claims ultimately required to be paid or the longevity of our annuitants. The profitability of these products is based in large part on the accuracy of our pricing assumptions. Some of our relatively newer product offerings, including our long-term care insurance products, do not have the claims experience history of our traditional life insurance products. As a result, our ability to predict claims for these products is limited.

  Our results of operations depend significantly on the amount of claims paid under our insurance policies, and vary from period to period depending on the amount of claims incurred. Under some of our life insurance policies, we retain $10 million of mortality risk, or $20 million for a second-to-die policy. The number and magnitude of claims incurred in any period is outside of our control and material variances, including a small number of large claims, in any given period may adversely affect our net income and the price of our common stock. In addition, reductions in rates of mortality occur continuously, and we price our annuity products anticipating future improvement in longevity. However, medical research or new technology may produce longevity improvements that are greater than we have anticipated.

  We cannot guarantee that our actual claims or longevity experience will match the assumptions made in our pricing. If our actual claims experience is materially worse than assumed, or improvements in longevity are materially greater than anticipated, our profitability would be reduced.

We may be adversely affected if our Year 2000 efforts are not successful.

  Any failure to identify all of our Year 2000 issues, or to complete our scheduled modifications and conversions in a timely and cost-effective manner, could disrupt our business. Year 2000 issues result from computer programs being written using two digits rather than four to define the applicable year and century. Many of our computer programs that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in an information technology ("IT") system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. In addition, non-IT systems including, but not limited to, security alarms, elevators and telephones are subject to malfunction due to their dependence on embedded technology such as microcontrollers for proper operation. The correction of our Year 2000 issues in IT and non-IT systems will be complex and costly. In addition, we cannot guarantee that the systems of other companies upon which we rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not disrupt our business. If our Year 2000 issues were unresolved, potential consequences would include, among other possibilities, the inability to accurately and timely process claims, update customers' accounts; process financial transactions; bill customers; assess exposure to risks; determine liquidity requirements or report accurate data to management, customers, regulators and others; as well as business interruptions or shutdowns; financial losses; reputational harm; increased scrutiny by regulators; and litigation related to Year 2000 issues. We are attempting to limit the potential impact of the Year 2000 issue by monitoring the progress of our own Year 2000 project and those of our material business partners and by developing contingency plans. However, we cannot guarantee that we will be able to resolve all of our Year 2000 issues. Any critical unresolved Year 2000 issues could have a material adverse effect on our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

We face risks relating to our investment portfolio.

   The market value of our investments may fluctuate.

  As of June 30, 1999, 64.2% of our general account investment portfolio consisted of fixed maturity securities and 21.5% consisted of commercial and agricultural mortgages. The market values of these assets vary with changing economic and market conditions and interest rates.

   Defaults on fixed maturity securities in our portfolio may reduce our net income.

  Issuers of the fixed maturity securities that we own in our general account may fail to make scheduled payments of interest and principal on time or altogether. As of June 30, 1999 and December 31, 1998 and 1997, respectively, 64.2% ($30,980.2 million), 61.9% ($28,200.4 million) and 62.4% ($27,174.9 million) of our total invested assets consisted of fixed maturity securities, and approximately 8.1% ($3,927.3 million) as of June 30, 1999, 8.3% ($3,766.9 million) as of December 31, 1998 and 8.3% ($3,601.7 million) as of December 31, 1997, of our total invested assets consisted of below investment grade fixed maturity securities. Below investment grade securities generally provide higher expected returns, but also present increased potential for default. A major economic downturn could produce higher than average issuer defaults which could cause our investment returns and our net income to decline.

   Delinquencies and balloon payments on mortgage loans may adversely affect our profitability.

  Our mortgage loans face both delinquency and default risk. Mortgage loans of $10,373.7 million as of June 30, 1999 represented approximately 21.5% of our total invested assets. As of June 30 and March 31, 1999, loans that were either delinquent or in foreclosure totaled 0.61% and 0.89%, respectively, of our mortgage loan portfolio, compared to an industry average of 0.47% as of March 31, 1999, as reported by the American Council of Life Insurance. The delinquency rate of our mortgage loan portfolio may increase, resulting in investment losses greater than projected by us.

  As of June 30, 1999, approximately 91.1% of our mortgage portfolio had balloon payment maturity features, meaning that the loans do not fully amortize over the term of the loan and the unamortized principal amount is due at maturity of the loan. Where most or all of the principal is to be repaid at maturity, the amount of loss on a default is generally greater, as a percentage of the principal amount, than on amortizing mortgage loans that default. This high concentration of mortgages with balloon payment maturity features increases the likelihood and potential severity of losses in our mortgage portfolio.

   Privately placed fixed maturity securities and mortgage loans typically are significantly less liquid than public investments.

  The secondary market for private fixed maturity securities and mortgage loans is generally limited to qualified institutional buyers. As of June 30, 1999 these asset classes represented approximately 50.1% of the carrying value of our total invested assets. If we require significant amounts of cash at short notice, we may have difficulty selling these investments at attractive prices or in a timely manner or both.

   Our "other invested assets" are subject to price volatility.

  While the investment assets included in our "other invested assets" category, primarily leases, private equity and independent power projects where we invest through joint ventures or partnerships, have performed unusually well over the past three years, their performance is highly contingent upon the economic performance of the underlying entities or assets. There can be no assurance that we will continue to earn income from our "other invested assets" at levels comparable to the past three years.

The market price of our common stock may decline if persons receiving common stock as compensation in the reorganization sell their stock in the public market.

  Policyholders who receive shares in the reorganization will not be required to pay any cash purchase price for those shares, and can generally freely sell their shares in the public market after receiving those shares.

  The sale of substantial amounts of common stock in the public market, or the perception that such sales could occur, could harm prevailing market prices for our common stock. We believe the following factors may increase selling pressure on our common stock:

  . Some policyholders, in particular owners of larger policies, who do not elect to receive common stock compensation in the reorganization are nevertheless highly likely to receive common stock compensation because of limits on the amount of cash available for cash payments to eligible policyholders. See "The Reorganization--Payment of Consideration to Eligible Policyholders--Limit on Amounts Available for Cash Compensation." Those policyholders who did not elect to receive common stock may be especially likely to sell the shares of common stock they receive in the reorganization in order to realize cash proceeds.

  . We will provide a program for the public sale of our common stock, at prevailing market prices and without paying brokerage commissions or similar expenses, to allow each of our stockholders who owns 99 or fewer shares of common stock to sell those shares. This program will begin no sooner than the first business day after the six-month anniversary, and no later than the first business day after the twelve-month anniversary, of the effective date of the reorganization, and will continue for at least 90 days. Policyholders who receive 100 or more shares of common stock in the reorganization are not eligible for the commission-free sales program and therefore might not delay selling their shares until the commencement of that program.

  . Some policyholders may be fiduciaries of pension plans that are subject to ERISA. Those policyholders, particularly if they originally did not elect to receive common stock compensation, may determine that the exercise of their fiduciary duties requires them to sell promptly the shares of common stock received in the reorganization.

We may experience volatility in net income due to changes in standards for accounting for derivatives.

  We may experience volatility in net income due to changes in standards for accounting for derivatives. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. The FASB recently deferred the effective date of SFAS No. 133 until 2001. SFAS No. 133 will require us to report all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of a derivative depends on its intended use. Derivatives not used in hedging activities must be adjusted to fair value through earnings. If the derivative is a hedge, changes in the fair value of the derivative will either be offset in earnings against the change in the fair value of the hedged item or recognized in other comprehensive income until the hedged item affects earnings. The portion of a derivative's change in fair value that is not offset by the change in fair value of the hedged item will be recognized immediately in earnings.

  We anticipate that we will adopt SFAS No. 133 effective January 1, 2001. We are currently evaluating the effect of adoption and presently cannot predict its likely impact on our financial condition or results of operations.

Our United States insurance companies are subject to risk-based capital requirements and possible guaranty fund assessments.

  The National Association of Insurance Commissioners has established risk-based capital standards for life insurance companies as well as a model act to apply such standards at the state level. If an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the level. Possible regulatory actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control. If the risk-based capital level of any of our United States insurance company subsidiaries falls below the specified risk-based capital levels, we may be required to allocate additional capital to the subsidiary.

  All fifty states of the United States, the District of Columbia and Puerto Rico have insurance laws requiring companies licensed to do life or health insurance business within those jurisdictions to participate as members of the state's life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we or John Hancock Life Insurance Company may be required to allocate funds to satisfy unanticipated assessments in the future. This may adversely affect our results of operations for the period when the assessment occurs.

The National Association of Insurance Commissioners' codification of statutory accounting practices may adversely affect the statutory surplus of John Hancock Life Insurance Company.

  Proposed changes in states' statutory accounting practices for insurance companies may adversely affect the statutory surplus of John Hancock Life Insurance Company. In March 1998, the National Association of Insurance Commissioners adopted model statutory accounting practices, which are effective in 2001. The adoption of the new statutory accounting practices will likely change, to some extent, prescribed statutory accounting practices that we use to prepare our statutory financial statements. Statutory accounting practices determine, among other things, the amount of surplus of our insurance subsidiaries and thus determine, in part, the amount of funds available to pay dividends to us. Each state must adopt this model before it becomes the prescribed statutory basis of accounting for insurance companies domesticated in that state. Accordingly, before the new statutory accounting practices apply to John Hancock Life Insurance Company, the Massachusetts Division of Insurance must adopt the model. At this time the impact of any such changes on John Hancock Life Insurance Company is not expected to be material. However, work continues by insurance regulators, public accounting firms, and the insurance industry to finalize interpretations of the model. The ongoing implementation work could cause changes in final interpretations that could ultimately lead to an adverse effect on the statutory surplus or statutory net income of John Hancock Life Insurance Company.

We may be unable to retain personnel who are key to our business.

  The success of our business is dependent, to a large extent, on our ability to attract and retain key employees, in particular our senior officers, experienced portfolio managers, mutual fund managers and sales executives. Competition for such persons is intense. In general, our employees are not subject to employment contracts or non-compete arrangements.

We face risks from assumed reinsurance business in respect of personal accident insurance and the occupational accident component of workers compensation insurance.

  Through our group health insurance operations, which we sold in 1997, we entered into a number of reinsurance arrangements in respect of personal accident insurance and the occupational accident component of workers compensation insurance, a portion of which was originated through a pool managed by Unicover Managers, Inc. Under these arrangements, we both assumed risks as a reinsurer, and also passed 95% of these risks on to other companies. This business had originally been reinsured by a number of different companies, and has become the subject of wide-spread disputes. The disputes concern the placement of the business with reinsurers and recovery of the reinsurance. We are engaged in disputes, including a number of arbitration proceedings, in respect of this business. We cannot predict the outcome of these disputes because we, like the other companies involved, are still in the fact-gathering and investigative stages. The risk to us is that the companies that reinsured the business from us may seek to avoid their reinsurance obligations. We believe that we have a reasonable legal position in this matter. However, if our reinsurers are successful in avoiding the liabilities under their reinsurance contracts, and we are not similarly successful in avoiding these liabilities under the business reinsured by us, or if we become subject to or determine to participate in a global settlement of these disputes, we may suffer losses which, should they arise, could have a material adverse effect on our financial condition or results of operations.

Litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources.

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection, as well as an investment adviser, employer and taxpayer. In addition, state regulatory bodies, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and other regulatory bodies regularly make inquiries and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, and laws governing the activities of broker/dealers. However, litigation and investigations may arise in the future that result in financial losses, harm our reputation or require the dedication of significant management resources.

  On December 31, 1997 the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc. The lawsuit alleged various market conduct and sales practice-related matters. See "Business-- Legal Proceedings" for a more complete description of this lawsuit. We have established reserves based upon an estimate of the costs of the class action settlement. However, we are still in the early stages of the alternative dispute resolution phase of the settlement. The cost of the class action settlement may prove to be greater than we have estimated.

  In addition, other market conduct or sales practice-related litigation may arise in the future with respect to classes of policies or time periods not covered by the class action settlement. Accordingly, there can be no assurance that claims of the nature covered by the class action settlement will not arise in the future, or that if they do that they will not result in a material adverse effect on our business, financial condition or results of operations.

We face unforeseen liabilities arising from our acquisitions and dispositions of businesses.

  We have engaged in numerous dispositions and acquisitions of businesses in the past, and expect to continue to do so in the future. The businesses we have sold include property and casualty insurance operations, broker/dealer operations and our group benefits operations. There could be unforeseen liabilities that arise out of the sold businesses or out of businesses that we acquire in the future.

                              THE REORGANIZATION

  In the following section, we provide a summary of the reorganization and of the Plan of Reorganization. The following is just a summary and is qualified by reference to the actual terms of the Plan of Reorganization. A copy of the Plan of Reorganization has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The Plan of Reorganization

   Adoption and Approval of the Plan of Reorganization

  The board of directors of John Hancock Mutual Life Insurance Company unanimously adopted the Plan of Reorganization on August 31, 1999. The principal feature of the Plan of Reorganization is the conversion of John Hancock Mutual Life Insurance Company from a mutual life insurance company to a stock life insurance company, a form of conversion known as "demutualization."

  Because John Hancock Mutual Life Insurance Company is an insurance company organized under the laws of Massachusetts, the reorganization is governed by Massachusetts law. Massachusetts law requires that the Plan of Reorganization be approved by the policyholders of John Hancock Mutual Life Insurance Company by a vote of two-thirds of the votes cast by those voting, and also by the Massachusetts Commissioner of Insurance.

  . The policyholders of John Hancock Mutual Life Insurance Company approved the Plan of Reorganization at a special meeting held on November 30, 1999. The vote at the special meeting was . votes in favor, . votes opposed.

  . The Massachusetts Commissioner of Insurance held a hearing on the Plan of Reorganization on November 17, 1999, and issued an order approving the Plan of Reorganization on [date]. In approving the Plan of Reorganization, the Massachusetts Commissioner of Insurance found that the Plan of Reorganization conforms to the requirements of the Massachusetts insurance law governing demutualization of domestic life insurance companies and is not prejudicial to policyholders or the insuring public.

  . The sole conditions to the effectiveness of the Plan of Reorganization that remain unsatisfied are the completion of the offering, the contribution of substantially all of the net proceeds of the offering to John Hancock Life Insurance Company, and the delivery to us by outside counsel of a legal opinion as to the tax consequences of the reorganization.

   Steps to the Reorganization

  The reorganization of John Hancock Mutual Life Insurance Company includes the following steps, all of which will occur on the effective date:

  . John Hancock Mutual Life Insurance Company will convert from a mutual life insurance company to a stock life insurance company and become a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company;

  . all membership interests of John Hancock Mutual Life Insurance Company's policyholders in John Hancock Mutual Life Insurance Company will be extinguished;

  . eligible policyholders of John Hancock Mutual Life Insurance Company will be entitled to receive shares of our common stock, cash or policy credits as compensation for the extinguishment of their John Hancock Mutual Life Insurance Company membership interests;

  . John Hancock Mutual Life Insurance Company will change its name to John Hancock Life Insurance Company;

  . John Hancock Life Insurance Company will surrender to John Hancock Financial Services, Inc., and John Hancock Financial Services, Inc. will cancel, all of the common stock previously issued by John Hancock Financial Services, Inc. to John Hancock Mutual Life Insurance Company (given that John Hancock Financial Services, Inc. was originally established as a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company);

  . John Hancock Life Insurance Company will issue to John Hancock Financial Services, Inc. shares of John Hancock Life Insurance Company common stock;

  .  shares of our stock will be sold to the public pursuant to the offering;
     and

  . John Hancock Financial Services, Inc. will contribute to John Hancock Life Insurance Company all of the net proceeds from the offering, other than the portion to be retained by John Hancock Financial Services, Inc., as set forth in "Use of Proceeds."

  When the reorganization is complete, John Hancock Financial Services, Inc. will be a publicly held holding company. John Hancock Financial Services, Inc. will own 100% of the stock of John Hancock Life Insurance Company, and John Hancock Life Insurance Company will continue to own each of the subsidiaries that John Hancock Mutual Life Insurance Company owned prior to the reorganization, other than John Hancock Financial Services, Inc.

  The following chart illustrates our corporate structure prior to and immediately following the reorganization.

                       [CURRENT STRUCTURE APPEARS HERE]

   Purposes of the Reorganization

  Our primary reason for converting to a stock company through demutualization is to improve our access to the capital markets in order to expand our business in a changing marketplace.

  Access to the capital markets will allow us to:

  .  make acquisitions using stock as currency;

  .  develop and grow business opportunities;

  . invest in new technology, customer service, new products and distribution channels;

  .  reduce unit expenses through economies of scale made possible by growth;

  . increase financial flexibility to maintain financial ratings and stability; and

  . better attract, retain, and provide incentives to management in a fashion consistent with other stock life insurance companies.

  The holding company structure adopted as part of the reorganization should provide several benefits. This structure affords increased flexibility in raising additional debt and equity capital and provides the opportunity to pursue growth, either internally or through acquisitions, in John Hancock's current and future insurance and non-insurance businesses. We also expect that, in the future, the structure will increase flexibility in allocating capital and resources among the various subsidiaries of John Hancock Financial Services, Inc., and facilitate consolidation of administrative and other functions of our subsidiaries.

  The reorganization will also provide eligible policyholders with shares of common stock, cash or policy credits as compensation for the extinguishment of their otherwise illiquid membership interests in John Hancock Mutual Life Insurance Company.

   Effective Date

  The reorganization will become effective on the date of the closing of the offering. The Plan of Reorganization provides that the effective date will occur after the approval by the Massachusetts Commissioner of Insurance and the policyholders entitled to vote on the Plan of Reorganization, but on or before December 31, 2000. With the approval of the Massachusetts Commissioner of Insurance, the December 31, 2000 deadline may be extended for up to an additional six months.

   Additional Approvals

  The Plan of Reorganization was also subject to the review of the New York Superintendent of Insurance as to its fairness to New York policyholders. The reorganization is also subject to approval or exemption under the insurance holding company statutes of Delaware, Massachusetts and California, the domiciliary states of our insurance subsidiaries. We intend to apply for exemptions under each of these states' holding company statutes. We have also applied to the Department of Labor for certain prohibited transaction exemptions under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A more complete description of this application is set forth under the heading "--ERISA Considerations".

Payment of Consideration to Eligible Policyholders

   Amount and Form of Consideration

  Until the effective date of the reorganization, John Hancock Mutual Life Insurance Company is a mutual life insurance company owned by its policyholders. In connection with the reorganization, the membership interests of policyholders will be extinguished, and eligible policyholders will receive compensation in exchange for the extinguishment of their membership interests. Policyholders who are not "eligible policyholders" will not receive any compensation in the reorganization.

  Policyholders eligible to receive compensation are those persons who own on the effective date of the reorganization a John Hancock Mutual Life Insurance Company voting policy that was in force on August 31, 1999 and on the December 31 before the effective date of the reorganization. Whether or not a policy is in force is determined based upon our records. In general, a policy is in force on a given day if it has been issued and is in effect, has not been surrendered or otherwise terminated, and notice of the insured's death has not been received by us. A policy is generally not in force until it is issued and is in effect. However, a policy is considered to be in force if we have received at our administrative office: (1) an application, complete on its face, together with all required underwriting information (including all required medical information); and (2) payment of the full initial premium (or such lesser amount required by our normal administrative procedures for coverage to become effective); provided that such policy is later issued in accordance with the terms of its application.

  The compensation will consist of a fixed component equal to 17 shares of common stock for each voting policy owned by an eligible policyholder, and a variable component of additional shares allocated, based on contributions to surplus, in respect of each participating policy eligible for a variable component owned by an eligible policyholder.

  The compensation will be in the form of either policy credits, cash or common stock. Policy credits are, depending on the type of policy, an increase in the cash value and death benefit, an increase in the account value, or crediting of policy dividends. The form of compensation will be determined as follows:

  Policy Credits. The following types of policies will be eligible solely for policy credits in order to preserve their tax status:

  .  Individual retirement annuity contracts which are tax qualified under
     Section 408(b) of the Internal Revenue Code.

  . Individual tax sheltered annuity contracts under Section 403(b) of the Internal Revenue Code.

  . Individual annuity contracts issued directly to a plan participant pursuant to a tax qualified plan under Section 401(a) of the Internal Revenue Code.

  . Individual life insurance policies issued directly to a plan participant pursuant to a tax qualified plan under Section 401(a) of the Internal Revenue Code.

  Cash. The following types of policies will be eligible solely for cash:

  . Policies subject to a creditor's lien (other than a policy loan made by John Hancock) or bankruptcy proceeding.

  . Policies for which the mailing address of the policyholder on our records is located outside the United States (including states, territories or possessions).

  . Policies for which the mailing address of the policyholder on our records is one at which mail is undeliverable.

  All policyholders who are eligible for, but do not expressly elect, common stock will be assumed to prefer cash. Cash will be distributed to such policyholders to the extent available. See "--Limit on Amounts Available for Cash Compensation."

  Common Stock. Except for policies which are eligible solely for policy credits or cash, all eligible policies will be eligible for common stock. Common stock will be distributed to all such eligible policyholders who expressly elect common stock and to certain other eligible policyholders if the compensation for eligible policyholders who did not expressly elect common stock exceeds the limitation described under "--Limit on Amounts Available for Cash Compensation."

   Calculation of Cash and Policy Credit Compensation

  Policyholders receiving cash or policy credits will receive an amount of cash or policy credits equal to the number of shares of common stock they are allocated in the reorganization multiplied by the greater of the price at which the common stock is sold in the offering and the average closing price of the stock for the first 20 trading days, subject to a maximum of 120% of the price at which the common stock is sold in the offering.

   Limit on Amounts Available for Cash Compensation

  There will be a limit to the amount of funds available to pay cash to eligible policyholders who do not elect stock. We currently estimate that cash in an amount sufficient to convert a total of 68.8 million shares allocated to policyholders not eligible for stock or who did not elect stock will be available to pay cash and fund policy credits. It is highly likely that the total funds available will not be sufficient to make cash payments to all eligible policyholders who prefer cash.

  Each policyholder who is eligible to receive common stock or cash will have an opportunity to elect common stock. If common stock is not elected by such policyholder, a preference for cash will be assumed. However, because there will be a limit to the amount of funds available to pay cash and fund policy credits, it is highly likely that the total funds available will not be sufficient to make cash payments to all eligible policyholders who wish to receive cash. In the event that the total available funds are not sufficient, the funds will be used first for cash and policy credits for eligible policyholders who are not eligible to receive common stock.

  When distributing cash to policyholders who have not elected stock, priority will generally be given to policyholders with smaller allocations. Specifically, priority will be given:

    First, to pay or credit cash or policy credits in connection with eligible policies that are eligible only for cash or policy credits;

    Second, to pay cash to all eligible policyholders who, with respect to policies that are eligible for stock or cash, are allocated the minimum allocation of 17 shares; and

    Third, to pay cash to all eligible policyholders who, with respect to policies that are eligible for stock or cash, are allocated a number of shares beginning with 18 and continuing to the highest level of share allocation possible at which cash preferences can be completely satisfied given the funds available.

Eligible policyholders for whom cash is not available will receive common stock, regardless of any preference they may have for cash.

  The maximum number of allocated shares for which cash will be available will depend on a number of factors. These factors include the number of policyholders eligible for stock or cash, the size of the initial public offering, the initial public offering stock price, the average closing price of the stock during the first 20 trading days and the percentage of policyholders who elect to receive stock instead of cash. Based on preliminary estimates of these factors, we believe that cash will be available to honor cash preferences for policyholders allocated up to at least 65 shares. We cannot guarantee our ability to honor cash preferences up to this allocation level because of the number and complexity of these changeable factors. At the same time, it is possible that the allocation level for which cash will be available will be higher; however, this should be regarded as unlikely.

   Actuarial Opinion

  John Hancock Mutual Life Insurance Company retained Milliman & Robertson, Inc., an independent actuarial consulting firm, to advise it in connection with actuarial matters involved in the development of the Plan of Reorganization and the payment of consideration to eligible policyholders. The opinion of Godfrey Perrott, an independent consulting actuary associated with Milliman & Robertson, Inc., dated August 31, 1999, states (in reliance upon the matters described in such opinion) that the formula provided in the Plan of Reorganization to allocate the consideration to be given to eligible policyholders for the extinguishment of their membership interests in John Hancock Mutual Life Insurance Company is fair and reasonable. A copy of the opinion is attached as Annex A to this prospectus.

Establishment and Operation of the Closed Block

   Establishment of the Closed Block

  Under the Plan of Reorganization, as of the effective date, John Hancock Life Insurance Company will be obligated to create and operate the closed block for the benefit of the policies included therein. The policies included in the closed block are individual or joint traditional whole life insurance policies of John Hancock Mutual Life Insurance Company that are currently paying or expected to pay policy dividends, and individual term life insurance policies that are in force on the effective date of the reorganization. The purpose of the closed block is to protect the policy dividend expectations of these policies after the demutualization. Unless the Massachusetts Commissioner of Insurance and, in certain circumstances, the New York Superintendent of Insurance, consents to an earlier termination, the closed block will continue in effect until the date none of such policies is in force. On the effective date of the reorganization, John Hancock Life Insurance Company will allocate to the closed block assets that are expected to produce cash flows which, together with anticipated revenues from the policies included in the closed block, are expected to be reasonably sufficient to provide for payment of policy benefits, taxes, and direct asset acquisition and disposition costs, and for continuation of policy dividend scales payable in 1999, if the experience underlying such dividend scales continues.

   Effect of the Closed Block on our Results of Operations

  The closed block is a mechanism whereby we will separately account for the individual or joint life insurance policies of John Hancock Life Insurance Company included in the closed block on the effective date. We will include the contribution of the closed block in our financial statements, although it will be reported under a separate caption. We will reflect future income from the closed block business in our operating results over the period the closed block policies are in force. Many operating costs and expenses associated with the closed block business, which we will pay, are not included as closed block expenses, and therefore the contribution from the closed block will not accurately reflect the profitability of the closed block business.

  The assets allocated to the closed block and any cash flows provided by these assets will solely benefit the holders of policies included in the closed block. These assets will not revert to the benefit of John Hancock Life Insurance Company or John Hancock Financial Services, Inc. However, these closed block assets will be available to satisfy claims of John Hancock Life Insurance Company's creditors and of all John Hancock Life Insurance Company's policyholders in the same priority in liquidation as the other assets in John Hancock Life Insurance Company's general account.

  See Note 1 of Notes to "Unaudited Pro Forma Condensed Consolidated Financial Information" for a more detailed description of the manner in which the financial results of the closed block will affect the results of continuing operations of John Hancock Financial Services, Inc. For a description of the risks to stockholders arising out of the creation and operation of the closed block, see "Risk Factors--Under our Plan of Reorganization, we will be required to establish the "closed block," a special arrangement for the benefit of a group of our policyholders. We may have to fund deficiencies in our closed block, and any overfunding of the closed block will benefit only the holders of policies included in the closed block, not our stockholders.

   Effect of Closed Block Profitability on Holders of Closed Block Policies

  The excess of closed block liabilities over closed block assets at the effective date of the reorganization represents the expected future post-tax contribution from operation of the closed block. Under GAAP, this contribution may be recognized as income over the period the policies in the closed block remain in force. Actual cash flows from the assets allocated to the closed block and other experience relating to the closed block business, in the aggregate, may be more favorable than we assumed in setting up the closed block. In that case, total policy dividends paid to closed block policyholders in future years will be greater than the total policy dividends that would have been paid to such policyholders if the policy dividend scales payable in 1999 had been continued without adjustment. Conversely, to the extent that such cash flows and other experience are, in the aggregate, less favorable than we assumed in setting up the closed block, total policy dividends paid to closed block policyholders in future years will be less than the total dividends that would have been paid to such policyholders if the policy dividend scales payable in 1999 had been continued unless, for competitive reasons, we chose to support dividend payments with our general account funds.

  In addition, if the assets allocated to the closed block, the cash flows therefrom and the revenues from the closed block business prove to be insufficient to pay the benefits guaranteed under the policies included in the closed block, John Hancock Life Insurance Company will be required to make payments from its general funds in an amount equal to the shortfall. We will fund the closed block to provide for payment of guaranteed benefits on such policies and for continuation of dividends paid under 1999 policy dividend scales (assuming the experience underlying such dividend scales continues). Therefore, we do not believe it will be necessary to use general funds to pay guaranteed benefits on closed block business unless the closed block business experiences very substantial adverse deviations in investment, mortality, persistency or other experience factors.

   Allocation of Closed Block Cash Flows and Expenses

  We will credit or charge to the closed block the insurance cash flows (such as premiums and policy benefits) and investment cash flows from the operations of the closed block as provided in the Plan of Reorganization. We will charge state and local taxes, federal income taxes and guaranty funds assessments in respect of the closed block business to the closed block in accordance with the tax sharing procedures set forth in the Plan of Reorganization.

  We will not charge to the closed block expenses (including investment management expenses) of operating and administering the closed block, other than direct asset acquisition and disposition costs and taxes. At the same time, assets which otherwise would have been allocated to the closed block had such operating and administrative expenses been chargeable to the closed block, will remain outside the closed block. Our operating results outside the closed block will include the investment results of such assets. Our operating results will also reflect the cost of increases in, and the benefit of decreases of, these closed block operating and administrative expenses.

   Reallocation of Closed Block Assets

  The Plan of Reorganization permits the borrowing of cash through our financing subsidiary, John Hancock Capital Corporation, at market rates of interest based on the proposed term of the borrowing. The Plan of Reorganization prohibits any other reallocation, transfer, borrowing or lending of assets between the closed block and other portions of John Hancock Life Insurance Company's general account, any of its separate accounts or to any affiliate of John Hancock Life Insurance Company without the approval of the Massachusetts Commissioner of Insurance.

   Policies not Included in the Closed Block

  Participating policies not included in the closed block will continue to be eligible for the payment of dividends after the reorganization to the same extent as prior to the reorganization.

Closed Block Assets and Liabilities

   Closed Block Assets

  Under the Plan of Reorganization, certain assets will be allocated to the closed block. Based upon the allocations of specifically identified investment assets held by John Hancock Mutual Life Insurance Company as of June 30, 1999, assets with the following carrying values were allocated to the closed block as of June 30, 1999:

                                                                  Carrying Value
                                                                  --------------
                                                                  (in millions)
   Fixed maturity securities.....................................    $4,481.2
   Mortgage loans................................................     1,936.1
   Policy loans..................................................     1,558.6
   Other invested assets.........................................        12.5
                                                                     --------
     Total.......................................................    $7,988.4
                                                                     ========

  Additional assets that would have been allocated to the closed block at June 30, 1999 if the closed block had been effective as of that date include cash and cash equivalents of $100.0 million, deferred policy acquisition costs of $921.9 million, accrued investment income of $132.0 million, reinsurance recoverable of $44.0 million, premiums and accounts receivable of $17.9 million, and other assets of $18.7 million.

   Closed Block Investment Policy

  The Plan of Reorganization requires that new investments for the closed block acquired on and after January 1, 1999 be made in accordance with the investment policy set forth in the Plan of Reorganization. The investment policy in the Plan of Reorganization requires that all new investments acquired with closed block cash flows shall consist only of:

  . ""Fixed Income Investments", which are fixed maturity securities, commercial mortgages, agricultural mortgages, short-term securities and cash; and

  . real estate, common stock, financial futures and interest rate options, currency swaps and certain other eligible assets.

  We will target acquisitions of fixed income investments to achieve a weighted average life of not less than five years and not more than ten years. In the future, however, we may target a weighted average life of less than five years if appropriate to reflect the remaining liabilities of the closed block. We will further manage such acquisitions so that the weighted average quality of the Fixed Income Investment portfolio is at least "Baa2" as rated by Moody's Investors Service or its equivalent.

  The closed block investment policy places a number of additional limitations on our acquisitions of closed block assets. These limitations include minimum ratings for fixed income investments, the maximum proportion of below investment grade fixed maturity securities and asset-backed securities, the maximum amount of securities of any issuer or industry, the maximum amount invested in commercial and agricultural mortgages, and the maximum amount of investments in jurisdictions other than the United States or Canada. The closed block investment policy may be changed only with the prior approval of the Massachusetts Commissioner of Insurance.

   Closed Block Liabilities

  Had the closed block been effective as of June 30, 1999, the policy liabilities and accruals associated with the closed block would have aggregated approximately $11,686.0 million. This amount would have included $10,936.9 million of future policy benefits and policyholders' funds, $378.7 million of dividends payable to policyholders, unpaid claims and claim expense reserves of $61.7 million, income taxes of $50.0 million and other liabilities of $258.7 million. See "Unaudited Pro Forma Condensed Consolidated Financial Information--Unaudited Pro Forma Condensed Consolidated Balance Sheet." The assets and liabilities allocated to the closed block will be recorded in our consolidated financial statements at their historical carrying values. The carrying values of the assets allocated to the closed block will be less than the carrying value of the closed block liabilities at the effective date of the reorganization. The excess of the closed block liabilities over the closed block assets at the effective date represents the estimated future post-tax contribution expected from the operation of the closed block, which will be recognized in our consolidated income over the period the policies in the closed block remain in force.

   Actuarial Opinion Concerning the Sufficiency of Closed Block Assets

  John Hancock Mutual Life Insurance Company also retained Milliman & Robertson, Inc. to advise it in connection with actuarial matters involved in the establishment and operation of the closed block. The opinion of Godfrey Perrott, an independent consulting actuary associated with Milliman & Robertson, Inc., dated August 31, 1999, states (in reliance upon the matters described in such opinion) that the arrangement for establishment and operation of the closed block set forth in the Plan of Reorganization allocates assets to the closed block which are reasonably sufficient to enable the closed block to provide for the guaranteed benefits, certain expenses and taxes associated with closed block policies, and to provide for the continuation of the 1999 dividend scale if the experience underlying such scale continues. This opinion concerning the sufficiency of closed block assets is expressed in terms of statutory assets and liabilities and not in terms of assets and liabilities accounted for on a GAAP basis as shown in the GAAP presentation above and under "Unaudited Pro Forma Condensed Consolidated Financial Information." A copy of this opinion is attached as Annex A to this Prospectus.

Commission-Free Sales Program

  Pursuant to the Plan of Reorganization, we will establish a commission-free sales program that will commence no sooner than the first business day after the six-month anniversary, and no later than the first business day after the twelve-month anniversary, of the effective date of the reorganization, and will continue for at least 90 days. We may extend the 90-day period with the approval of the Massachusetts Commissioner of Insurance. Under this program, each of our stockholders who owns 99 or fewer shares of our common stock on the record date for the commission-free sales program will have the opportunity at any time during the 90-day period to sell all, but not less than all, of those shares in one transaction at prevailing market prices without paying brokerage commissions or other similar expenses. We will also offer each eligible stockholder entitled to participate in the commission-free sales program the opportunity to purchase shares of common stock as necessary to increase their holdings to 100 share round lots without paying brokerage commissions or other similar expenses. This stock purchase program will occur simultaneously and in conjunction with the commission-free sales program.

Limitations on Acquisitions of Our Common Stock

  The Plan of Reorganization governing our reorganization and our restated certificate of incorporation each prohibits:

  . any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock until two years after the effective date of the reorganization; and

  . without prior approval of our board of directors and the Massachusetts Commissioner of Insurance, any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock during the one year period following the two-year period described above.

  There is an exception to the foregoing prohibitions for acquisitions by a person that becomes a beneficial owner as a result of our issuance of such common stock to such person as consideration in an acquisition of another entity that was initiated by us by authority of our board of directors. Any such acquisition initiated by us by authority of our board of directors would require the approval of the Massachusetts Commissioner of Insurance and the Commissioners of Insurance of California and Delaware, and, potentially, the New York Superintendent of Insurance. If any person acquires or offers to acquire 10% or more of the outstanding shares of our common stock in violation of our Plan of Reorganization, we and the Massachusetts Commissioner of Insurance would be entitled to injunctive relief.

  By virtue of these provisions of the Plan of Reorganization and our restated certificate of incorporation, John Hancock Financial Services, Inc., may not be subject to an acquisition by another company during the two years following the effective date of the reorganization and may only be subject to an acquisition by another company in the third year following the effective date of the reorganization with the approval of our Board of Directors and the Massachusetts Commissioner of Insurance.

Limitations on Acquisition and Disposition of Securities by Officers and Directors

  Until one year after completion of the offering, we may not award any stock options or stock grants to any executive officer or director. Any common stock or securities convertible into common stock beneficially owned by an executive officer or director may not be sold for a period of at least two years following the offering; and common stock or securities convertible into common stock beneficially owned by an elected officer may not be sold for a period of at least one year following the offering, in each case except in the event of death or disability.

  Executive officers and directors and elected officers are also subject to the following restrictions on their ability to purchase any common stock following the offering:

  . executive officers and directors may not purchase or enter into any contract, agreement or other arrangement to purchase any of our common stock prior to the later of (1) the twenty-first day during which our common stock is publicly traded and (2) if applicable, the last day of any restricted trading period with respect to our common stock; and

  . elected officers may not purchase or enter into any contract, agreement or other arrangement to purchase any of our common stock prior to the later of (1) the second day during which our common stock is publicly traded and (2) if applicable, the last day of any restricted trading period with respect to our common stock.

  These limitations do not prevent us from issuing common stock (1) in connection with an employee stock ownership plan and/or other employee benefit plan established for the benefit of our employees and qualified under the Internal Revenue Code or (2) to match contributions by employees to any such plan. Further, we may issue shares of common stock pursuant to a stock incentive plan (other than to executive officers or directors during the first year after completion of the offering).

Amendments to the Plan

  We may amend the Plan of Reorganization at any time before the effective date with the approval of the Massachusetts Commissioner of Insurance. The Plan of Reorganization cannot be amended after the effective date without the affirmative vote of at least three-quarters of the directors serving on the board of directors of John Hancock Financial Services, Inc. and the approval of the Massachusetts Commissioner of Insurance. The Massachusetts Commissioner of Insurance may condition her approval of any material amendment to the Plan of Reorganization, such as by requiring that a new public hearing be held.

ERISA Considerations

  We provide a variety of fiduciary and other services to employee benefit plans that are also policyholders. The provision of such services may cause us to be a "party in interest" or "disqualified person," as such terms are defined in ERISA, and the Internal Revenue Code, with respect to such plans. Unless an exemption is obtained from the Department of Labor, certain transactions between parties in interest or disqualified persons and those plans are prohibited by ERISA and the Internal Revenue Code. We have applied to the Department of Labor for a prohibited transaction exemption under ERISA, which would, if granted, provide relief from the restrictions of ERISA and the Internal Revenue Code to permit eligible policyholders to receive common stock, cash or policy credits pursuant to the Plan of Reorganization.

  On [date], the Department of Labor published notice in the Federal Register of a proposed order granting the requested prohibited transaction exemption with respect to the payment of compensation under the Plan of Reorganization to eligible policyholders as to which we are a "party in interest" or "disqualified person." Such exemption would be subject to various conditions, including the implementation of the Plan of Reorganization in accordance with procedural and substantive safeguards that are imposed under the Massachusetts demutualization law and supervised by the Massachusetts Commissioner of Insurance. Based upon discussions with the Department of Labor, we believe that the Department of Labor will issue an exemption prior to the effective date. However, there can be no assurance that the Department of Labor will take such action. If the Department of Labor does not issue the requested exemption prior to the effective date, we may, with the approval of the Massachusetts Commissioner of Insurance, either pay such consideration to eligible policyholders or delay such payment and place such consideration in an escrow or similar arrangement.

Federal Income Tax Consequences to Policyholders

  It is a condition to the effectiveness of the Plan of Reorganization that we receive an opinion reconfirming as of the closing date the opinion we have received from our special tax counsel, Debevoise & Plimpton, to the effect that:

  . Policies issued by John Hancock Mutual Life Insurance Company prior to the effective date will not be treated as newly issued policies for any material federal income tax purpose as a result of the conversion of John Hancock Mutual Life Insurance Company from a mutual to a stock life insurance company under the Plan of Reorganization;

  . The crediting of consideration in the form of policy credits to tax sheltered annuities, individual retirement annuities or individual life insurance policies or annuity contracts issued to participants in qualified retirement plans will not adversely affect the tax-favored status of such policies and contracts under the Internal Revenue Code, will not be a taxable transaction to the holder and will not be treated as a contribution or distribution that will result in penalties to the holder;

  . Policyholders receiving solely common stock will not recognize gain or loss for federal income tax purposes as a result of the consummation of the Plan of Reorganization; and

  . The summary of principal federal income tax consequences to policyholders of the receipt of consideration under the Plan of Reorganization set forth under the heading "Federal Income Tax Consequences to Policyholders" in the information statement provided to policyholders is, to the extent it describes matters of law or legal consequences, and subject to the limitations and assumptions set forth in the policyholder information statement, an accurate summary in all material respects of the federal income tax consequences to policyholders of the consummation of the Plan of Reorganization.

Federal Income Tax Consequences to the Company

  We have received an opinion from Debevoise & Plimpton, our special tax counsel, to the effect that:

  . No income, gain or loss will be recognized by John Hancock Financial Services, Inc. or John Hancock Mutual Life Insurance Company for federal income tax purposes as a result of John Hancock Mutual Life Insurance Company's conversion from a mutual to a stock life insurance company or the distribution of common stock to eligible policyholders in exchange for their membership interests in John Hancock Mutual Life Insurance Company;

  . Federal income tax attributes of John Hancock Mutual Life Insurance Company, including its tax basis and holding period of its assets, carryforwards of tax losses or other tax benefits (if any) and accounting methods should not be affected by its conversion from a mutual to a stock life insurance company;

  . The affiliated federal income tax group of which John Hancock Mutual Life Insurance Company is the common parent immediately before the reorganization will remain in existence and will continue to be able to file a consolidated federal income tax return, with John Hancock Financial Services, Inc. as the new common parent of the group and John Hancock Life Insurance Company as an eligible member for inclusion in the group; and

  . The consummation of the Plan of Reorganization will not be deemed to result in any reinsurance arrangements for purposes of Section 848 of the Internal Revenue Code or the Treasury Regulations promulgated thereunder.

  Based on the opinions and advice of our special tax counsel, we believe that John Hancock Financial Services, Inc. will not realize significant income, gain or loss for federal income tax purposes as a result of John Hancock Mutual Life Insurance Company's conversion from a mutual to a stock life insurance company, the formation of John Hancock Financial Services, Inc. or the distribution of common stock to policyholders pursuant to the Plan of Reorganization.

  The opinions of special tax counsel described above are under the Internal Revenue Code, the regulations thereunder, and administrative interpretations thereof and judicial interpretations with respect thereto, all as in effect on the date hereof, and based on the accuracy of representations, statements and undertakings made by us. We have not sought a private letter ruling from the Internal Revenue Service regarding the federal income tax consequences of the consummation of the Plan of Reorganization.

                                USE OF PROCEEDS

  The following table summarizes the estimated use of the [$1,917.6] million total net proceeds of the offering (assuming the underwriters' over-allotment option is not exercised):

                                                                         In
   Use of Proceeds:                                                   Millions
   ----------------                                                  ----------
   Cash contributed to John Hancock Life Insurance Company.......... $[1,717.6]
   Proceeds retained by John Hancock Financial Services, Inc. ......    [200.0]
                                                                     ----------
     Total net proceeds............................................. $[1,917.6]
                                                                     ==========

  Our net proceeds from the offering are estimated to be $[1,917.6] million (or $ . million if the underwriters exercise their over-allotment option in full) assuming that our common stock is offered at [$20.00] per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and the estimated expenses of the offering. We intend to contribute approximately $[1,717.6] million of net proceeds to John Hancock Life Insurance Company.

  The Plan of Reorganization requires us to contribute all of the net cash proceeds of the offering to John Hancock Life Insurance Company other than a working capital allowance of $50.0 million plus an amount determined by John Hancock Financial Services, Inc. to be reasonably necessary to provide for regular cash dividends to stockholders in the year following the effective date. We expect that the amount of net proceeds to be retained by John Hancock Financial Services, Inc. will total $200.0 million. John Hancock Financial Services, Inc. intends to use these net proceeds for general corporate purposes and to pay a dividend to the stockholders of John Hancock Financial Services, Inc. in the year following the effective date of the reorganization. However, provisions of our Plan of Reorganization may serve to reduce the amount retained to an amount less than $200.0 million, unless specific approval is received from the Massachusetts Commissioner of Insurance. If this amount is reduced, John Hancock Financial Services, Inc. may require additional funds, to be obtained through dividends from John Hancock Life Insurance Company or borrowings, in order to pay the first year stockholder dividend, if declared.

  In connection with the reorganization, John Hancock Life Insurance Company will require funds to satisfy the following needs, which will be satisfied with a combination of internal funds and cash contributed by John Hancock Financial Services, Inc. As of the date hereof:

  (1) $60.0 million is estimated to be required for the cost of a portion of the nonrecurring expenses of John Hancock Mutual Life Insurance Company directly related to the transaction;

  (2) $1,564.3 million is estimated to be used to make cash payments to eligible policyholders; and

  (3) $86.9 million is estimated to be necessary to establish reserves for policy credits to eligible policyholders.

  In addition to the shares of our common stock distributed in the offering, for which we will receive cash proceeds, many eligible policyholders will receive shares of common stock as compensation for extinguishment of their membership interests in the reorganization. Neither John Hancock Financial Services, Inc. nor John Hancock Life Insurance Company will receive any proceeds from the issuance of our common stock to eligible policyholders as compensation for the extinguishment of their membership interests in connection with the reorganization.

                          STOCKHOLDER DIVIDEND POLICY

  We currently intend to pay regular annual cash dividends on our common stock. We currently intend to declare an initial annual cash dividend of $ . per share in [date]. Although we intend to pay dividends, the declaration and payment of dividends is subject to the discretion of our board of directors. The declaration, payment and amount of dividends will be dependent upon our results of operations, financial condition, cash requirements, future prospects, regulatory and other restrictions on the payment of dividends by our subsidiaries and other factors deemed relevant by our board of directors. There can be no assurance that we will declare and pay any dividends.

  After the effective date of the reorganization, John Hancock Financial Services, Inc. will be an insurance holding company. The assets of John Hancock Financial Services, Inc. will consist initially of 100% of the outstanding capital stock of John Hancock Life Insurance Company and a portion of the net proceeds of the offering. As an insurance holding company, we will depend principally on dividends from John Hancock Life Insurance Company to satisfy our financial obligations, pay operating expenses and pay dividends to our stockholders (other than dividends, if any, in the first year following the effective date of the reorganization).

  If John Hancock Life Insurance Company is unable to pay stockholder dividends in the future, our ability to pay dividends to our stockholders and meet our cash obligations will be limited. The payment of dividends by John Hancock Life Insurance Company is subject to the discretion of its board of directors. In addition, the Massachusetts insurance law limits how and when John Hancock Life Insurance Company can pay stockholder dividends. After giving effect to the reorganization, John Hancock Life Insurance Company would be able to pay approximately $607.1 million in dividends in 1999 based on its 1998 statutory results without being subject to the restrictions on payment of extraordinary stockholder dividends. Following the reorganization, John Hancock Life Insurance Company may be commercially domiciled in New York and, if so, dividend payments may also be subject to New York's insurance holding company act as well as Massachusetts law. The payment of dividends by our other insurance subsidiaries also is limited by the laws of their respective jurisdictions of incorporation. See "Risk Factors--As a holding company, we will depend on dividends from our subsidiaries and the Massachusetts insurance law may restrict the ability of John Hancock Life Insurance Company to pay dividends to us", "Regulation--Regulation of Dividends and Other Payments from Insurance Subsidiaries" and Note 10 to our Consolidated Financial Statements.

                              CERTAIN INFORMATION

  This prospectus includes statistical data regarding the insurance, annuity and mutual fund industries.

  Statistical data regarding the individual life insurance industry are based on information obtained by A.M. Best Company ("A.M. Best"), an independent rating agency for the insurance industry.

  Statistical data regarding the group long-term care insurance, annuity, GIC and funding agreement industries are based on information reported to LIMRA International, Inc. ("LIMRA"), a financial services industry marketing research organization. LIMRA rankings are based on data provided by U.S. companies in connection with LIMRA-conducted surveys.

  .  LIMRA group long-term care rankings are based on total in force premium

  .  LIMRA individual annuity rankings are based on total sales.

  . LIMRA GIC, funding agreement and annuity data is based on annualized new deposits.

  Statistical data regarding the mutual fund industry is based on information included in publications of Financial Research Corporation ("FRC"), a mutual fund industry research and consulting firm.

  . FRC rankings used in this prospectus exclude short-term (cash equivalent) assets, and any funds closed to new sales, and total assets under management includes individual investor, institutional and retirement assets sold through all channels.

  Statistical information regarding the variable life insurance industry is based on the Tillinghast-Towers Perrin VALUE(R) Variable Life-IV Quarter 1998 Survey, conducted by Tillinghast-Towers Perrin, an actuarial firm
("Tillinghast").

  Statistical information regarding the individual long-term care insurance industry is based on the 1998 Long-Term Care Individual and Group Association Top Writers Survey conducted by LifePlans, Inc., a long-term care insurance industry research and consulting firm.

  These industry sources generally indicate that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe this information to be reliable, we have not independently verified such data.

  Unless otherwise stated or the context otherwise requires, references in this prospectus to "we", "our", "us", or "John Hancock" refer to John Hancock Financial Services, Inc., together with its direct and indirect subsidiaries. When referring to periods prior to the effective date of the reorganization, the terms "we", "our", "us" and "John Hancock" refer to John Hancock Mutual Life Insurance Company together with its direct and indirect subsidiaries.

                                CAPITALIZATION

  The following table sets forth, as of June 30, 1999, (1) our actual consolidated capitalization and (2) our pro forma capitalization after giving effect to:

  . the reorganization and the issuance of [231,200,000] shares of common stock to eligible policyholders;

  . the sale of [102,000,000] shares of common stock in the offering at an initial public offering price of [$20.00] per share; and

  . the application of the estimated net proceeds from the offering as set forth under "Use of Proceeds," as if the reorganization and the offering had occurred as of June 30, 1999.

  The table has been prepared based on the terms of the Plan of Reorganization and should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Information appearing elsewhere in this prospectus.

                                                           As of June 30, 1999
                                                          ---------------------
                                                          Historical Pro Forma
                                                          ---------- ----------
                                                              (in millions)
   Short-term debt.......................................  $  741.5  $    741.5
   Long-term debt........................................     576.3       576.3
                                                           --------  ----------
       Total debt........................................   1,317.8     1,317.8
   Equity:
     Common stock, $0.01 par value; 2,000,000,000 shares
      authorized; [333,200,000] shares issued and
      outstanding........................................       --        [3.3]
     Additional paid-in capital..........................       --    [5,292.6]
     Retained earnings...................................   5,087.1         --
     Accumulated other comprehensive income..............     134.9       134.9
                                                           --------  ----------
       Total equity......................................   5,222.0   [5,430.8]
                                                           --------  ----------
         Total capitalization............................  $6,539.8  $[6,748.6]
                                                           ========  ==========

                      SELECTED HISTORICAL FINANCIAL DATA

  The following table sets forth certain selected historical consolidated financial data. The selected income statement data for each of the three years ended December 31, 1998 and balance sheet data as of December 31, 1998 and 1997 have been derived from our audited consolidated financial statements and notes thereto included elsewhere in this prospectus. The following selected income statement data for the years ended December 31, 1995 and 1994 and balance sheet data as of December 31, 1996, 1995, and 1994 have been derived from our audited consolidated financial statements not included herein. The selected income statement data for the six months ended June 30, 1999 and 1998 and balance sheet data as of June 30, 1999 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The selected balance sheet data as of June 30, 1998 has been derived from our unaudited interim consolidated financial statements not included herein. All unaudited interim consolidated financial data presented in the table below reflect all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of our consolidated financial position and results of operations for such periods. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year. The following selected consolidated financial data has been prepared in accordance with GAAP, except that the statutory data presented below has been prepared in accordance with applicable statutory accounting practices and was taken from our annual statements filed with insurance regulatory authorities.

  The following selected historical consolidated financial data should be read in conjunction with other information including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and the notes thereto, included elsewhere in this prospectus.

                          For the Six Months
                            Ended June 30,            For the Year Ended December 31,
                          --------------------  ---------------------------------------------
                            1999       1998       1998      1997     1996     1995     1994
                          ---------  ---------  --------  -------- -------- -------- --------
                                                   (in millions)
Income Statement
 Data:(1)(2)
Revenues
Premiums................  $ 1,438.3  $ 1,084.7  $2,197.9  $2,473.6 $2,922.5 $2,657.1 $2,473.6
Universal life and
 investment-type product
 charges................      337.0      286.5     597.0     512.0    466.3    414.0    379.7
Net investment income...    1,716.9    1,633.0   3,330.7   3,190.7  3,223.1  3,099.4  2,910.7
Realized investment
 gains (losses), net....      241.2      113.4      97.9     115.8    110.7     52.3    (79.4)
Investment management
 revenues, commissions
 and other fees.........      336.9      327.2     659.7     554.7    751.3    660.0    588.7
Other revenue...........       14.3        7.2      18.8      99.5    230.9    248.3    194.7
                          ---------  ---------  --------  -------- -------- -------- --------
 Total revenues.........    4,084.6    3,452.0   6,902.0   6,946.3  7,704.8  7,131.1  6,468.0
Benefits and expenses
Benefits to
 policyholders..........    2,445.3    1,968.4   4,152.0   4,303.1  4,676.7  4,226.5  3,925.2
Other operating costs
 and expenses...........      663.4      664.6   1,383.0   1,283.7  1,694.1  1,568.3  1,536.9
Amortization of deferred
 policy acquisition
 costs..................       87.5       98.3     249.7     312.0    230.9    229.1    219.7
Dividends to
 policyholders..........      247.0      231.7     473.2     457.8    435.1    496.5    416.6
                          ---------  ---------  --------  -------- -------- -------- --------
 Total benefits and
  expenses..............    3,443.2    2,963.0   6,257.9   6,356.6  7,036.8  6,520.4  6,098.4
                          ---------  ---------  --------  -------- -------- -------- --------
Income before income
 taxes, extraordinary
 item and cumulative
 effect of accounting
 change.................      641.4      489.0     644.1     589.7    668.0    610.7    369.6
Income taxes............      211.0      152.0     183.9     106.4    247.5    261.2    142.2
                          ---------  ---------  --------  -------- -------- -------- --------
Income before
 extraordinary item and
 cumulative effect of
 accounting change......      430.4      337.0     460.2     483.3    420.5    349.5    227.4
Extraordinary item --
 demutualization
 expenses, net of tax...      (30.7)      (1.7)    (11.7)      --       --       --       --
Cumulative effect of
 accounting change......       (9.7)       --        --        --       --       --     (20.2)
                          ---------  ---------  --------  -------- -------- -------- --------
 Net income.............  $   390.0  $   335.3  $  448.5  $  483.3 $  420.5 $  349.5 $  207.2
                          =========  =========  ========  ======== ======== ======== ========

                             As of or for
                            the Six Months
                            Ended June 30,        As of or for the Year Ended December 31,
                          ------------------- -------------------------------------------------
                            1999      1998      1998      1997      1996      1995      1994
                          --------- --------- --------- --------- --------- --------- ---------
                                                      (in millions)
Balance Sheet Data:
General account assets..  $54,983.1 $51,800.6 $52,000.1 $49,906.4 $48,420.6 $47,485.7 $43,778.2
Separate account
 assets.................   26,862.6  24,232.3  24,966.6  21,511.1  18,082.1  15,835.2  12,909.8
Total assets............   81,845.7  76,032.9  76,966.7  71,417.5  66,502.7  63,320.9  56,688.0
General account
 liabilities............   49,184.8  46,173.8  46,416.9  44,667.7  43,265.9  42,770.6  40,224.6
Long-term debt..........      576.3     658.8     602.7     543.3   1,037.0     934.3     605.4
Separate account
 liabilities............   26,862.6  24,232.3  24,966.6  21,511.1  18,082.1  15,835.2  12,909.8
Total liabilities.......   76,623.7  71,064.9  71,986.2  66,722.1  62,385.0  59,540.1  53,739.8
Policyholders' equity...    5,222.0   4,968.0   4,980.5   4,695.4   4,117.7   3,780.8   2,948.2
Statutory Data:
Capital and surplus(3)..  $ 3,758.9 $ 3,331.0 $ 3,388.7 $ 3,157.8 $ 2,856.1 $ 2,533.5 $ 2,330.0
Asset valuation reserve
 ("AVR")................    1,217.6   1,278.6   1,316.9   1,191.0   1,088.4   1,035.6     852.8
                          --------- --------- --------- --------- --------- --------- ---------
Capital and surplus plus
 AVR....................  $ 4,976.5 $ 4,609.6 $ 4,705.6 $ 4,348.8 $ 3,944.5 $ 3,569.1 $ 3,182.8
                          ========= ========= ========= ========= ========= ========= =========
Statutory net income....  $   409.0 $   196.4 $   627.3 $   414.0 $   313.8 $   340.8 $   182.6

  We evaluate segment performance and base management's incentives on after-tax operating income, which excludes the effect of net realized investment gains and losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses, extraordinary items, and certain other items which we believe are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of segment after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, segment after-tax operating income and total segment income are not a substitute for net income determined in accordance with GAAP.

                                    For the
                                   Six Months          For the Year Ended
                                Ended June 30,            December 31,
                                ----------------  -----------------------------
                                 1999     1998        1998       1997     1996
                                -------  -------  ------------- -------  ------
                                                  (in millions)
Segment Data:(4)
Segment after-tax operating
 income:
 Protection Segment...........  $  89.2  $  84.3     $ 172.3    $ 158.1  $197.3
 Asset Gathering Segment......     61.7     58.0       111.1       93.3    55.7
                                -------  -------     -------    -------  ------
 Total Retail.................    150.9    142.3       283.4      251.4   253.0
 Guaranteed and Structured
  Financial Products Segment..    120.6     76.3       145.7      138.5   155.4
 Investment Management
  Segment.....................     17.2     14.1        15.4       17.2    21.6
                                -------  -------     -------    -------  ------
 Total Institutional..........    137.8     90.4       161.1      155.7   177.0
 Corporate and Other Segment..     35.4     27.9        56.3       39.4    20.2
                                -------  -------     -------    -------  ------
Total segment income..........    324.1    260.6       500.8      446.5   450.2
After-tax adjustments:
 Realized investment gains,
  net.........................    160.6     68.5        93.9      104.9    80.6
 Class action lawsuit.........    (39.1)     --       (150.0)    (112.5)  (90.0)
 Restructuring charge.........     (3.8)     --          --         --      --
 Benefit from pension
  participating contract
  modification................      --       --          --         9.1     --
 Surplus tax..................    (11.4)     7.9        15.5       35.3   (20.3)
                                -------  -------     -------    -------  ------
 Total after-tax adjustments..    106.3     76.4       (40.6)      36.8   (29.7)
                                -------  -------     -------    -------  ------
GAAP Reported:
 Income before extraordinary
  item and cumulative effect
  of accounting change........    430.4    337.0       460.2      483.3   420.5
 Extraordinary item-
  demutualization expenses,
  net of tax..................    (30.7)    (1.7)      (11.7)       --      --
 Cumulative effect of
  accounting change...........     (9.7)     --          --         --      --
                                -------  -------     -------    -------  ------
 Net income...................  $ 390.0  $ 335.3     $ 448.5    $ 483.3  $420.5
                                =======  =======     =======    =======  ======

--------
(1) Prior to 1996, we prepared our financial statements in conformity with accounting practices prescribed or permitted by the Massachusetts Division of Insurance which accounting practices were considered to be GAAP for mutual life insurance companies. As of January 1, 1996, we adopted Financial Accounting Standards Board ("FASB") Interpretation No. 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises and Statement of Financial Accounting Standards ("SFAS") No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long Duration Participating Policies. Interpretation No. 40 and SFAS No. 120 require mutual life insurance companies to adopt all applicable authoritative GAAP pronouncements in their general purpose financial statements. Accordingly, the financial information presented in the Selected Historical Financial Data for periods prior to 1996 has been derived from our financial information which has been retroactively restated to reflect the adoption of all applicable authoritative GAAP pronouncements. All such applicable pronouncements were adopted as of the effective date originally specified in each such pronouncement. The following sets forth the significant accounting pronouncements with effective dates subsequent to the earliest financial information presented herein, the effective dates of their adoption by us and, if applicable, a description of the accounting followed by us for periods presented herein prior to the effective date of such pronouncements.

  . SFAS No. 112, Employers' Accounting for Postemployment Benefits, was adopted for the year ended December 31, 1994 and subsequent years. For periods prior to the adoption of SFAS No. 112, we recognized postemployment benefits on a pay-as-you-go basis.

  . SFAS No. 114, Accounting by Creditors for Impairment of a Loan, was adopted for the year ended December 31, 1995 and subsequent years. For periods prior to the adoption of SFAS No. 114, we established a policy to record impairment losses for troubled loans based on discounted cash flows or the fair value of the collateral. The policy was substantially consistent with SFAS No. 114. The adoption of SFAS No. 114 did not have a material effect on the level of the allowances for losses on loans or on our consolidated results of operations or financial position.

  . SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, was adopted on a retroactive basis as of January 1, 1994 and subsequent years.

  . SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, was adopted for the year ended December 31, 1996 and subsequent years. For periods prior to the adoption of SFAS No. 121, writedowns on impaired real estate were established if the undiscounted cash flows were less than the carrying value. In such cases, the asset was written down to the discounted cash flow amount. Real estate held for sale was carried at the lower of cost or fair value. Accordingly, there was no material effect on our financial statements as a result of the adoption of SFAS No. 121.

  . SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, was adopted for the year ended December 31, 1997, retroactive to December 31, 1994. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in financial statements. The segment data presented herein reflects the adoption of SFAS No. 131.

(2) We completed a number of transactions which have affected the comparability of our results of operations.

  On March 31, 1999, we completed the sale of Unigard Security Insurance Company ("USIC") and John Hancock Insurance Co. of Bermuda Ltd. ("John Hancock Bermuda"). The sale of USIC was completed by entering into a 100% quota share reinsurance agreement with a third party reinsurer and then through a stock sale. We also sold 100% of the stock of John Hancock Bermuda, which offered reinsurance products and services. Assets and liabilities transferred in connection with both sales amounted to $381.0 million and $161.8 million, respectively. The sale of USIC resulted in an after-tax loss of $16.8 million. John Hancock Bermuda was sold for its net book value which resulted in the recognition of no gain or loss.

  On February 28, 1997, we sold a major portion of our group insurance business to UNICARE Life & Health Insurance Company ("UNICARE"), a wholly-owned subsidiary of WellPoint Health Networks, Inc. ("WellPoint"). The business sold included our group accident and health business and related group life insurance business and three indirectly wholly-owned subsidiaries: Cost Care, Inc., Hancock Association Services Group and Tri-State Inc. Assets equal to liabilities of $686.7 million at February 28, 1997, subject to agreement on asset and liability values, were transferred to UNICARE in connection with the sale. The insurance business sold was transferred to UNICARE through a 100% coinsurance agreement. A pre-tax gain of $59.6 million was realized on the sale, comprised of a $33.9 million gain on the sale of the underlying business and a $25.7 million gain related to the curtailment of our pension and other postretirement benefit plans. The business sold primarily consisted of short duration contracts, and $.6 million, $8.5 million and $15.5 million of the gain was recognized in the six months ended June 30, 1999, and in 1998 and 1997, respectively, as the underlying claims were settled. The remaining gain realized on the sale of the underlying business of $9.3 million is being recognized over the remaining lives of the contracts in accordance with SFAS No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts. The $25.7 million curtailment gain was recognized in 1997.

  On November 29, 1996, we closed the sale of 95% of John Hancock Freedom Securities Corporation ("Freedom Securities"), a holding company, and its subsidiaries, primarily Tucker Anthony Incorporated and Sutro and Co., both broker/dealers. Net assets transferred were approximately $164.3 million and the sale resulted in the recognition of a $25.1 million pre-tax gain in 1996. We sold the remaining 5% of Freedom Securities during 1998 and recognized a pre-tax gain of $4.3 million.

  Effective July 1, 1996, John Hancock Property and Casualty Insurance Company ("JHP&C") and its wholly-owned subsidiary, John Hancock Indemnity Company ("Indemnity") each entered into a quota share reinsurance agreement with a third party reinsurer under which they ceded 100% of their loss, loss adjustment expense and unearned premium reserves at June 30, 1996, relating to continuing operations. Under the terms of the quota share reinsurance agreement, JHP&C cedes 100% of all continuing operations business written subsequent to June 30, 1996. Net assets transferred were approximately $12.0 million. No gain or loss was recognized on the transaction.

  On September 12, 1996, JHP&C sold 100% of the stock of Indemnity. Net assets transferred were approximately $6.0 million and the sale resulted in the recognition of a $6.0 million pre-tax gain.

  The disposed businesses' results of operations for each of the three years in the three-year period ended December 31, 1998 and for the six months ended June 30, 1999 and 1998 are presented below:

                                               For the
                                              Six Months
                                                Ended       For the Year Ended
                                               June 30,        December 31,
                                             ------------- ---------------------
                                              1999   1998  1998   1997    1996
                                             ------  ----- ----- ------ --------
                                                       (in millions)
     Income Statement Data:
     Revenues
      Premiums.............................  $   --  $ --  $ --  $100.7 $  536.4
      Net investment income................     4.6   12.1  22.1   14.8     97.4
      Realized investment (losses) gains,
       net.................................   (28.9)   4.3  12.6    1.5      9.2
      Investment management revenues,
       commissions and other fees..........     --     --    --     --     301.0
      Other revenue........................      .6    3.0   8.9   78.0    219.6
                                             ------  ----- ----- ------ --------
      Total revenues.......................   (23.7)  19.4  43.6  195.0  1,163.6
     Benefits and expenses
      Benefits to policyholders............    34.8   10.7  16.8  112.4    481.6
      Other operating costs and expenses...    (7.2)   --    --    47.1    609.9
      Amortization of deferred policy
       acquisition costs...................     --     --    --     --       6.3
      Dividends to policyholders...........     --     --    --     2.3     15.2
                                             ------  ----- ----- ------ --------
      Total benefits and expenses..........    27.6   10.7  16.8  161.8  1,113.0
                                             ------  ----- ----- ------ --------
      Income before income taxes...........   (51.3)   8.7  26.8   33.2     50.6
      Income taxes.........................   (34.9)   1.5   3.2    9.1     17.5
                                             ------  ----- ----- ------ --------
      Net (loss) income....................  $(16.4) $ 7.2 $23.6 $ 24.1 $   33.1
                                             ======  ===== ===== ====== ========

(3) In accordance with accounting practices prescribed or permitted by the Massachusetts Division of Insurance, statutory capital and surplus includes $450.0 million in total principal amount of our surplus notes outstanding.

(4) Our GAAP reported net income was significantly affected by net realized investment gains and losses and unusual or non-recurring events and transactions presented above as after-tax adjustments. In all periods, net realized investment gains and losses, including gains and losses on our disposed businesses, and the surplus tax have been excluded from segment income. We have been subject to the surplus tax imposed on mutual life insurance companies which disallows a portion of mutual life insurance company's policyholder dividends as a deduction from taxable income. As a stock company, we will no longer be subject to surplus tax.

  During 1997, we entered into a court approved settlement relating to a class action lawsuit involving individual life insurance policies sold from 1979 through 1996, as specified elsewhere in this prospectus. In entering into the settlement, we specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $466.5 million, $436.6 million and $308.8 million at June 30, 1999, December 31, 1998 and December 31, 1997, respectively. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amount previously provided.

  During 1999, we recorded a $3.8 million after-tax restructuring charge in accordance with our plans to reduce the cost structure of our mutual fund operations. This charge primarily included accruals for severance and related benefits for staff reductions. The restructuring liability at June 30, 1999 was $5.9 million and is expected to be paid by March 2002.

  During 1997, a participating pension reinsurance contractholder requested the distribution of a portion of contract funds. At the time of the request, the contract stated that these funds were to be paid out over a specified number of years. However, we agreed to distribute a portion of the contractholder's funds in exchange for the right to retain the tax credits that resulted from the distribution. The contractual amendment resulted in the recognition of a $9.1 million after-tax gain.

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL INFORMATION

  The unaudited pro forma condensed consolidated financial information presented below for John Hancock Financial Services, Inc. gives effect to (1) the reorganization, (2) the establishment of the closed block, (3) the sale of shares of common stock in the offering to the public, and (4) the application of the estimated net proceeds from the offering as set forth in "Use of Proceeds," as if the reorganization, the establishment of the closed block and the offering had occurred as of June 30, 1999, for purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 1998 for purposes of the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 1999 and the year ended December 31, 1998.

  The principal assumptions used in the pro forma information are as follows:
(1) the pro forma closed block liabilities exceed the pro forma closed block assets as of June 30, 1999 by $2,463.1 million, (2) 102,000,000 shares of common stock are sold to investors in the offering at the initial public offering price of $20.00 per share, (3) 231,200,000 shares of common stock are allocated and issued to eligible policyholders under the Plan of Reorganization, (4) 68,800,000 shares of common stock are allocated but not issued to eligible policyholders who receive payments in the form of cash or policy credits at an assumed conversion price of $24.00 per share (which assumes conversion from shares to cash or policy credits at 120% of the initial public offering price) rather than in shares of common stock, and (5) a federal income tax rate of 35% is used to show the income tax effects of the pro forma adjustments.

  The pro forma information reflects gross and net proceeds of the offering of $2,040.0 million and $1,917.6 million, respectively. Of the estimated net proceeds, we have assumed that $200.0 million will be retained by John Hancock Financial Services, Inc. to be used for general corporate purposes and for payment of a dividend to our stockholders in the first year after the effective date of the reorganization, if any, and the remaining $1,717.6 million will be contributed to John Hancock Life Insurance Company. For purposes of the pro forma balance sheet, $88.0 million is estimated to be required for the cost of additional nonrecurring expenses related to the reorganization, $1,564.3 million is estimated to be used to make cash payments to eligible policyholders and $86.9 million is estimated to be necessary to support policy credits to eligible policyholders. Provisions of our Plan of Reorganization may serve to reduce the amount of net proceeds retained by John Hancock Financial Services, Inc. to an amount less than $200.0 million, unless specific approval is received from the Massachusetts Commissioner of Insurance. If this amount is so reduced, John Hancock Financial Services, Inc. may require additional funds, to be obtained through dividends from John Hancock Life Insurance Company or borrowings, in order to pay the first year stockholder dividend, if any. See "The Reorganization" and "Use of Proceeds."

  The pro forma information is based on available information and on assumptions management believes are reasonable. The pro forma information is provided for informational purposes only and should not be construed to be indicative of our consolidated financial position or our consolidated results of operations had these transactions been consummated on the dates assumed and does not in any way represent a projection or forecast of our consolidated financial position or consolidated results of operations for any future date or period.

  The pro forma information should be read in conjunction with our Consolidated Financial Statements and the accompanying notes included elsewhere in this prospectus and with the other information included in this prospectus including the information set forth under "The Reorganization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                          As of June 30, 1999
                           -----------------------------------------------------
                                      Establishment
                                        of Closed   Transaction
                           Historical Block(1) (8)  Adjustments    Pro Forma (9)
                           ---------- ------------- -----------    -------------
                                             (in millions)
Assets
Investments:
 Fixed maturities........  $30,980.2    $(4,481.2)                   $26,499.0
 Equity securities.......    1,103.2                                   1,103.2
 Mortgage loans on real
  estate.................   10,373.7     (1,936.1)                     8,437.6
 Real estate.............      658.9                                     658.9
 Policy loans............    1,898.9     (1,558.6)                       340.3
 Short-term investments..      642.9                                     642.9
 Other invested assets...    1,101.1        (12.5)                     1,088.6
                           ---------    ---------    ---------       ---------
 Total investments.......   46,758.9     (7,988.4)                    38,770.5
Cash and cash
 equivalents.............    1,511.8       (100.0)   $(1,564.3)(2)
                                                       1,917.6 (3)
                                                         (57.6)(6)     1,707.5
Accrued investment
 income..................      629.7       (132.0)                       497.7
Premiums and accounts
 receivable..............      201.0        (17.9)                       183.1
Deferred policy
 acquisition costs.......    2,899.4       (921.9)                     1,977.5
Reinsurance recoverable..    1,512.7        (44.0)                     1,468.7
Other assets.............    1,469.6        (18.7)                     1,450.9
Closed block assets......                 9,222.9                      9,222.9
Separate account assets..   26,862.6                                  26,862.6
                           ---------    ---------    ---------       ---------
 Total Assets............  $81,845.7    $     --     $   295.7       $82,141.4
                           =========    =========    =========       =========
Liabilities and Equity
Liabilities:
 Future policy benefits..  $27,805.9    $(9,566.3)   $    86.9 (2)   $18,326.5
 Policyholders' funds....   16,064.5     (1,370.6)                    14,693.9
 Unearned revenue........      369.1                                     369.1
 Unpaid claims and claim
  expense reserves.......      722.2        (61.7)                       660.5
 Dividends payable to
  policyholders..........      418.6       (378.7)                        39.9
 Short-term debt.........      741.5                                     741.5
 Long-term debt..........      576.3                                     576.3
 Income taxes............      346.8        (50.0)                       296.8
 Other liabilities.......    2,716.2       (258.7)                     2,457.5
 Closed block
  liabilities............                11,686.0                     11,686.0
 Separate account
  liabilities............   26,862.6                                  26,862.6
                           ---------    ---------    ---------       ---------
 Total Liabilities.......   76,623.7          --          86.9        76,710.6
Equity:
 Common stock, $0.01 par
  value; 2 billion shares
  authorized; 333.2
  million shares issued
  and outstanding........                                  1.0 (3)
                                                           2.3 (4)         3.3
 Additional paid-in
  capital................                              1,916.6 (3)
                                                       3,376.0 (4)     5,292.6
 Retained earnings.......    5,087.1                  (1,651.2)(2)
                                                      (3,378.3)(4)
                                                         (57.6)(6)         --
 Accumulated other
  comprehensive income...      134.9                                     134.9
                           ---------    ---------    ---------       ---------
 Total Equity............    5,222.0                     208.8         5,430.8
                           ---------    ---------    ---------       ---------
 Total Liabilities and
  Equity.................  $81,845.7    $     --     $   295.7       $82,141.4
                           =========    =========    =========       =========

 See notes to unaudited pro forma condensed consolidated financial information.

         Unaudited Pro Forma Condensed Consolidated Statement of Income

                                   For the Six Months Ended June 30, 1999
                             ----------------------------------------------------
                                        Establishment
                                          of Closed   Transaction
                             Historical   Block (1)   Adjustments   Pro Forma (9)
                             ---------- ------------- -----------   -------------
                                  (in millions, except per share amounts)
Revenues:
  Premiums.................   $1,438.3     $(501.9)                    $ 936.4
  Universal life and
   investment-type product
   charges.................      337.0                                   337.0
  Net investment income....    1,716.9      (294.5)                    1,422.4
  Realized investment
   gains, net..............      241.2       (10.3)                      230.9
  Investment management
   revenues, commissions,
   and other fees..........      336.9                                   336.9
  Other revenue............       14.3        (0.1)                       14.2
  Contribution from the
   closed block............                   26.2                        26.2
                              --------     -------      ------         -------
    Total revenues.........    4,084.6      (780.6)                    3,304.0
Benefits and expenses
  Benefits to
   policyholders...........    2,445.3      (528.8)                    1,916.5
  Other operating costs and
   expenses................      663.4        (3.9)                      659.5
  Amortization of deferred
   policy acquisition
   costs...................       87.5       (35.0)                       52.5
  Dividends to
   policyholders...........      247.0      (212.9)                       34.1
                              --------     -------      ------         -------
    Total benefits and
     expenses..............    3,443.2      (780.6)                    2,662.6
                              --------     -------      ------         -------
Income before income taxes,
 extraordinary item and
 cumulative effect of
 accounting change.........      641.4                                   641.4
Income taxes...............      211.0                  $(11.4)(5)       199.6
                              --------     -------      ------         -------
Income before extraordinary
 item and cumulative effect
 of accounting change (6)..   $  430.4     $   --       $ 11.4         $ 441.8
                              ========     =======      ======         =======
Income before extraordinary
 item and cumulative effect
 of accounting change per
 share.....................                                            $  1.33
                                                                       =======
Shares used in calculating
 per share amount (7)......                                              333.2
                                                                       =======


 See notes to unaudited pro forma condensed consolidated financial information.

         Unaudited Pro Forma Condensed Consolidated Statement of Income

                                      For the Year Ended December 31, 1998
                                  ----------------------------------------------
                                             Establishment                Pro
                                               of Closed   Transaction   Forma
                                  Historical   Block (1)   Adjustments    (9)
                                  ---------- ------------- -----------  --------
                                     (in millions, except per share amounts)
Revenues
  Premiums.......................  $2,197.9    $(1,031.4)               $1,166.5
  Universal life and investment-
   type product charges..........     597.0                                597.0
  Net investment income..........   3,330.7       (582.2)                2,748.5
  Realized investment gains,
   net...........................      97.9                                 97.9
  Investment management revenues,
   commissions, and other fees...     659.7                                659.7
  Other revenue..................      18.8                                 18.8
  Contribution from the closed
   block.........................                   64.5                    64.5
                                   --------    ---------     ------     --------
    Total revenues...............   6,902.0     (1,549.1)                5,352.9
Benefits and expenses
  Benefits to policyholders......   4,152.0     (1,027.8)                3,124.2
  Other operating costs and
   expenses......................   1,383.0         (7.9)                1,375.1
  Amortization of deferred policy
   acquisition costs.............     249.7       (116.7)                  133.0
  Dividends to policyholders.....     473.2       (396.7)                   76.5
                                   --------    ---------     ------     --------
    Total benefits and expenses..   6,257.9     (1,549.1)                4,708.8
                                   --------    ---------     ------     --------
Income before income taxes and
 extraordinary item..............     644.1                                644.1
Income taxes.....................     183.9                  $ 15.5(5)     199.4
                                   --------    ---------     ------     --------
Income before extraordinary item
 (6).............................  $  460.2    $     --      $(15.5)    $  444.7
                                   ========    =========     ======     ========
Income before extraordinary item
 per share.......................                                       $   1.33
                                                                        ========
Shares used in calculating per
 share amount (7)................                                          333.2
                                                                        ========


 See notes to unaudited pro forma condensed consolidated financial information.

   Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(1) The Plan of Reorganization provides for the establishment of the closed block. See "The Reorganization--Establishment and Operation of the Closed Block" and "--Closed Block Assets and Liabilities."

  Under the Plan of Reorganization, as of the effective date of the reorganization, John Hancock Life Insurance Company will be obligated to create and operate the closed block for the benefit of the policies included therein. The policies included in the closed block are individual or joint traditional whole life insurance policies of John Hancock Mutual Life Insurance Company that are currently paying or expected to pay policy dividends, and individual term life insurance policies that are in force on the effective date of the reorganization. The closed block will include approximately 3.2 million policies. The purpose of the closed block is to protect the dividend expectations of the holders of the policies included in the closed block after demutualization. The establishment of the closed block, including the policy liabilities and the assets included therein, is subject to the review and approval of the Massachusetts Division of Insurance. Unless the Massachusetts Commissioner of Insurance and, in certain circumstances, the New York Superintendent of Insurance, consent to an earlier termination, the closed block will continue in effect until the date none of such policies is in force.

  On the effective date of the reorganization, John Hancock Mutual Life Insurance Company will allocate to the closed block assets that are expected to produce cash flows which, together with anticipated revenues from the closed block business (principally premiums and investment income), are reasonably sufficient to support the closed block business. The cash flows are intended to be sufficient to provide for payment of policy benefits, taxes and direct asset acquisition and disposition costs, and for continuation of policy dividend scales payable in 1999, so long as the experience underlying such dividend scales continues (including the portfolio yield of approximately 8%). The assets allocated to the closed block and any cash flows provided by these assets will solely benefit the holders of policies included in the closed block.

  The unaudited pro forma condensed consolidated statements of income reflect an allocation of revenues and expenses to the closed block based on estimates and assumptions that we believe are reasonable based on the Plan of Reorganization and gives effect to the establishment of the closed block as if the reorganization and the establishment of the closed block had occurred as of January 1, 1998. Premiums, benefits and expenses relating to the policies to be included in the closed block were derived from our actual records for the respective periods (such amounts were adjusted to exclude revenues and benefits relating to new business written during the year ended December 31, 1998 and the six-month period ended June 30, 1999, respectively, because after the reorganization, which for purposes of the pro forma income statements was assumed to have occurred as of January 1, 1998, new business will be written on policies and contracts outside of the closed block). Net investment income and realized gains were allocated to the closed block based on the composition of assets identified to fund the closed block and the expected yields on those assets.

  The contribution from the closed block reflected in the unaudited pro forma condensed consolidated statement of income is not necessarily indicative of the closed block's income had the closed block been established as of January 1, 1998 or of the closed block's expected income for any future period.

  The unaudited pro forma condensed consolidated balance sheet at June 30, 1999 gives effect to the reorganization, the establishment of the closed block and the initial public offering as if the reorganization, the establishment of the closed block and the initial public offering had occurred as of June 30, 1999. The unaudited pro forma condensed consolidated balance sheet reflects an allocation of assets necessary to fund the closed block liabilities. The closed block liabilities reflect the GAAP policyholder benefit reserves derived from our records for all policies to be included in the closed block under the Plan of Reorganization. Assets necessary to fund the closed block liabilities are determined based on actuarial cash flow models and related assumptions that we believe are reasonable and will be consistent with the funding allocation procedures of the Plan of Reorganization. Cash flow models are used to project all insurance cash flows from the policies included in the closed block, which include premiums plus interest on policy loans, less

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Information--
                                   continued

  policy benefits, dividends and expenses. The actuarial cash flow models contain various assumptions which include mortality, persistency, expense and investment experience. After projecting the insurance cash flows, assets were initially identified so that cash flows from the assets (principal and income), together with insurance cash flows and assets purchased by reinvested cash would fund all closed block liabilities, assuming the experience underlying the 1999 dividend scales continues (including the portfolio yield of approximately 8%). The final funding and selection of assets included in the closed block is subject to the approval of the Massachusetts Division of Insurance.

  Actual cash flows from the assets allocated to the closed block and other experience relating to the closed block business, in the aggregate, may be more favorable than we assumed in setting up the closed block. In that case, total policy dividends paid to closed block policyholders in future years will be greater than the total policy dividends that would have been paid to such policyholders if the policy dividend scales payable in 1999 had been continued without adjustment. Conversely, to the extent that such cash flows and other experience are, in the aggregate, less favorable than we assumed in setting up the closed block, total policy dividends paid to closed block policyholders in future years will be less than the total dividends that would have been paid to such policyholders if the policy dividend scales payable in 1999 had been continued unless, for business reasons, we chose to support dividend payments with our general account funds.

  In addition, if the assets allocated to the closed block, the cash flows therefrom and the revenues from the closed block business prove to be insufficient to support the policies included in the closed block as required by the Plan of Reorganization, John Hancock Life Insurance Company will be required to make payments from its general funds in an amount equal to the shortfall. We will fund the closed block to provide for payment of guaranteed benefits on such policies and for continuation of dividends paid under 1999 policy dividend scales, assuming the experience underlying such dividend scales continues (including the portfolio yield of approximately 8%). Therefore, we do not believe it will be necessary to use general funds to pay guaranteed benefits on closed block business unless the closed block business experiences substantial adverse deviations in investment, mortality, persistency or other experience factors.

  Assets and liabilities allocated to the closed block on the unaudited pro forma condensed consolidated balance sheet are reflected at their June 30, 1999 GAAP values. The closed block will not be formed completely until the effective date of the reorganization and, accordingly, the actual assets and liabilities ultimately allocated to the closed block and their GAAP carrying values will not be known until such date. However, the allocation of assets and liabilities to the closed block as of the effective date of the reorganization is not expected to differ materially from the allocation reflected in the unaudited pro forma condensed consolidated balance sheet.

  The assumptions used for the pro forma financial information relating to the closed block include only those revenues, benefit payments, policyholder dividends, investment expenses and taxes considered in funding the closed block and exclude many costs and expenses associated with operating the closed block and administering the policies included therein, all of which will be paid by us. Federal income taxes applicable to the closed block, which will be funded in the closed block, are reflected as a component of federal income taxes. Because many operating costs and expenses associated with the closed block business, which we will pay, are not included as closed block expenses, the contribution from the closed block does not represent the historical or future profitability of the closed block business. Operating costs and expenses outside of the closed block associated with closed block business are reflected in our operating results outside of the closed block.

  The assets and liabilities allocated to the closed block will be recorded in our consolidated financial statements at their historical carrying values. The carrying value of the assets allocated to the closed block will be less than the carrying value of the closed block liabilities at the effective date of the reorganization. The excess of the closed block liabilities over the closed block assets at the effective date represents the estimated future post-tax contribution expected from the operation of the closed block, which will be recognized in our consolidated income over the period the policies in the closed block remain in force.

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Information--
                                   continued


  Prior to the establishment of the closed block, the results from the underlying business were reported in various line items in our consolidated income statements, including premiums, net investment income and benefits to policyholders. As a result of the establishment of the closed block, these line items will reflect material reductions in reported amounts, as compared to years prior to the establishment of the closed block. These changes will have no effect on net income. The actual results of the closed block business are expected to be reflected as a single line item in our consolidated statements of income entitled, "Contribution from the closed block." In addition, all assets and liabilities allocated to the closed block are expected to be reported in our consolidated balance sheet separately under the captions, "Closed block assets" and "Closed block liabilities," respectively.

(2) Represents (in millions):

   (i) Cash assumed to be paid to eligible policyholders who are eligible for
       but do not elect to receive common stock.......................  $1,151.3
   (ii) Cash payments assumed to be paid to eligible policyholders who must
        receive cash as consideration.................................     413.0
                                                                        --------
       Total assumed cash payments....................................   1,564.3
   (iii) Policy credits assumed to be provided to eligible
         policyholders................................................      86.9
                                                                        --------
       Total..........................................................  $1,651.2
                                                                        ========

(3) Represents gross proceeds of $2,040.0 million from the sale of 102,000,000 shares of common stock at an assumed initial offering price of $20.00 per share, less underwriting discounts and offering expenses of $122.4 million.

(4) Represents the reclassification of the residual retained earnings ($3,378.3 million) of John Hancock Mutual Life Insurance Company to common stock ($2.3 million) and additional paid-in capital ($3,376.0 million) to reflect the conversion to a stock life insurance company.

(5) Represents the elimination of the surplus tax for the six months ended June 30, 1999 and the year ended December 31, 1998, which is applicable only to mutual life insurance companies.

(6) Non-recurring expenses related to the reorganization in total are estimated to be $142.0 million ($100.0 million after-tax). Approximately $36.0 million and $18.0 million of such expenses ($30.7 million and $11.7 million after-tax) were incurred on behalf of John Hancock Mutual Life Insurance Company and reported as extraordinary expenses in our consolidated statement of income for the six months ended June 30, 1999 and the year ended December 31, 1998, respectively.

  The estimated additional nonrecurring expenses of $88.0 million ($57.6 million after-tax) related to the reorganization, assumed to be incurred as of the date of the unaudited pro forma condensed consolidated balance sheet, were charged to equity. Such expenses will be reported as extraordinary charges.

(7) The number of shares used in the calculation of unaudited pro forma income before extraordinary item per common share was determined as follows:

                                                                    Number of
                                                                     Shares
                                                                   -----------
   Shares allocated to eligible policyholders..................... 300,000,000
   Less: shares allocated to eligible policyholders who receive cash or policy credits (a)....................................  68,800,000
                                                                   -----------
   Shares issued to eligible policyholders........................ 231,200,000
   Shares issued in this offering................................. 102,000,000
                                                                   -----------
   Total outstanding shares of common stock....................... 333,200,000
                                                                   ===========

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Information--
                                   continued

--------
  (a) Gives effect to (1) $1,151.3 million to pay cash to eligible policyholders who are eligible for but do not elect to receive stock,
      (2) cash in the amount of $413.0 million distributed to eligible policyholders who are not eligible to receive common stock and (3) $86.9 million of policy credits provided to eligible policyholders.


  The Plan of Reorganization provides that the amount of consideration paid in cash or provided as policy credits to an eligible policyholder will equal the number of shares allocated to such eligible policyholder multiplied by the greater of the initial public offering price or the average closing price of the common stock for the first twenty days for which it is traded, but not more than 120% of the initial public offering price. The above computation assumes conversion from shares to cash or policy credits is at 120% of the initial public offering price. The actual conversion price will be a function of the trading price of the common stock and therefore cannot be predicted.

(8) The amortized cost, gross unrealized gains and losses, and estimated fair value of fixed maturity and preferred stock securities allocated to the closed block at June 30, 1999 are as follows:

                                                  Gross      Gross
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses    Value
                                      --------- ---------- ---------- --------
                                                   (in millions)
   Held-to-Maturity:
   Corporate securities.............. $1,983.0    $98.1      $24.9    $2,056.2
   Mortgage-backed securities........     44.0       .8         .1        44.7
   Obligations of states and
    political subdivisions...........      6.9       .1        --          7.0
                                      --------    -----      -----    --------
     Total........................... $2,033.9    $99.0      $25.0    $2,107.9
                                      ========    =====      =====    ========

                                                    Gross      Gross
                                        Amortized Unrealized Unrealized   Fair
                                          Cost      Gains      Losses    Value
                                        --------- ---------- ---------- --------
                                                     (in millions)
   Available-for-Sale:
   Corporate securities...............  $1,260.8    $31.7      $52.2    $1,240.3
   Mortgage-backed securities.........     928.7     11.4        9.3       930.8
   Obligations of states and political
    subdivisions......................      73.1      3.4        1.6        74.9
   Debt securities issued by foreign
    governments.......................      19.9      1.7         .7        20.9
   U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies.........      35.6       .9        --         36.5
   Preferred stock securities.........     141.4      2.5        --        143.9
                                        --------    -----      -----    --------
     Total............................  $2,459.5    $51.6      $63.8    $2,447.3
                                        ========    =====      =====    ========

  The amortized cost and fair value of fixed maturities at June 30, 1999 by contractual maturity, are shown below:

                                                             Amortized   Fair
                                                               Cost     Value
                                                             --------- --------
                                                               (in millions)
   Held-to-Maturity
   Due in one year or less.................................. $  175.8  $  179.9
   Due after one year through five years....................    705.6     727.5
   Due after five years through ten years...................    533.5     549.7
   Due after ten years......................................    575.0     606.1
                                                             --------  --------
                                                              1,989.9   2,063.2
   Mortgage-backed securities...............................     44.0      44.7
                                                             --------  --------
     Total.................................................. $2,033.9  $2,107.9
                                                             ========  ========

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Information--
                                   continued


                                                             Amortized   Fair
                                                               Cost     Value
                                                             --------- --------
                                                               (in millions)
   Available-for-Sale:
   Due in one year or less.................................. $   52.4  $   53.6
   Due after one year through five years....................    300.8     302.6
   Due after five years through ten years...................    464.7     465.2
   Due after ten years......................................    571.5     551.2
                                                             --------  --------
                                                              1,389.4   1,372.6
   Mortgage-backed securities...............................    928.7     930.8
   Preferred stock securities...............................    141.4     143.9
                                                             --------  --------
     Total.................................................. $2,459.5  $2,447.3
                                                             ========  ========

  The following table sets forth the carrying value of mortgage loans on real estate allocated to the closed block as of June 30, 1999 by contractual maturity:

                                                    Principal Balance
                                                        Maturing      % of Total
                                                    ----------------- ----------
                                                      (in millions)
   1999............................................     $   14.8           .8%
   2000............................................        110.4          5.7
   2001............................................        111.7          5.7
   2002............................................        145.9          7.5
   2003............................................        264.9         13.6
   2004............................................        164.4          8.4
   2005............................................        147.1          7.5
   2006............................................        181.1          9.3
   2007............................................        175.7          9.0
   2008............................................        191.0          9.8
   Over 10 years...................................        443.2         22.7
                                                        --------        -----
                                                         1,950.2        100.0%
                                                                        =====
   Less allowance for loan losses..................        (14.1)
                                                        --------
                                                        $1,936.1
                                                        ========

(9) The unaudited pro forma financial statements do not reflect the estimated fourth quarter charge to operations of $208.6 million (after-tax) anticipated in connection with the corporate account asset transfer (see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Corporate Account Asset Transfer"). The charge has not been included in the unaudited pro forma financial statements because it is a non-recurring charge.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  Management's discussion and analysis reviews our consolidated financial condition as of June 30, 1999 and December 31, 1998 and 1997, the consolidated results of operations for the six months ended June 30, 1999 and 1998 and the years ended December 31, 1998, 1997, and 1996 and, where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with the Selected Historical Financial Data, Unaudited Pro Forma Condensed Consolidated Financial Information, and the Consolidated Financial Statements and related notes included elsewhere in this prospectus.

Forward-Looking Information

  Our narrative analysis contains forward-looking statements that are intended to enhance the reader's ability to assess our future financial performance. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as "may," "expects," "should" or similar expressions. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. The following uncertainties, among others, may have such an impact: changes in economic conditions, including changes in interest rates and the performance of financial markets; changes in domestic and foreign laws, regulations and taxes; competitive pressures on product pricing and services; industry consolidation; and the relative success and timing of our business strategies. We undertake no obligation to update or revise any forward-looking information, whether as a result of new information, future events, or otherwise.

Overview

  We are a leading financial services company providing a broad range of products and services in two major businesses: (1) the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers; and (2) the institutional business, which offers guaranteed and structured financial products and investment management products and services primarily to institutional customers. In addition, we have a Corporate and Other Segment.

  Our revenues are derived principally from:

  . premiums on individual life insurance, individual and group long-term care insurance, annuities with life contingencies, single premium annuity contracts and group life insurance;

  . product charges from variable and universal life insurance products and annuities;

  . asset management fees from mutual fund and institutional investment management products;

  . sales charges and commissions derived from sales of investment and insurance products and distribution fees; and

  . net investment income and realized investment gains on general account assets.

  Our expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' general account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

  Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions; (2) the amount of assets under management; and (3) the maintenance of our target spreads between the rate of earnings on our investments and credited rates on policyholders' general account balances.

  Our sales and financial results of our retail business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement. As sales of variable products have increased, sales of traditional life insurance products have experienced continued declines. With respect to our long-term care insurance products, premiums have increased due to the aging of the population and the expected inability of government entitlement programs to meet retirement needs.

  Deposits of our variable annuity products have increased at a compound annual rate of 18.4% from 1996 through 1998 and were $882.7 million in 1998. Moreover, deposits of our variable life insurance products have grown at a compound annual rate of 17.9% during this same period and were $810.8 million in 1998. Deposits and reinvestments of our mutual fund products have grown at an annual compound rate of 20.8% from 1996 through 1998 and were $8,427.2 million in 1998. Premiums on our individual and group long-term care insurance products have increased at a compound annual rate of 25.0% from 1996 through 1998, and were $291.2 million in 1998.

  More recently, premiums and deposits of our individual annuity products were consistent with the year ago period, totaling $711.3 million for the six months ended June 30, 1999. While variable annuity deposits declined, fixed annuity deposits increased 27.4% to $301.9 million for the six months ended June 30, 1999. Our variable life insurance product deposits for the six months ended June 30, 1999 have remained relatively consistent with those from the six months ended June 30, 1998 at $392.1 million, while premiums on our individual and group long-term care insurance increased 21.8%, to $168.3 million for the six months ended June 30, 1999. Primarily due to lower sales in our financial industries sector mutual funds, we had deposits and reinvestments of $2,402.0 million for the six months ended June 30, 1999 compared to $5,507.5 million for the six months ended June 30, 1998.

  Recent economic and industry trends also have affected the sales and financial results of our institutional business. Due to declining demand for general account GICs in the 401(k) plan market, deposits on our general account GICs have remained relatively level over the past three years and were $2,578.9 million in 1998. In response to such trends, we have created new products for the non-qualified institutional marketplace. Deposits of our guaranteed funding agreements to non-qualified institutional investors in the domestic and the international marketplace grew 103.0%, to $1,922.7 million for the six months ended June 30, 1999 and have grown at an average compound annual rate of 345.4% from 1996 through 1998. Premiums from single premium annuity contracts increased to $369.3 million for the six months ended June 30, 1999 from $28.6 million for the six months ended June 30, 1998, primarily due to the sale of one single premium annuity contract for $339.0 million. Moreover, our investment management services provided to domestic and international institutions have increased through our introduction of new products including collateralized bond obligations, mortgage securitizations, and sub-advisory services for mutual funds. Assets under management of our Investment Management Segment increased 8.9% to $43,163.6 million as of June 30, 1999 and have increased at a compound annual rate of 9.8% from 1996 through 1998.

The Reorganization

  The board of directors of John Hancock Mutual Life Insurance Company adopted the Plan of Reorganization on August 31, 1999. Under the terms of the Plan of Reorganization, on the effective date of the reorganization, John Hancock Mutual Life Insurance Company would convert from a mutual life insurance company to a stock life insurance company and become a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company.

  The reorganization would become effective on the date of the closing of the offering. The Plan of Reorganization provides that the effective date would occur after the approval by the Massachusetts Commissioner of Insurance and the policyholders entitled to vote on the Plan of Reorganization, but on or before December 31, 2000. With the approval of the Massachusetts Commissioner of Insurance, the December 31, 2000 deadline may be extended for up to an additional six months.

  Under the Plan of Reorganization, as of the effective date of the reorganization, John Hancock Mutual Life Insurance Company will be obligated to create and operate a closed block for the benefit of holders of certain individual insurance policies of John Hancock Mutual Life Insurance Company, as specified elsewhere in this prospectus. The purpose of the closed block is to protect the policy dividend expectations of the policies included in the closed block after demutualization. Unless the Massachusetts Commissioner of Insurance and, in certain circumstances, the New York Superintendent of Insurance, consent to an earlier termination, the closed block will continue in effect until the date none of such policies is in force. On the effective date, John Hancock Mutual Life Insurance Company will allocate to the closed block assets in an amount that is expected to produce cash flows which, together with anticipated revenues from policies included in the closed block, are reasonably sufficient to provide for payment of policy benefits, taxes and direct asset acquisition and disposal costs, and for continuation of policy dividend scales payable in 1999, so long as the experience underlying such dividend scales continues. The assets allocated to the closed block and any cash flows provided by these assets will solely benefit the holders of policies included in the closed block.

  The assets and liabilities allocated to the closed block will be recorded in our consolidated financial statements at their historical carrying values. The carrying value of the assets allocated to the closed block will be less than the carrying value of the closed block liabilities at the effective date of the reorganization. The excess of the closed block liabilities over the closed block assets at the effective date represents the estimated future post-tax contribution expected from the operation of the closed block, which will be recognized in our consolidated income over the period the policies in the closed block remain in force.

  Actual cash flows from the assets allocated to the closed block and other experience relating to the closed block business, in the aggregate, may be more favorable than we assumed in setting up the closed block. In that case, total policy dividends paid to closed block policyholders in future years will be greater than the total policy dividends that would have been paid to such policyholders if the policy dividend scales payable in 1999 had been continued without adjustment. Conversely, to the extent that such cash flows and other experience are, in the aggregate, less favorable than we assumed in setting up the closed block, total policy dividends paid to closed block policyholders in future years will be less than the total dividends that would have been paid to such policyholders if the policy dividend scales payable in 1999 had been continued without adjustment, unless we choose, for competitive reasons, to use our general account assets to support the dividends.

  In addition, if the assets allocated to the closed block, the cash flows therefrom and the revenues from the closed block business prove to be insufficient to pay the benefits guaranteed under the policies included in the closed block, John Hancock Life Insurance Company will be required to make payments from its general funds in an amount equal to the shortfall. We will fund the closed block to provide for payment of guaranteed benefits on such policies and for continuation of dividends paid under 1999 policy dividends scales, assuming the experience underlying such dividend scales continues. Therefore, we do not believe it will be necessary to use general funds to pay guaranteed benefits on closed block business unless the closed block business experiences substantial adverse deviations in investment, mortality, persistency or other experience factors.

  We estimate that costs relating to the demutualization, excluding costs relating to the offering, will be approximately $100.0 million, net of income taxes, of which $42.4 million was recognized through June 30, 1999. Demutualization expenses consist of printing and mailing costs and our aggregate cost of engaging independent accounting, actuarial, financial, investment banking, legal and other consultants to advise us. In addition, our costs include the costs of the staff and advisors of the Massachusetts Division of Insurance, the New York Insurance Department, and potentially other regulatory authorities as to the demutualization process and related matters.

Corporate Account Asset Transfer

   Background

  We will establish a "corporate account" as part of our Corporate and Other Segment to facilitate our capital management process. The corporate account will contain capital not allocated to support the operations of our business segments.

  Prior to our reorganization, we plan to transfer certain assets from the business segments to the corporate account. These assets include investments in certain subsidiaries and the home office real estate complex (collectively referred to as "corporate purpose assets"). Historically, we have allocated the investment performance or other earnings of corporate purpose assets among all of our business segments. However, as we proceed with our plan to convert to a stock life insurance company, we plan to centrally manage the performance of corporate purpose assets through the corporate account.

   Implications to Contractholders and Policyholders

  The asset transfer will directly affect group pension participating contractholders and participating individual life insurance policyholders because those contracts have participating features, under which crediting rates or dividends are affected directly by portfolio earnings. Our nonparticipating contracts have guaranteed crediting rates, dividends and other contract values that are unaffected by earnings on specific portfolio assets. We will compensate the group pension participating contractholders and participating individual life policyholders for the impact of the transfer as follows:

  Group Pension Participating Products. Certain group pension products have participating features, under which crediting rates and dividends are affected directly by portfolio earnings. Group pension participating contractholders participate in contract experience related to net investment income and realized capital gains and losses in the general account. Group pension participating contractholders will be compensated for transferred assets based on the fair value of the assets transferred. The difference between the fair value and carrying value of the assets transferred will be credited to pension participating contractholders through the crediting rates and dividends on their contracts.

  Participating Individual Life Insurance. As part of the reorganization, we plan to establish and operate a closed block for our participating individual life insurance business. The closed block will be established to support the continuation of policyholder dividend scales in effect for 1999, assuming continuation of the experience underlying those dividend scales. The assets included in the closed block will not include any corporate purpose assets. Moreover, our Plan of Reorganization contemplates that the fair value of corporate purpose assets will be included in the calculation of consideration payable to our participating individual life insurance policyholders upon our demutualization. As a result, our participating individual life policyholders are not expected to be impacted unfavorably by the transfer of the corporate purpose assets.

   Accounting and Timing

  We will account for the transfer of the corporate purpose assets between the business segments and the corporate account at historical cost.

  Because of the participating features of the group pension participating contracts, we believe that the transfer of corporate purpose assets from the segment is analogous to their sale from the segment. Group pension participating contractholders are entitled to receive the proceeds from assets sold from the segment. As a result, we will recognize an expense to increase our liability to group pension participating contractholders for their proportionate share of the appreciation of the corporate purpose assets transferred. For the other business segments, differences between the historical cost of the assets transferred and the fair value of amounts received by the business segments will be recorded as a capital adjustment by each segment.

  We intend to execute the transfer during the fourth quarter of 1999 and estimate that the resulting charge to operations will approximate $208.6 million, net of tax.

Transactions Affecting Comparability of Results of Operations--Disposed
Businesses

  We have completed a number of transactions which have affected the comparability of our results of operations. On March 31, 1999, we completed the sale of Unigard Security Insurance Company ("USIC") and John Hancock Bermuda. The sale of USIC was completed by entering into a 100% quota share reinsurance agreement with a third party reinsurer and then through a stock sale. We also sold 100% of the stock of John Hancock Bermuda, which offered reinsurance products and services. Assets and liabilities transferred in connection with both sales amounted to $381.0 million and $161.8 million, respectively. The sale of USIC resulted in an after-tax loss of $16.8 million. John Hancock Bermuda was sold for its net book value which resulted in the recognition of no gain or loss.

  On February 28, 1997, we sold a major portion of our group insurance business to UNICARE, a wholly owned subsidiary of WellPoint. The business sold included our group accident and health business and related group life insurance business and three indirectly wholly-owned subsidiaries: Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. Assets equal to liabilities of $686.7 million as of February 28, 1997, subject to agreement on asset and liability values, were transferred to UNICARE in connection with the sale. The insurance business sold was transferred to UNICARE through a 100% coinsurance agreement. A pre-tax gain of $59.6 million was realized on the sale, comprised of $33.9 million gain on the sale of the underlying business and a $25.7 million gain related to the curtailment of our pension and other postretirement benefit plans. The business sold primarily consisted of short duration contracts, and $.6 million, $8.5 million and $15.5 million of the gain was recognized in the six months ended June 30, 1999, and in 1998 and 1997, respectively, as the underlying claims were settled. The remaining gain realized on the sale of the underlying business of $9.3 million is being recognized over the remaining lives of the contracts in accordance with SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts." The $25.7 million curtailment gain was recognized in 1997.

  On November 29, 1996, we closed the sale of 95% of Freedom Securities, a holding company, and its subsidiaries, primarily Tucker Anthony Incorporated and Sutro and Co., both broker/dealers. Net assets transferred were $164.3 million and the sale resulted in the recognition of a $25.1 million pre-tax gain in 1996. We sold the remaining 5% of Freedom Securities during the second quarter of 1998 and recognized a pre-tax gain of $4.3 million.

  Effective July 1, 1996, JHP&C and its wholly owned subsidiary, Indemnity, each entered into a quota share reinsurance agreement with a third party reinsurer under which they ceded 100% of their loss, loss adjustment expense and unearned premium reserves at June 30, 1996 relating to continuing operations. Under the terms of the quota share reinsurance agreement, JHP&C cedes 100% of all continuing operations business written subsequent to June 30, 1996. Net assets transferred to the reinsurer were approximately $12.0 million. No gain or loss was recognized on the transaction.

  On September 12, 1996, JHP&C sold 100% of the stock of Indemnity. Net assets transferred to the purchaser were approximately $6.0 million and the sale resulted in the recognition of a $6.0 million pre-tax gain.

  In order to enhance comparability, the following discussion of our results of operations is supplemented, where appropriate, by financial information of the disposed businesses in each period presented. The financial information of the disposed businesses is presented for informational purposes only.

Results of Operations

  The table below presents the results of operations of our ongoing businesses, disposed businesses, and consolidated financial information for the six months ended June 30, 1999 and 1998.

                                           For the Six Months Ended June 30,
                         ---------------------------------------------------------------------
                                        1999                               1998
                         ---------------------------------- ----------------------------------
                          Ongoing    Disposed                Ongoing    Disposed
                         Businesses Businesses Consolidated Businesses Businesses Consolidated
                         ---------- ---------- ------------ ---------- ---------- ------------
                                                     (in millions)
Revenues
  Premiums..............  $1,438.3    $  --      $1,438.3    $1,084.7    $ --       $1,084.7
  Universal life and
   investment-type
   product charges......     337.0       --         337.0       286.5      --          286.5
  Net investment
   income...............   1,712.3       4.6      1,716.9     1,620.9     12.1       1,633.0
  Realized investment
   gains (losses), net..     270.1     (28.9)       241.2       109.1      4.3         113.4
  Investment management
   revenues,
   commissions, and
   other fees...........     336.9       --         336.9       327.2      --          327.2
  Other revenue.........      13.7        .6         14.3         4.2      3.0           7.2
                          --------    ------     --------    --------    -----      --------
    Total revenues......   4,108.3     (23.7)     4,084.6     3,432.6     19.4       3,452.0
Benefits and expenses
  Benefits to
   policyholders........   2,410.5      34.8      2,445.3     1,957.7     10.7       1,968.4
  Other operating costs
   and expenses.........     670.6      (7.2)       663.4       664.6      --          664.6
  Amortization of
   deferred policy
   acquisition costs....      87.5       --          87.5        98.3      --           98.3
  Dividends to
   policyholders........     247.0       --         247.0       231.7      --          231.7
                          --------    ------     --------    --------    -----      --------
    Total benefits and
     expenses...........   3,415.6      27.6      3,443.2     2,952.3     10.7       2,963.0
                          --------    ------     --------    --------    -----      --------
Income before income
 taxes, extraordinary
 item and cumulative
 effect of accounting
 change.................     692.7     (51.3)       641.4       480.3      8.7         489.0
Income taxes............     245.9     (34.9)       211.0       150.5      1.5         152.0
                          --------    ------     --------    --------    -----      --------
Income before
 extraordinary item and
 cumulative effect of
 accounting change......     446.8     (16.4)       430.4       329.8      7.2         337.0
Extraordinary item--
 demutualization
 expenses, net of tax...     (30.7)      --         (30.7)       (1.7)     --           (1.7)
Cumulative effect of
 accounting change......      (9.7)      --          (9.7)        --       --            --
                          --------    ------     --------    --------    -----      --------
Net income..............  $  406.4    $(16.4)    $  390.0    $  328.1    $ 7.2      $  335.3
                          ========    ======     ========    ========    =====      ========

  The table below presents the results of operations of our ongoing businesses, disposed businesses, and consolidated financial information for the years ended 1998, 1997 and 1996.

                                                       For the Year Ended December 31,
                   --------------------------------------------------------------------------------------------------------
                                  1998                               1997                               1996
                   ---------------------------------- ---------------------------------- ----------------------------------
                    Ongoing    Disposed                Ongoing    Disposed                Ongoing    Disposed
                   Businesses Businesses Consolidated Businesses Businesses Consolidated Businesses Businesses Consolidated
                   ---------- ---------- ------------ ---------- ---------- ------------ ---------- ---------- ------------
                                                                (in millions)
Revenues
 Premiums........   $2,197.9    $ --       $2,197.9    $2,372.9    $100.7     $2,473.6    $2,386.1   $ 536.4     $2,922.5
 Universal life
  and investment-
  type product
  charges........      597.0      --          597.0       512.0       --         512.0       466.3       --         466.3
 Net investment
  income.........    3,308.6     22.1       3,330.7     3,175.9      14.8      3,190.7     3,125.7      97.4      3,223.1
 Realized
  investment
  gains, net.....       85.3     12.6          97.9       114.3       1.5        115.8       101.5       9.2        110.7
 Investment
  management
  revenues,
  commissions,
  and other
  fees...........      659.7      --          659.7       554.7       --         554.7       450.3     301.0        751.3
 Other revenue...        9.9      8.9          18.8        21.5      78.0         99.5        11.3     219.6        230.9
                    --------    -----      --------    --------    ------     --------    --------   -------     --------
 Total revenues..    6,858.4     43.6       6,902.0     6,751.3     195.0      6,946.3     6,541.2   1,163.6      7,704.8
Benefits and
 expenses
 Benefits to
  policyholders..    4,135.2     16.8       4,152.0     4,190.7     112.4      4,303.1     4,195.1     481.6      4,676.7
 Other operating
  costs and
  expenses.......    1,383.0      --        1,383.0     1,236.6      47.1      1,283.7     1,084.2     609.9      1,694.1
 Amortization of
  deferred policy
  acquisition
  costs..........      249.7      --          249.7       312.0       --         312.0       224.6       6.3        230.9
 Dividends to
  policyholders..      473.2      --          473.2       455.5       2.3        457.8       419.9      15.2        435.1
                    --------    -----      --------    --------    ------     --------    --------   -------     --------
 Total benefits
  and expenses...    6,241.1     16.8       6,257.9     6,194.8     161.8      6,356.6     5,923.8   1,113.0      7,036.8
                    --------    -----      --------    --------    ------     --------    --------   -------     --------
Income before
 income taxes and
 extraordinary
 item............      617.3     26.8         644.1       556.5      33.2        589.7       617.4      50.6        668.0
Income taxes.....      180.7      3.2         183.9        97.3       9.1        106.4       230.0      17.5        247.5
                    --------    -----      --------    --------    ------     --------    --------   -------     --------
Income before
 extraordinary
 item............      436.6     23.6         460.2       459.2      24.1        483.3       387.4      33.1        420.5
Extraordinary
 item--
 demutualization
 expenses, net of
 tax.............      (11.7)     --          (11.7)        --        --           --          --        --           --
                    --------    -----      --------    --------    ------     --------    --------   -------     --------
Net income.......   $  424.9    $23.6      $  448.5    $  459.2    $ 24.1     $  483.3    $  387.4   $  33.1     $  420.5
                    ========    =====      ========    ========    ======     ========    ========   =======     ========

   Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  Consolidated income before income taxes, extraordinary item and cumulative effect of accounting change of $641.4 million for the six months ended June 30, 1999 increased by $152.4 million, or 31.2%, as compared to consolidated income before income taxes and extraordinary item of $489.0 million for the six months ended June 30, 1998. The increase was primarily attributable to increases in income before taxes, extraordinary item and cumulative effect of accounting change of $181.6 million in the Guaranteed and Structured Financial Products Segment, $62.4 million in the Protection Segment, and $5.8 million in the Investment Management Segment. These increases were offset by decreases of $87.4 million in the Corporate and Other Segment and $10.0 million in the Asset Gathering Segment. The increase in the Guaranteed and Structured Financial Products Segment was primarily attributable to higher realized investment gains on sales of real estate due to the program to sell more than 150 of the properties in our real estate portfolio and improved interest margins on spread-based products. The increase in the Protection Segment was primarily due to higher realized investment gains on real estate, higher fee income on variable life insurance products, and lower amortization of deferred policy acquisition costs. The increase in the Investment Management Segment was primarily due to higher investment advisory fees earned resulting from growth in assets under management. Corporate and Other Segment income declined primarily due to the recognition of a $60.2 million charge in connection with the class action lawsuit settlement. The decrease in the Asset Gathering Segment was due primarily to lower investment advisory fees earned from our mutual fund operations due to lower assets under management.

  Ongoing Businesses. Premium revenue from ongoing businesses was $1,438.3 million for the six months ended June 30, 1999, an increase of $353.6 million, or 32.6%, from $1,084.7 million for the six months ended June 30, 1998. The increase was primarily due to a $340.7 million increase in premiums on single premium annuity contracts in the Guaranteed and Structured Financial Products Segment, including the sale of one contract for $339.0 million, and a $26.7 million increase in the Protection Segment for premiums on individual long-term care insurance products.

  Universal life and investment-type product charges from ongoing businesses were $337.0 million for the six months ended June 30, 1999, an increase of $50.5 million, or 17.6%, from $286.5 million for the six months ended June 30, 1998. These product charges consist primarily of cost of insurance fees on our universal life insurance and variable life insurance products and mortality and expense fees on our variable annuity products. The increase was primarily due to a higher amount of cost of insurance fees resulting from growth in the average amount of variable life insurance in force and higher average variable annuity separate account liabilities. Investment-type product charges in the Guaranteed and Structured Financial Products Segment also increased as a result of higher sales of single premium annuity contracts and separate account GICs.

  Net investment income from ongoing businesses was $1,712.3 million for the six months ended June 30, 1999, an increase of $91.4 million, or 5.6%, from $1,620.9 million for the six months ended June 30, 1998. The increase was primarily the result of an increase in average invested assets, which increased $3,304.6 million, or 7.7%, to $46,410.6 million for the six months ended June 30, 1999, as compared to $43,106.0 million for the six months ended June 30, 1998. The net yield on average invested assets was 7.38% and 7.52% for the six months ended June 30, 1999 and 1998, respectively. This decrease was primarily due to the general decline in market interest rates and lower depreciation expense on real estate in 1998, which resulted from suspending depreciation on real estate properties held for sale.

  Net realized gains on investments from ongoing businesses were $270.1 million for the six months ended June 30, 1999, an increase of $161.0 million, or 147.6%, from $109.1 million for the six months ended June 30, 1998. The increase was primarily the result of increased gains on sales of real estate due to the program initiated in 1998 to sell more than 150 of the properties in our real estate portfolio in order to take advantage of the strong real estate market and reduce our general account investment in real estate. Realized gains on sales of real estate increased $161.3 million to $175.6 million for the six months ended June 30, 1999 from $14.3 million for the six months ended June 30, 1998.

  Investment management revenues, commissions, and other fees from ongoing businesses were $336.9 million for the six months ended June 30, 1999, an increase of $9.7 million, or 3.0%, from $327.2 million for the six months ended June 30, 1998. The increase was primarily the result of higher commissions earned of $13.0 million as a result of our acquisition of the Essex Corporation, a distributor of annuities and mutual funds through banks, in January 1999. Institutional investment advisory fees increased $8.2 million, or 15.4%, for the six months ended June 30, 1999 due to growth in average institutional assets under management, which increased 15.7% to $40,783.0 million for the six months ended June 30, 1999. Partially offsetting these increases, mutual funds advisory fees declined $7.5 million for the six months ended June 30, 1999 compared to the six months ended June 30, 1998 primarily due to lower sales and higher redemptions along with a decline in the average investment advisory fee rate, primarily because fixed income assets, which bear a lower advisory fee than equity assets, as a percentage of total assets, increased.

  Other revenue from ongoing businesses increased $9.5 million to $13.7 million for the six months ended June 30, 1999 from $4.2 million for the six months ended June 30, 1998, primarily due to proceeds received, representing the reimbursement of benefits to policyholders previously paid, from the liquidation of Confederation Life Insurance Company, an insolvent Canadian insurer. The Maritime Life Assurance Company had acquired the business giving rise to these benefits from Confederation Life Insurance Company in 1995.

  Benefits to policyholders from ongoing businesses were $2,410.5 million for the six months ended June 30, 1999, an increase of $452.8 million, or 23.1%, from $1,957.7 million for the six months ended June 30, 1998. The increase was primarily due to a $350.8 million increase in benefits due to higher sales of single premium group annuity contracts, a $48.6 million increase in benefits related to the settlement of a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996 and a $32.4 million increase in benefits on individual long-term care insurance products, resulting from higher sales.

  Other operating costs and expenses from ongoing businesses were $670.6 million for the six months ended June 30, 1999, an increase of $6.0 million, or 0.9%, from $664.6 million for the six months ended June 30, 1998. Other operating costs and expenses consist primarily of commissions and operating expenses, net of deferrals. The increase was primarily due to higher amortization of mutual fund deferred selling commissions due to higher redemptions and increased interest expense in the Investment Management Segment due to the formation of a collateralized bond obligation during the second quarter of 1998. This increase was partially offset by cost reductions in mutual fund operations.

  Amortization of deferred policy acquisition costs from ongoing businesses was $87.5 million for the six months ended June 30, 1999, a decrease of $10.8 million, or 11.0%, from $98.3 million for the six months ended June 30, 1998. The decrease was primarily due to lower amortization expense for non-traditional life insurance products and annuity products in 1999, resulting from revised projections of estimated gross profits.

  Dividends to policyholders from ongoing businesses were $247.0 million for the six months ended June 30, 1999, an increase of $15.3 million, or 6.6%, from $231.7 million for the six months ended June 30, 1998. The increase primarily resulted from normal growth in dividends on traditional life insurance products.

  Income taxes from ongoing businesses were $245.9 million for the six months ended June 30, 1999, compared to $150.5 million for the six months ended June 30, 1998. Our effective tax rate from ongoing businesses before the surplus tax, demutualization expenses and cumulative effect of accounting change was 33.9% and 33.0% for the six months ended June 30, 1999 and 1998, respectively. We have been subject to the surplus tax (add-on tax) imposed on mutual life insurance companies which disallows a portion of a mutual life insurance company's policyholder dividends as a deduction from taxable income. As a stock company, we will no longer be subject to the surplus tax.

  Extraordinary expenses from ongoing businesses, net of tax, were $30.7 million and $1.7 million for the six months ended June 30, 1999 and 1998, respectively. These expenses were comprised of direct non-recurring costs specifically related to our reorganization. These costs primarily consist of fees of the regulators' advisors, and our financial, legal, actuarial and accounting advisors.

  Cumulative effect of accounting change, net of tax, was $9.7 million for the six months ended June 30, 1999. During 1999, we adopted Statement of Position 98-5, Reporting the Cost of Start-up Activities, which requires that start-up costs capitalized prior to January 1, 1999 be written off and any future start-up costs be expensed as incurred. We wrote off the unamortized balance of capitalized start-up costs related to our closed-end mutual funds in the six months ended June 30, 1999.

  Disposed Businesses. Revenues from disposed businesses decreased $43.1 million and benefits and expenses from disposed businesses increased $16.9 million for the six months ended June 30, 1999 as compared to the six months ended June 30, 1998 due to the previously described disposals.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  Consolidated income before income taxes and extraordinary item of $644.1 million for the year ended December 31, 1998 increased by $54.4 million, or 9.2%, as compared to consolidated income before income taxes and extraordinary item of $589.7 million for the year ended December 31, 1997. The increase was primarily attributable to increases in income before income taxes and extraordinary item of $43.6 million in the Asset Gathering Segment, $20.2 million in the Guaranteed and Structured Financial Products Segment, and $3.1 million in the Protection Segment. These increases were offset by decreases of $8.5 million in the Corporate and Other Segment and $4.0 million in the Investment Management Segment. The increase in the Asset Gathering Segment was primarily attributable to growth in investment management revenues, commissions, and other fees, investment-type product charges, and net investment income, all due to growth in assets under management, primarily due to net sales. The increase in the Guaranteed and Structured Financial Products Segment was primarily due to improved interest margins on spread-based products and growth in general account assets. The increase in the Protection Segment was primarily due to higher fee income from cost of insurance and separate account charges on variable life insurance products and lower amortization of deferred policy acquisition costs, partially offset by higher operating expenses. Corporate and Other Segment income declined due to the disposal of businesses previously described. The decrease in the Investment Management Segment was due primarily to reduced advisory fees on timber assets and higher operating expenses due to growth in operations.

  Ongoing Businesses. Premium revenue from ongoing businesses was $2,197.9 million for 1998, a decrease of $175.0 million, or 7.4%, from $2,372.9 million in 1997. The decrease was primarily due to a decline in premiums of $107.6 million resulting from the termination of our participation in the Federal Employers Group Life Insurance Program (the "FEGLI Program") in the Corporate and Other Segment and a $79.6 million decrease in single premium annuity contract premiums in the Guaranteed and Structured Financial Products Segment. The decline in premiums due to the termination of our participation in the FEGLI Program has little effect on earnings, as the decline in premiums is completely offset by corresponding decreases in benefits to policyholders. Traditional life insurance premiums in the Protection Segment decreased $38.0 million primarily due to term insurance premiums ceded under a reinsurance contract entered into during 1998. These decreases were partially offset by higher premiums of individual long-term care insurance of $43.3 million, an increase of 24.7%.

  Universal life and investment-type product charges from ongoing businesses were $597.0 million for 1998, an increase of $85.0 million, or 16.6%, from $512.0 million in 1997. The increase was primarily the result of growth in account values of variable life insurance products due to additional deposits and market appreciation. The average amount of variable life insurance in force increased 12.7% to $49,364.1 million in 1998 from $43,791.7 million in 1997. Average variable annuity separate account liabilities increased 28.9% to $5,736.0 million in 1998 compared to $4,450.0 million in 1997.

  Net investment income from ongoing businesses was $3,308.6 million for 1998, an increase of $132.7 million, or 4.2%, from $3,175.9 million in 1997. The increase was primarily the result of an increase in average invested assets related to ongoing businesses due to continued sales among all segments. Average invested assets related to ongoing businesses increased $1,711.0 million, or 4.1%, to $43,418.1 million for 1998, as compared to $41,707.1 million in 1997. The net yield on average invested assets increased to 7.62% in 1998 from 7.61% in 1997. The increase was primarily due to increased investments in leveraged leases and lower depreciation expense on real estate, which resulted from suspending depreciation on real estate properties held for sale during 1998.

  Net realized gains on investments from ongoing businesses were $85.3 million for 1998, a decrease of $29.0 million, or 25.4%, from $114.3 million in 1997. The decrease was primarily due to additional provisions for losses of $142.0 million on mortgage loans, real estate, and other invested assets, partially offset by higher gains on sales of common stock and real estate. During 1998 we initiated a program to sell more than 150 properties in our real estate portfolio. Once we identify a property to be sold, it is held for sale and valued at the lower of cost or fair value less costs to sell. Realized gains on sales of common stock were $82.0 million in 1998, as compared to $6.2 million in 1997. Realized gains on sales of real estate were $48.5 million in 1998, as compared to $18.3 million in 1997.

  Investment management revenues, commissions, and other fees from ongoing businesses were $659.7 million, an increase of $105.0 million, or 18.9%, from $554.7 million in 1997. This increase was primarily the result of higher underwriting and distribution fees earned of $64.1 million, higher investment advisory fees earned of $39.0 million, and higher shareholder service and other fees earned of $6.7 million primarily in the Asset Gathering Segment. The increases primarily reflect a higher level of average assets under management, which increased 15.6% to $69,960.2 million in 1998 from $60,513.7 million in 1997.

  Other revenue from ongoing businesses was $9.9 million in 1998, a decrease of $11.6 million, or 54.0%, from $21.5 million reported in 1997. Of the decrease, $4.4 million was due to lower conversion fee income resulting from the termination of our participation in the FEGLI Program. Conversion fee income is earned when an insured in the FEGLI Program purchases insurance directly from us.

  Benefits to policyholders from ongoing businesses were $4,135.2 million for 1998, a decrease of $55.5 million, or 1.3%, from $4,190.7 million in 1997. This decrease primarily resulted from a $107.0 million decline in benefits related to the termination of the FEGLI Program and a $83.6 million decline in benefits primarily resulting from lower sales of single premium annuity contracts. These decreases were partially offset by a $77.3 million increase in benefits related to the settlement of a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996 and higher benefits on non-traditional life insurance and individual long-term care insurance products due to increased sales.

  Other operating costs and expenses from ongoing businesses were $1,383.0 million for 1998, an increase of $146.4 million, or 11.8%, from $1,236.6 million for 1997. The increase was primarily due to higher compensation and related costs and administrative expenses of approximately $60.6 million related to mutual fund and institutional investment management operations as a result of continued growth in those businesses and additional expenses of $47.2 million related to the operation, management, and enhancement of our information systems. Commissions increased from 1997 as a result of higher sales of mutual fund and non-traditional life insurance products. These increases were partially offset by lower expenses of $19.6 million in 1998, as compared to 1997, related to the settlement of a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996.

  Amortization of deferred policy acquisition costs from ongoing businesses was $249.7 million for 1998, a decrease of $62.3 million, or 20.0%, from $312.0 million for 1997. The decrease was primarily the result of higher amortization expense in 1997 for non-traditional life insurance products resulting from revised projections of estimated gross profits.

  Dividends to policyholders from ongoing businesses were $473.2 million in 1998, an increase of $17.7 million, or 3.9%, from $455.5 million in 1997. The increase primarily resulted from normal growth in dividends on traditional life insurance products, partially offset by a reduction in participating group annuity contract payments.

  Income taxes from ongoing businesses were $180.7 million in 1998, compared to $97.3 million for 1997. Our effective tax rate from ongoing businesses before the surplus tax and demutualization expenses was 31.8% in 1998, as compared to 23.8% in 1997. The increase in the effective tax rate was due primarily to the development of tax planning strategies to use $51.0 million of net loss carryforwards in 1997.

  Extraordinary expenses of $11.7 million, net of tax, for 1998 were comprised of direct non-recurring costs specifically related to our reorganization. These costs primarily consist of fees of our financial, legal, actuarial, and accounting advisors.

  Disposed Businesses. Revenues from disposed businesses decreased $151.4 million and benefits and expenses from disposed businesses decreased $145.0 million from 1997 to 1998 due to the previously described disposals.

   Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  Consolidated income before income taxes was $589.7 million for the year ended December 31, 1997, a decrease of $78.3 million, or 11.7%, as compared to consolidated income before income taxes of $668.0 million for the year ended December 31, 1996. The decrease was primarily attributable to decreases in income before income taxes of $59.6 million in the Corporate and Other Segment, $37.4 million in the Guaranteed and Structured Financial Products Segment, $26.7 million in the Protection Segment, and $7.0 million in the Investment Management Segment. These decreases were partially offset by an increase of $52.4 million in the Asset Gathering Segment. The decrease in the Corporate and Other Segment was primarily attributable to an increase of $34.6 million in benefits to policyholders and expenses incurred related to the settlement of a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996, as specified elsewhere in this prospectus. The decrease in the Guaranteed and Structured Financial Products Segment was primarily due to a decline in interest margins on spread-based products. The decrease in the Protection Segment was primarily due to higher amortization of deferred policy acquisition costs. Income before income taxes in the Investment Management Segment declined primarily due to losses on hedging transactions not qualifying for hedge accounting treatment resulting from a decline in U.S. Treasury rates. The increase in income before income taxes in the Asset Gathering Segment was due to growth in investment management revenues, commissions, and other fees, investment-type product charges, and net investment income, all due to growth in assets under management.

  Ongoing Businesses. Premium revenue from ongoing businesses was $2,372.9 million for 1997, a decrease of $13.2 million, or .6%, from $2,386.1 million for 1996. The decrease was primarily due to a $158.6 million decrease in premiums on conversion annuities and single premium annuity contracts in the Guaranteed and Structured Financial Products Segment. A conversion annuity is a participating group annuity contract that has been converted to a non-participating annuity. Such a decline in sales has little effect on earnings, as the decreased premiums are offset by corresponding decreases in benefits to policyholders. The decrease was largely offset by higher premiums among most products. Individual long-term care insurance premiums increased $51.0 million, or 41.0%; group life insurance premiums increased $36.3 million, or 19.4%; and single premium immediate annuities with life contingencies increased $32.0 million, or 139.1%.

  Universal life and investment-type product charges from ongoing businesses were $512.0 million for 1997, an increase of $45.7 million, or 9.8%, from $466.3 million in 1996. The increase was primarily due to a higher amount of cost of insurance fees resulting from growth in the average amount of variable life insurance in force, which increased 12.8% to $43,791.7 million in 1997 from $38,827.6 million in 1996. Average variable annuity separate account liabilities increased 27.8% to $4,450.0 million in 1997 compared to $3,481.9 million in 1996.

  Net investment income from ongoing businesses was $3,175.9 million for 1997, an increase of $50.2 million, or 1.6%, from $3,125.7 million for 1996. The increase was primarily the result of an increase in average invested assets related to ongoing businesses of $1,590.5 million, or 4.0% to $41,707.1 million for 1997, as compared to $40,116.6 million for 1996. The net yield on average invested assets decreased to 7.61% in 1997 from 7.79% in 1996. The decrease was primarily due to the general decline in market interest rates.

  Net realized gains on investments from ongoing businesses were $114.3 million for 1997, an increase of $12.8 million, or 12.6%, from $101.5 million in 1996. The increase was primarily due to higher gains on sales of mortgage loans and real estate, partially offset by lower gains on sales of common and preferred stock. Net realized gains on sales of mortgage loans were $8.4 million in 1997, as compared to a loss of $64.2 million in 1996. Realized gains on sales of real estate were $18.3 million in 1997, as compared to a loss of $20.1 million in 1996. Realized gains on sales of common and preferred stock were $6.2 million and $10.5 million, in 1997, as compared to $77.1 million and $25.3 million in 1996, respectively.

  Investment management revenues, commissions, and other fees from ongoing businesses were $554.7 million, an increase of $104.4 million, or 23.2%, from $450.3 million in 1996. This increase was primarily the result of higher underwriting and distribution fees earned of $59.4 million and higher investment advisory fees earned of $51.5 million. The increases primarily reflect a higher level of average assets under management which increased 21.8% to $60,513.7 million in 1997 from $49,683.5 million in 1996.

  Benefits to policyholders from ongoing businesses were $4,190.7 million for 1997, a decrease of $4.4 million, or .1%, from $4,195.1 million for 1996. The decrease resulted from a $194.1 million decrease in benefits in the Guaranteed and Structured Financial Products Segment primarily due to lower sales of conversion annuities and single premium group annuity contracts, largely offset by increases due to higher sales in almost all other product lines.

  Other operating costs and expenses from ongoing businesses were $1,236.6 million for 1997, an increase of $152.4 million, or 14.1%, from $1,084.2 million for 1997. The increase was primarily due to higher compensation and related costs and administrative expenses of approximately $67.3 million related to our mutual funds and institutional investment management operations as a result of continued growth and higher expenses of $15.8 million in 1997, as compared to 1996, related to the settlement of a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In addition, commissions increased primarily due to higher amortization of deferred selling commissions on mutual fund products and increased sales in almost all other product lines.

  Amortization of deferred policy acquisition costs from ongoing businesses was $312.0 million for 1997, an increase of $87.4 million, or 38.9%, from $224.6 million for 1996. The increase was primarily the result of higher amortization expense in 1997 for traditional life insurance products resulting from revised projections of estimated gross margins based upon changes in estimated future expense levels and higher amortization for non-traditional life insurance products due to revised projections of estimated gross profits.

  Dividends to policyholders from ongoing businesses were $455.5 million in 1997, an increase of $35.6 million, or 8.5%, from $419.9 million in 1996. The increase primarily resulted from normal growth in dividends on traditional life insurance products and an increase in participating group annuity contract payments.

  Income taxes from ongoing businesses were $97.3 million in 1997, compared to $230.0 million for 1996. Our effective tax rate before the surplus tax was 23.8% in 1997, as compared to 34.0% in 1996. The decrease in the effective tax rate was due primarily to the development of tax planning strategies to use $51.0 million of net loss carryforwards in 1997.

  Disposed Businesses. Revenues from disposed businesses were $195.0 million for 1997, a decrease of $968.6 million, or 83.2%, from $1,163.6 million for 1996. Benefits and expenses from disposed businesses were $161.8 million for 1997, a decrease of $951.2 million, or 85.5%, from $1,113.0 million for 1996. These decreases were due to the previously described disposals.

Results of Operations by Segment

  We evaluate segment performance and base management's incentives on after-tax operating income, which excludes the effect of net realized investment gains and losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses, extraordinary items, and certain other items which we believe are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, after-tax operating income is not a substitute for net income determined in accordance with GAAP.

  A discussion of the adjustments to GAAP reported income, many of which affect each operating segment, follows. A reconciliation of after-tax operating income, as adjusted, to GAAP reported net income precedes each segment discussion.

                                         For the Six
                                        Months Ended     For the Year Ended
                                          June 30,          December 31,
                                        --------------  ----------------------
                                         1999    1998    1998    1997    1996
                                        ------  ------  ------  ------  ------
                                                  (in millions)
Segment after-tax operating income:
  Protection Segment................... $ 89.2  $ 84.3  $172.3  $158.1  $197.3
  Asset Gathering Segment..............   61.7    58.0   111.1    93.3    55.7
                                        ------  ------  ------  ------  ------
    Total Retail.......................  150.9   142.3   283.4   251.4   253.0
  Guaranteed and Structured Financial
   Products Segment....................  120.6    76.3   145.7   138.5   155.4
  Investment Management Segment........   17.2    14.1    15.4    17.2    21.6
                                        ------  ------  ------  ------  ------
    Total Institutional................  137.8    90.4   161.1   155.7   177.0
  Corporate and Other Segment..........   35.4    27.9    56.3    39.4    20.2
                                        ------  ------  ------  ------  ------
    Total after-tax operating income...  324.1   260.6   500.8   446.5   450.2
After-tax adjustments:
  Realized investment gains, net.......  160.6    68.5    93.9   104.9    80.6
  Class action lawsuit.................  (39.1)    --   (150.0) (112.5)  (90.0)
  Restructuring charge.................   (3.8)    --      --      --      --
  Benefit from pension participating
   contract modification...............    --      --      --      9.1     --
  Surplus tax..........................  (11.4)    7.9    15.5    35.3   (20.3)
                                        ------  ------  ------  ------  ------
    Total after-tax adjustments........  106.3    76.4   (40.6)   36.8   (29.7)
                                        ------  ------  ------  ------  ------
GAAP Reported:
  Income before extraordinary item and
   cumulative effect of accounting
   change..............................  430.4   337.0   460.2   483.3   420.5
  Extraordinary item-demutualization
   expenses, net of tax................  (30.7)   (1.7)  (11.7)    --      --
  Cumulative effect of accounting
   change..............................   (9.7)    --      --      --      --
                                        ------  ------  ------  ------  ------
    Net income......................... $390.0  $335.3  $448.5  $483.3  $420.5
                                        ======  ======  ======  ======  ======

   Adjustments to GAAP Reported Net Income

  Our GAAP reported net income was significantly affected by net realized investment gains and losses and unusual or non-recurring events and transactions presented above as after-tax adjustments. In all periods, net realized investment gains and losses, including gains and losses on our disposed businesses, and the surplus tax have been excluded from operating income. We have been subject to the surplus tax imposed on mutual life insurance companies which disallows a portion of mutual life insurance company's policyholder dividends as a deduction from taxable income. As a stock company, we will no longer be subject to surplus tax.

  During 1997, we entered into a court approved settlement relating to a class action lawsuit involving individual life insurance policies sold from 1979 through 1996, as specified elsewhere in this prospectus. In entering into the settlement, we specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $466.5 million, $436.6 million and $308.8 million at June 30, 1999, December 31, 1998 and December 31, 1997, respectively. Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amount previously provided.

  During the first six months of 1999, we recorded a $3.8 million after-tax restructuring charge in accordance with our plans to reduce the cost structure of our mutual fund operations. This charge primarily included accruals for severance and related benefits for staff reductions. The restructuring liability at June 30, 1999 was $5.9 million and is expected to be paid by March 2002.

  During 1997, a participating pension reinsurance contractholder requested the distribution of a portion of contract funds. At the time of the request, the contract stated that these funds were to be paid out over a specified number of years. However, we agreed to distribute a portion of the contractholder's funds in exchange for the right to retain the tax credits that resulted from the distribution. The contractual amendment resulted in the recognition of a $9.1 million after-tax gain.

   Segment Allocations

  We allocate surplus to the segments in amounts sufficient to support the associated liabilities of each segment and to maintain capital levels consistent with the overall business segment and corporate strategies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other allocation methodologies.

Retail-Protection Segment

  The following table presents certain summary financial data relating to the Protection Segment for the periods indicated.

                         For the Six Months Ended        For the Year Ended
                                 June 30,                   December 31,
                         --------------------------  ----------------------------
                             1999          1998        1998      1997      1996
                         ------------  ------------  --------  --------  --------
                                            (in millions)
Operating Results:
Revenues
  Premiums.............. $      704.7  $      670.6  $1,351.4  $1,343.0  $1,286.8
  Universal life and
   investment-type
   product charges......        177.4         155.4     333.3     288.8     268.8
  Net investment
   income...............        516.2         508.2   1,063.9     983.4     947.1
  Other revenue.........          3.5           2.6      10.6      16.6      14.9
                         ------------  ------------  --------  --------  --------
    Total revenues......      1,401.8       1,336.8   2,759.2   2,631.8   2,517.6
Benefits and expenses
  Benefits to
   policyholders........        799.7         729.6   1,493.8   1,399.1   1,341.7
  Other operating costs
   and expenses.........        189.3         214.3     442.4     375.7     349.2
  Amortization of
   deferred policy
   acquisition costs....         56.4          62.1     153.9     224.7     160.7
  Dividends to
   policyholders........        228.0         212.7     422.8     395.9     371.1
                         ------------  ------------  --------  --------  --------
    Total benefits and
     expenses...........      1,273.4       1,218.7   2,512.9   2,395.4   2,222.7
                         ------------  ------------  --------  --------  --------
Pre-tax operating
 income.................        128.4         118.1     246.3     236.4     294.9
Income taxes............         39.2          33.8      74.0      78.3      97.6
                         ------------  ------------  --------  --------  --------
After-tax operating
 income.................         89.2          84.3     172.3     158.1     197.3
After-tax adjustments:
  Realized investment
   gains, net...........         77.5          41.4      49.2      53.5      32.8
  Surplus tax...........         (3.6)          5.9      11.7      16.9      (5.7)
                         ------------  ------------  --------  --------  --------
    Total after-tax
     adjustments........         73.9          47.3      60.9      70.4      27.1
                         ------------  ------------  --------  --------  --------
GAAP Reported:
  Income before
   extraordinary item...        163.1         131.6     233.2     228.5     224.4
  Extraordinary item-
   demutualization
   expenses, net of
   tax..................        (19.7)         (1.2)     (7.9)      --        --
                         ------------  ------------  --------  --------  --------
    Net income.......... $      143.4  $      130.4  $  225.3  $  228.5  $  224.4
                         ============  ============  ========  ========  ========
Other Data:
After-tax operating
 income
  Non-traditional life
   (variable life and
   universal life)       $       48.1  $       35.3  $   74.6  $   38.6  $   38.8
  Traditional life......         28.1          35.5      73.0      97.9     146.8
  Individual long-term
   care.................          9.5           9.9      16.4      15.9       7.3
  Group long-term care..          5.0           3.5       7.8       8.4       5.3
  Other.................         (1.5)           .1        .5      (2.7)      (.9)
Statutory premiums(1)
  Variable life......... $      392.1  $      418.8  $  810.8  $  670.8  $  583.4
  Universal life(2).....         51.6         356.4     436.8     141.8     302.7
  Traditional life......        512.2         524.7   1,051.3   1,071.7   1,068.5
  Individual long-term
   care.................        120.2          92.5     199.8     156.6      94.7
  Group long-term care..         38.8          35.4      72.7      69.6      62.3

--------
(1) Statutory data have been derived from the annual statements of John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, Investors Partner Life (formerly John Hancock Life Insurance Company of America), and John Hancock Reassurance Company Ltd. as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.
(2) Includes bank owned life insurance premiums of $310.0 million for the six months ended June 30, 1998, and $340.0 million, $65.0 million, and $255.0 million for the years ended 1998, 1997 and 1996, respectively.

   Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  After-tax operating income was $89.2 million for the six months ended June 30, 1999, an increase of $4.9 million, or 5.8%, from $84.3 million for the six months ended June 30, 1998. Non-traditional life insurance after-tax operating income increased $12.8 million, or 36.3%, primarily due to increases in universal life and investment-type product charges due to growth in variable life insurance in force resulting from sales and market appreciation and lower amortization expense on deferred policy acquisition costs due to revised projections of estimated gross profits. Traditional life insurance after-tax operating income decreased $7.4 million, or 20.8%, primarily due to an increase in benefits to policyholders including higher death claims and higher dividends. Individual long-term care insurance after-tax operating income decreased $.4 million, or 4.0%, primarily due to unfavorable persistency, partially offset by favorable claims experience. Group long-term care insurance after-tax operating income increased by $1.5 million, or 42.9%, primarily due to higher net investment income and favorable claims experience.

  Total revenues were $1,401.8 million for the six months ended June 30, 1999, an increase of $65.0 million, or 4.9%, from $1,336.8 million for the six months ended June 30, 1998. Premiums increased $34.1 million, or 5.1%, primarily due to an increase in individual long-term care insurance premiums, which increased $26.7 million, or 25.9%. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $177.4 million for the six months ended June 30, 1999, an increase of $22.0 million, or 14.2%, from $155.4 million for the six months ended June 30, 1998. The increase was primarily due to higher cost of insurance fees resulting from growth in the average amount of variable life insurance in force, which increased 10.5% to $54,403.2 million for the six months ended June 30, 1999 from $49,231.6 million for the six months ended June 30, 1998. Net investment income increased $8.0 million, or 1.6%, primarily due to an increase in the segment's average invested assets, partially offset by a slight decline in the average investment yield, partially due to the sale of real estate, which generally yielded higher returns than fixed maturity investments.

  Total benefits and expenses were $1,273.4 million for the six months ended June 30, 1999, an increase of $54.7 million, or 4.5%, from $1,218.7 million for the six months ended June 30, 1998. Benefits to policyholders increased $70.1 million, or 9.6%, primarily due to a $32.4 million increase in benefits to policyholders on individual long-term care insurance products, due to higher sales, and a $25.9 million increase in benefits on traditional life insurance products due to higher death benefits. Other operating costs and expenses decreased $25.0 million, or 11.7%, to $189.3 million for the six months ended June 30, 1999 from $214.3 million for the six months ended June 30, 1998 primarily due to lower interest expense on prior year taxes, partially offset by higher commissions on non-traditional life insurance and individual long-term care insurance products due to higher sales. Amortization of deferred policy acquisition costs of $56.4 million for the six months ended June 30, 1999 decreased $5.7 million, or 9.2%, from $62.1 million for the six months ended June 30, 1998. The decrease was primarily due to lower amortization expense in 1999 resulting from revised projections of estimated gross profits based upon changes in estimated future interest margins and mortality margins on non-traditional life insurance products. Dividends to policyholders increased $15.3 million, or 7.2%, primarily due to normal growth of dividends on traditional life insurance products. The segment's effective tax rate was 30.5% and 28.6% for the six months ended June 30, 1999 and 1998, respectively. The increase was due to higher nondeductible premiums paid on company owned life insurance.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  After-tax operating income was $172.3 million in 1998, an increase of $14.2 million, or 9.0% from $158.1 million in 1997. Non-traditional life insurance after-tax operating income increased $36.0 million, or 93.3%, to $74.6 million in 1998 from $38.6 million in 1997. This increase was primarily due to higher product charges on variable life insurance resulting from increased sales and market appreciation. This increase also was due to lower amortization expense of deferred policy acquisition costs in 1998 compared to 1997 that resulted from revised projections of estimated gross profits. Traditional life insurance after-tax operating income declined by $24.9 million, or 25.4%, primarily due to higher operating expenses incurred for the operation, management and enhancement of our information systems. Individual long-term care insurance after-tax operating income increased $.5 million, or 3.1%, to $16.4 million in 1998 from $15.9 million in 1997, primarily due to favorable claims experience partially offset by unfavorable persistency. Group long-term care insurance after-tax operating income declined by $.6 million, or 7.1%, primarily due to unfavorable persistency.

  Total revenues were $2,759.2 million in 1998, an increase of $127.4 million, or 4.8%, from $2,631.8 million in 1997. Premiums increased $8.4 million, or
 .6%, from 1997 primarily due to an increase in individual long-term care insurance premiums of $43.3 million, or 24.7%, partially offset by a decrease in traditional life insurance premiums of $38.0 million, or 3.5%. The decrease in traditional life insurance premiums was primarily due to $34.5 million of term insurance premiums, primarily related to policies issued from 1986 to 1995, which were ceded under a reinsurance contract entered into during 1998. Universal life and investment-type product charges increased $44.5 million, or 15.4%, to $333.3 million in 1998 from $288.8 million in 1997. Cost of insurance fees increased primarily due to growth in the average amount of variable life insurance in force, which increased 12.7% to $49,364.1 million in 1998 from $43,791.7 million in 1997. Fees earned on separate account products increased as a result of the strong stock market returns experienced during the year. Net investment income increased by $80.5 million, or 8.2%, compared to 1997, primarily reflecting an increase in the segment's invested assets. Other revenue decreased $6.0 million in 1998 primarily due to lower conversion fee income of $4.4 million resulting from the termination of our participation in the FEGLI Program.

  Total benefits and expenses were $2,512.9 million in 1998, an increase of $117.5 million, or 4.9%, from $2,395.4 million in 1997. This increase was primarily due to a $85.6 million increase in benefits to policyholders on non-traditional life insurance and individual long-term care insurance products. Benefits on non-traditional life insurance products increased $51.8 million, or 32.3%, primarily due to interest credited on the average total account balance on universal life insurance, which increased 33.1% to $1,186.8 million for 1998 from $891.5 million for 1997, due to sales of new contracts. Benefits on individual long-term care insurance products increased $33.8 million, or 28.4%, due to sales of new contracts and higher than expected persistency of insurance in force. These increases were partially offset by favorable mortality and persistency on traditional life and non-traditional life insurance products. Other operating costs and expenses increased $66.7 million, or 17.8%, to $442.4 million in 1998 from $375.7 million in 1997. The increase was primarily due to higher expenses incurred for the operation, management, and enhancement of our information systems and increased commissions resulting from higher sales of non-traditional life insurance products. Amortization of deferred policy acquisition costs of $153.9 million for 1998 decreased $70.8 million, or 31.5%, from $224.7 million for 1997 primarily due to higher amortization expense recorded in 1997 that resulted from revised projections of estimated gross profits based upon changes in estimated future expense levels. Dividends to policyholders increased $26.9 million, or 6.8%, due primarily to normal growth of dividends on traditional life insurance products. The segment's effective tax rate declined to 30.0% in 1998, from 33.1% in 1997 due to nondeductible losses arising in 1997.

   Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  After-tax operating income was $158.1 million in 1997, a decrease of $39.2 million, or 19.9%, from $197.3 million in 1996. Non-traditional life insurance after-tax operating income decreased $.2 million, or .5% to $38.6 million in 1997 from $38.8 million in 1996 primarily due to higher amortization expense of deferred policy acquisition costs in 1997 that resulted from revised projections of estimated gross profits. This decrease was partially offset by higher product charges on variable life insurance products resulting from increased sales and market appreciation. Traditional life insurance after-tax operating income declined $48.9 million primarily due to higher amortization expense on deferred policy acquisition costs that resulted from revised projections of estimated gross profits based on changes in estimated future expense levels and higher dividends, partially offset by favorable mortality experience. Individual long-term care insurance after-tax operating income increased $8.6 million to $15.9 million in 1997 from $7.3 million in 1996 primarily due to higher sales. Group long-term care insurance after-tax operating income increased by $3.1 million primarily due to favorable persistency.

  Total revenues increased $114.2 million, or 4.5%, to $2,631.8 million in 1997 from $2,517.6 million in 1996. This increase was due primarily to individual long-term care premiums, which increased $51.0 million, or 41.0%, to $175.2 million. Universal life and investment-type product charges increased $20.0 million, or 7.4%, from 1996, primarily due to a higher amount of cost of insurance fees resulting from growth in the average amount of variable life insurance in force, which increased 12.8% to $43,791.7 million in 1997 from $38,827.6 million in 1996. Net investment income increased by $36.3 million, or 3.8%, compared to 1996, primarily due to an increase in the segment's invested assets.

  Total benefits and expenses were $2,395.4 million in 1997, an increase of $172.7 million, or 7.8%, from $2,222.7 million in 1996. Benefits to policyholders were $1,399.1 million in 1997, an increase of $57.4 million, or 4.3%, from $1,341.7 million in 1996. This increase was due primarily to a $36.6 million increase in benefits to policyholders on individual long-term care insurance products due to increased sales, and higher benefits on non-traditional life insurance products which increased $13.7 million, or 9.4%. Benefits on non-traditional life insurance products increased primarily due to a higher average total account balance on universal life insurance, which increased 28.0% to $891.5 million in 1997 from $696.3 million for 1996, resulting in increased interest credited. These increases were partially offset by favorable mortality in traditional life insurance products. Other operating costs and expenses were $375.7 million in 1997, an increase of $26.5 million, or 7.6%, from $349.2 million in 1996. The increase was primarily due to increased commissions on non-traditional life insurance and individual long-term care insurance products, due to higher sales, partially offset by higher expense allowances received under reinsurance agreements resulting from higher sales of the reinsured term life insurance products. Amortization of deferred policy acquisition costs of $224.7 million in 1997 increased $64.0 million, or 39.8%, from $160.7 million for 1996 primarily due to higher amortization expense recorded in 1997 that resulted from revised projections of estimated gross profits based upon changes in estimated future expense levels. Dividends to policyholders increased $24.8 million, or 6.7%, due primarily to normal growth in dividends on traditional life insurance products. The segment's effective tax rate was 33.1% in 1997 and 1996.

Retail-Asset Gathering Segment

  The following table presents certain summary financial data relating to the Asset Gathering Segment for the periods indicated.

                          For the Six Months Ended         For the Year Ended
                                  June 30,                    December 31,
                          --------------------------  ------------------------------
                              1999          1998        1998       1997      1996
                          ------------  ------------  ---------  --------- ---------
                                               (in millions)
Operating Results:
Revenues
  Premiums..............  $        5.3  $       14.2  $    19.8  $    55.0 $    23.0
  Investment-type
   product charges......          57.4          49.8       99.9       82.7      67.3
  Net investment
   income...............         187.5         185.3      378.0      353.3     320.0
  Investment management
   revenues,
   commissions, and
   other fees...........         269.3         260.5      516.8      412.4     310.4
  Other revenue
   (expense)............           1.2           3.7        0.8        1.5      (0.6)
                          ------------  ------------  ---------  --------- ---------
    Total revenues......         520.7         513.5    1,015.3      904.9     720.1
Benefits and expenses
  Benefits to
   policyholders........         145.3         144.2      296.3      314.5     259.9
  Other operating costs
   and expenses.........         261.2         249.9      504.9      416.2     339.2
  Amortization of
   deferred policy
   acquisition costs....          23.2          28.3       46.8       38.9      33.6
  Dividends to
   policyholders........           0.1           0.1        0.1        0.1       0.1
                          ------------  ------------  ---------  --------- ---------
    Total benefits and
     expenses...........         429.8         422.5      848.1      769.7     632.8
                          ------------  ------------  ---------  --------- ---------
Pre-tax operating
 income.................          90.9          91.0      167.2      135.2      87.3
Income taxes............          29.2          33.0       56.1       41.9      31.6
                          ------------  ------------  ---------  --------- ---------
After-tax operating
 income.................          61.7          58.0      111.1       93.3      55.7
After-tax adjustments:
  Realized investment
   gains, net...........           5.3           7.8       12.0        4.4       1.4
  Restructuring charge,
   net..................          (3.8)          --         --         --        --
  Surplus tax...........          (0.6)          0.1        0.3        0.3      (1.0)
                          ------------  ------------  ---------  --------- ---------
    Total after-tax
     adjustments........           0.9           7.9       12.3        4.7       0.4
                          ------------  ------------  ---------  --------- ---------
GAAP Reported:
  Income before
   extraordinary item
   and cumulative effect
   of accounting
   change...............          62.6          65.9      123.4       98.0      56.1
  Extraordinary item-
   demutualization
   expenses, net of
   tax..................          (4.0)         (0.3)      (1.8)       --        --
  Cumulative effect of
   accounting change....          (9.6)          --         --         --        --
                          ------------  ------------  ---------  --------- ---------
    Net income..........  $       49.0  $       65.6  $   121.6  $    98.0 $    56.1
                          ============  ============  =========  ========= =========
Other Data:
After-tax operating
 income
  Annuity...............  $       33.2  $       27.7  $    53.2  $    45.7 $    32.5
  Mutual funds..........          27.5          29.9       57.0       46.8      22.2
  Other.................           1.0           0.4        0.9        0.8       1.0
Annuity premiums and
 deposits(1)
  Fixed.................  $      301.9  $      237.0  $   360.6  $   692.6 $   652.2
  Variable..............         409.4         473.4      882.7      745.9     629.3
Mutual fund assets under
 management, end of
 period.................  $   34,225.9  $   36,202.4  $34,945.2  $31,402.0 $23,298.6

--------
(1) Statutory data have been derived from the annual statements of John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

   Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  After-tax operating income was $61.7 million for the six months ended June 30, 1999, an increase of $3.7 million, or 6.4%, from $58.0 million for the six months ended June 30, 1998. Annuity after-tax operating income increased $5.5 million, or 19.9%, primarily due to increases in variable annuity product charges resulting from sales and market appreciation in account balances and change in deferred policy acquisition costs due to revised projections of estimated gross profits. Mutual fund after-tax operating income decreased $2.4 million, or 8.0%, primarily due to lower assets under management, partially offset by a decline in operating expenses. Other after-tax operating income increased $.6 million as a result of our acquisition of the Essex Corporation, a distributor of annuities and mutual funds through banks, in January 1999.

  Total revenues increased $7.2 million, or 1.4%, to $520.7 million for the six months ended June 30, 1999 from $513.5 million for the six months ended June 30, 1998. Premiums decreased $8.9 million, or 62.7%, due to lower sales of immediate fixed annuities with life contingencies. Investment-type product charges increased $7.6 million, or 15.3%, due to growth in average variable annuity separate account liabilities. Average variable annuity separate account liabilities increased 20.9% to $6,718.8 million for the six months ended June 30, 1999 from $5,557.4 million for the six months ended June 30, 1998. Mortality and expense fees as a percentage of average account balances were 1.40% and 1.38% for the six months ended June 30, 1999 and 1998, respectively. Net investment income increased $2.2 million, or 1.2%, as a result of a higher level of invested assets backing fixed annuity products partially offset by a decrease in the average investment yield on invested assets backing fixed annuity products. The average investment yield on invested assets backing fixed annuity products was 7.61% and 7.72% for the six months ended June 30, 1999 and 1998, respectively. The decrease reflects lower market interest rates on new fixed income investments.

  Investment management revenues, commissions, and other fees increased $8.8 million, or 3.4%, to $269.3 million for the six months ended June 30, 1999 from $260.5 million for the six months ended June 30, 1998. Average mutual fund assets under management increased $578.5 million, or 1.7%, to $34,380.7 million for the six months ended June 30, 1999 from $33,802.2 million for the six months June 30, 1998 primarily due to market appreciation. However, total mutual fund assets under management decreased $719.3 million from December 31, 1998 to June 30, 1999 as net redemptions were $1,381.5 million for the six months ended June 30, 1999 compared to net sales of $3,105.0 million for the six months ended June 30, 1998. Investment advisory fees were $100.5 million for the six months ended June 30, 1999 compared to $105.7 million for the six months ended June 30, 1998. Investment advisory fees were .59% and .63% of average mutual fund assets under management for the six months ended June 30, 1999 and June 30, 1998, respectively. The decline in the investment advisory fee rate occurred primarily because fixed income assets, which bear a lower advisory fee than equity assets, increased as a percentage of total assets. Underwriting and distribution fees increased $11.2 million, or 8.3%, to $146.0 million for the six months ended June 30, 1999 from $134.8 million for the six months ended June 30, 1998, primarily due to our acquisition of the Essex Corporation. Commission revenue on new mutual fund sales declined but was offset by higher surrender charges on redemptions. Shareholder service and other fees were $22.8 million for the six months ended June 30, 1999 compared to $20.0 million for the six months ended June 30, 1998, reflecting an increase in the average number of customer accounts.

  Total benefits and expenses increased $7.3 million, or 1.7%, to $429.8 million for the six months ended June 30, 1999 from $422.5 million for the six months ended June 30, 1998. Benefits to policyholders increased $1.1 million, or 0.8%, primarily due to a decrease in interest credited on fixed annuity account balances which was $132.4 million for the six months ended June 30, 1999 compared to $137.3 million for the six months ended June 30, 1998. The decrease was primarily due to a decline in the average interest credited rate on fixed annuity account balances to 5.57% for the six months ended June 30, 1999 from 5.94% for the six months ended June

30, 1998. The decrease in the average interest credited rate was offset by higher average fixed annuity account balances of $4,856.8 million, as compared to $4,731.2 million, for the six months ended June 30, 1999 and 1998, respectively. The average interest credited rate pattern is dependent upon the general trend of market interest rates, frequency of credited rate resets and business mix. Deferred fixed annuities' interest credited rates generally are reset annually on the policy anniversary. Other operating costs and expenses increased $11.3 million, or 4.5%, to $261.2 million for the six months ended June 30, 1999 from $249.9 million for the six months ended June 30, 1998. The increase was primarily due to higher amortization of mutual fund deferred selling commissions, resulting from higher redemptions, and higher commissions on fixed annuity products due to increased sales. This increase was partially offset by a decrease in compensation expense related to our mutual fund operations. Amortization of deferred policy acquisition costs decreased $5.1 million, or 18.0%, primarily due to lower amortization during the six months ended 1999 resulting from revised projections of estimated gross profits based upon changes in estimated future interest margins and variable annuity product charges. The segment's effective tax rate declined to 32.1% from 36.3% for the six months ended June 30, 1999 as compared to the six months ended June 30, 1998, primarily due to higher investments in affordable housing and higher foreign taxes paid for the six months ended June 30, 1999.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  After-tax operating income was $111.1 million in 1998, an increase of $17.8 million, or 19.1% from $93.3 million in 1997. Annuity after-tax operating income increased $7.5 million, or 16.4%, primarily due to higher variable annuity product charges resulting from higher sales and market appreciation on account balances. This increase also was due to higher investment spread in 1998 primarily due to an increase in average invested assets backing fixed annuity products. Mutual fund after-tax operating income increased $10.2 million, or 21.8%, to $57.0 million in 1998 from $46.8 million in 1997 primarily due to an increase in advisory and distribution fees as a result of growth in assets under management due to net sales.

  Total revenues increased $110.4 million, or 12.2%, to $1,015.3 million in 1998 from $904.9 million in 1997. Premiums decreased $35.2 million, or 64.0%, due to decreased sales of immediate fixed annuities with life contingencies. Premiums in 1997 include $44.8 million of sales of immediate fixed annuities with life contingencies. Investment-type product charges were $99.9 million, an increase of $17.2 million, or 20.8%, as compared to $82.7 million in 1997. The increase was due to growth in average variable annuity separate account liabilities, which were $5,736.0 million in 1998 compared to $4,450.0 million in 1997, an increase of 28.9%. Variable annuity deposits grew 18.3% to $882.7 million in 1998 from $745.9 million in 1997. Mortality and expense fees as a percentage of average account balances were 1.37% and 1.38% in 1998 and 1997, respectively. Net investment income increased by $24.7 million, or 7.0%, in 1998 compared to 1997 as a result of a higher level of invested assets backing fixed annuity products partially offset by a decrease in the average investment yield on invested assets backing fixed annuity products. The average investment yield on invested assets backing fixed annuity products was 7.91% in 1998, compared to 7.98% in 1997. This decrease reflects lower market interest rates on new investments.

  Investment management revenues, commissions, and other fees increased $104.4 million, or 25.3%, in 1998. Average mutual fund assets under management increased to $34,230.0 million in 1998 from $27,009.2 million in 1997 due to net sales of approximately $3,107.2 million in 1998, and market appreciation. Investment advisory fees were $208.4 million in 1998 compared to $173.7 million in 1997, reflecting a higher level of average mutual fund assets under management. Investment advisory fees were .62% and .64% of average mutual fund assets under management in 1998 and 1997, respectively. The decline in the investment advisory fee rate reflected an increase in institutional assets under management of $1,120.7 million, or 24.5%, to $5,696.5 million from $4,575.8 million in 1997. Institutional assets under management generally have a lower advisory fee rate than retail assets under management. Underwriting and distribution fees increased $64.1 million, or 31.6%, to $266.7 million in 1998 from $202.6 million in 1997, primarily due to higher asset levels of mutual funds. Shareholder service and other fees were $41.7 million in 1998 compared to $36.2 million in 1997, reflecting an increase in the average number of customer accounts.

  Total benefits and expenses increased $78.4 million, or 10.2%, to $848.1 million in 1998 from $769.7 million in 1997, reflecting the growth in annuity and mutual fund assets under management. Benefits to policyholders decreased $18.2 million in 1998, primarily resulting from a $35.2 million decrease in premiums of immediate fixed annuities with life contingencies. This decrease was partially offset by an increase in interest credited on fixed annuity account balances which was $278.7 million in 1998 compared to $263.7 million in 1997. The increase was due to an increase in the average interest credited rate on fixed annuity account balances which was 5.96% in 1998, compared to 5.90% in 1997, and higher average fixed annuity account balances during 1998 of $4,673.2 million, as compared to $4,468.9 million during 1997. Other operating costs and expenses were $504.9 million in 1998, an increase of $88.7 million, or 21.3%, from $416.2 million in 1997. The increase was primarily due to an increase in compensation and related costs and administrative expenses incurred to support sales and marketing of mutual fund products and higher amortization of deferred selling commissions on mutual fund products. The increase was partially offset by lower commissions on fixed annuity products due to a decline in sales. Amortization of deferred policy acquisition costs of $46.8 million for 1998 increased $7.9 million from $38.9 million in 1997 primarily due to higher profits. The segment's effective tax rate increased to 33.6% in 1998 from 31.0% in 1997, primarily due to a state tax benefit provided to Massachusetts domiciled investment management companies in 1997.

   Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  After-tax operating income was $93.3 million in 1997, an increase of $37.6 million, or 67.5%, from $55.7 million in 1996. Annuity after-tax operating income increased $13.2 million primarily due to variable annuity product charges resulting from higher sales and market appreciation. In addition, investment spread increased in 1997 from 1996 due primarily to an increase in average invested assets backing fixed annuity products. Mutual fund after-tax operating income increased $24.6 million, or 110.8%, to $46.8 million in 1997 from $22.2 million in 1996 primarily due to an increase in advisory and distribution fees as a result of growth in assets under management due to net sales and market appreciation.

  Total revenues increased $184.8 million, or 25.7%, to $904.9 million in 1997 from $720.1 million in 1996, principally the result of an increase in annuity and mutual fund assets under management. Premiums increased $32.0 million, or 139.1%, due to higher sales of immediate fixed annuities with life contingencies. Investment-type product charges were $82.7 million, an increase of $15.4 million, or 22.9%, as compared to $67.3 million in 1996 due primarily to growth in 1997 in variable annuity separate account liabilities. Average variable annuity separate account liabilities were $4,450.0 million in 1997 compared to $3,481.9 million in 1996, an increase of 27.8%. Variable annuity deposits grew 18.5% during 1997 compared to 1996. Mortality and expense fees as a percentage of average variable annuity account balances were 1.38% and 1.35% in 1997 and 1996, respectively, reflecting minimal changes in the levels of fees charged. Net investment income increased by $33.3 million, or 10.4%, in 1997 compared to 1996 primarily as a result of the higher level of average invested assets due to sales of fixed annuity products, partially offset by a lower average investment yield on these assets of 7.98% in 1997, compared to 8.14% in 1996. The decrease reflects lower market interest rates on new investments.

  Investment management revenues, commissions, and other fees increased $102.0 million, or 32.9%, in 1997. Average mutual fund assets under management increased to $27,009.2 million in 1997 from $20,824.5 million in 1996 due to net sales of approximately $3,134.8 million in 1997, as well as strong market appreciation. Investment advisory fees were $173.7 million in 1997 compared to $132.2 million in 1996. The $41.5 million increase primarily reflects a higher level of average mutual fund assets under management. Investment advisory fees were .64% of average assets under management in 1997 and 1996. Underwriting and distribution fees were $202.6 million in 1997 compared to $143.2 million in 1996. The increase of $59.4 million reflects the higher asset levels of mutual funds and increased sales. Shareholder service and other fees were $36.2 million in 1997 compared to $35.1 million in 1996.

  Total benefits and expenses increased $136.9 million, or 21.6%, to $769.7 million in 1997 from $632.8 million in 1996. Benefits to policyholders increased $54.6 million, or 21.0%, in 1997, primarily resulting from a $32.0 million increase in premiums of immediate fixed annuities with life contingencies. Interest credited on fixed annuity account balances was $263.7 million in 1997, an increase of $25.2 million, or 10.6%, from $238.5 million in 1996. The increase was due to an increase in average fixed annuity account balances of $528.4 million during 1997, to $4,468.9 million as compared to $3,940.5 million during 1996. The average interest credited rate was 5.90% in 1997 compared to 6.05% in 1996. The decrease in the average interest credited rate was primarily due to the general decline of market interest rates. Other operating costs and expenses were $416.2 million in 1997, an increase of $77.0 million, or 22.7%, from $339.2 million in 1996. The increase was primarily due to an increase in compensation and related costs and administrative expenses incurred to support sales and marketing of mutual fund products and higher amortization of deferred selling commissions on mutual fund products. Amortization of deferred policy acquisition costs increased $5.3 million to $38.9 million in 1997 primarily due to higher profits. The segment's effective tax rate decreased to 31.0% in 1997 as compared to 36.2% in 1996, primarily due to a state tax benefit provided to Massachusetts domiciled investment management companies in 1997.

Institutional-Guaranteed and Structured Financial Products Segment

  The following table presents certain summary financial data relating to the Guaranteed and Structured Financial Products Segment for the periods indicated.

                            For the Six Months
                                   Ended              For the Year Ended
                                 June 30,                December 31,
                            --------------------- ----------------------------
                               1999       1998      1998      1997      1996
                            ----------  --------- --------  --------  --------
                                            (in millions)
Operating Results:
Revenues
  Premiums................. $    382.0  $   36.3  $  121.4  $  201.0  $  359.6
  Investment-type product
   charges.................       45.0      33.7      71.4      68.7      68.5
  Net investment income....      837.1     772.4   1,576.3   1,545.2   1,608.5
  Realized investment
   losses..................       (1.7)     (6.1)    (37.7)     (0.6)      --
  Other revenue (expense)..        0.8       0.3      (0.2)      0.1      (0.9)
                            ----------  --------  --------  --------  --------
    Total revenues.........    1,263.2     836.6   1,731.2   1,814.4   2,035.7
Benefits and expenses
  Benefits to
   policyholders...........    1,031.9     681.1   1,411.5   1,495.1   1,675.3
  Other operating costs and
   expenses................       48.7      50.7      92.6      81.0      88.5
  Amortization of deferred
   policy acquisition
   costs...................        0.7       1.9       3.7       5.2       5.7
  Dividends to
   policyholders...........        8.0       7.5      20.8      41.4      31.2
                            ----------  --------  --------  --------  --------
    Total benefits and
     expenses..............    1,089.3     741.2   1,528.6   1,622.7   1,800.7
                            ----------  --------  --------  --------  --------
Pre-tax operating income...      173.9      95.4     202.6     191.7     235.0
Income taxes...............       53.3      19.1      56.9      53.2      79.6
                            ----------  --------  --------  --------  --------
After-tax operating
 income....................      120.6      76.3     145.7     138.5     155.4
After-tax adjustments:
  Realized investment
   gains, net..............       80.8       8.2      17.2       4.8       9.9
  Surplus tax..............       (3.2)      1.0       2.0       5.5      (2.3)
  Benefit from pension
   participating contract
   modification............        --        --        --        9.1       --
                            ----------  --------  --------  --------  --------
    Total after-tax
     adjustments...........       77.6       9.2      19.2      19.4       7.6
                            ----------  --------  --------  --------  --------
GAAP Reported:
  Income before
   extraordinary item......      198.2      85.5     164.9     157.9     163.0
  Extraordinary item-
   demutualization
   expenses, net of tax....       (5.8)     (0.2)     (1.5)      --        --
                            ----------  --------  --------  --------  --------
    Net income............. $    192.4  $   85.3  $  163.4  $  157.9  $  163.0
                            ==========  ========  ========  ========  ========

                                 For the Six Months
                                        Ended            For the Year Ended
                                      June 30,              December 31,
                                 ------------------- --------------------------
                                   1999      1998      1998     1997     1996
                                 --------- --------- -------- -------- --------
                                                 (in millions)
Other Data:
After-tax operating income
  Spread-based products......... $   100.8 $    50.0 $  117.5 $  103.0 $  129.1
  Fee-based products............      19.8      26.3     28.2     35.5     26.3
Statutory premiums and deposits
 (1)
  Spread-based products
    GICs and funding
     agreements................. $ 3,083.8 $ 2,479.1 $4,995.0 $2,643.7 $2,767.3
    Single premium annuities....     369.3      28.6    111.8    193.7    247.2
  Fee-based products
    Participating contracts and
     conversion annuity
     contracts..................     306.9     298.3    566.7    703.8    716.4
    Separate account GICs.......     469.7     323.3    459.9    456.0    563.5
    Other separate account
     contracts..................      30.7      54.6    145.6    195.0    213.7

--------
(1) Statutory data have been derived from the annual statement of John Hancock Mutual Life Insurance Company, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

   Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  After-tax operating income was $120.6 million for the six months ended June 30, 1999, an increase of $44.3 million, or 58.1%, from $76.3 million for the six months ended June 30, 1998. Spread-based products' after-tax operating income increased $50.8 million, or 101.6%, primarily due to higher investment spread as a result of an increase in average invested assets backing spread-based products and the receipt of $14.7 million of past due interest on a defaulted fixed maturity investment. Fee-based products' after-tax income decreased $6.5 million, or 24.7%, primarily due to lower taxes on capital gains credited to contractholders in 1999.

  Total revenues increased $426.6 million, or 51.0%, to $1,263.2 million for the six months ended June 30, 1999 from $836.6 million for the six months ended June 30, 1998, primarily due to a $340.7 million increase in premiums of single premium annuity contracts. During the second quarter of 1999, we sold one single premium annuity contract for $339.0 million. Investment-type product charges increased $11.3 million, or 33.5%, primarily due to higher sales of single premium group annuity contracts and higher product charges from separate account GICs due to higher average account balances resulting from sales. Investment-type product charges were .71% and .54% of average fee-based policy reserves for the six months ended June 30, 1999 and 1998, respectively. The increase primarily reflects higher expense charges on participating contracts and the recognition of fees upon the sale of single premium annuity contracts and separate accounts GICs. Net investment income increased $64.7 million, or 8.4%, to $837.1 million for the six months ended June 30, 1999 from $772.4 million for the six months ended June 30, 1998, primarily as a result of a higher level of average invested assets backing spread-based products. Average invested assets backing spread-based products increased $2,104.4 million, or 13.8%, to $17,304.8 million for the six months ended June 30, 1999. The average investment yield on these invested assets was 8.26% for the six months ended June 30, 1999, compared to 8.22% for the six months ended June 30, 1998. Net investment income also increased due to the receipt of $14.7 million of past due interest on a defaulted fixed maturity investment. Realized investment losses decreased $4.4 million, or 72.1%, primarily due to a narrowing of interest rate spreads in 1999 on mortgage-backed securities and corporate bonds relative to U.S. Treasury securities, resulting in higher prices upon the sale of the securities.

  Total benefits and expenses increased $348.1 million, or 47.0%, to $1,089.3 million for the six months ended June 30, 1999 from $741.2 million for the six months ended June 30, 1998, primarily due to a $350.8 million increase in benefits to policyholders as a result of increased sales of single premium annuity contracts. Benefits to policyholders also includes interest credited on account balances for spread-based products, which was $539.3 million for the six months ended June 30, 1999, an increase of $14.4 million, or 2.7%, from $524.9 million for the six months ended June 30, 1998. The increase in interest credited was primarily due to an increase in average account balances for spread-based products, which increased 11.0%, partially offset by a decline in the average interest credited rate on account balances for spread-based products, which was 6.79% for the six months ended June 30, 1999 compared to 7.33% for the six months ended June 30, 1998. The decline in the average interest credited rate on account balances for spread-based products was due to sales of GICs and funding agreements with lower average interest crediting rates. Other operating costs and expenses decreased $2.0 million, or 3.9%, primarily due to lower guaranty fund assessments. Dividends increased $0.5 million, or 6.7%, reflecting a higher level of distributable surplus in participating contractholders accounts. The segment's effective tax rate increased to 30.6% for the six months ended June 30, 1999 from 20.0% for the six months ended June 30, 1998, primarily due to lower taxes on capital gains credited to contractholders in 1999.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  After-tax operating income was $145.7 million in 1998, an increase of $7.2 million, or 5.2% from $138.5 million in 1997. Spread-based products' after-tax operating income increased $14.5 million, or 14.1%, primarily due to a decline in the average interest credited rate partially offset by deposit growth from sales of funding agreements. Fee-based products' after-tax operating income decreased $7.3 million to $28.2 million in 1998 from $35.5 million in 1997 primarily due to an increase in operating expenses while average fee-based assets under management remained nearly level.

  Total revenues decreased $83.2 million, or 4.6%, to $1,731.2 million in 1998 from $1,814.4 million in 1997, due primarily to a $79.6 million decrease in premiums primarily resulting from lower sales of single premium annuity contracts. Investment-type product charges were $71.4 million for 1998, an increase of $2.7 million, or 3.9%, primarily reflecting higher amortization of deferred profits on single premium group annuity and terminal funding annuity contracts, and were .59% and .58% of average fee-based policy reserves in 1998 and 1997, respectively. Net investment income increased $31.1 million, or 2.0%, in 1998 compared to 1997, primarily as a result of a higher level of average invested assets backing spread-based products, partially offset by a decline in average investment yield on these invested assets. Average invested assets backing spread-based products increased $325.1 million, or 2.2% to $15,151.8 million in 1998 from $14,826.7 million in 1997. The average investment yield on these invested assets was 8.18% in 1998 compared to 8.37% in 1997. The decrease in the average investment yield was primarily due to lower market interest rates during 1998. Realized investment losses were $37.7 million for 1998, an increase of $37.1 million from realized investment losses of $0.6 million for 1997. The increase primarily resulted from a widening of interest rate spreads on mortgage-backed securities and corporate bonds relative to U.S. Treasury securities, resulting in lower prices upon the sale of the securities.

  Total benefits and expenses decreased $94.1 million, or 5.8%, to $1,528.6 million in 1998 from $1,622.7 million in 1997. The decrease was due primarily to an $83.6 million decrease in benefits to policyholders primarily resulting from lower sales of single premium annuity contracts. Interest credited on account balances for spread-based products was $1,049.1 million in 1998, a decrease of $29.7 million, or 2.8%, from $1,078.8 million in 1997. The decrease was due largely to a decline in the average interest credited rate on account balances for spread-based products, which was 7.21% in 1998 compared to 7.50% in 1997. The decrease in the average interest credited rate was primarily due to the general decline of market interest rates, resulting in new GIC and funding agreement liabilities which have a lower average interest credited rate. Other operating costs and expenses were $92.6 million in 1998, an increase of $11.6 million, or 14.3%, from $81.0 million in 1997. The increase was primarily due to higher guaranty fund assessments and continuing investments in technology for administrative systems. Dividends of $20.8 million in 1998, decreased $20.6 million, or 49.8%, from $41.4 million for 1997. Dividends in 1997 included $25.9 million resulting from contract modifications and conversions. Excluding dividends on contract modifications and conversions, dividends were $20.2 million for 1998 and $15.5 million in 1997. The increase in recurring dividends primarily resulted from appreciation of equity securities. The segment's effective tax rate was 28.1% in 1998, as compared to 27.8% in 1997.

   Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  After-tax operating income was $138.5 million in 1997, a decrease of $16.9 million, or 10.9% from $155.4 million in 1996. Spread-based products' after-tax operating income decreased $26.1 million, or 20.2%, primarily due to lower investment spread due to a decline in the average investment yield being greater than the decline in the average interest credited rate. Fee-based products' after-tax operating income increased $9.2 million to $35.5 million in 1997 from $26.3 million in 1996 primarily due to a decrease in operating expenses resulting from a reduction of interest payable on prior year taxes.

  Total revenues decreased $221.3 million, or 10.9%, to $1,814.4 million in 1997 from $2,035.7 million in 1996. The decrease was due primarily to a $158.6 million decrease in premiums as a result of a $94.9 million decline in sales of conversion annuities and a $49.4 million decline in sales of single premium annuity and terminal funding contracts. A conversion annuity is a participating group annuity contract that has been converted to a non-participating annuity. Such a decline in sales has little effect on earnings, as the decreased premiums are offset by corresponding decreases in benefits to policyholders. Investment-type product charges were $68.7 million for 1997, an increase of $.2 million, or .3%, from $68.5 million for 1996. Net investment income decreased $63.3 million, or 3.9%, in 1997 compared to 1996, primarily the result of a decrease in the average investment yield on invested assets backing spread-based products. The average investment yield on these invested assets was 8.37% in 1997, as compared to 8.93% in 1996, reflecting the reinvestment of proceeds from higher yielding fixed maturities into relatively lower yielding securities. Average invested assets backing spread-based products increased $262.6 million, or 1.8%, to $14,826.7 million in 1997 from $14,564.1 million in 1996.

  Total benefits and expenses decreased $178.0 million, or 9.9%, to $1,622.7 million in 1997 from $1,800.7 million in 1996. The decrease was due primarily to a $180.2 million decrease in benefits to policyholders as a result of lower sales of conversion annuities and single premium annuity contracts. Interest credited on account balances for spread-based products was $1,078.8 million in 1997, a decrease of $7.3 million, or .7% from $1,086.1 million in 1996. The decrease was primarily due to a decline in the average interest credited rate on account balances for spread-based products which was 7.50% in 1997 compared to 7.64% in 1996, reflecting the maturity of GIC liabilities with a higher average interest credited rate than new GIC and funding agreement liabilities issued in 1997. Other operating costs decreased $7.5 million, or 8.5%, to $81.0 million in 1997, from $88.5 million in 1996 primarily due to a reduction of interest payable on prior year taxes. Dividends increased $10.2 million, or 32.7%, for 1997 primarily as a result of contract conversions and modifications. Excluding dividends on contract conversions and modifications, dividends to policyholders were $15.5 million for 1997, and $17.9 million for 1996, reflecting the lower level of average invested assets for participating contracts. The segment's effective tax rate was 27.8% in 1997, as compared to 33.9% in 1996. The decline in the effective tax rate was primarily due to higher affordable housing tax credits and higher foreign tax credits in 1997.

Institutional-Investment Management Segment

  The following table presents certain summary financial data relating to the Investment Management Segment for the periods indicated.

                          For the Six Months Ended        For the Year Ended
                                  June 30,                   December 31,
                          -------------------------- -------------------------------
                              1999          1998       1998       1997       1996
                          ------------  ------------ ---------  ---------  ---------
                                               (in millions)
Operating Results:
Revenues
  Net investment
   income...............  $       23.6  $        6.9 $    24.1  $     4.0  $     3.4
  Realized investment
   gains (losses), net..           --            7.8      (4.4)      (4.0)       --
  Investment management
   revenues,
   commissions, and
   other fees...........          65.0          56.9     123.8      118.3      109.4
  Other revenue.........           0.7           0.6       0.4        0.2        0.6
                          ------------  ------------ ---------  ---------  ---------
    Total revenues......          89.3          72.2     143.9      118.5      113.4
Benefits and expenses
  Operating expenses....          60.5          48.2     117.8       88.4       76.3
                          ------------  ------------ ---------  ---------  ---------
    Total benefits and
     expenses...........          60.5          48.2     117.8       88.4       76.3
                          ------------  ------------ ---------  ---------  ---------
Pre-tax operating
 income.................          28.8          24.0      26.1       30.1       37.1
Income taxes............          11.6           9.9      10.7       12.9       15.5
                          ------------  ------------ ---------  ---------  ---------
After-tax operating
 income.................          17.2          14.1      15.4       17.2       21.6
After-tax adjustments:
  Realized investment
   gains, net...........           0.7           0.0       0.1        0.1        0.1
                          ------------  ------------ ---------  ---------  ---------
GAAP Reported:
  Income before
   cumulative effect of
   accounting change....          17.9          14.1      15.5       17.3       21.7
  Cumulative effect of
   accounting change....          (0.1)          --        --         --         --
                          ------------  ------------ ---------  ---------  ---------
Net income..............  $       17.8  $       14.1 $    15.5  $    17.3  $    21.7
                          ============  ============ =========  =========  =========
Other Data:
Assets under management,
 end of period (1)......  $   43,163.6  $   37,021.9 $39,637.7  $34,361.5  $32,884.5

--------
(1) Includes general account cash and invested assets of $82.5 million and $68.4 million as of June 30, 1999 and 1998, respectively, and $88.1 million, $66.0 million, and $54.5 million as of December 31, 1998, 1997, and 1996, respectively.

   Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  After-tax operating income was $17.2 million for the six months ended June 30, 1999, an increase of $3.1 million, or 22.0%, from $14.1 million for the six months ended June 30, 1998. The increase was primarily due to higher investment advisory fees earned resulting from an increase in average assets under management, partially offset by higher interest expense from a collateralized bond obligation formed in 1998.

  Total revenues increased $17.1 million, or 23.7%, to $89.3 million for the six months ended June 30, 1999 from $72.2 million for the six months ended
June 30, 1998. Net investment income increased $16.7 million, or 242.0%, resulting from a higher level of average invested assets due to the formation of a collateralized bond obligation in 1998. Investment management revenues, commissions, and other fees increased $8.1 million, or 14.2%, to $65.0 million for the six months ended June 30, 1999 from $56.9 million for the six months ended June 30, 1998, primarily due to an increase in investment advisory fees, which increased $8.2 million, or 15.4%, to $61.2 million. The increase in investment advisory fees was a result of a higher level of average assets under management, which increased $5,549.0 million, or 15.7% to $40,783.0 million for the six months ended June 30, 1999. Investment advisory fees were both
 .30% of average advisory assets under management for the six months ended June 30, 1999 and 1998. Mortgage origination and servicing fees were $3.8 million for the six months ended June 30, 1999 and 1998. Realized investment gains were $7.8 million for the six months ended June 30, 1998 as a result of a mortgage securitization in 1998.

  Operating expenses were $60.5 million for the six months ended June 30, 1999, an increase of $12.3 million, or 25.5%, from $48.2 million for the six months ended June 30, 1998. The increase was primarily due to an increase in interest expense and other expenses in connection with the collateralized bond obligation. Operating expenses were both .22% of average advisory assets under management for the six months ended June 30, 1999 and 1998. The segment's effective tax rate was 40.3% and 41.3% for the six months ended June 30, 1999 and 1998, respectively.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

  After-tax operating income was $15.4 million in 1998, a decrease of $1.8 million, or 10.5%, from $17.2 million in 1997 primarily due to higher investment advisory fees earned on timber assets under management in 1997 resulting from strong market appreciation, partially offset by higher operating expenses resulting from the formation of a collateralized bond obligation in 1998.

  Total revenues increased $25.4 million, or 21.4%, to $143.9 million in 1998 from $118.5 million in 1997. Net investment income was $24.1 million in 1998, an increase of $20.1 million from $4.0 million for 1997. The increase in net investment income was due to an increase in the average loans held for sale and a higher level of average invested assets due to the formation of a collateralized bond obligation. Average loans held for sale in 1998 were $106.2 million, compared to $20.7 million in 1997. Investment management revenues, commissions, and other fees increased $5.5 million, or 4.6%, in 1998. Average advisory assets under management increased $2,225.7 million, or 6.6%, to $35,730.2 million in 1998 from $33,504.5 million in 1997, primarily due to market appreciation in 1998. Investment advisory fees were $115.3 million in 1998 compared to $111.0 million in 1997 primarily due to a higher level of average advisory assets under management. Investment advisory fees were .32% and .33% of average advisory assets under management in 1998 and 1997, respectively. Mortgage origination and servicing fees were $8.5 million in 1998 compared to $7.3 million in 1997. Realized investment losses were $4.4 million in 1998 compared to $4.0 million in 1997. The increase primarily resulted from a widening of interest rate spreads on mortgage loans held for sale, partially offset by gains on loan sales.

  Operating expenses were $117.8 million in 1998, an increase of $29.4 million, or 33.3%, from $88.4 million in 1997. The increase was due primarily to $13.9 million of interest and other expenses in connection with the collateralized bond obligation. In addition, operating expenses increased $5.8 million due to financing an increased average balance of loans held for sale. Operating expenses were .24% and .23% of average advisory assets under management in 1998 and 1997, respectively. The segment's effective tax rate declined to 41.0% in 1998 from 42.9% in 1997 primarily due to lower state tax payments in 1997.

   Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  After-tax operating income was $17.2 million in 1997, a decrease of $4.4 million from $21.6 million, or 20.4%, in 1996 primarily due to realized investment losses of $4.0 million on short sale transactions resulting from a decline in U.S. Treasury rates. Investment advisory fees increased as a result of higher assets under management. The increase was partially offset by higher operating expenses resulting from higher compensation and related costs due to expanded operations.

  Total revenues increased $5.1 million, or 4.5%, to $118.5 million in 1997 from $113.4 million in 1997. Net investment income was $4.0 million in 1997 compared to $3.4 million for 1996. Investment management revenues, commissions, and other fees increased $8.9 million, or 8.1%, in 1997. Average advisory assets under management increased $4,645.5 million, or 16.1%, to $33,504.5 million in 1997 from $28,859.0 million in 1996 primarily due to market appreciation in 1997. Investment advisory fees were $111.0 million in 1997 compared to $101.0 million in 1996, primarily reflecting a higher level of average assets under management. Investment advisory fees were .33% and .35% of average advisory assets under management in 1997 and 1996, respectively. Mortgage origination and servicing fees were $7.3 million in 1997 compared to $8.4 million in 1996. Realized investment losses were $4.0 million in 1997, due to losses from a decline in U.S. Treasury rates.

  Operating expenses were $88.4 million in 1997, an increase of $12.1 million, or 15.8%, from $76.3 million in 1996. The increase was primarily due to increased compensation and related costs which resulted from expanded operations. The segment's effective tax rate increased to 42.9% in 1997 from 41.8% in 1996 primarily due to lower state tax payments in 1997.

Corporate and Other Segment

  The following table presents certain summary financial data relating to the Corporate and Other Segment for the periods indicated.

                                          For the Six
                                          Months Ended   For the Year Ended
                                            June 30,        December 31,
                                          ------------- ----------------------
                                           1999   1998   1998    1997    1996
                                          ------  ----- ------  ------  ------
                                                    (in millions)
Operating Results:
After-tax operating income (loss):
  International insurance operations..... $ 10.1  $12.4 $ 25.3  $  8.3  $  8.8
  Corporate operations...................   25.4    9.4    8.7   (32.0)  (18.2)
  Non-core businesses....................   (0.1)   6.1   22.3    63.1    29.6
                                          ------  ----- ------  ------  ------
    Total................................   35.4   27.9   56.3    39.4    20.2
After-tax adjustments:
  Realized investment gains, net.........   (3.7)  11.1   15.4    42.1    36.4
  Class action lawsuit...................  (39.1)   --  (150.0) (112.5)  (90.0)
  Surplus tax............................   (4.0)   0.9    1.5    12.6   (11.3)
                                          ------  ----- ------  ------  ------
    Total after-tax adjustments..........  (46.8)  12.0 (133.1)  (57.8)  (64.9)
                                          ------  ----- ------  ------  ------
GAAP Reported:
  (Loss) income before extraordinary
   item..................................  (11.4)  39.9  (76.8)  (18.4)  (44.7)
  Extraordinary item--demutualization
   expenses, net of tax..................   (1.2)   --    (0.5)    --      --
                                          ------  ----- ------  ------  ------
Net (loss) income........................ $(12.6) $39.9 $(77.3) $(18.4) $(44.7)
                                          ======  ===== ======  ======  ======

   Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

  After-tax operating income from international insurance operations was $10.1 million for the six months ended June 30, 1999, a decrease of $2.3 million, or 18.5%, from $12.4 million for the six months ended June 30, 1998. This decrease was primarily due to a decline in net investment income due to changes in portfolio composition, partially offset by an increase in segregated fund product charges, due to growth in assets under management.

  After-tax operating income from corporate operations was $25.4 million for the six months ended June 30, 1999, an increase of $16.0 million, or 170.2%, from $9.4 million for the six months ended June 30, 1998. The increase primarily resulted from higher net investment income due to a higher level of corporate purpose assets and an increase in group life insurance after-tax operating income resulting from favorable mortality experience.

  After-tax operating loss from non-core businesses was $.1 million for the six months ended June 30, 1999, a decrease of $6.2 million from the six months ended June 30, 1998. The decrease was primarily due to lower net investment income resulting from a decrease in average invested assets due to the previously described disposals.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997 and Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

  After-tax operating income from international insurance operations was $25.3 million for 1998, an increase of $17.0 million from $8.3 million for 1997. The increase in after-tax operating income primarily resulted from continued growth in our Canadian operations' segregated assets, which resulted in higher product charges, which increased $20.5 million, or 29.3%, from 1997. The increase was primarily due to growth in segregated assets under management which were $1,988.1 million in 1998, an increase of 30.4% from $1,524.9 million in 1997. After-tax operating income from international insurance operations was $8.3 million for 1997, a decrease of $.5 million from $8.8 million for 1996.

  After-tax operating income from corporate operations was $8.7 million in 1998, an increase of $40.7 million from after-tax operating loss of $32.0 million in 1997. The increase primarily resulted from higher net investment income of $32.9 million on corporate assets. Unallocated corporate overhead and expenses associated with the disposed businesses declined $8.0 million during 1998. After-tax operating loss from corporate operations was $32.0 million in 1997 compared to $18.2 million in 1996. The increase in loss was due to higher net investment income on intercompany assets backing participating group annuity contracts. Because income associated with these assets is eliminated within corporate operations during consolidation, higher net investment income from these assets results in a higher recorded loss in this segment.

  After-tax operating income from non-core businesses was $22.3 million in 1998, a decrease of $40.8 million from $63.1 million in 1997. The decrease was due primarily to the development of tax planning strategies to use $51.0 million of net loss carryforwards in 1997. After-tax operating income from non-core businesses was $63.1 million in 1997, an increase of $33.5 million from 1996. The increase was due to the previously described use of net loss carryforwards and disposals.

Liquidity and Capital Resources

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, our principal cash flow sources have been premiums, deposits and charges on policies and contracts, investment income, maturing investments, and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance, annuity, and structured investment products, and to the funding of investments in new products, processes, and technologies. Our product liabilities include the payment of benefits under life insurance, annuity and structured investment products and the payment of policy surrenders, withdrawals and policy loans.

  After the effective date of the reorganization, John Hancock Financial Services, Inc. will be an insurance holding company. The assets of John Hancock Financial Services Inc. will initially consist of the outstanding capital stock of John Hancock Life Insurance Company and a portion of the net proceeds of the offering. We expect that the amount of net proceeds to be retained by John Hancock Financial Services, Inc. will be $200.0 million. However, provisions of our Plan of Reorganization may serve to reduce the amount retained to an amount less than $200.0 million, unless specific approval is received from the Massachusetts Commissioner of Insurance. Our sources of cash will be dividends from our subsidiaries and investment returns on the invested net proceeds of the offering retained by us. State insurance laws generally restrict the ability of insurance companies to pay cash dividends in excess of prescribed limitations without prior approval. The ability of John Hancock Life Insurance Company, our primary operating subsidiary, to pay shareholder dividends is and will continue to be subject to restrictions set forth in the insurance laws and regulations of Massachusetts, its domiciliary state. The Massachusetts insurance law limits how and when John Hancock Life Insurance Company can pay shareholder dividends. After giving effect to the reorganization, John Hancock Life Insurance Company would be able to pay approximately $607.1 million in dividends in 1999 based on 1998 statutory results without being subject to the restrictions on payment of extraordinary dividends contained in the Massachusetts Insurance Law. Following the reorganization, John Hancock Life Insurance Company may be commercially domiciled in New York. If so, dividend payments may also be subject to New York's insurance holding company act as well as Massachusetts law. We currently do not expect such regulatory requirements to impair our ability to meet our liquidity and capital needs. However, we can give no assurance that we will declare or pay dividends. See "Stockholder Dividend Policy."

  We maintain investment programs generally intended to provide adequate funds to pay benefits without forced sales of investments. Products having liabilities with longer lives, such as life insurance and certain pension products, are matched with assets having similar estimated lives such as mortgage loans, long-term bonds, and private placement bonds. Shorter-term liabilities are matched with investments such as short and medium-term fixed maturities. In addition, highly liquid, high quality short-term U.S. Treasury securities and other liquid investment grade fixed maturities are held to fund normal operating expenses, surrenders, withdrawals and development and maintenance expenses associated with new products and technologies.

  As more fully discussed under "Business--General Account Investments," the liquidity of our insurance operations is also related to the overall quality of our investments. As of June 30, 1999, $26,432.8 million, or 87.1% of the fixed maturity securities held by us and rated by S&P or the National Association of Insurance Commissioners were rated investment grade (BBB or higher by S&P or 1 or 2 by the National Association of Insurance Commissioners). The remaining $3,927.3 million of fixed maturity investments were rated non-investment grade.

  We employ an asset/liability management approach tailored to the specific requirements of each of our product lines. Each product line has an investment strategy based on the specific characteristics of the liabilities in the product line. As part of this approach, we develop investment policies and operating guidelines for each portfolio based upon the return objectives, risk tolerance, liquidity, and tax and regulatory requirements of the underlying products and business segments.

  During 1999, we began to classify new purchases of fixed maturity securities and equity securities that support our multi-manager funding agreement product, a funding agreement with a variable rate that is periodically reset, as trading securities. Changes in the fair value of these securities are recognized in income. At June 30, 1999, our portfolio of trading securities supporting our multi-manager product was $582.4 million.

  Net cash provided by operating activities was $770.8 million and $786.6 million for the six months ended June 30, 1999 and 1998, respectively. Net cash provided by operating activities was $1,328.9 million, $1,438.3 million, and $1,892.7 million for the years ended December 31, 1998, 1997 and 1996, respectively. The decrease in the six months ended June 30, 1999 resulted primarily from an increase in purchases of trading securities, partially offset by a decrease in benefits paid to policyholders. The decrease in 1998 resulted primarily from an increase in benefits paid to policyholders in 1998 as compared to 1997. The decrease in 1997 as compared to 1996 was due primarily to lower premiums collected, partially offset by lower benefits paid to policyholders and lower operating expenses in 1997 as compared to 1996.

  Net cash used in investing activities was $2,603.2 million and $887.3 million for the six months ended June 30, 1999 and 1998, respectively. Net cash used in investing activities was $1,339.1 million, $1,295.3 million and $1,183.3 million for the years ended December 31, 1998, 1997, and 1996, respectively. The increase in net cash used in the six months ended June 30, 1999 resulted primarily from a decrease in sales of fixed maturities. In 1998 and 1997, the increase in net cash used resulted primarily from an increase in purchases of fixed maturities, partially offset by fixed maturity securities maturing or being sold.

  Net cash provided by financing activities was $1,467.8 million and $562.8 million for the six months ended June 30, 1999 and 1998, respectively. Net cash provided by (used in) financing activities was $850.0 million, ($792.4) million and $40.6 million, for the years ended December 31, 1998, 1997 and 1996, respectively. The increase in the six months ended June 30, 1999 resulted primarily from cash received from deposits on universal life insurance and investment-type contracts which exceeded cash payments made on withdrawals of such contracts by $1,180.5 million. The increase in 1998 resulted primarily from cash received from deposits on universal life insurance and investment-type contracts which exceeded cash payments made on withdrawals of such contracts by $1,010.7 million. The decrease in 1997 primarily resulted from cash payments made on withdrawals from investment-type contracts that exceeded cash received from deposits on such contracts by $668.9 million.

  Cash flow requirements also are supported by committed lines of credit totaling $1,000.0 million, $500.0 million of which expires on July 29, 2000 and $500.0 million of which expires June 30, 2001. The syndicated lines of credit are available for general liquidity needs, capital expansion, and acquisitions. The committed syndicated lines of credit contain covenants that, among other provisions, require maintenance of certain levels of policyholders' equity. To date, we have not borrowed any amounts under the lines of credit.

  As of June 30, 1999, we had $1,317.8 million of debt outstanding consisting of $703.9 million of commercial paper borrowings, $447.0 million of surplus notes, and $166.9 million of other notes payable.

  A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. We closely evaluate and manage this risk. The following table summarizes our annuity policy reserves and deposit fund liabilities for the contractholder's ability to withdraw funds for the indicated periods:

                              As of June 30,         As of December 31,
                              ---------------  --------------------------------
                                   1999             1998             1997
                              ---------------  ---------------  ---------------
                               Amount     %     Amount     %     Amount     %
                              --------- -----  --------- -----  --------- -----
                                           (dollars in millions)
Not subject to discretionary
 withdrawal provisions......  $16,202.3  61.7% $15,383.4  62.4% $14,670.1  62.6%
Subject to discretionary
 withdrawal adjustment:
  With market value
   adjustment...............    1,279.5   4.9      792.9   3.2    1,215.6   5.2
  At contract value.........    4,063.7  15.5    4,010.7  16.3    3,693.6  15.8
Subject to discretionary
 withdrawal at contract
 value less surrender
 charge.....................    4,711.5  17.9    4,462.8  18.1    3,851.7  16.4
                              --------- -----  --------- -----  --------- -----
Total annuity reserves and
 deposit funds liability....  $26,257.0 100.0% $24,649.8 100.0% $23,431.0 100.0%
                              ========= =====  ========= =====  ========= =====

  Individual life insurance policies are less susceptible to withdrawal than are annuity contracts because policyholders may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, there is a substantial percentage of annuity reserves and deposit fund liabilities that are not subject to withdrawal. As a matter of policy, we seek to include provisions limiting withdrawal rights from general account institutional structured investment products. These include GICs and funding agreements sold to plan sponsors where the contract prohibits the contractholder from making withdrawals other than on a scheduled maturity date.

  Individual life insurance policies (other than term life insurance policies) increase in cash values over their lives. Policyholders have the right to borrow from us an amount generally up to the cash value of their policy at any time. As of June 30, 1999, we had approximately $16.7 billion in cash values in which policyholders have rights to policy loans. The majority of cash values eligible for policy loans are at variable interest rates which are reset annually on the policy anniversary. Moreover, a portion of our fixed interest rate policy loans have features that provide for reduced crediting rates on the portion of cash values loaned. The amount of policy loans has remained consistent over the past three years, at approximately $1.9 billion.

  The risk-based capital standards for life insurance companies, as prescribed by the National Association of Insurance Commissioners, establish a risk-based capital ratio comparing adjusted surplus to required surplus for each of our United States domiciled insurance subsidiaries. If the risk-based capital ratio falls outside of acceptable ranges, regulatory action may be taken ranging from increased information requirements to mandatory control by the domiciliary insurance department. The risk-based capital ratios of all our insurance subsidiaries as of December 31, 1998, were above the ranges that would require regulatory action.

  We maintain reinsurance programs designed to protect against large or unusual losses. Based on our review of our reinsurers' financial statements and reputations in the reinsurance marketplace, we believe that our reinsurers are financially sound, and, therefore, that we have no significant exposure to uncollectable reinsurance. See "Business--Protection Segment--Reinsurance" See "Risk Factors--We face risks from assumed reinsurance business in respect of personal accident insurance and the occupational accident component of workers compensation insurance" for a discussion of potential exposures to unrecoverable reinsurance.

  Given the historical cash flow of our subsidiaries and current financial results, management believes that the cash flow from the operating activities over the next year will provide sufficient liquidity for our operations, as well as to satisfy debt service obligations and to pay other operating expenses. Although we anticipate that we will be able to meet our cash requirements, we can give no assurances in this regard.

Year 2000

  We are executing our plan to address the impact of the Year 2000 issues that result from computer programs being written using two digits to reflect the year rather than four to define the applicable year and century. Historically, the first two digits were hardcoded to save memory. Many of our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in an information technology (IT) system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, cause settlement of trades to fail, lead to incomplete or inaccurate accounting, recording or processing trades in securities, or engage in similar normal business activities. In addition, non-IT systems including, but not limited to, security alarms, elevators and telephones are subject to malfunction due to their dependence on embedded technology such as microcontrollers for proper operation. As described, the Year 2000 project presents a number of challenges for financial institutions since the correction of Year 2000 issues in IT and non-IT systems will be complex and costly for the entire industry.

  We began to address the Year 2000 project as early as 1994. Our plan to address the Year 2000 Project includes an awareness campaign, an assessment period, a renovation stage, validation work and an implementation of company solutions.

  The continuous awareness campaign serves several purposes: defining the problem, gaining executive level support and sponsorship, establishing a team and overall strategy, and assessing existing information system management resources. Additionally, the awareness campaign establishes an education process to ensure that all employees are aware of the Year 2000 issue and knowledgeable of their role in securing solutions.

  The assessment phase, which was completed for both IT and non-IT systems as of April 1998, included the identification, inventory, analysis, and prioritization of IT and non-IT systems and processes to determine their conversion or replacement. Those systems which, in the event of a Year 2000 failure, would have the greatest impact on our operations were deemed to be mission critical and prioritized accordingly. The systems which, in the event of a Year 2000 failure, would cause minimal disruption to our operations were classified as non-mission critical.

  The renovation stage reflects the conversion, validation, replacement, or elimination of selected platforms, applications, databases and utilities, including the modification of applicable interfaces. Additionally, the renovation stage includes performance, functionality, and regression testing and implementation. The renovation phase for mission critical systems has been completed. Similarly, most of the non-mission critical systems have been renovated and the remaining systems are expected to be renovated by the third quarter of 1999.

  The validation phase consists of the compliance testing of renovated systems. The validation phase for mission critical systems has been completed. Similarly, the majority of non-mission critical systems have been validated and the remaining systems are expected to be validated by the third quarter of 1999. We will use our testing facilities through the remainder of 1999 to perform special functional testing. Special functional testing includes testing, as required, with material third parties and industry groups and performing reviews of "dry run" of year-end activities.

  Finally, the implementation phase involves the actual implementation of converted or replaced platforms, applications, databases, utilities, interfaces, and contingency planning. Mission critical systems and most non-mission critical systems have been implemented. The few remaining non-mission critical systems are expected to be implemented by the third quarter of 1999.

  We face the risk that one or more of our business partners or customers with whom we have a material relationship will not be able to interact with our systems due to the third party's failure to resolve its own Year 2000 issues, including those associated with its own external relationships. We have completed an inventory of third party relationships and prioritized each third party relationship based upon the potential business impact, available alternatives, and cost of substitution. In the case of mission-critical business partners, such as banks, financial intermediaries (such as exchanges), mutual fund companies and recordkeepers, IT vendors, telecommunication providers and other utilities, financial market data providers, trading counterparties, depositories, clearing agencies and clearing houses, we are engaged in discussions with the third parties and are obtaining detailed information as to those companies' Year 2000 plans and states of readiness. Scheduled testing of our material relationships with third parties is underway. It is anticipated that testing with material business partners will continue through much of 1999. However, there is no guarantee that the systems of other companies that our systems rely on will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have material adverse effect on us.

  The costs of the Year 2000 project consist of internal IT personnel and external costs such as consultants, programmers, replacement software, and hardware. The costs of the Year 2000 project are expensed as incurred. The project is funded partially through a reallocation of resources from discretionary projects. Through June 30, 1999, we have incurred and expensed approximately $15.3 million in related payroll costs for our internal IT personnel on the project. The estimated range of remaining internal IT personnel costs of the project is approximately $2.5 to $3.5 million. Through June 30, 1999, we have incurred and expensed approximately $48 million in external costs for the project. The estimated range of remaining external costs of the project is approximately $23.5 to $24.8 million. The total costs of the Year 2000 project, based on management's best estimates, include approximately $18 million in internal IT personnel, $7.4 million in the external modification of software, $34.2 million for external solution providers, $19.4 million in replacement costs of non-compliant IT systems and $12.6 million in oversight, test facilities and other expenses. Accordingly, the estimated range of total costs of the Year 2000 project, internal and external, is approximately $90 to $95 million. However, there can be no guarantee that these estimates will be achieved and actual results could materially differ from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties. Our total Year 2000 project costs include the estimated impact of external solution providers and are based on presently available information.

  It is documented in trade publications that the Year 2000 issue in foreign countries is not being as actively addressed as in the United States. Accordingly, it is expected that our facilities based outside the United States face higher degrees of Year 2000 related risks. In addition, we have thousands of individual and business customers that hold insurance policies, annuities and other financial products of ours. Nearly all products sold by us contain date sensitive data, examples of which are policy expiration dates, birth dates, premium payment dates. Finally, the regulated nature of our industry exposes us to potential supervisory or enforcement actions relating to Year 2000 issues.

  If our Year 2000 issues were unresolved, potential consequences would include, among other possibilities, the inability to accurately and timely process claims, update customers' accounts, process financial transactions bill customers, assess exposure to risks, determine liquidity requirements or report accurate data to management, customers, regulators, and others, as well as business interruptions or shutdowns, including, in the case of third party financial intermediaries such as stock exchanges and clearing agents, failed trade settlements, inability to trade in certain markets and disruption of funding flows; financial losses; reputational harm; increased scrutiny by regulators; and litigation related to Year 2000 issues. We are attempting to limit the potential impact of the Year 2000 by monitoring the progress of our own Year 2000 project and those of our material business partners and by developing contingency plans. However, we cannot guarantee that we will be able to resolve all of our Year 2000 issues. Any critical unresolved Year 2000 issues, however, could have a material adverse effect on our results of operations, liquidity or financial condition.

  Our contingency planning initiative related to the Year 2000 project is underway. The plan is addressing our readiness as well as that of material business partners on whom we depend. Our contingency plans are being designed to keep each business unit's operations functioning in the event of a failure or delay due to the Year 2000 record format and date calculation changes. Contingency plans are being constructed based on the foundation of extensive business resumption plans that we have maintained and updated periodically, which outline responses to situations that may affect critical business functions. These plans also provide emergency operations guidance, which defines a documented order of actions to respond to problems. These extensive business resumption plans are being enhanced to cover Year 2000 situations.

Quantitative and Qualitative Information About Market Risk

   Market Risk Exposures and Risk Management

  Market risk is the risk that we will incur losses due to adverse changes in market rates and prices. Our primary market risk exposures are to changes in interest rates, although we have certain exposures to changes in equity prices and foreign currency exchange rates.

  The active management of market risk is integral to our operations. We may use the following approaches to manage our exposure to market risk within defined tolerance ranges: (1) rebalance our existing asset or liability portfolios; (2) change the character of future investments purchased; or (3) use derivative instruments to modify the market risk characteristics of existing assets or liabilities or assets expected to be purchased.

  There have been no material changes in market risk exposures during the period from January 1, 1999 to June 30, 1999 that affect the quantitative and qualitative disclosures presented for the year ended December 31, 1998.

   Interest Rate Risk

  Interest rate risk is the risk that we will incur economic losses due to adverse changes in interest rates. This risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets and also have interest sensitive liabilities, primarily in our Protection, Asset Gathering, and Guaranteed and Structured Financial Products Segments.

  We seek to earn returns that enhance our ability to offer competitive rates and prices to customers while contributing to attractive and stable profits and long-term capital growth. Accordingly, our investment decisions and objectives are a function of the underlying risks and product profiles of each primary business operation. In addition, we diversify our product portfolio offerings to include products that contain features that will protect us against fluctuations in interest rates. Those features include adjustable crediting rates, policy surrender charges, and market value adjustments on liquidations.

  We manage the interest rate risk inherent in our assets relative to the interest rate risk inherent in our liabilities. One of the measures we use to quantify this exposure is duration. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, if interest rates increase by 100 basis points, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5%. As of December 31, 1998, the difference between the pre-tax asset and liability duration on our duration managed portfolio was 0.5 years. This positive duration gap indicates that the fair value of our assets is somewhat more sensitive to interest rate movements than the fair value of our liabilities.

  To calculate duration, we project asset and liability cash flows, and discount them to a net present value basis using a risk-free market rate adjusted for credit quality, sector attributes, liquidity, and other specific risks. Duration is calculated by revaluing these cash flows at an alternative level of interest rates, and determining the percentage change in fair value from the base case.

  Based upon the information and assumptions we use in our duration calculation and in effect as of December 31, 1998, we estimate that a 100 basis point immediate, parallel increase in interest rates ("rate shock") would decrease the net fair value of our duration managed assets and liabilities by approximately $200.1 million.

  For other products, such as whole life insurance, term life insurance, and single premium deferred annuities, the liability cash flow is less predictable, and a duration-matching strategy is less reliable and manageable. For these products, we manage interest rate risk based on modeling which considers the target average life, maturities, crediting rates, and assumptions of policyholder behavior. As of December 31, 1998, the fair value of assets supporting liabilities managed under this modeling was $25,914.9 million. A rate shock (as defined above) would decrease the fair value of these assets by $861.0 million.

  We also utilize various derivative financial instruments to manage our exposure to fluctuations in interest rates, including interest rate swaps, interest rate futures, interest rate caps, interest rate floors, and interest rate swaptions.

  Interest rate swaps are used primarily to more closely match the interest rate characteristics of assets and liabilities. We use a common variation of interest rate swaps, constant maturity treasury ("CMT") swaps, to hedge our exposure to floating rate, fixed maturity liability contracts. Interest rate futures contracts are used to hedge changes in interest rates subsequent to the issuance of an insurance liability (i.e., GIC) but prior to the purchase of a supporting asset, or during periods of warehousing assets in anticipation of a near term liability sale. We also use interest rate futures to periodically rebalance our duration-managed accounts. We use interest rate caps to hedge embedded caps on floating-rate assets and to manage the risk associated with a sudden rise in interest rates. Similar to interest rate caps, we also use interest rate floors. These contracts are used to hedge a sudden decline in interest rates during the premium contribution "window" on our GICs or to hedge guaranteed minimum crediting rates in certain contracts. Interest rate swaptions are used to hedge premium contribution risk and withdrawal risk associated with fixed liability contracts.

  We also seek to reduce prepayment risk due to changes in interest rates in individual investments. We believe that we can assess credit risk better than interest rate movements. We limit our exposure to investments which are not call protected, which means they are not prepayable without penalty prior to maturity at the option of the issuer, or we require incremental yield to compensate for the risk that the option will be exercised. Examples of investments we limit because of the option risk are residential mortgage-backed securities. We assess option risk in all investments and, when taken, price accordingly.

  Our exposure to credit risk is the risk of loss from a counterparty failing to perform the terms of the contract. We continually monitor our position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate swap, cap, floor, and swaption agreements, we enter into master netting agreements with our counterparties. We believe the risk of incurring losses due to nonperformance by our counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

  The table below shows the interest rate sensitivity of our interest rate derivatives measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

                                          As of December 31, 1998
                         ----------------------------------------------------------
                                                            Fair Value
                                                -----------------------------------
                                     Weighted
                         Notional  Average Term  -100 Basis   As of     +100 Basis
                          Amount     (Years)    Point Change 12/31/98  Point Change
                         --------- ------------ ------------ --------  ------------
                              (in millions, except for Weighted Average Term)
Interest rate swaps..... $ 7,968.3      9.5       $(232.9)   $(175.1)     $(82.7)
CMT swaps...............     609.7      2.5           0.5       (0.2)        1.8
Futures Contracts (1)...   1,675.3       --         (54.8)      (4.0)       52.0
Interest Rate Caps......     209.4      4.8           2.8        3.6         4.7
Interest Rate Floors....     125.0      5.8           0.8        0.7         0.2
Swaptions...............      30.0     26.4          (1.2)      (1.9)       (3.7)
                         ---------                -------    -------      ------
  Totals................ $10,617.7                $(284.8)   $(176.9)     $(27.7)
                         =========                =======    =======      ======

--------
(1) Represents the notional value on open contracts as of December 31, 1998.

  As of December 31, 1998, the aggregate fair value of debt was $1,082.2 million. A 100 basis point, immediate, parallel decrease in interest rates would increase the fair value of debt by approximately $59.9 million.

  The selection of a 100 basis point immediate, parallel increase or decrease in interest rates is a hypothetical rate scenario used to demonstrate potential risk. While a 100 basis point immediate, parallel increase or decrease does not represent our view of future market changes, it is a near term reasonably possible hypothetical change that illustrates the potential impact of such events. While these fair value measurements provide a representation of interest rate sensitivity, they are based on our portfolio exposures at a point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio transactions in response to new business, management's assessment of changing market conditions and available investment opportunities.

   Equity Risk

  Equity risk is the risk that we will incur economic losses due to adverse changes in a particular common stock. In order to reduce our exposure to market fluctuations on some equity securities, we use equity collar agreements. These equity collar agreements limit the market value fluctuations on equity securities. As of December 31, 1998, the fair value of our equity securities was $1,063.7 million. The fair value of our equity collar agreements as of December 31, 1998 was $28.6 million. A 15% decline in the value of the equity securities including the equity collar agreements would result in an unrealized loss of $145.8 million.

   Foreign Currency Risk

  Foreign currency risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. This risk arises from our international operations and certain foreign currency-denominated funding agreements issued to non-qualified institutional investors in the international market. We also have fixed income securities that are denominated in foreign currencies; however, we use derivatives to hedge the foreign currency risk of these securities (both interest payments and the final maturity payment). At December 31, 1998, the fair value of our foreign currency denominated fixed maturity securities was $388.4 million. We use currency swap agreements of the same currency to hedge the foreign exchange risk related to our investments in securities denominated in foreign currencies. The fair value of our currency swap agreements at December 31, 1998 was ($19.5) million.

  We estimate that as of December 31, 1998, a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed including the currency swap agreements would result in no change to the net fair value of our foreign currency denominated instruments identified above. The selection of a 10% immediate unfavorable change in all currency exchange rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event. The largest individual currency exposure is to the Canadian dollar/U.S. dollar.

  The modeling technique we use to calculate our exposure does not take into account correlation among foreign currency exchange rates or correlation among various markets. Our actual experience may differ from the results noted above due to the correlation assumptions utilized or if events occur that were not included in the methodology, such as significant liquidity or market events.

Effects of Inflation

  We do not believe that inflation has had a material effect on our consolidated operations except insofar as inflation may affect interest rates. See "Risk Factors--We face risks relating to our investment portfolio."

                                   BUSINESS

  Founded in 1862, John Hancock today is one of the nation's leading financial services companies, providing a broad array of insurance and investment products and services to retail and institutional customers, primarily in North America.

  We operate our business in five segments. Two segments primarily serve retail customers, and two segments serve institutional customers. Our fifth segment is the Corporate and Other Segment.

  Our retail segments are the Protection Segment and the Asset Gathering Segment. The Protection Segment offers variable life, universal life, whole life, term life, and individual and group long-term care insurance products. The Asset Gathering Segment offers variable and fixed, deferred and immediate annuities, and mutual funds. Our retail business also includes our retail distribution and customer service operations.

  In 1998, we were one of the ten largest writers of individual life insurance in the U.S. (according to the 1999 A.M. Best's Sales Studies rankings for Total Direct Premiums Written), and were the seventh largest writer of individual variable universal life insurance (according to data published by Tillinghast). We believe we are among the top five writers of individual long-term care insurance, and, based on total in force premiums, the top provider of group long-term care insurance, in the U.S. As of December 31, 1998, we were the 29th largest individual annuity company, based on LIMRA sales data, and our mutual fund subsidiary ranked 26th among U.S. asset managers in terms of total long-term, open end assets under management (according to data published by Financial Research Corporation).

  Our institutional segments are the Guaranteed and Structured Financial Products Segment and the Investment Management Segment. The Guaranteed and Structured Financial Products Segment offers a wide variety of spread-based and fee-based investment products and services, most of which provide the customer with some form of guaranteed return. The Investment Management Segment consists of investment management services and products marketed to institutions. This business is primarily fee-based and investment management products generally do not offer guarantees.

  Our expertise in both the Guaranteed and Structured Financial Products Segment and the Investment Management Segment has its roots in our long history of managing the assets in our general account. Our general account assets are available to meet all general corporate obligations, including the financial guarantees of our underlying insurance and investment products. Our investment operations emphasize strong credit analysis and transaction origination capabilities. For many years we have maintained, through our general account as well as our separate account products, an expertise in providing guaranteed products for U.S. pension plans, and in private domestic fixed income investing. Over the past two decades we have also gained a reputation as a manager of funds held in separate accounts for institutional clients. Separate account assets are generally dedicated to and managed in accordance with specific investment contracts and are generally not available to satisfy general account obligations. Our specialties in this market include fixed maturity securities, equities, natural resources, collateralized bond obligations and mezzanine financings, mostly managed for U.S. pension plan sponsors.

  Our principal executive offices are located at John Hancock Place, Boston, Massachusetts 02117.

Protection Segment

   Overview

  Through our Protection Segment, we offer a variety of non-traditional and traditional life insurance products and individual and group long-term care insurance products. Our non-traditional life insurance products include variable life and universal life insurance. Our traditional life insurance products include whole life insurance and term life insurance. Protection products are distributed through multiple distribution channels, including our career agency system, which we are integrating into our newly formed distribution subsidiary, Signator Financial Network ("Signator"), M Financial Group, independent broker/dealers, a private label arrangement, banks and directly to consumers.

  The Protection Segment has traditionally been our largest business segment, contributing 36.5% and 40.9% of consolidated operating revenues and 27.5% and 34.4% of consolidated after-tax operating income in the first six months of 1999 and in the full year 1998, respectively. The Protection Segment has achieved the following financial results for the periods indicated:

                           As of or for
                          the Six Months
                              Ended      As of or for the Year Ended December 31,
                             June 30,    -------------------------------------------
                               1999          1998           1997           1996
                          -------------- -------------  -------------  -------------
                                               (in millions)
Sales (new premiums and
 deposits):
Non-traditional life (1)
  Variable life.........    $    68.6    $       157.4  $       115.2  $        96.2
  Universal life........          9.2             56.2           25.8            5.4
Traditional life (1)
  Whole life............         13.0             20.0           33.4           52.4
  Term life.............         11.8             22.9           12.8           11.1
Individual long-term
 care...................         31.8             56.8           55.0           46.3
Group long-term care
 (2)....................          2.0              3.8            5.9            6.3
                            ---------    -------------  -------------  -------------
    Total...............    $   136.4    $       317.1  $       248.1  $       217.7
                            =========    =============  =============  =============
Operating revenues: (3)
Non-traditional life....    $   253.0    $       488.1  $       409.5  $       374.9
Traditional life........        942.9          1,921.2        1,930.0        1,918.4
Individual long-term
 care...................        148.6            246.7          193.7          138.3
Group long-term care....         53.0             94.2           87.5           74.9
Other...................          4.3              9.0           11.1           11.1
                            ---------    -------------  -------------  -------------
    Total...............    $ 1,401.8    $     2,759.2  $     2,631.8  $     2,517.6
                            =========    =============  =============  =============
Segment after-tax
 operating income: (3)
Non-traditional life....    $    48.1    $        74.6  $        38.6  $        38.8
Traditional life........         28.1             73.0           97.9          146.8
Individual long-term
 care...................          9.5             16.4           15.9            7.3
Group long-term care....          5.0              7.8            8.4            5.3
Other...................         (1.5)             0.5           (2.7)          (0.9)
                            ---------    -------------  -------------  -------------
    Total...............    $    89.2    $       172.3  $       158.1  $       197.3
                            =========    =============  =============  =============
Assets:
Non-traditional life....    $ 9,297.8    $     8,713.2  $     7,091.6  $     5,619.2
Traditional life........     16,675.0         16,412.4       15,753.0       15,313.1
Individual long-term
 care...................        891.3            754.8          582.0          388.2
Group long-term care....        459.7            400.2          345.7          236.2
Other...................         29.1             23.2           21.1            8.1
Intra-segment
 eliminations...........       (649.1)          (600.1)        (619.5)        (533.0)
                            ---------    -------------  -------------  -------------
    Total...............    $26,703.8    $    25,703.7  $    23,173.9  $    21,031.8
                            =========    =============  =============  =============

--------
(1) Individual life insurance sales exclude (a) excess premiums, which are premiums that build cash value but do not purchase face amounts of insurance on variable life and universal life insurance products and (b) premiums on corporate owned life insurance and bank owned life insurance policies covering more than 200 lives. Sales include 10% of single premium payments on universal and whole life insurance products.
(2) Group long-term care sales include only sales made to new employer groups initially effective in the year. Re-enrollments on existing accounts, sales constituting increased coverage to existing insureds, sales to non-employer groups and sales to new employees added to a group are excluded.
(3) Excluded from the segment financial results are net realized investment gains and losses and non-recurring or unusual items. See Note 6 and Note 12 to our Unaudited Interim Consolidated Financial Statements and Audited Consolidated Financial Statements, respectively, for a reconciliation of amounts reported for operating segments to amounts reported in those financial statements.

   Products and Markets

  We have built a broad life insurance product portfolio that covers nearly all product categories. The following chart shows the product categories where we are actively selling at least one, if not more, products.

                                                                       Separate
                                               General Account         Account
                          -----------------------------------------------------
                  Product                   Term   Whole   Universal   Variable
                 Category                   Life   Life      Life        Life
-------------------------------------------------------------------------------
  Single life insurance                       X       X         X          X
-------------------------------------------------------------------------------
  Joint or second-to-die life insurance               X         X          X
-------------------------------------------------------------------------------
  Corporate and bank owned life insurance                       X          X


  Individual Life Insurance. We believe there are two distinct groups of consumers for our individual life insurance products: relationship-oriented consumers and self-directed consumers. Relationship-oriented consumers are generally those in the high and upper middle income markets. They typically have complex buying needs and are willing to pay a price premium to be served personally by professional advisors. Self-directed consumers typically have simpler product needs, are more price sensitive and are more likely to initiate their own insurance purchases as protection needs arise. We market our variable, universal and whole life insurance products to relationship-oriented consumers. We market our term life insurance products to relationship-oriented consumers, as well as to self-directed consumers.

  In the past several years, our life insurance sales growth has come principally from sales of variable and universal life insurance, while sales of whole life insurance have declined. By diversifying from traditional life insurance products to the investment-oriented savings products demanded by today's consumer, we have generated strong business and earnings growth.

  . Variable Life Insurance. Our primary variable life insurance product is variable universal life insurance. This product provides life insurance coverage and an investment return linked to an underlying portfolio of investments chosen by the policyholder. Our sales of variable life insurance have grown at a compound annual rate of 28% from 1996 through 1998. For the first six months of 1999, our sales of variable life insurance increased 25% over the same period in 1998. Our variable life insurance product portfolio includes joint (second-to-die) and corporate owned life insurance products, as well as single life policies. Second-to-die products are typically used for estate planning purposes and insure two lives rather than one, with the policy proceeds paid after the death of both insured individuals. Corporate owned life insurance products are sold to corporations to fund special deferred compensation plans and benefit programs for key employees. We were among the first insurance companies to offer variable life insurance products, beginning in 1980, and we believe the length of our experience in this market is a competitive strength. Variable life insurance policies represented 67% of our individual life insurance sales in the first six months of 1999, compared to an average of 61% over the past three full years.

    Our current variable life insurance products offer the policyholder a broad array of choices with respect to both investment options and also fund managers through our Variable Series Trust (VST). As of June 30, 1999, the VST included 23 fund options and 15 fund managers, offering a broad range of domestic equity, fixed income and international investment styles from retail and institutional managers. Offerings include both John Hancock and non-John Hancock funds.

  . Universal Life Insurance. Our universal life insurance products provide life insurance coverage and a cash value that increases based on a credited interest rate which is periodically reset. These policies generally permit policyholders to use any increase in cash value to vary the amount of insurance coverage and the timing and amount of premium payments. Our universal life insurance product portfolio also includes bank owned life insurance products which are sold to banks to fund post-retirement employee benefit plan liabilities. We participate in the bank owned life insurance market selectively, as special sales opportunities arise. For the first six months of 1999, sales of universal life insurance policies declined 41% compared to the same period of 1998. From 1996 through 1998, our sales of universal life insurance products grew at a compound annual rate of 323%. Universal life insurance policies represented 9% of our individual life insurance sales in the first six months of 1999, compared to an average of 14% over the past three full years.

  . Traditional Life Insurance Products. Our traditional life insurance products include single life and joint life (second-to-die) whole life insurance, and term life insurance. Participating whole life insurance combines a death benefit with a cash value that generally increases gradually in amount over a period of years, and typically pays a policy dividend. Term life insurance provides only a death benefit, does not build up cash value, and does not pay a dividend. Whole life insurance products represented 8%, and term life insurance products represented 9%, of our individual life insurance sales in 1998. For the first six months of 1999, our whole life insurance sales increased by 40% as compared to the same period of 1998. From 1996 through 1998, our whole life insurance sales declined at a 38% compound annual rate, as demand shifted to our variable and universal life insurance products. For the first six months of 1999, our term life insurance sales increased by 14% over the same period of 1998. From 1996 through 1998, sales of our term life insurance products grew at a compound annual rate of 44%. Traditional life insurance policies represented 25% of our average individual life insurance sales over the past three full years.

  The following table illustrates, for the periods indicated, total statutory premiums and deposits, which is the premium we report on the annual statements we file with insurance regulators, life insurance in force and GAAP reserves for our individual life insurance products. In addition to premium from sales of new policies, which we refer to as "sales," statutory premiums and deposits includes revenues from renewals of policies, 10% of single premium payments, and premiums from reinsurance assumed by us. We deduct from this measure the premiums that we cede to our reinsurers. Statutory premiums and deposits differ from GAAP premiums because GAAP requires that premiums on variable and universal life insurance products be accounted for using deposit accounting. Deposit accounting excludes from revenue the premiums received on these products and generally shows the fees earned from the products as revenues.

               Individual Life Insurance Selected Financial Data

                                    As of or
                                    for the     As of or for the Year Ended
                                   Six Months           December 31,
                                   Ended June --------------------------------
                                    30, 1999     1998       1997       1996
                                   ---------- ---------- ---------- ----------
                                                  (in millions)
Total statutory premiums and
 deposits:
Variable life..................... $    392.1 $    810.8 $    670.8 $    583.4
Universal life(1).................       51.6      436.8      141.8      302.7
Traditional life..................      512.2    1,051.3    1,071.7    1,068.5
                                   ---------- ---------- ---------- ----------
  Total........................... $    955.9 $  2,298.9 $  1,884.3 $  1,954.6
                                   ========== ========== ========== ==========
Life insurance in force:
Variable life..................... $ 54,403.2 $ 52,552.9 $ 46,175.3 $ 41,408.1
Universal life....................    8,685.6    8,511.0    6,967.2    6,491.8
Traditional life..................   55,082.4   52,122.6   61,772.3   65,704.8
                                   ---------- ---------- ---------- ----------
  Total........................... $118,171.2 $113,186.5 $114,914.8 $113,604.7
                                   ========== ========== ========== ==========
GAAP Reserves:
Variable life..................... $    326.5 $    464.4 $    225.1 $    184.6
Universal life....................    1,996.9    1,750.4    1,470.7    1,359.1
Traditional life..................    9,576.7    9,386.0    9,046.4    8,717.3
                                   ---------- ---------- ---------- ----------
  Total........................... $ 11,900.1 $ 11,600.8 $ 10,742.2 $ 10,261.0
                                   ========== ========== ========== ==========

--------
(1) Includes bank owned life insurance premiums of $340.0 million, $65.0 million and $255.0 million for the years ended December 31, 1998, 1997 and 1996, respectively. There were no bank owned life insurance premiums for the first six months of 1999.

  Long-Term Care Insurance. We are one of the few insurance companies that offers both individual and group long-term care insurance. We entered the individual long-term care insurance market in 1987 and the group long-term care insurance market in 1988. In 1998, we believe that we were the market leader for group long-term care insurance, with a 26% share of total premiums according to data reported by LIMRA. In 1998, we were among the top five writers of individual long-term care insurance according to data published by LifePlans, Inc.

  Our long-term care insurance products provide protection against the large and escalating costs of home health care, assisted living, and nursing home care. With the aging population, the expected inability of government entitlement programs to meet retirement needs, and a growing public awareness of long-term care insurance, we believe there is excellent growth potential for the long-term care insurance market. In addition to our core distribution channels, which include our Signator/career agent channel, brokers/dealers and banks, we expect to derive sales growth from alternative distribution methods, such as private label arrangements where our products are sold through other insurers' sales forces.

  Our long-term care insurance products are reimbursement products, which provide benefits only for documented nursing home or health care expenses. These products are sold on a guaranteed renewable basis, meaning that we are required to renew the policies each year as long as the premium is paid. However, this also gives us the ability to reset the price of the product prospectively, if needed. Our claims history on these products has been favorable.

  . Individual Long-Term Care Insurance. Our individual long-term care insurance products are sold to pre-retirement and retired customers. For the first six months of 1999, our sales of individual long-term care insurance products were $31.8 million, an increase of 20% over the same period in 1998. From 1996 through 1998, our sales of individual long-term care insurance products increased at a compound annual rate of 11%. The following table illustrates for the periods indicated, first year premium, total premium and reserves for our individual long-term care insurance products. First year premium represents total premiums earned during the first year of the policy for all new individual long-term care insurance business.

          Individual Long-Term Care Insurance Selected Financial Data

                                                              As of or for the
                                           As of or for the      Year Ended
                                              Six Months        December 31,
                                            Ended June 30,  --------------------
                                                 1999        1998   1997   1996
                                           ---------------- ------ ------ ------
                                                       (in millions)
   First year premium.....................      $ 33.6      $ 57.2 $ 56.0 $ 44.6
   Total premium..........................       129.6       218.5  175.2  124.2
   Reserves...............................       557.0       473.4  340.9  237.3

  . Group Long-Term Care Insurance. Our group long-term care insurance products are sold through employer-sponsored plans to employees and retirees, and their eligible relatives. The insured, not the employer, generally pays the premium for this insurance. Following selection of one of our plans by an employer, we market our products directly to the employee base. The principal market for our group long-term care insurance products is companies with over 7,500 employees and retirees. We also pursue smaller employers with 500 or more employees and retirees in selected industries.

    Our sales of group long-term care insurance for the first six months of 1999 were $2.0 million, an increase of 67% over the same period in 1998. From 1996 through 1998, although we remained the market leader based on in force premium, our sales of group long-term care insurance products declined at a compound annual rate of 23%.

    The following table illustrates for the periods indicated first year premium, total premium and reserves for our group long-term care insurance products. First year premium represents total premiums earned during the first year of the policy for all new group long-term care insurance business, including employer and non-employer groups, and new employees added to a group.

            Group Long-Term Care Insurance Selected Financial Data

                                                              As of or for the
                                           As of or for the      Year Ended
                                              Six Months        December 31,
                                            Ended June 30,  --------------------
                                                 1999        1998   1997   1996
                                           ---------------- ------ ------ ------
                                                       (in millions)
   First year premium.....................      $  4.2      $  5.5 $  7.1 $  9.3
   Total premium..........................        38.8        72.7   69.6   62.3
   Reserves...............................       305.3       275.2  219.9  170.7

   Distribution

  We employ multiple distribution channels, both owned and non-owned, to sell our protection products. Typically we employ separate sales efforts for each product. However, we also attempt to optimize our distributor relationships by selling complementary products where the needs of the consumer call for them. The Protection Segment's distribution channels include the following:

  Signator. We are making fundamental changes in our career agency system to improve productivity, reduce fixed costs and enhance service. To enable our career agents to provide more sophisticated financial planning services as well as a broader range of financial products, we are making a significant investment in agent education and training, expanding licensing requirements and enhancing our service and product support capability. A key component of this strategy was the creation in early 1999 of Signator, a separate distribution subsidiary. Signator will provide highly tailored financial planning tools and market support and will further enable our agents to sell products of multiple companies. This new subsidiary is structured to enable us to recruit, develop and retain top producers. As of June 30, 1999, the major producers within Signator included 49 managerial agencies owned by us and 96 independent general agencies, as well as insurance brokers. Combined, the Signator system includes approximately 3,000 registered and licensed representatives. We believe that over time Signator will enable us to continue growing revenues, while reducing unit expenses.

  M Financial Group. M Financial Group is a national producer group founded in 1978 of approximately 100 life insurance producing firms with over 400 individual producers operating exclusively in the upper end of the wealth transfer and executive benefit markets. We believe John Hancock has been either the first or second largest provider of life insurance products to the M Financial Group in each of the past three years, although the member firms also sell the products of other prominent U.S. life insurance companies.

  We have jointly developed a proprietary life insurance product line with M Financial Group to meet the distinct requirements of its producers. We also offer four proprietary investment options of M Fund, Inc. on all variable life insurance products sold by M Financial Group members, in addition to the investment options supported by the VST. In addition to these proprietary products, we provide a number of exclusive services to M Financial Group members, including a deferred compensation plan, dedicated sales, underwriting and service teams and participation in special marketing events, as well as M Financial Group sponsored systems and technology initiatives. In addition, M Life Insurance Company shares the insurance risk, through reinsurance, on 50% of most of our policies that its members sell. These products and services and this reinsurance arrangement serve to align M Financial Group producers' incentives with ours.

  The business generated by M Financial Group producers has experienced lower termination or non-renewal (referred to in the industry as "lapse") and mortality rates than the industry average. Over the six months ended June 30, 1999 and the past three full years, sales originated through the M Financial Group relationship have accounted for approximately 36% of our average annual life insurance sales. In 1998, these sales included $39.4 million of large corporate owned life insurance policies.

  Independent Broker/Dealers. We have selling agreements for individual long-term care insurance products with over 20 independent broker/dealer organizations. In 1998, we launched Investors Partner Life Insurance Company, a wholly-owned subsidiary, to work with independent broker/dealers in offering tailored life insurance products to high income clients. In addition, our sales through Signator include some life insurance sold by broker/dealers.

  Direct distribution. We have developed a direct distribution unit, operating under the "MarketPlace by John Hancock" brand, to complement our traditional sales efforts. Through this unit, we sell term life insurance and variable annuities over the telephone, through direct mail and over the Internet, directly to consumers. We currently sell fully underwritten and simplified issue term insurance products and a simplified, no load, no surrender charge variable annuity. Term insurance products are marketed via direct response television, targeted direct mail and over the Internet. Consumers can call a toll-free number or go directly to our web site to get information, obtain a quote or start an application. We have built a call center and a streamlined application, payment and issue process to support this distribution channel.

  Our e-commerce initiatives include the launch of a John Hancock Internet web site that allows consumers to collect product information, get a quote, and apply for insurance directly on-line. We have also entered into strategic relationships with Quotesmith.com, Inc., Insweb Corporation, Intuit's Quicken(R) InsureMarket(R) site and Women.com Networks LLC. In late 1998, we signed a two-year agreement with Microsoft Corporation which provides us with interactive banner advertisements appearing at the MSN network of Internet services. These advertisements have direct electronic links to our web site. The agreement establishes us as MSN's premier life insurance sponsor for a minimum of one year.

  Banks. We offer a full line of life and individual long-term care insurance products through banks that have established an insurance sales force.

  Group sales force. Group long-term care insurance products are marketed by a dedicated sales force located in major cities around the country. The sales force works closely with consultants, brokers, and other intermediaries to generate sales and grow existing accounts.

  Private label arrangements. We have launched, during the second quarter of 1999, an individual long-term care product which is being sold through another insurer under a private label arrangement. We anticipate entering into more of these private label arrangements with respect to various products.

  Signator, the M Financial Group, our independent broker/dealer channel and the bank channel are aimed at relationship-oriented consumers. The direct distribution channel targets self-directed consumers.

  The table below shows Protection Segment sales by distribution channel for the periods indicated. Individual life insurance sales exclude excess premiums, which are premiums that build cash value but do not purchase any additional face amount of insurance, on variable life and universal life insurance products and premiums on corporate owned life insurance and bank owned life insurance policies covering more than 200 lives. Sales include 10% of single premium payments on universal life and whole life insurance policies. Group long-term care sales include only sales made to new employer groups initially effective in the year. Re-enrollments on existing accounts, sales constituting increased coverage to existing insureds, and sales to non-employer groups and new employees added to a group are excluded.

               Protection Segment Sales by Distribution Channel

                                    Six Months
                                      Ended    For the Year Ended December 31,
                                     June 30,  --------------------------------
                                       1999       1998       1997       1996
                                    ---------- ---------- ---------- ----------
                                                   (in millions)
Signator: (1)
Individual life....................   $ 64.3   $    132.9 $    117.9 $    129.2
Individual long-term care..........     28.1         50.7       49.2       41.8
M Financial Group:
Individual life....................     33.6        117.8       68.5       35.9
Individual long-term care..........      --            .1        --         --
Independent Broker/Dealers:
Individual long-term care..........      3.2          5.7        5.8        4.5
Direct Distribution:
Individual life....................      3.8          4.8         .7        --
Banks:
Individual life....................       .6           .5        --         --
Individual long-term care..........       .3           .2         .1        --
Dedicated Sales Force:
Group long-term care...............      2.0          3.8        5.9        6.3
Other:
Individual life....................       .3           .5         .1        --
Individual long-term care..........       .1           .2        --         --
Total:
Individual life....................   $102.6   $    256.5 $    187.2 $    165.1
Individual long-term care..........     31.8         56.8       55.0       46.3
Group long-term care...............      2.0          3.8        5.9        6.3

--------
(1) Sales originated through independent broker/dealers and reported within the Signator channel were 21% of total Signator individual life insurance sales, before deduction of excess premiums but after exclusion of cases with over 200 lives, for the six months ended June 30, 1999 and 25%, 19% and 8% for 1998, 1997 and 1996, respectively. For individual long-term care insurance for each of these four periods, 1% of total Signator sales were originated through independent broker/dealers. Also reported in the Signator channel are sales originated through independent insurance brokers, which accounted for 33% of total Signator individual life insurance sales, before deduction of excess premiums but after exclusion of cases with over 200 lives, for the six months ended June 30, 1999, and 23%, 17% and 23% for 1998, 1997 and 1996, respectively. For individual long-term care insurance, 21% of total Signator channel sales for the six months ended June 30, 1999 were originated through independent insurance brokers, and 18%, 17% and 18% for 1998, 1997 and 1996, respectively.

   Underwriting

  Insurance underwriting involves a determination of the type and amount of risk that an insurer is willing to accept. Underwriting also determines the amount and type of reinsurance levels appropriate for a particular type of risk. By utilizing reinsurance, we can limit our risk and improve product pricing.

  Our underwriting standards for life insurance are intended to result in the issuance of policies that produce mortality experience consistent with the assumptions used in product pricing. For individual long-term care products, we use separate but similar underwriting criteria appropriate to the morbidity risks insured. Our overall profitability depends to a large extent on the degree to which our mortality and/or morbidity experience matches our pricing assumptions.

  For life insurance, our underwriting is based on our historical mortality experience, as well as the experience of the insurance industry and of the general population. We continually compare our underwriting standards against the industry to mitigate our exposure to higher risk business and to stay abreast of industry trends.

  Our life and long-term care insurance underwriters evaluate policy applications on the basis of the information provided by the applicant and others. We use a variety of methods to evaluate certain policy applications, such as those where the size of the policy is large, or the applicant is an older individual or has a known medical impairment or is engaged in a hazardous occupation or hobby.

  Group long-term care underwriting is conducted on both the employer group level and the individual level. Our group long-term care corporate customers generally offer their employees the opportunity to purchase coverage on a "guaranteed-issue" basis, meaning that all employees are eligible for insurance coverage, and offer individually underwritten coverage to family members. We rely on our experience in underwriting large groups in order to set prices that take into account the underwriting arrangements, the general health conditions of the corporate customers' employees, the specifics of the negotiated plan design, and other demographic and morbidity trends. Group products are written on a guaranteed renewable basis, which permits repricing if necessary.

  Our corporate owned and bank owned life insurance policies covering multiple lives are issued on a guaranteed issue basis, where the amount of insurance issued per life on a guaranteed basis is related to the total number of lives being covered and the particular need that the product is being purchased for. Guaranteed issue underwriting applies to employees actively at work, and product pricing reflects the additional guaranteed issue underwriting risk.

   Reserves

  We establish and report liabilities for future policy benefits on our balance sheet to meet the obligations under our insurance policies and contracts. Our liability for variable life insurance and universal life insurance policies and contracts is equal to the cumulative account balances. Cumulative account balances include deposits plus credited interest less expense and mortality charges and withdrawals. Future policy benefits for our traditional life, individual long-term care and group long-term care insurance policies are calculated based on a set of actuarial assumptions that we establish and maintain throughout the lives of the policies. Our assumptions include investment yields, mortality, morbidity and expenses.

   Competition

  We face significant competition in all our retail protection businesses. Our competitors include other large and highly rated insurance carriers. Some competitors have penetrated more markets and have greater resources than us. Many competitors offer similar products and use similar distribution channels. In the e-commerce arena, we also face competition from internet start-up companies and traditional competitors that have established internet platforms. We believe that we distinguish ourselves from our competitors through the combination of:

  .  our strong financial ratings;

  .  our strong and reputable brand;

  .  our broad range of competitive and innovative products;

  .  the variety of our distribution channels;

  . the depth of our experience as one of the first companies to offer variable life insurance, individual long-term care insurance and group long-term care insurance;

  . the quality of the support we provide to the distributors of our products; and

  .  our dedication to customer service.

  Competition also exists for agents and other distributors of insurance products. Much of this competition is based on the pricing of products and the agent or distributor compensation structure. We believe that our competitive strengths coupled with the advantages of our new Signator network will enable us to compete successfully to attract and retain top quality agents and distributors. We also support agents' and distributors' needs by providing sophisticated tax, estate and business planning support, and also by designing proprietary products (for example, the products developed for sale through M Financial Group producers). We continuously provide technology upgrades and enhanced agent training, and strive to improve service.

   Reinsurance

  We reinsure portions of the risks we assume for our protection products. The maximum amount of individual ordinary life insurance retained by us on any life is $10.0 million under an individual policy and $20.0 million under a second-to-die policy. By entering into reinsurance agreements with a diverse group of highly rated reinsurers, we seek to control our exposure to losses. Our reinsurance, however, does not discharge our legal obligations to pay policy claims on the policies reinsured. As a result, we enter into reinsurance agreements only with highly rated reinsurers. Nevertheless, there can be no assurance that all our reinsurers will pay the claims we make against them. As discussed below, one of our principal reinsurers, RGA Reinsurance Company ("RGA"), has recently been downgraded by several rating agencies. Failure of a reinsurer to pay a claim could adversely affect our business, financial condition or results of operations.

  We have several major life reinsurance arrangements, including agreements with four reinsurers (The Lincoln National Life Insurance Company, Transamerica Occidental Life Insurance Company, RGA and Life Reassurance Corporation of America) that transfers a total of 80% of the risk arising from our indeterminate premium term life insurance policies. We also have a reinsurance agreement with M Life Insurance Company, an affiliate of the M Financial Group, under which M Life Insurance Company reinsures 50% of most of our policies that its members sell. Under the terms of this agreement, we continue to hold the assets backing the reserves on the risks reinsured. M Life Insurance Company is assigned an NR-1 classification by A.M. Best, a rating which is primarily assigned to small companies for which A.M. Best does not have sufficient financial information required to assign rating opinions. To review the claims-paying ability and financial strength of M Life Insurance Company, we review semi-annual financial information provided to us by M Life Insurance Company, and hold semi-annual meetings with its management to review operations, marketing, reinsurance and financial issues. We also review the annual audited financial reports of the parent company of M Life Insurance Company. For amounts in excess of $400,000 per policy that would otherwise be reinsured by M Life Insurance Company, we have entered into reinsurance agreements with The Lincoln National Life Insurance Company and RGA.

  The total amount of reinsurance premiums paid in 1998 by the individual life insurance line of business to reinsurers amounted to $244.3 million. At December 31, 1998 we had reinsured $33,517.7 million in face amount of insurance, representing 23% of our total face amount of $146,704.3 million. Our five principal unaffiliated life reinsurers are listed below, along with the reinsurance recoverable, on a statutory basis, the face amount of life insurance in force reinsured as of December 31, 1998, and their respective A.M. Best ratings as of August 31, 1999:

                                     Face Amount
                                       of Life    A.M.
                         Reinsurance  Insurance   Best
        Reinsurer        Recoverable  In-Force   Rating
        ---------        ----------- ----------- ------
                                 (in millions)
RGA Reinsurance
 Company................    $25.1     $6,297.0    B++
The Lincoln National
 Life Insurance
 Company................     22.1      5,990.7    A
Life Reassurance
 Corporation of
 America................     21.3      5,692.4    A+
Transamerica Occidental
 Life Insurance
 Company................     16.9      4,532.4    A+
M Life Insurance
 Company................      3.8      5,682.5    NR-1

  On August 11, 1999 A.M. Best announced that it had downgraded its rating of RGA to B++ from A+ and placed the rating under review with negative implications. A.M. Best reported that the action followed a request filed by RGA's majority shareholder and one of their largest reinsurance clients, General American Life Insurance Company ("General American"), with the Missouri Department of Insurance that General American be placed under voluntary administrative supervision. According to A.M. Best, such supervision would enable General American to not face immediate contractual obligations related to its block of funding agreements. While A.M. Best downgraded its rating of RGA, it stated that it assigned a higher rating to RGA than it did to General American because RGA is not in default and because A.M. Best believes that demands on the liquidity of RGA are likely to be less onerous while General American remains under regulatory protection. Other rating agencies have similarly downgraded their ratings of RGA. Moody's announced on August 9, 1999 that it had downgraded RGA's insurance financial strength rating from A3 to Ba1 and on August 12, 1999, from Ba1 to Ba3. On August 10, 1999, Standard & Poor's announced that it had lowered its financial strength rating of RGA from AA to BB and placed RGA on credit watch with negative implications. Despite these developments, we have not experienced any failure to receive payment from RGA under the terms of our reinsurance agreements. There can be no assurance that RGA will continue to pay in full and in a timely manner the claims that we make against them in accordance with terms of these agreements. However, even if RGA failed to pay our claims in full, we do not believe that our exposure to RGA would be material. On August 26, 1999, Metropolitan Life Insurance Company and GenAmerica Corporation, the parent company of General American Life Insurance Company and its subsidiaries, including RGA, announced a definitive agreement whereby Metropolitan Life Insurance Company (rated A+ by A.M. Best) has agreed to acquire GenAmerica Corporation for $1.2 billion in cash.

  Our individual long-term care business unit has entered into a coinsurance agreement with London Life International Reinsurance Company of Barbados. The amount of reinsurance premium paid by us in the first six months of 1999 and in 1998 under these agreements was $9.4 million and $18.7 million, respectively. As of December 31, 1998, there was, on a statutory basis, $51.1 million of total reinsurance recoverable under this agreement.

Asset Gathering Segment

   Overview

  Through our Asset Gathering Segment, we offer individual annuities, mutual fund products and investment management services. Individual annuities include variable and fixed annuities, both immediate and deferred. Mutual fund products primarily consist of open-end mutual funds and closed-end funds. Open-end mutual funds are subject to redemption at any time by investors. After their initial public offering, the shares of closed-end funds are not subject to redemption, and accordingly represent a more stable base of assets than open-end funds. As of June 30, 1999, 73% of our mutual fund assets under management were invested in open-end mutual funds. Our investment management services include retirement services, offered principally to 401(k) plans, and the management of institutional pools of capital. We distribute these products and services through Signator, independent broker/dealers, banks, directly to state lottery commissions and, both directly and through pension consultants, to retirement plan sponsors. In this segment, we also include the results of Signator, of John Hancock Signature Services, our servicing subsidiary, of First Signature Bank & Trust Company, our limited-service banking subsidiary, and of Essex Corporation, one of the nation's largest intermediaries between banks and product manufacturers for annuities.

  The Asset Gathering Segment contributed 13.6% and 15.0% of consolidated operating revenues and 19.0% and 22.2% of consolidated after-tax operating income in the first six months of 1999 and in the full year 1998, respectively. The Asset Gathering Segment has achieved the following financial results for the periods indicated:

                                    As of or
                                    for the
                                   Six Months  As of or for the Year Ended
                                   Ended June          December 31,
                                      30,      ------------------------------
                                      1999       1998       1997       1996
                                   ----------  ---------  ---------  --------
                                                (in millions)
Sales:
Variable annuities (1)............ $   409.4   $   882.7  $   745.9  $  629.3
Fixed annuities (1)...............     311.1       377.8      714.0     672.1
John Hancock Funds (2)............   2,155.9     6,797.7    7,442.3   5,150.3
                                   ---------   ---------  ---------  --------
  Total........................... $ 2,876.4   $ 8,058.2  $ 8,902.2  $6,451.7
                                   =========   =========  =========  ========
Operating revenues: (3)
Variable annuities (1)............ $    54.4   $    94.1  $    76.3  $   69.3
Fixed annuities (1)...............     189.5       390.1      400.5     328.9
John Hancock Funds (4)............     230.5       467.2      377.9     276.5
Signator Investors (formerly John
 Hancock Distributors, Inc.)......      93.8       169.0      112.2      41.9
John Hancock Signature Services...      49.7       102.2      101.7      27.7
Other.............................      15.9        10.8       10.8      10.3
Eliminations......................    (113.1)     (218.1)    (174.5)    (34.5)
                                   ---------   ---------  ---------  --------
  Total........................... $   520.7   $ 1,015.3  $   904.9  $  720.1
                                   =========   =========  =========  ========
Segment after-tax operating
 income: (3)
Variable annuities................ $    10.5   $    18.3  $     8.3  $    3.6
Fixed annuities...................      22.7        34.9       37.4      28.9
John Hancock Funds................      28.2        54.8       45.6      27.8
Signator Investors (formerly John
 Hancock Distributors, Inc.)......       0.5         1.5        1.2       1.3
John Hancock Signature Services...      (1.2)        0.7        0.0      (6.9)
Other.............................       1.0         0.9        0.8       1.0
                                   ---------   ---------  ---------  --------
  Total........................... $    61.7   $   111.1  $    93.3  $   55.7
                                   =========   =========  =========  ========
Assets:
Variable annuities................ $ 7,384.5   $ 6,820.5  $ 5,360.0  $4,194.3
Fixed annuities...................   5,551.4     5,140.4    5,042.5   4,505.9
John Hancock Funds................     560.3       502.1      467.3     372.2
Signator Investors (formerly John
 Hancock Distributors, Inc.)......      15.5        13.2       12.4      11.4
John Hancock Signature Services...      24.7        26.7       22.3      16.3
Other.............................     199.4       212.8      165.8     172.1
                                   ---------   ---------  ---------  --------
  Total........................... $13,735.8   $12,715.7  $11,070.3  $9,272.2
                                   =========   =========  =========  ========
Assets Under Management:
Variable annuities................ $ 7,103.1   $ 6,569.6  $ 5,125.6  $3,983.8
Fixed annuities...................   5,161.8     4,867.4    4,777.8   4,252.6
John Hancock Funds (5)............  34,225.9    34,945.2   31,402.0  23,298.6

--------
(1) Represents statutory annual statement values. Statutory revenues include premiums and deposits on variable and fixed annuities. Statutory premiums and deposits differ from GAAP premiums because GAAP requires that variable and certain fixed annuity products be accounted for using deposit accounting. Deposit accounting excludes from revenue the premiums and deposits received on these products.
(2) Mutual fund and institutional asset sales are defined as new inflows of funds from investors into our investment products. Sales of retail money market products are not included. Sales of mutual fund products are recorded on the trade date. Sales of institutional investment products are recorded on the date a firm commitment is established.
(3) Excluded from the segment financial results are net realized investment gains and losses and non-recurring or unusual items. See Note 6 and Note 12 to our Unaudited Interim Consolidated Financial Statements and Audited Consolidated Financial Statements, respectively, for a reconciliation of amounts reported for operating segments to amounts reported in those financial statements.
(4) Includes $3.6 million, $5.8 million, $7.7 million and $6.9 million of revenue from management of our general account assets for the six months ended June 30, 1999 and for the years 1998, 1997 and 1996, respectively.
(5) Includes $2.6 billion, $2.6 billion, $2.3 billion, and $2.1 billion of our general account assets as of June 30, 1999 and December 31, 1998, 1997 and 1996, respectively.

Products and Markets

   Annuities

  We offer variable and fixed, immediate and deferred, annuities to a broad range of consumers through multiple distribution channels. Variable annuities are separate account products, where the contractholder bears the investment risk and has the right to allocate his or her funds among various separate investment subaccounts. Our major source of revenues from variable annuities is mortality and expense fees charged to the contractholder, generally determined as a percentage of the market value of the underlying assets under management. Fixed annuities are general account products, where we bear the investment risk as funds are invested in our general account and a stated interest rate is credited to the contractholders' accounts. Our major source of income from fixed annuities is the spread between the investment income earned on the underlying general account assets and the interest credited to contractholders' accounts. Annuities may be deferred, where assets accumulate until the contract is surrendered, the contractholder dies, or the contractholder begins receiving benefits under an annuity payout option; or immediate, where payments begin within one year of issue and continue for a fixed period of time or for life with or without a period certain.

  Annuities offer a tax-deferred means of accumulating savings for retirement needs, and provide a tax-efficient source of income in the payout period. We sell our annuity products primarily to members of two groups: forty to sixty year-olds seeking to accumulate assets for retirement, and people over sixty years old seeking to protect against outliving assets during retirement. Members of both groups typically have annual incomes of less than $100,000.

  Investment management skills are critical to the growth and profitability of our annuity business. In addition to variable annuity products that offer the same fund choices as our variable life insurance products, we also offer variable annuities that offer funds managed by our subsidiaries. As of June 30, 1999, over 90% of our variable annuity assets were managed by John Hancock Funds, our mutual fund subsidiary, and by Independence Investment Associates, Inc., our internal institutional equity manager. Our fixed annuity assets are also managed internally.

  The relative proportion of our total annuity sales represented by fixed and variable annuities is generally driven by the relative performance of the equity and fixed income markets. Fixed annuity deposits represented 52% of total annuity deposits in 1996, and, as interest rates declined, represented only 30% of total annuity deposits in 1998. However, as a result of strong equity markets, deposits of variable annuities grew from 48% of total annuity deposits in 1996 to 70% of total annuity deposits in 1998. From 1996 through 1998, variable annuity deposits grew at a compound annual rate of 18% while fixed annuity deposits fell at a compound annual rate of 25%, as interest rates generally declined and the equity markets have generally been strong. During the first half of 1999, as interest rates have generally risen, fixed annuity deposits have increased as a proportion of total annuity sales, while variable annuity deposits have declined.

  In order to enhance our competitiveness in the variable annuity marketplace, we expect to introduce a new variable annuity product line in the fourth quarter of 1999 that will include features that are more responsive to demand in the broker dealer channel. We believe that this new variable annuity product will present an attractive offering in the evolving variable annuity marketplace.

  The following tables present certain information regarding our annuity reserve activity for the periods indicated:

                           Annuity Reserve Activity

                                       For the
                                         Six
                                       Months       As of or for the Year
                                        Ended        Ended December 31,
                                      June 30,   -----------------------------
                                        1999       1998       1997      1996
                                      ---------  ---------  --------  --------
                                                  (in millions)
Variable Annuities:
Reserves, beginning of period........ $ 6,660.4  $ 5,245.0  $4,092.3  $3,309.0
  Deposits...........................     409.4      882.7     745.9     629.3
  Interest credited and investment
   performance.......................     512.2    1,090.9     816.6     452.1
  Surrenders and benefits............    (323.8)    (467.4)   (337.1)   (238.8)
  Product charges....................     (54.0)     (90.8)    (72.7)    (59.3)
                                      ---------  ---------  --------  --------
Reserves, end of period.............. $ 7,204.2  $ 6,660.4  $5,245.0  $4,092.3
                                      =========  =========  ========  ========
Fixed Annuities:
Reserves, beginning of period........ $ 4,591.3  $ 4,501.8  $4,083.0  $3,591.8
  Premiums and deposits..............     301.9      360.6     692.6     652.2
  Interest credited..................     118.4      245.0     228.1     208.0
  Surrenders and benefits............    (263.1)    (507.1)   (492.0)   (361.0)
  Product charges....................      (3.4)      (9.0)     (9.9)     (8.0)
                                      ---------  ---------  --------  --------
Reserves, end of period.............. $ 4,745.1  $ 4,591.3  $4,501.8  $4,083.0
                                      =========  =========  ========  ========
Total Annuities:
Reserves, beginning of period........ $11,251.7  $ 9,746.8  $8,175.3  $6,900.8
  Premiums and deposits..............     711.3    1,243.3   1,438.5   1,281.5
  Interest credited and investment
   performance.......................     630.6    1,335.9   1,044.7     660.1
  Surrenders and benefits............    (586.9)    (974.5)   (829.1)   (599.8)
  Product charges....................     (57.4)     (99.8)    (82.6)    (67.3)
                                      ---------  ---------  --------  --------
Reserves, end of period.............. $11,949.3  $11,251.7  $9,746.8  $8,175.3
                                      =========  =========  ========  ========

   John Hancock Funds

  John Hancock Funds, our mutual fund subsidiary, had $34.2 billion in total assets under management as of June 30, 1999. We employ a team style in the management of our funds. These teams manage portfolios in accordance with a variety of specified strategies, which we believe gives us a competitive advantage over competitors, many of whom deploy only one style across a family of funds. As of June 30, 1999, our fixed income and equity research staffs included over 60 portfolio managers and analysts with an average of 15 years of experience. We are recruiting additional investment professionals to enhance our capabilities across both fundamental and quantitative analysis and investment styles. This ongoing commitment to investment research further enables us to develop new products intended to strengthen our fund offerings, across a broad array of investment styles.

  Through John Hancock Funds we offer a variety of mutual fund products and related investment management services:

  . Mutual Funds. John Hancock Funds offers a broad array of open-end mutual funds and closed-end funds to a broad base of consumers across varying income levels. We also offer our mutual funds as investment options in variable annuities and variable life insurance products. Our product offerings cover both domestic and international equity and fixed-income markets. As of June 30, 1999, 66% of assets under management were invested in equity funds with the balance in fixed-income and money market funds. As of the same date, 30% of assets under management were invested in financial services sector funds.

    We have three principal sources of income from our mutual fund business: investment advisory fees; commission income; and Rule 12b-1 fees. We receive investment advisory fees for providing investment advisory and management services to the funds. Any changes in these fees must be approved by fund shareholders. Rule 12b-1 fee income consists of fees charged to cover the costs of distributing fund shares. We also receive a monthly management fee for shareholder and accounting services. Mutual fund investment advisory contracts, including the level of fees charged, are subject to the approval of the independent board members of the individual funds.

    Commission income consists of sales charges, also referred to as "loads," on our open-end funds. We offer three commission structures. Class A shares have a front-end load, in which sales charges are incurred as deposits are received. John Hancock Funds retains a portion of the front-end loads it receives but pays most of the amount to the broker/dealer firms that sell the funds' shares. Class B shares have a back-end or contingent load, in which sales charges are incurred only if redemptions are made within a time frame specified at the time of deposit. These charges decline to zero over time, typically a six year period. Class C shares do not have an upfront sales charge but they do have a back-end load for redemptions made within one year and ongoing annual expenses tend to be higher. Class B shares have been our highest selling class of mutual fund, representing 52% of deposits in the first six months of 1999 and the previous three full years. Class C shares have been offered on our funds since 1998.

  . Retirement Services. We offer mutual funds and services to 401(k) plan sponsors, primarily small- and mid-size companies, on either a full-service or on an unbundled basis. A third option is available to clients who want to choose John Hancock Funds on an investment-only basis.

    We also offer traditional IRA programs and a complete line of retirement products, including: SIMPLE IRA and SIMPLE 401(k) plans for companies with no more than 100 eligible employees and no other qualified plan; Simplified Employee Pensions for companies of any size, including self-employed persons, partnerships and corporations; and Roth IRA plans for individuals.

    Capturing retirement plan assets is an important focus of John Hancock Funds, as plan participants' contributions are typically long-term in nature and therefore represent a stable source of investment advisory fee income. As of June 30, 1999, our 401(k) and IRA assets under management were approximately $5.3 billion. The retirement services we provide help us to attract plan assets under management.

  . Institutional Pools of Capital. Through institutional funds and private accounts, John Hancock Funds manages assets for public pension plans, high net-worth individuals, corporate pension plans, pooled separate accounts, union pension plans, foundations and endowments. As of June 30, 1999, assets under management included $2.6 billion of our general account assets.

  The following tables present certain information regarding the assets under management by John Hancock Funds for the periods indicated:

                              Asset Flow Summary

                                 For the Six   For the Year Ended December
                                 Months Ended              31,
                                   June 30,   -------------------------------
                                     1999       1998       1997       1996
                                 ------------ ---------  ---------  ---------
                                               (in millions)
Retail Mutual Funds:
Assets under management,
 beginning of period(1).........  $29,248.7   $26,826.2  $19,244.5  $15,443.8
  Deposits and reinvestments....    2,079.8     6,242.8    6,178.3    5,013.1
  Redemptions and withdrawals...   (3,106.8)   (4,412.8)  (3,282.1)  (2,375.0)
  Market appreciation...........      627.7     1,044.0    5,048.9    1,422.0
  Fees..........................     (220.0)     (451.5)    (363.4)    (259.4)
                                  ---------   ---------  ---------  ---------
Assets under management, end of
 period.........................  $28,629.4   $29,248.7  $26,826.2  $19,244.5
                                  =========   =========  =========  =========
Institutional Investment
 Management:
Assets under management,
 beginning of period............  $ 5,696.5   $ 4,575.8  $ 4,054.1  $ 3,379.2
  Deposits and reinvestments....      322.2     2,184.4      811.9      758.6
  Redemptions and withdrawals...     (676.7)     (907.2)    (573.3)    (464.3)
  Market appreciation
   (depreciation)...............      263.4      (132.4)     307.3      402.8
  Fees..........................       (8.9)      (24.1)     (24.2)     (22.2)
                                  ---------   ---------  ---------  ---------
Assets under management, end of
 period.........................  $ 5,596.5   $ 5,696.5  $ 4,575.8  $ 4,054.1
                                  =========   =========  =========  =========
Total:
Assets under management,
 beginning of period............  $34,945.2   $31,402.0  $23,298.6  $18,823.0
  Deposits and reinvestments....    2,402.0     8,427.2    6,990.2    5,771.7
  Redemptions and withdrawals...   (3,783.5)   (5,320.0)  (3,855.4)  (2,839.3)
  Market appreciation...........      891.1       911.6    5,356.2    1,824.8
  Fees..........................     (228.9)     (475.6)    (387.6)    (281.6)
                                  ---------   ---------  ---------  ---------
Assets under management, end of
 period.........................  $34,225.9   $34,945.2  $31,402.0  $23,298.6
                                  =========   =========  =========  =========

--------
(1) Retail mutual fund assets under management includes $5.3 billion, $5.0 billion, $4.4 billion, and $3.5 billion in retirement plan assets for the six months ended June 30, 1999 and the years ended December 31, 1998, 1997 and 1996, respectively.

  For the first six months of 1999, John Hancock Funds experienced net redemptions of $1.4 billion primarily due to higher redemptions and sharply declining sales of its regional bank and financial services industries funds. Performance of these sector funds declined as did the underlying stocks in these industry categories. We have taken steps to boost sales, including the development of several new fund offerings, and refocusing the sales organization on regional broker/dealers and financial planners. Expenses have been cut to protect profit margins.

  The following table sets forth the performance of our 10 largest retail open end mutual funds, as measured by net assets as of June 30, 1999. All of these mutual funds are managed by our affiliates. The historical performance of these funds is not an indicator of future performance. The table also sets forth the net assets of all other retail open end funds as a group, our variable annuity funds, our institutional funds and our closed end funds.

                          Summary of Fund Performance
                              As of June 30, 1999

                                                      One-Year     Three-Year     Five-Year         Overall
10 Largest            Class Type of  Net Assets     Annual Total Average Annual Average Annual    Morningstar
Open End Funds         (1)   Fund   (in millions)      Return     Total Return   Total Return  Rating (Stars) (2)
--------------        ----- ------- -------------   ------------ -------------- -------------- ------------------
Regional Bank            A  Equity    $ 1,404.8        (2.04)%       24.76%         22.80%              3
                         B              4,264.5        (2.65)        23.93          21.96               4
                         C                  4.2          N/A           N/A            N/A             N/A
Financial Industries     A  Equity        794.7        (1.37)        21.91            N/A               3
                         B              2,572.6        (2.05)          N/A            N/A             N/A
                         C                  3.3          N/A           N/A            N/A             N/A
Sovereign Investors      A  Equity      1,911.1        12.67         19.45          19.89               4
                         B                850.1        11.90         18.58          18.99               3
                         C                  7.7        11.94           N/A            N/A             N/A
Bond Fund                A  Income      1,264.7         1.79          7.01           7.88               4
                         B                236.5         1.11          6.27           7.17               3
                         C                 21.8          N/A           N/A            N/A             N/A
Strategic Income         A  Income        539.6         2.53          9.34          10.07               3
                         B                623.1         1.86          8.60           9.31               4
                         C                 24.2         1.81           N/A            N/A             N/A
High Yield Bond          A  Income        282.6        (8.12)         7.29           7.81               1
                         B                839.2        (8.82)         6.56           7.04               2
                         C                 30.2        (8.82)          N/A            N/A             N/A
Large Cap Value          A  Equity        478.5        15.70         26.05          24.73               4
                         B                628.3        14.85         25.11          23.82               4
                         C                  8.2        14.80           N/A            N/A             N/A
Core Equity              A  Equity        347.2        19.26         26.24          25.51               4
                         B                610.9        18.43         25.35            N/A               4
                         C                 20.6        18.43           N/A            N/A             N/A
Large Cap Growth         A  Equity        484.5        21.72         19.44          21.97               2
                         B                321.2        20.92         18.64          21.10               3
                         C                  1.0        20.83           N/A            N/A             N/A
Government Income        A  Income        570.8         2.01          6.79            N/A               3
                         B                189.8         1.31          5.98           6.33               2
                         C                  0.0          N/A           N/A            N/A             N/A
Other Retail Open End Funds             5,504.5
                                      ---------
 Total Retail Open End Funds           24,840.4
Variable Annuity Funds                    322.9
Institutional Funds                       851.4
Closed End Funds                        2,488.9
Private Accounts and Other              5,722.3 (3)
                                      ---------
 Total                                $34,225.9 (3)
                                      =========

--------
(1) Represents different classes of shares within each fund, based upon fee and expense computations.
(2) Morningstar is an independent provider of financial information concerning mutual fund performance. According to Morningstar, a fund's 10 year return accounts for 50% of its overall rating score, its five year return accounts for 30% and its three year return accounts for 20%. If only five years of history are available, the five year period is weighted 60% and the three year period is weighted 40%. If only three years of data are available, the three years are used alone. Funds scoring in the top 10% of their investment category receive 5 stars; funds scoring in the next 22.5% receive 4 stars; the next 35% receive 3 stars; those in the next 22.5% receive 2 stars and the bottom 10% receive 1 star.

(3) Includes $2.6 billion of our general account assets.

  The following table presents certain information regarding our investment management revenues, commissions and other fees earned by John Hancock Funds in the periods indicated.

          Investment Management Revenues, Commissions and Other Fees

                                                           For the Year Ended
                                                              December 31,
                                                          --------------------
                                              For the Six
                                                Months
                                                 Ended
                                               June 30,
                                                 1999      1998   1997   1996
                                              ----------- ------ ------ ------
                                                       (in millions)
Investment advisory fee income...............   $101.3    $210.9 $173.7 $132.7
Commission income............................     43.9      84.8   71.6   56.6
Rule 12b-1 fee income........................     79.2     163.7  125.3   79.0
Shareholder and accounting service fee
 income......................................      4.5       4.2    3.9    6.8
                                                ------    ------ ------ ------
  Total......................................   $228.9    $463.6 $374.5 $275.1
                                                ======    ====== ====== ======

   Distribution

  We sell our asset gathering products and services through multiple distribution channels, both owned and non-owned, including many of the channels described within the Protection Segment.

  Signator. Signator is the primary distribution channel for our variable annuities. We also sell fixed annuities and mutual funds through this entity.

  Broker/Dealers. Broker/dealers, which include regional and national brokerage firms and financial planners, are the primary distribution channel for our mutual funds. Broker/dealers also sell our fixed and variable annuities. We support this distribution channel with an internal network of wholesalers. These wholesalers meet directly with broker/dealers and financial planners and are supported by an extensive home office sales staff.

  Our recent distribution initiatives in this channel have included participation in alternative distribution programs, including: (1) wrap programs which package products under a single asset-based fee; (2) fund supermarkets, which distribute a menu of funds to consumers through a single brokerage account; and (3) subadvisory arrangements where we are hired to provide investment management services by other organizations involved in the packaging and distribution of mutual fund products.

  We also sell our 401(k) programs and other retirement programs through the broker/dealer channel. We employ a dedicated team of retirement plan wholesalers to sell products and services to this channel and are seeking to leverage these wholesalers to sell more retirement business directly to the small to mid-size 401(k) plan marketplace typically served by intermediaries. We have recently expanded our internal and external wholesaling capabilities and have expanded our telemarketing capabilities to better serve this channel.

  Pension Consultants. We market investment management services to pension consultants nationwide who provide advisory services to plan sponsors. Marketing efforts are supported by dedicated client relationship officers who keep clients updated on portfolio performance information.

  Banks. Starting with sales of fixed annuities, we have expanded our offerings through banks to include mutual funds and variable annuities. Starting in 1998, we added additional products to our bank offerings. We believe we are well positioned to take advantage of the growth opportunity we see for multiple product offerings, coupled with added value marketing programs and customized service support for banks.

  Essex Corporation. In January 1999, we purchased Essex Corporation, one of the nation's largest intermediaries between banks and product manufacturers for annuities. Essex Corporation also serves as an intermediary in the distribution of mutual funds. Essex Corporation's primary source of income is commissions on sales of these products.

  Direct Distribution. We are currently offering a variable annuity through the direct distribution channel where customers may call a toll-free number and obtain an application to purchase the product.

  The table below shows Asset Gathering Segment sales by distribution channel for the periods indicated:

             Asset Gathering Segment Sales by Distribution Channel

                                                         For the Year Ended
                                                            December 31,
                                                     --------------------------
                                         For the Six
                                           Months
                                            Ended
                                          June 30,
                                            1999       1998     1997     1996
                                         ----------- -------- -------- --------
                                                     (in millions)
Broker/Dealers:
Variable annuities.....................   $   55.9   $  155.8 $   62.8 $    0.4
Fixed annuities........................        8.1       29.3     50.8     27.9
Mutual funds...........................    1,417.9    4,826.3  4,987.9  3,839.8
Signator:
Variable annuities.....................      341.3      709.7    678.4    628.9
Fixed annuities........................       34.5       75.8    120.1    118.4
Mutual funds...........................      443.9      902.5    753.9    776.9
Pension consultants:
Mutual funds...........................      207.3      885.9  1,562.5    456.1
Banks:
Variable annuities.....................        8.7       14.2      3.3      --
Fixed annuities........................       12.6      255.1    490.7    475.8
Mutual funds...........................       84.1      183.0    138.0     77.5
Essex (included with bank channel prior
 to 1999):
Variable annuities.....................        2.8        --       --       --
Fixed annuities........................      235.3        --       --       --
Mutual funds...........................        2.7        --       --       --
Direct distribution....................        0.7        3.1      1.4      --
Other (1)..............................       20.6       17.5     52.4     50.0
                                          --------   -------- -------- --------
  Total................................   $2,876.4   $8,058.2 $8,902.2 $6,451.7
                                          ========   ======== ======== ========

--------
(1) Other includes single premium immediate annuities, including lottery-related payout contracts, and supplemental contracts involving life contingencies.

   Reserves

  We establish and report liabilities for future policy benefits on our balance sheet to meet the obligations under our annuity contracts. Our liability for variable annuity contracts and deferred fixed annuity contracts is equal to the cumulative account balances. Cumulative account balances include deposits plus credited interest or investment earnings less expense and mortality charges, as applicable, and withdrawals. Future policy benefits on our immediate fixed annuity contracts are calculated based on a set of actuarial assumptions that we establish and maintain throughout the lives of the contracts.

   Competition

  We face substantial competition in all aspects of our asset gathering business. The annuity business is highly competitive. We compete with a large number of insurance companies, investment management firms, mutual fund companies, banks and others in the sale of annuities. We compete for mutual fund business with hundreds of fund companies. Many of our competitors in the mutual fund industry are larger, have been established for a longer period of time, offer less expensive products, have deeper penetration in key distribution channels and have more resources than us.

  Competition in the asset gathering business is based on several factors. These include investment performance and the ability to successfully penetrate distribution channels, to offer effective service to intermediaries and consumers, to develop products to meet the changing needs of various consumer segments, to charge competitive fees and to control expenses.

  We believe the Asset Gathering Segment is well positioned to increase assets under management in the face of this competition. Our competitive strengths include our ability to:

  . deliver strong investment performance, and enhance this performance by expanding the depth and breadth of fundamental research, portfolio management teams, and investment professionals;

  .  develop new products and expand into new markets; and

  .  provide excellent service to investors and distributors.

   Distribution and Service Organizations

  Within the Asset Gathering Segment, we also include our distribution company, Signator, and our servicing subsidiary, John Hancock Signature Services.

  Signator is the holding company for Signator Investors, Inc. and several insurance agencies. Signator Investors, Inc. representatives are able to offer securities products and financial advisory products and services to their clients, including not only John Hancock mutual funds and variable products, but also the products and services of other companies.

  John Hancock Signature Services combines and coordinates customer service functions for life insurance, annuity and mutual fund customers. The services provided by John Hancock Signature Services, Inc. include new business processing, contract change services, claims processing, premium collection and processing, billing, and preparation of annual or quarterly statements. Through this subsidiary, we seek to provide an integrated and comprehensive customer service function on a cost effective basis. This system permits a customer to have a single point of contact for most servicing needs.

   Banking Products and Services

  First Signature Bank & Trust Company is a limited-service bank, which accepts demand deposits but does not make commercial loans. It provides consumer banking products and services to our customers. First Signature Bank & Trust Company had $188.6 million in assets as of June 30, 1999.

Guaranteed and Structured Financial Products Segment

   Overview

  Through our Guaranteed and Structured Financial Products Segment, we offer a variety of products to qualified defined benefit and defined contribution retirement plans, as well as to other institutional buyers. A "defined benefit plan" is a retirement plan in which benefit payment obligations are specified by the plan document and where the contribution levels must adjust as necessary to fund these benefit obligations. In contrast to this, a "defined contribution plan" is a retirement plan in which the rules for making contributions to the plan are determined pursuant to a plan document and the ultimate benefit levels will adjust to reflect actual contributions and the investment earnings thereon.

  Our products include non-guaranteed, partially guaranteed and fully guaranteed general account and separate account investment options. We distribute these products through home office and regional sales representatives either directly to institutional buyers or indirectly through financial intermediaries, consultants and brokers.

  The Guaranteed and Structured Financial Products Segment contributed 32.9% and 25.6% of consolidated operating revenues and 37.2% and 29.1% of consolidated after-tax operating income in the six months ended June 30, 1999 and in the full year 1998, respectively. The segment has achieved the following financial results for the periods indicated.

                          As of or for the
                             Six Months    As of or for the Year Ended December 31,
                           Ended June 30,  -----------------------------------------
                                1999           1998          1997          1996
                          ---------------- ------------- ------------- -------------
                                                (in millions)
Operating revenues: (1)
Spread-based products...     $ 1,066.1     $     1,353.7 $     1,433.6 $     1,547.0
Fee-based products......         197.1             377.5         380.8         488.7
                             ---------     ------------- ------------- -------------
  Total.................     $ 1,263.2     $     1,731.2 $     1,814.4 $     2,035.7
                             =========     ============= ============= =============
Segment after-tax
 operating income: (1)
Spread-based products...     $   100.8     $       117.5 $       103.0 $       129.1
Fee-based products......          19.8              28.2          35.5          26.3
                             ---------     ------------- ------------- -------------
  Total.................     $   120.6     $       145.7 $       138.5 $       155.4
                             =========     ============= ============= =============
Assets:
Spread-based products...     $19,331.3     $    17,311.6 $    16,100.4 $    16,288.8
Fee-based products......      12,556.5          12,003.6      12,009.6      11,772.4
                             ---------     ------------- ------------- -------------
  Total.................     $31,887.8     $    29,315.2 $    28,110.0 $    28,061.2
                             =========     ============= ============= =============
Assets Under Management:
Spread-based products...     $18,792.9     $    16,808.6 $    15,653.5 $    15,827.4
Fee-based products......      12,205.3          11,738.0      11,759.6      11,540.7
                             ---------     ------------- ------------- -------------
  Total.................     $30,998.2     $    28,546.6 $    27,413.1 $    27,368.1
                             =========     ============= ============= =============

--------
(1) Excluded from the operating segment financial results are net realized investment gains and losses except for the multi-manager funding agreements and non-recurring or unusual items. See Note 6 and Note 12 to our Unaudited Interim Consolidated Financial Statements and Audited Consolidated Financial Statements, respectively, for a reconciliation of amounts reported for operating segments to amounts reported in those financial statements.

   Products and Markets

  The Guaranteed and Structured Financial Products Segment offers spread-based products and fee-based products.

  Spread-Based Products. Our spread-based products provide a guaranteed rate of return to the customer. We derive earnings on these products primarily from the difference between the investment returns on the supporting assets and the guaranteed returns provided to customers. We refer to this difference as the "spread". Our spread-based products include:

  . General account GICs. GICs are guaranteed annuity contracts that pay a specified rate of return. GICs are primarily marketed to sponsors of tax-qualified retirement plans such as 401(k) plans. The rate of return on GICs can be a fixed rate or a floating rate based on an external market index.

  . Funding agreements. Funding agreements are also guaranteed contracts that pay a specified rate of return. However, funding agreements generally are issued to corporations, mutual funds and other institutional investors and, unlike GICs, are not typically used to fund retirement plans. The rate of return on funding agreements can be a fixed rate or a floating rate based on an external market index.

  . Single premium annuities. Single premium annuities are immediate or deferred annuities which commence payment at a specified time, typically retirement. The two most common types of annuities are the straight life annuity, which makes payments for the life of a retired annuitant, and the joint and survivor annuity, which continues to make payments to a spouse after the death of the annuitant.

  The following table illustrates for the periods indicated, statutory premiums and deposits, future policy benefits/account balances and assets under management for our spread-based products. Statutory premiums and deposits differ from GAAP premiums because GAAP requires that contributions to general account GICs and funding agreements be accounted for using deposit accounting. Deposit accounting excludes from revenue the contributions and deposits received on these products.

                 Spread-Based Products Selected Financial Data

                          As of or for the
                             Six Months    As of or for the Year Ended December 31,
                           Ended June 30,  -----------------------------------------
                                1999           1998          1997          1996
                          ---------------- ------------- ------------- -------------
                                                (in millions)
Statutory Premiums and
 Deposits:
General account GICs....     $ 1,161.1     $     2,578.9 $     2,332.7 $     2,564.8
Funding agreements......       1,922.7           2,416.1         311.0         202.5
Single premium
 annuities..............         369.3             111.8         193.7         247.2
                             ---------     ------------- ------------- -------------
  Total.................     $ 3,453.1     $     5,106.8 $     2,837.4 $     3,014.5
                             =========     ============= ============= =============
Future Policy
 Benefits/Account
 Balances:
General account GICs....     $ 9,178.7     $     9,743.3 $    10,976.4 $    11,707.7
Funding agreements......       4,766.1           2,929.5         531.7         222.2
Single premium
 annuities..............       3,503.3           3,182.3       3,131.0       2,994.7
                             ---------     ------------- ------------- -------------
  Total.................     $17,448.1     $    15,855.1 $    14,639.1 $    14,924.6
                             =========     ============= ============= =============
Assets Under Management:
General account GICs....     $ 9,886.2     $    10,329.2 $    11,736.9 $    12,416.0
Funding agreements......       5,133.4           3,105.7         568.6         235.6
Single premium
 annuities..............       3,773.3           3,373.7       3,348.0       3,175.8
                             ---------     ------------- ------------- -------------
  Total.................     $18,792.9     $    16,808.6 $    15,653.5 $    15,827.4
                             =========     ============= ============= =============

  Fee-Based Products. Our fee-based products generally pass the investment results of invested assets through to the contractholder with no, or minimal, guarantees. We derive earnings on these products primarily from expense, risk and profit charges which are generally assessed on the basis of assets under management. Fee-based businesses provide relatively stable revenues and have lower capital requirements than do our spread-based businesses. Our fee-based products include:

  . General account participating pension fund-type products and conversion annuity contracts. These products are group annuities which pass investment results through to the contractholder, after expense, risk and profit charges. Annuity guarantees of these products are supported by asset requirements under which assets must be maintained at levels at least 5% above the annuity reserve. If the level of assets held under the contract falls below this threshold we may withdraw an amount equal to the annuity reserve and apply the assets to purchase a fully guaranteed annuity.

  . Separate account GICs. These products pass the investment results of a separate account through to the contractholder and contain only minimal guarantees. Contractholders may select from among flexible investment options provided by our various investment managers. Investment options may include a guaranteed tranche of a collateralized bond obligation offering originated by our Investment Management Segment. The separate account GIC business leverages the strong marketing relationships developed in our general account GIC business.

  . Guaranteed separate account annuities. These products are group annuities which offer customers an insured pension-funding program with a broad range of investment options, including both equity and fixed-income investment classes. The risk associated with providing these fully guaranteed annuities is mitigated by excess collateral maintenance requirements, which vary depending on the investment option selected.

  . Separate investment accounts. These are non-guaranteed group annuity contracts under which assets are held in a separate account. We typically use affiliated investment advisors to manage these assets. We may also use non-affiliated investment managers if the customer so requires. Because these products do not provide guarantees, new sales of separate investment accounts are reported in the Investment Management Segment. Existing agreements, however, continue to be reported in the Guaranteed and Structured Financial Products Segment because of customer relationships.

  The following table illustrates, for the periods indicated, statutory premiums and deposits, future policy benefits/balances and assets under management for our fee-based products. Statutory premiums and deposits differ from GAAP premiums because GAAP requires that premiums on general account participating pension products, separate account GICs, separate account annuities and separate investment accounts be accounted for using deposit accounting. Deposit accounting excludes from revenue the contributions and deposits received on these products and generally shows the fees earned from the products as revenues.

                  Fee-Based Products Selected Financial Data

                          As of or for the
                             Six Months    As of or for the Year Ended December 31,
                           Ended June 30,  -------------------------------------------
                                1999           1998           1997           1996
                          ---------------- -------------  -------------  -------------
                                                (in millions)
Statutory Premiums and
 Deposits:
General account
 participating pension
 fund-type products and
 conversion annuity
 contracts..............     $   306.9     $       566.7  $       703.8  $       716.4
Separate account GICs...         469.7             459.9          456.0          563.5
Guaranteed separate
 account annuities......         (30.5)            (27.9)         (70.4)          47.1
Separate investment
 accounts...............          61.2             173.5          265.4          166.6
                             ---------     -------------  -------------  -------------
  Total.................     $   807.3     $     1,172.2  $     1,354.8  $     1,493.6
                             =========     =============  =============  =============
Future Policy
 Benefits/Account
 Balances:
General account
 participating pension
 fund-type products and
 conversion annuity
 contracts..............     $ 3,131.9     $     3,167.9  $     3,338.2  $     3,501.5
Separate account GICs...       3,637.8           3,333.6        3,305.0        3,192.0
Guaranteed separate
 account annuities......       2,029.7           2,118.9        1,944.2        1,867.9
Separate investment
 accounts...............       2,548.4           2,463.1        2,285.1        2,383.5
                             ---------     -------------  -------------  -------------
  Total.................     $11,347.8     $    11,083.5  $    10,872.5  $    10,944.9
                             =========     =============  =============  =============
Assets Under Management:
General account
 participating pension
 fund-type products and
 conversion annuity
 contracts..............     $ 3,492.8     $     3,466.6  $     3,651.8  $     3,762.8
Separate account GICs...       4,071.0           3,644.5        3,799.7        3,491.8
Guaranteed separate
 account annuities......       2,032.1           2,113.4        1,968.6        1,882.6
Separate investment
 accounts...............       2,609.4           2,513.5        2,339.5        2,403.5
                             ---------     -------------  -------------  -------------
  Total.................     $12,205.3     $    11,738.0  $    11,759.6  $    11,540.7
                             =========     =============  =============  =============

  Markets. We offer our spread-based products and our fee-based products in a variety of markets. We emphasize a comprehensive understanding of each market in which we participate, and strive to create and maintain strong, consultative relationships with key buyers and intermediaries. By working closely with our customers to develop customized investment programs, we have been able to build a leading market share in several important markets, including general account GICs, funding agreements and separate account GICs. The following table provides a summary of our products and the markets in which they are sold.

                                               Markets
                          -----------------------------------------------------
                      Qualified Defined Qualified and Non-
                        Contribution    Qualified Defined     Non-Qualified
       Products             Plans         Benefit Plans    Institutional Market
-------------------------------------------------------------------------------
  Spread-based
-------------------------------------------------------------------------------
  General account
   GICs                        X
-------------------------------------------------------------------------------
  Single premium
   annuities                   X                 X
-------------------------------------------------------------------------------
  Funding agreements                                                 X
-------------------------------------------------------------------------------
  Fee-based
-------------------------------------------------------------------------------
  Separate account
   GICs                        X
-------------------------------------------------------------------------------
  Guaranteed
   separate account
   annuities                                     X
-------------------------------------------------------------------------------
  General account
   participating
   pension fund-type
   products and
   conversion
   annuity products                              X
-------------------------------------------------------------------------------
  Separate
   investment
   accounts                                      X
-------------------------------------------------------------------------------

  Industry sales of single premium annuities are driven primarily by pension plan terminations, which have been flat or have declined in recent years. Our sales of single premium annuities will generally follow this trend in the absence of a disproportionately large sale. In addition, due to declining demand for general account GICs in the 401(k) plan market, deposits on our general account GICs have remained relatively constant over the past three full years and during the six months ended June 30, 1999. In response to these trends, we have created new products for the non-qualified institutional marketplace.

  We intend to continue to capitalize on our risk-management and investment skills to attract funds with new products from new markets, while continuing to pursue opportunities in those parts of the U.S. pension market that are still expanding. In particular, beginning in 1998 we significantly expanded our marketing and product development efforts for funding agreements. We are now selling our products and services to defined contribution plans, banks, insurance companies, mutual funds, and other investors in the U.S. and have recently entered the European and Asian markets.

  . Qualified Defined Contribution Plans. We offer spread-based as well as fee-based products to sponsors or investment managers of qualified defined contribution plans. Our marketing efforts principally are directed toward mid- to large-sized plans with an average contract size of $7 million to $10 million.

    The general account GIC has been the predominant product issued in this market, primarily for use as the asset underlying the fixed income investment option of 401(k) plans. Both general account and separate account GICs sold in this market provide a feature which permits individual plan participants to redeem or transfer funds in their account at book value during the term of the contract. In the case of separate account GICs, gains and losses arising out of these book value redemptions are absorbed by the plan by means of prospective changes in the crediting rate, which is the rate at which the GIC fund balances increase in value under the terms of the GIC.

  . Qualified and Non-Qualified Defined Benefit Plans. New sales to this market are primarily limited to single premium annuities and separate account annuities. Although traditionally a significant portion of this market, currently there is little demand for new general account participating pension products, as demand for these arrangements has largely been replaced by demand for unbundled services, such as non-insured arrangements. However, because the significant majority of our existing general account participating pension products business does not contain provisions allowing for termination of the agreement by the customer prior to the termination date specified in the agreement, this business provides a slowly decreasing but predictable source of earnings.

    The primary drivers of the single premium annuity market are plan terminations and plan spin-offs. In such instances, the plan sponsor transfers all its obligations under the plan to an insurer by paying a lump sum premium amount. Another type of single premium annuity, referred to as a terminal funding annuity, is sold to plan sponsors who wish to transfer the payment obligations with respect to individual retirees to an insurer. Because the Department of Labor has mandated that annuities be purchased only from the "safest available" insurer, plan sponsors restrict their purchases of single premium and terminal funding annuities almost exclusively to insurance companies with superior or excellent financial quality ratings. We believe that our strong financial ratings position us well to compete in this market.

    Separate account annuities are purchased by plan sponsors who wish to provide guaranteed retirement benefits for their retirees and control their asset allocation mix. The advantage of an insurer's guarantee for a plan sponsor is that the obligation to the retiree is removed from the employer's balance sheet, and the employer is no longer required to pay Pension Benefit Guaranty Corporation premiums in respect of such retiree.

  . Non-Qualified Institutional Market. We issue funding agreements to non-qualified institutional investors both in the domestic and the international marketplace. We have broadened our marketing and product development efforts in this market in response to declining demand for traditional general account GICs in the 401(k) plan market.

    Domestic purchasers of funding agreements include money market mutual funds, bank short-term investment funds, municipalities, bond funds and securities lending funds. Funding agreements sold in the United States tend to have guarantees that are based upon floating interest rate market indices. Funding agreements sold in the United States may also give the customer, or us, the right to terminate the contract on 30 to 90 days' notice. None of these funding agreements contain termination rights of less than 30 days. According to government and industry sources, as of December 31, 1998, the potential domestic non-qualified institutional market included over $500 billion in taxable, non-government only money market funds, over $175 billion in bank short-term funds and over $400 billion in securities lending accounts.

    International purchasers of funding agreements include pension funds, banks, mutual funds, and insurance companies located in Europe and Asia. For international funding agreements, interest rate guarantees are generally fixed and the liabilities are denominated predominantly in foreign currencies. These funding agreements (often accompanied by a currency swap) typically are issued to a non-affiliated conduit which issues publicly-traded medium-term notes. According to Capital NET Limited's MTNWare, there were nearly $550 billion of medium term notes issued in Europe in 1998. In general, medium-term note funding agreements do not give the contractholder the right to terminate prior to contractually stated maturity dates.

    Through June 30, 1999, we had issued approximately $4.9 billion of funding agreements, including approximately $2.1 billion in the domestic market and $2.8 billion internationally. Of our $2.1 billion of total domestic funding agreement liabilities, approximately $745 million contained a 90-day termination provision, and approximately $555 million contained a 30-day termination provision. The balance contained no early termination provisions of less than one year, and we are currently not selling any funding agreements with less than one year termination provisions. Further, we are planning to exercise our termination rights on all funding agreements containing 30 or 90 day termination provisions. While there will be a cost associated with exercising our right to terminate under these agreements, we do not believe that this amount will be material. We believe that expansion into the domestic and international funding agreement markets presents good prospects for future growth. Moreover, diversification into these markets permits us to seek out the lowest cost of funds among diverse markets.

   Distribution

  We distribute our guaranteed and structured financial products through a variety of channels. General and separate account GICs are sold through our regional representatives to plan sponsors, or to GIC managers who represent plan sponsors. Funding agreements marketed in the United States are sold either directly or through brokers, and in the international market they are sold through investment banks in the form of medium-term notes. Annuities are sold through pension consultants who represent defined benefit plan sponsors or through brokers who receive a commission for sales of our products.

  We maintain an experienced sales staff that develops and maintains relationships with target customers, consultants, and other financial intermediaries. We believe that our consistent market presence over the past two decades has strengthened our relationships with a large segment of the customer base.

   Spread-Based Products Risk Management

  Because of the significant guarantees provided as part of our spread-based products, risk management is particularly important in this line of business. To facilitate risk management, we segregate and manage the assets supporting our spread-based products separately from the rest of our general account. Our risk management strategy is based on:

  . Managing interest rate exposure by closely matching the relative sensitivity of asset and liability values to interest rate changes, i.e. controlling the "duration mismatch" of assets and liabilities. We believe that our target duration mismatch of .05 years is considerably narrower than the standard in the industry.

  . Using sophisticated systems and processes to project cash flows for each asset and each liability and to measure with precision the sensitivity of assets and liabilities to interest rate changes. This measurement process provides risk managers with a more complete picture of our liability structure, the appropriateness of pricing and the overall soundness of the management of the account than do conventional accounting techniques alone.

  . Writing contracts that typically have a predictable maturity structure and do not have premature surrender or redemption provisions. This predictability allows us to invest a significant proportion of our assets in relatively illiquid asset classes, primarily private placement bonds and commercial mortgages, which have traditionally provided relatively attractive yields.

  . Managing the assets backing our domestic funding agreements with highly liquid liability structures (i.e., those with 30 or 90 day termination rights) in a dedicated separate account, where private placements are limited to less than 3% of the portfolio.

  . Monitoring all contribution and withdrawal activity in each contract to anticipate deviations from expected cash flows. Any such deviations form the basis for new cash flow projections and may trigger a change in portfolio hedging requirements.

  . Establishing working groups to facilitate interaction among our various business units, including portfolio management, sales management, risk management, financial management and the pricing staff. We believe frequent interaction and effective communication across the various business units have been key components of our successful risk management strategy.

   Underwriting

  Spread-based products, particularly general account GICs and single premium annuities, are the products in this segment for which underwriting is most significant.

  General Account GICs. In developing pricing proposals for new contracts, our underwriters estimate both base-line cash flows and also likely variance from the base line due to plan participants reallocating assets from the "stable value" option of their defined contribution plan. Our underwriters utilize customized pricing models that generate plan-specific risk charges for each customer's book value payment provision. If these pricing models project the risk of losses exceeding customary thresholds, instead of rejecting the business, our underwriters can modify the proposal by suggesting the use of risk reduction techniques designed to shift some of the risk of redemptions back to the plan or to a third party.

  Single Premium Annuities. We underwrite immediate annuities using recent mortality experience and an assumption of continued improvement in annuitant longevity. We underwrite deferred annuities by analyzing not only mortality risk but also the expected time to retirement.

   Reserves

  We establish and report liabilities for contractholders' funds and future policy benefits to meet the obligations on our policies and contracts. Our liability for general account GICs, funding agreements, and fee-based products is equal to the cumulative account balances for these products. Cumulative account balances include deposits plus credited interest or investment earnings less expense charges and withdrawals. Future policy benefits for our single premium annuity contracts are calculated based on a set of actuarial assumptions that we establish and maintain throughout the lives of the contracts. Our assumptions include investment yields, mortality and the expected time to retirement.

   Competition

  Our Guaranteed and Structured Financial Products Segment operates in a variety of highly competitive institutional markets. Although a large number of companies offer these products, the market is concentrated. Five insurers, including John Hancock, issued approximately 40% of total GICs and funding agreements issued by U.S. insurance companies reporting to LIMRA in 1998; and five insurers, including John Hancock, issued more than 80% of total single premium annuities in 1998. Our competitors include a variety of well-recognized insurance companies, domestic and foreign banks and other institutional investment advisors, many of whom are larger and have greater resources than us. The recent entry of several new competitors, particularly foreign banks, has placed pressure on the pricing of some products, such as separate account GICs. We have, as a result, pursued a strategy of concentrating on higher value-added products and positioning our offerings over a wider variety of institutional markets.

  We believe that we are able to compete successfully in our markets as a result of our strong financial ratings, investment management expertise, national distribution, flexible product design and competitive pricing. Competition in this market is restricted almost exclusively to insurance companies with superior or excellent financial ratings. The requirement for strong financial ratings reduces pressure on margins by limiting the number of potential competitors and by lowering our cost of funds.

Investment Management Segment

   Overview

  Through our Investment Management Segment, we provide investment management services to domestic and international institutions. While this segment includes primarily assets managed for third-party institutional clients, the investment professionals providing these services also manage assets underlying our general account and separate account products. The Investment Management Segment attracts funds from corporate and public pension plan sponsors, banks, insurance companies, mutual funds, and other domestic and international institutions.

  Our total assets under management as of June 30, 1999 and December 31, 1998 were $130.5 billion and $124.4 billion, respectively, of which the Investment Management Segment represented 33.1% and 31.9%, respectively. The Investment Management Segment contributed $89.3 million of consolidated operating revenues and $17.2 million of consolidated after-tax operating income in the six months ended June 30, 1999. The Investment Management Segment has achieved the following financial results for the periods indicated:

                          As of or for the
                             Six Months    As of or for the Year Ended December 31,
                           Ended June 30,  -----------------------------------------
                                1999           1998          1997          1996
                          ---------------- ------------- ------------- -------------
                                                (in millions)
Operating revenues (1)..     $    89.3     $       143.9 $       118.5 $       113.4
Segment after-tax
 operating income (1)...     $    17.2     $        15.4 $        17.2 $        21.6
Assets..................     $ 3,532.7     $     3,439.6 $     3,286.8 $     2,465.2
Assets under management
 (2)....................     $43,163.6     $    39,637.7 $    34,361.5 $    32,884.5

--------
(1) Excluded from the operating segment financial results are net realized investment gains and losses, except for gains or losses from mortgage securitization, and non-recurring or unusual items. See Note 6 and Note 12 to our Unaudited Interim Consolidated Financial Statements and Audited Consolidated Financial Statements, respectively, for a reconciliation of amounts reported for operating segments to amounts reported in those financial statements.
(2) Includes $82.5 million, $88.1 million, $66.0 million, and $54.5 million of general account cash and invested assets as of June 30, 1999 and as of December 31, 1998, 1997 and 1996, respectively.

   Products and Markets

  The Investment Management Segment is primarily a fee-based investment advisory business in which we do not offer guarantees to our customers. We provide a variety of investment structures, such as investment advisory client portfolios, individually managed and pooled separate accounts, securitized portfolios, and registered investment company funds. We have recently added bond and mortgage securitizations, and mutual fund management capabilities.

  Our investment management expertise covers a wide range of private and publicly-traded asset classes and is based on fundamental research and disciplined, quantitatively-based analysis and asset-liability management. Our private fixed income, equity, real estate and alternative asset operations have strong credit analysis capabilities and deal origination expertise. These operations enjoy broad networks of relationships with intermediaries giving them early access to new investment opportunities.

  The capabilities of the Investment Management Segment include:

  Public Fixed Income and Equity Investments. Through our Independence Investment Associates subsidiaries we provide active stock and bond management to pension funds, endowments, and other institutions. We provide core, value, growth, medium-cap, balanced and market neutral investment strategies. We also offer international stock and bond management.

  In addition, we offer active, quantitative investment management services in the high quality fixed income markets, with a special emphasis on structuring and managing portfolios of mortgage-backed securities and Treasury securities combined, when appropriate, with various derivative strategies.

  Private Fixed Income, Equity and Alternative Asset Class Investments. We manage funds for external institutional clients investing in private fixed-income and equity securities and alternative asset classes. Our strength is in private placement corporate securities, structured and innovative transactions and niche investment opportunities. Our recently completed offerings include a mezzanine fund investing primarily in subordinated debt with equity participation features and a collateralized bond obligation fund, which have been marketed domestically and overseas to banks, insurance companies, brokers and other clients outside of the pension market.

  We are the leading manager of equity timberland for large tax-exempt institutional investors, and are among the largest managers of equity farmland investments. In addition, we sponsor affordable housing investments that qualify for Federal tax credits. We have recently entered the business of commercial mortgage securitization. We now originate all mortgages in a standardized form so that they can be allocated to our own accounts, third parties or securitized as demand dictates. We also invest in independent power and renewable energy project investments on behalf of institutional clients.

  The following tables present certain information regarding the assets under management by the Investment Management Segment for the periods indicated:

                 Total Assets Under Management By Asset Class

                                          As of        As of December 31,
                                        June  30, -----------------------------
                                          1999      1998      1997      1996
                                        --------- --------- --------- ---------
                                                     (in millions)
Assets Under Management: (1) (2)
Domestic equity and balanced........... $30,049.0 $25,699.0 $21,993.9 $21,423.0
International equity and balanced......   2,656.0   2,340.0   1,927.1   1,885.0
Domestic fixed income..................   6,099.0   7,265.5   6,760.1   6,489.6
International fixed income.............     256.3     286.6     166.9     130.4
Independent power generation...........     430.5     375.5     375.5     347.0
Timber.................................   3,234.3   3,255.0   2,819.0   2,326.0
Farmland...............................     356.0     328.0     253.0     229.0
                                        --------- --------- --------- ---------
  Total................................ $43,081.1 $39,549.6 $34,295.5 $32,830.0
                                        ========= ========= ========= =========

                              Asset Flow Summary

                                   For the
                                  Six Months       For the Year Ended
                                    Ended             December 31,
                                   June 30,   -------------------------------
                                     1999       1998       1997       1996
                                  ----------  ---------  ---------  ---------
                                               (in millions)
Assets Under Management:
Assets under management,
 beginning of period (1) (3)..... $39,549.6   $34,295.5  $32,830.0  $27,006.0
Sales and reinvestments..........   3,097.2     3,738.9    1,309.0    4,892.0
Redemptions and withdrawals......  (2,056.8)   (4,916.8)  (6,218.0)  (3,447.0)
Market appreciation..............   2,491.1     6,432.0    6,374.5    4,379.0
                                  ---------   ---------  ---------  ---------
Assets under management, end of
 period (1) (2).................. $43,081.1   $39,549.6  $34,295.5  $32,830.0
                                  =========   =========  =========  =========

--------
(1) Includes $1,427.5 million, $1,563.0 million, $1,411.2 million and $1,301.5 million of assets managed by subsidiaries for our general account in the six months ended June 30, 1999 and 1998, 1997 and 1996, respectively.
(2) Does not include $82.5 million, $88.1 million, $66.0 million, and $54.5 million of general account cash and invested assets as of June 30, 1999 and December 31, 1998, 1997, and 1996, respectively.
(3) Does not include $88.1 million, $66.0 million, $54.5 million and $45.1 million of general account cash and invested assets as of January 1, 1999, 1998, 1997 and 1996, respectively.

   Distribution

  We sell our investment management products and services through multiple distribution channels. Marketing to pension funds, endowments, foundations and other institutional clients is conducted primarily by our experienced sales professionals and dedicated marketing and client relationship staff. Products are also offered through independent marketing specialists, consulting firms, and investment banking firms.

   Competition

  The institutional asset management industry is highly competitive, with over 23,000 registered investment advisers. Consolidation activity over the past three years has increased the concentration of competitors within certain asset classes, particularly in the timber and independent power generation asset classes. We compete with other investment management firms, insurance companies, banks and mutual fund companies, many of whom are larger and have greater resources than us.

  We believe the key bases for competition are investment performance and customer service. Our competitive strategy focuses on attracting assets through superior performance. Consistent with this strategy, we continually evaluate opportunities to develop internally, acquire, or divest investment management units and strive to improve our investment management products and services. In addition, we believe our leading role in non-traditional asset classes helps to create a distinct and competitively advantageous profile in the institutional asset management marketplace.

Corporate and Other Segment

   Overview

  Our Corporate and Other Segment consists primarily of our international insurance operations, corporate operations, and non-core businesses that are either in the process of winding down (i.e., are in "run-off") or have been divested. This segment contributed approximately 14.8% of consolidated operating revenues and 10.9% of consolidated after-tax operating income in the six months ended June 30, 1999.

  The Corporate and Other Segment has achieved the following financial results for the periods indicated:

                                 For the Six       For the Year Ended
                                 Months Ended         December 31,
                                   June 30,   -------------------------------
                                     1999       1998       1997       1996
                                 ------------ ---------  ---------  ---------
                                               (in millions)
Operating revenues: (1)
International insurance
 operations.....................  $   386.2   $   744.9  $   728.3  $   711.9
Corporate operations............      154.0       292.5      264.1      176.2
Non-core businesses.............       29.3        74.2      330.8    1,327.7
                                  ---------   ---------  ---------  ---------
  Total.........................  $   569.5   $ 1,111.6  $ 1,323.2  $ 2,215.8
                                  =========   =========  =========  =========
Segment after-tax operating
 income: (1)
International insurance
 operations.....................  $    10.1   $    25.3  $     8.3  $     8.8
Corporate operations............       25.4         8.7      (32.0)     (18.2)
Non-core businesses.............       (0.1)       22.3       63.1       29.6
                                  ---------   ---------  ---------  ---------
  Total.........................  $    35.4   $    56.3  $    39.4  $    20.2
                                  =========   =========  =========  =========
Assets:
International insurance
 operations.....................  $ 5,780.9   $ 5,222.0  $ 4,828.1  $ 4,317.9
Corporate operations............    3,859.0     3,494.0    3,745.7    3,173.5
Non-core businesses.............    1,331.5     1,894.8    2,013.4    2,406.4
Intra-segment eliminations......   (4,908.1)   (4,818.3)  (4,810.7)  (4,225.5)
                                  ---------   ---------  ---------  ---------
  Total.........................  $ 6,063.3   $ 5,792.5  $ 5,776.5  $ 5,672.3
                                  =========   =========  =========  =========

--------
(1) Excluded from the segment financial results are net realized investment gains and losses and non-recurring or unusual items. See Note 6 and Note 12 to our Unaudited Interim Consolidated Financial Statements and Audited Consolidated Financial Statements, respectively, for a reconciliation of amounts reported for operating segments to amounts reported in those financial statements.

   International Insurance Operations

  Our international insurance operations include The Maritime Life Assurance Company, the ninth largest Canadian life insurance company based on total assets under management at year-end 1998. This company distributes a full range of individual life insurance and investment products and group life and health products through independent agencies, investment brokerage firms, and employee benefit brokers and consultants. In the first quarter of 1999, The Maritime Life Assurance Company agreed to purchase Aetna Canada Limited and its three business units: Individual Insurance Division; Employee Benefits Division; and Equinox Financial Group, Inc. The purchase price, which is subject to adjustment, is approximately $300 million. This acquisition will essentially double our Canadian business in terms of revenues and customers. We also offer individual life and group insurance and pension products through local affiliates doing business in five Southeast Asian countries. Working with an international network of over 40 insurers, we also coordinate and reinsure group life, health, disability and pension coverage for foreign and globally mobile employees of multinational companies in more than 45 countries.

  In 1999, we were invited to apply for a license to enter into a joint venture and begin doing business in China, providing us an early foothold in this emerging economy with its vast population. The license will be restricted initially to an as-yet unknown city or province. We anticipate commencing operations in China in 2000.

   Corporate Operations

  Corporate operations consist principally of (1) investment and treasury activities, and assets, investment income, interest expense and other expenses not specifically allocated to segments and (2) group life insurance operations. Our group life insurance business generated $116.9 million in premium in the six months ended June 30, 1999, and $234.5 million of premium in the full year 1998.

   Non-Core Businesses

  We have certain non-core businesses that have been divested or put in run-off, reflecting a strategic decision to focus on our retail and institutional businesses. Non-core businesses consist primarily of a portion of our group life and accident and health business and related subsidiaries that were sold in 1997, regional stock brokerage companies that were sold in 1996, run-off property and casualty reinsurance business and other small subsidiaries in various stages of running-off their operations.

  In 1992, we sold our individual disability income insurance block of business to Provident Life and Accident Insurance Company through a reinsurance arrangement. The reinsurance recoverable from Provident Life and Accident Insurance Company reported on our GAAP financial statements was $220.6 million as of December 31, 1998.

General Account Investments

   General Account and Separate Accounts

  Our investments include our general account and numerous separate accounts. We manage our general account assets in investment segments that support specific classes of product liabilities. These investment segments permit us to implement investment policies that both support the financial characteristics of the underlying liabilities, and also provide returns on our invested capital. The investment segments also enable us to gauge the performance and profitability of our various businesses.

  Separate account assets are managed in accordance with specific investment contracts. We generally do not bear any investment risks on assets held in separate accounts, but rather receive investment management fees based on levels of assets under management, measured at fair value, as well as mortality charges, policy administration fees and surrender charges. Generally, assets held in separate accounts are not available to satisfy general account obligations.

   Asset/Liability Risk Management

  Our primary investment objective is to maximize after-tax returns within acceptable risk parameters. We are exposed to two primary types of investment risk:

  . Credit risk, meaning uncertainties associated with the continued ability of an obligor to make timely payments of principal and interest; and

  . Interest rate risk, meaning changes in the market value of fixed maturity securities as interest rates change over time.

  Management of credit risk is central to our business and we devote considerable resources to the credit analysis underlying each investment acquisition. Our corporate bond management group employs a staff of highly specialized, experienced, and well-trained credit analysts. We rely on these analysts' ability to analyze complex private financing transactions and to acquire the investments needed to profitably fund our liability guarantees. In addition, when investing in private fixed maturity securities, we rely upon broad access to management information, negotiated protective covenants, call protection features and collateral protection.

  Our bond portfolio is reviewed on a continuous basis to assess the integrity of current quality ratings. As circumstances warrant, specific investments are "re-rated" with the adjusted quality ratings reflected in our investment system. All bonds are evaluated regularly against the following criteria:

  .  material declines in the issuer's revenues or margins;

  .  significant management or organizational changes;

  .  significant uncertainty regarding the issuer's industry;

  . debt service coverage or cash flow ratios that fall below industry-specific thresholds;

  .  violation of financial covenants; and

  .  other business factors that relate to the issuer.

  Our records dating back to 1970 show that, on average, the default assumptions built into our investment and liability pricing models have been consistent with actual investment performance.

  We also apply a variety of strategies to minimize credit risk in our commercial mortgage loan portfolio. When considering the origination of new commercial mortgage loans, we review the cash flow fundamentals of the property, a physical assessment of the underlying security, a comprehensive market analysis, and industry lending practices. Upon completion of our due diligence investigation, we score each mortgage loan application against a number of qualitative and quantitative factors that we have developed and tested over many years of mortgage lending. We emphasize the acquisition of commercial mortgage loans on properties that are at, or near, full lease. Guidelines for new mortgage loans typically require a loan-to-value ratio of 75% or less at the time of origination. A portfolio management team is responsible for centralized monitoring of the portfolio, including receiving and analyzing current rent rolls and financial statements on a property-by-property basis.

  To assist in the risk management of our commercial mortgage portfolio, beginning in 1991 we undertook the development of an analytic database, the "Mortgage Investment Risk Analysis" system. This system is designed to screen our mortgage portfolio for likely default candidates.

  We use a variety of techniques to control interest rate risk in our portfolio of assets and liabilities. In general, our risk management philosophy is to limit the net impact of interest rate changes on our assets and liabilities. Each investment segment holds bonds, mortgages, and other asset types that will satisfy the projected cash needs of its underlying liabilities. Where policyholder withdrawal options make it difficult to accurately forecast liability cash flows, and thus difficult to implement conventional asset/liability matching techniques based on interest rate sensitivity, we project asset and liability cash flows under a wide variety of possible economic scenarios. We use those cash flow projections to assess and control interest rate risk.

  Another important aspect of our asset-liability management efforts is the use of interest rate derivatives. We selectively apply derivative instruments, such as interest rate swaps and futures, to reduce the interest rate risk inherent in our portfolios.

   Overall Composition of the General Account

  The investment assets in our general account as of June 30, 1999 were generally of high quality and broadly diversified across asset classes and individual credits. As shown in the following table, the major categories of investment assets are fixed maturity securities, including bonds, redeemable preferred stock, asset- and mortgage-backed securities, and commercial and agricultural mortgage loans. The remainder of the general account is invested in cash and short-term investments, real estate, equity securities, and "other" invested assets. "Other" invested assets primarily include fixed income leases, private equity investments and independent power generation projects in joint venture and limited partnership form. In addition, policy loans are included in our general account.

  In the following discussion, we include the investment portfolio of our Canadian subsidiary, The Maritime Life Assurance Company. As of June 30, 1999, approximately 28% of The Maritime Life Assurance Company's invested assets consisted of government-insured mortgage loans and obligations of the Canadian federal government and provincial governments.

                        General Account Invested Assets

                                                                   As of December 31,
                                               -------------------------------------------------------------
                          As of June 30, 1999         1998                 1997                 1996
                          -------------------  -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)        (in millions)
Fixed maturity
 securities (1).........    $30,980.2    64.2%   $28,200.4    61.9%   $27,174.9    62.4%   $25,733.6    60.2%
Mortgage loans (2)......     10,373.7    21.5      9,616.1    21.1      9,296.3    21.4      9,473.6    22.1
Real estate.............        658.9     1.4      1,483.2     3.2      2,035.6     4.7      2,160.6     5.1
Policy loans............      1,898.9     3.9      1,879.7     4.1      1,855.6     4.3      1,846.5     4.3
Equity securities.......      1,103.2     2.3      1,063.7     2.3        953.6     2.2        828.1     1.9
Other invested assets...      1,101.1     2.3      1,254.6     2.7        831.6     1.9        887.8     2.1
Short-term investments..        642.9     1.3        279.8     0.6        294.1     0.7        167.4     0.4
Cash and cash
 equivalents............      1,511.8     3.1      1,876.4     4.1      1,036.6     2.4      1,686.0     3.9
                            ---------   -----    ---------   -----    ---------   -----    ---------   -----
  Total invested
   assets...............    $48,270.7   100.0%   $45,653.9   100.0%   $43,478.3   100.0%   $42,783.6   100.0%
                            =========   =====    =========   =====    =========   =====    =========   =====

--------
(1) In addition to bonds, the fixed maturity security portfolio contains redeemable preferred stock with a carrying value of $620.1 million, $639.2 million, $546.2 million, and $300.9 million as of June 30, 1999 and December 31, 1998, 1997, and 1996, respectively. Carrying value is composed of investments categorized as "held-to-maturity," which are carried at amortized cost, and investments categorized as "available-for-sale," which are carried at fair value. The total fair value of our fixed maturity security portfolio was $31,234.1 million, $29,143.9 million, $28,028.6 million, and $26,335.2 million at June 30, 1999 and December 31, 1998, 1997, and 1996, respectively.
(2) The fair value for our mortgage loan portfolio was $10,646.1 million, $10,204.4 million, $9,873.0 million, and $10,151.9 million as of June 30, 1999 and 1998, 1997, and 1996, respectively.

  Consistent with the nature of our product liabilities, our assets are heavily oriented toward fixed maturity securities. We determine the allocation of our assets primarily on the basis of cash flow and return requirements of our products and secondarily by the level of investment risk.

   Description of Investment Assets

  The following table provides gross investment yields by asset categories for the periods indicated. The yield on fixed maturity securities and mortgage loans has declined over this period as we reinvested our cash in a declining interest rate environment. For example, over the three year period beginning January 1, 1996, the yield on the 10-year U.S. Treasury Note declined from 5.57% to 4.65%.

                     General Account Yields by Asset Type

                                                                  As of December 31,
                           As of June 30,     --------------------------------------------------------------
                                1999                 1998                 1997                 1996
                         -------------------- -------------------- -------------------- --------------------
                         Yield     Amount     Yield     Amount     Yield     Amount     Yield     Amount
                         -----  ------------- -----  ------------- -----  ------------- -----  -------------
                                (in millions)        (in millions)        (in millions)        (in millions)
Fixed maturity
 securities
Gross income (1)........  8.08%   $ 1,195.0    7.98%   $ 2,210.2    7.93%   $ 2,097.3    8.26%   $ 2,081.8
Ending assets...........           30,980.2             28,200.4             27,174.9             25,733.6
Equity securities
Gross income (1)........  3.11         16.9    1.85         18.7    3.12         27.8    2.83         22.1
Ending assets...........            1,103.2              1,063.7                953.6                828.1
Mortgage loans
Gross income (1)........  8.14        406.6    8.26        781.2    8.62        808.6    8.95        880.1
Ending assets...........           10,373.7              9,616.1              9,296.3              9,473.6
Real estate
Gross income (1)........ 13.71         73.4   23.63        415.7   20.54        430.9   19.01        395.9
Ending assets...........              658.9              1,483.2              2,035.6              2,160.6
Policy loans
Gross income (1)........  5.81         54.8    5.99        111.9    5.82        107.7    5.89        109.2
Ending assets...........            1,898.9              1,879.7              1,855.6              1,846.5
Short-term investments
 and cash and cash
 equivalents
Gross income (1)........  4.41         47.5    2.60         45.3    4.50         71.7    4.53         65.1
Ending assets...........            2,154.7              2,156.2              1,330.7              1,853.4
Other invested assets
Gross income (1)........  9.96         58.7   17.38        181.3   16.81        144.5   19.28        158.7
Ending assets...........            1,101.1              1,254.6                831.6                887.8
 Total gross income
  (1)...................  7.89      1,852.9    8.45      3,764.3    8.55      3,688.5    8.84      3,712.9
Less: investment
 expenses...............             (136.0)              (433.6)              (497.8)              (489.8)
                                  ---------            ---------            ---------            ---------
 Net investment income..  7.31%   $ 1,716.9    7.47%   $ 3,330.7    7.40%   $ 3,190.7    7.67%   $ 3,223.1
                                  =========            =========            =========            =========

--------
(1) Gross income before investment expenses.

  Fixed Maturity Securities. Our fixed maturity securities portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities ("ABS") and mortgage-backed securities ("MBS"), with the balance invested in government bonds. Our fixed maturity securities portfolio also includes redeemable preferred stock. As of June 30, 1999, fixed maturity securities represented 64.2% of general account investment assets with a carrying value of $31.0 billion, roughly comprised 55% of public securities and 45% of private securities. Each year we direct the majority of our net cash inflows into investment grade fixed maturity securities. We typically invest between 10% and 15% of funds allocated to fixed maturity securities in below-investment-grade bonds, some of which include equity participations, such as warrants. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While the general account has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to our net worth.

  The following table shows the composition by issuer of our fixed maturity securities portfolio.

                     Fixed Maturity Securities--By Issuer

                                                         As of December 31,
                            As of June 30,     ----------------------------------------
                                 1999                 1998                 1997
                          -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)
Corporate securities....    $22,869.3    73.9%   $21,479.6    76.1%   $20,313.6    74.8%
ABS/MBS.................      6,775.0    21.9      5,830.1    20.7      5,431.0    20.0
U.S. Treasury securities
 and obligations of U.S.
 government agencies....        444.8     1.4        334.7     1.2        797.2     2.9
Debt securities issued
 by foreign
 governments............        569.7     1.8        450.3     1.6        450.2     1.7
Obligations of states
 and political
 subdivisions...........        321.4     1.0        105.7     0.4        172.0     0.6
Other debt securities...          0.0     0.0          0.0     0.0         10.9     N/M
                            ---------   -----    ---------   -----    ---------   -----
  Total.................    $30,980.2   100.0%   $28,200.4   100.0%   $27,174.9   100.0%
                            =========   =====    =========   =====    =========   =====

  Our MBS and ABS holdings, in keeping with our investment philosophy of tightly managing interest rate risk, are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not prepayable without penalty prior to maturity at the option of the issuer, rather than in residential MBS where the underlying loans have no call protection. By investing in MBS and ABS securities with relatively predictable repayments, we add high quality, liquid assets to our portfolios without incurring the risk of excessive cash flow in periods of low interest rates or a cash flow deficit in periods of high interest rates. We believe the portion of our MBS/ABS portfolio subject to prepayment risk as of December 31, 1998 was limited to 6.8% of our total MBS/ABS portfolio and 1.4% of our total fixed maturity securities holdings.

  The following table provides the scheduled maturities of our general account fixed maturity securities as of the dates indicated. The portfolio's maturity distributions are primarily a function of our liability composition, but also reflect where our investment managers see relative value.

              Fixed Maturity Securities--By Scheduled Maturities

                                                        As of December 31,
                           As of June 30,     ----------------------------------------
                                1999                 1998                 1997
                         -------------------  -------------------  -------------------
                           Carrying    % of     Carrying    % of     Carrying    % of
                             Value     Total      Value     Total      Value     Total
                         ------------- -----  ------------- -----  ------------- -----
                         (in millions)        (in millions)        (in millions)
Fixed Maturity
 Securities:
  Due in one year or
   less.................   $ 1,801.8     5.8%   $ 1,776.2     6.3%   $ 1,646.5     6.1%
  Due after one year
   through five years...     6,913.8    22.3      6,604.6    23.4      7,034.2    25.9
  Due after five years
   through ten years....     7,660.6    24.7      6,258.1    22.2      6,299.3    23.2
  Due after ten years...     7,829.0    25.3      7,731.4    27.4      6,763.9    24.8
                           ---------   -----    ---------   -----    ---------   -----
    Subtotal............    24,205.2    78.1     22,370.3    79.3     21,743.9    80.0
  Asset & Mortgaged-
   backed securities....     6,775.0    21.9      5,830.1    20.7      5,431.0    20.0
                           ---------   -----    ---------   -----    ---------   -----
    Total Fixed Maturity
     Securities.........   $30,980.2   100.0%   $28,200.4   100.0%   $27,174.9   100.0%
                           =========   =====    =========   =====    =========   =====

  The securities valuation office ("SVO") of the National Association of Insurance Commissioners evaluates all public and private bonds purchased as investments by insurance companies. The SVO assigns one of six investment categories to each security it reviews. Category 1 is the highest quality rating, and Category 6 is the lowest. Categories 1 and 2 are the equivalent of investment grade debt as defined by rating agencies such as S&P and Moody's (i.e., BBB-/Baa3 or higher), while Categories 3-6 are the equivalent of below-investment grade securities. SVO ratings are reviewed and may be revised no less frequently than annually.

  The following table sets forth the SVO ratings for our bond portfolio along with an equivalent S&P rating agency designation. The majority of our bonds are investment grade, with 87.1% invested in Category 1 and 2 securities as of June 30, 1999. As a percent of total invested assets, our below investment grade bonds, at 8.1% as of June 30, 1999, are higher than the American Council of Life Insurance ("ACLI") industry average of 4.8% as of December 31, 1998. This allocation reflects our strategy of avoiding the unpredictability of interest rate risk in favor of relying on our bond analysts' ability to better predict credit or default risk. Our bond analysts operate in an industry-based, team-oriented structure that permits the evaluation of a wide range of below investment grade offerings in a variety of industries. We believe this results in substantive input from all analysts and a well-diversified high yield portfolio. Category 6 bonds represent securities that were originally acquired as long term investments, but subsequently became distressed. The fair value of our category 6 bonds was $121.3 million as of June 30, 1999 and $181.2 million and $152.4 million as of December 31, 1998 and 1997, respectively. For the years ended December 31, 1998 and 1997, $31.2 million and $28.7 million of scheduled interest payments were not received on problem fixed maturity securities.

                Fixed Maturity Securities -- By Credit Quality

                                                                               As of December 31,
                                        As of June 30,     -------------------------------------------------------------
                                             1999                 1998                 1997                 1996
                                      -------------------  -------------------  -------------------  -------------------
    SVO          S&P Equivalent         Carrying    % of     Carrying    % of     Carrying    % of     Carrying    % of
 Rating (1)     Designation (2)         Value (3)   Total    Value (3)   Total    Value (3)   Total    Value (3)   Total
 ---------- -----------------------   ------------- -----  ------------- -----  ------------- -----  ------------- -----
                                      (in millions)        (in millions)        (in millions)        (in millions)
     1      AAA/AA/A...............     $15,460.4    51.0%   $14,157.7    51.3%   $14,018.8    52.7%   $13,157.0    51.7%
     2      BBB....................      10,972.4    36.1      9,636.6    35.0      9,008.2    33.8      9,284.7    36.5
     3      BB.....................       2,759.4     9.1      2,688.5     9.8      2,369.5     8.9      1,863.3     7.3
     4      B......................         802.2     2.6        669.1     2.4        828.5     3.1        884.0     3.5
     5      CCC and lower..........         244.4     0.8        228.1     0.8        251.3     0.9        146.6     0.6
     6      In or near default.....         121.3     0.4        181.2     0.7        152.4     0.6         97.1     0.4
                                        ---------   -----    ---------   -----    ---------   -----    ---------   -----
            Total..................     $30,360.1   100.0%   $27,561.2   100.0%   $26,628.7   100.0%   $25,432.7   100.0%
                                        =========   =====    =========   =====    =========   =====    =========   =====

--------
(1) With respect to securities that are awaiting an SVO rating, we have assigned a rating based on an analysis that we believe is equivalent to that used by the SVO.
(2) Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.
(3) Does not include redeemable preferred stock with a carrying value of $620.1 million, $639.2 million, $546.2 million, and $300.9 million as of June 30, 1999 and December 31, 1998, 1997, and 1996, respectively.

  The following table sets forth the credit quality of our public fixed maturity securities portfolio. As the public market has grown to include new asset classes such as securities issued in the Rule 144A market, which we classify as "public" securities, and ABS/MBS, our public fixed maturity securities portfolio has grown in both absolute and relative terms, from 45.7% of our fixed maturity securities portfolio, as of December 31, 1996, to 54.6%, as of June 30, 1999.

             Public Fixed Maturity Securities -- By Credit Quality

                                                                               As of December 31,
                                        As of June 30,     -------------------------------------------------------------
                                             1999                 1998                 1997                 1996
                                      -------------------  -------------------  -------------------  -------------------
    SVO          S&P Equivalent         Carrying    % of     Carrying    % of     Carrying    % of     Carrying    % of
 Rating (1)     Designation (2)         Value (3)   Total    Value (3)   Total    Value (3)   Total    Value (3)   Total
 ---------- -----------------------   ------------- -----  ------------- -----  ------------- -----  ------------- -----
                                      (in millions)        (in millions)        (in millions)        (in millions)
     1      AAA/AA/A...............     $10,209.4    61.6%   $ 8,687.8    62.5%   $ 8,665.9    67.0%   $ 7,856.3    67.5%
     2      BBB....................       4,574.3    27.6      3,565.1    25.6      2,941.7    22.7      2,959.8    25.5
     3      BB.....................       1,508.2     9.1      1,425.3    10.2      1,086.5     8.4        630.1     5.4
     4      B......................         221.7     1.3        169.8     1.2        191.8     1.5        146.2     1.3
     5      CCC and lower..........          55.4     0.3         60.1     0.4         36.8     0.3         21.7     0.2
     6      In or near default.....          10.2     0.1         16.4     0.1         11.0     0.1          5.8     0.1
                                        ---------   -----    ---------   -----    ---------   -----    ---------   -----
            Total..................     $16,579.2   100.0%   $13,924.5   100.0%   $12,933.7   100.0%   $11,619.9   100.0%
                                        =========   =====    =========   =====    =========   =====    =========   =====

--------
(1) With respect to securities that are awaiting an SVO rating, we have assigned a rating based on an analysis that we believe is equivalent to that used by the SVO.
(2) Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.
(3) Does not include redeemable preferred stock with a carrying value of $214.6 million, $225.2 million, $161.6 million, and $62.4 million as of June 30, 1999 and December 31, 1998, 1997, and 1996, respectively.

  The following table sets forth the credit quality of our private fixed maturity securities portfolio. We invest in privately placed bonds to enhance the returns of our overall portfolio and to increase issuer diversification. We believe there are significantly higher risk-adjusted spreads to be obtained in the private placement market than in the public market. Over time the relative percentage of asset qualities has remained stable, with minor repositioning year-to-year reflecting our perception of relative value in the private placement market.

            Private Fixed Maturity Securities -- By Credit Quality

                                                                               As of December 31,
                                        As of June 30,     -------------------------------------------------------------
                                             1999                 1998                 1997                 1996
                                      -------------------  -------------------  -------------------  -------------------
    SVO          S&P Equivalent         Carrying    % of     Carrying    % of     Carrying    % of     Carrying    % of
 Rating (1)     Designation (2)         Value (3)   Total    Value (3)   Total    Value (3)   Total    Value (3)   Total
 ---------- -----------------------   ------------- -----  ------------- -----  ------------- -----  ------------- -----
                                      (in millions)        (in millions)        (in millions)        (in millions)
     1      AAA/AA/A...............     $ 5,251.0    38.1%   $ 5,469.9    40.1%   $ 5,352.9    39.1%   $ 5,300.7    38.4%
     2      BBB....................       6,398.1    46.4      6,071.5    44.5      6,066.5    44.3      6,324.9    45.8
     3      BB.....................       1,251.2     9.1      1,263.2     9.3      1,283.0     9.4      1,233.2     8.9
     4      B......................         580.5     4.2        499.3     3.7        636.7     4.6        737.8     5.3
     5      CCC and lower..........         189.0     1.4        168.0     1.2        214.5     1.6        124.9     0.9
     6      In or near default.....         111.1     0.8        164.8     1.2        141.4     1.0         91.3     0.7
                                        ---------   -----    ---------   -----    ---------   -----    ---------   -----
            Total..................     $13,780.9   100.0%   $13,636.7   100.0%   $13,695.0   100.0%   $13,812.8   100.0%
                                        =========   =====    =========   =====    =========   =====    =========   =====

--------
(1) With respect to securities that are awaiting an SVO rating, we have assigned a rating based on an analysis that we believe is equivalent to that used by the SVO.
(2) Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.
(3) Does not include redeemable preferred stock with a carrying value of $405.5 million, $414.0 million, $384.5 million, and $238.5 million as of June 30, 1999 and December 31, 1998, 1997, and 1996, respectively.

  The following tables detail the different industry classes that were represented in our bond portfolio as of the dates indicated. Our bond portfolio's industry diversification reflects our preference for corporate issuers and for issuers that rely on the private placement and Rule 144A markets. Our diversification tends to be fairly stable. Relative to insurance industry averages, we invest significantly less in MBS due to our aversion to prepayment and extension risk.

            Fixed Maturity Securities--By Industry Diversification

                                             As of June 30, 1999
                         -------------------------------------------------------------
                           Publicly Traded     Privately Traded           Total
                         -------------------  -------------------  -------------------
                           Carrying    % of     Carrying    % of     Carrying    % of
Industry Class               Value     Total      Value     Total      Value     Total
--------------           ------------- -----  ------------- -----  ------------- -----
                         (in millions)        (in millions)        (in millions)
Manufacturing...........   $ 1,193.2     7.1%   $ 2,904.7    20.5%   $ 4,097.9    13.3%
Utilities...............     1,345.5     8.0      2,627.7    18.5      3,973.2    12.8
MBS.....................     3,952.6    23.4          5.2     0.0      3,957.8    12.8
ABS.....................     2,700.4    16.1        116.9     0.8      2,817.3     9.1
Bank & Finance..........     1,795.3    10.7      1,596.9    11.3      3,392.2    10.9
Transportation..........     1,020.2     6.1      1,156.8     8.2      2,177.0     7.0
Oil & Gas...............     1,656.3     9.9      1,094.7     7.7      2,751.0     8.9
Agri/Forestry/Mining....       373.5     2.2      1,583.0    11.2      1,956.5     6.3
Government..............     1,291.5     7.7        730.9     5.2      2,022.4     6.5
Services................       463.2     2.8        998.4     7.0      1,461.6     4.7
Communications..........       600.9     3.6        501.4     3.5      1,102.3     3.6
Trade...................       295.2     1.8        615.1     4.3        910.3     2.9
Other...................       106.0     0.6        254.7     1.8        360.7     1.2
                           ---------   -----    ---------   -----    ---------   -----
  Total Fixed Maturity
   Securities...........   $16,793.8   100.0%   $14,186.4   100.0%   $30,980.2   100.0%
                           =========   =====    =========   =====    =========   =====

                                           As of December 31, 1998
                         -------------------------------------------------------------
                           Publicly Traded     Privately Traded           Total
                         -------------------  -------------------  -------------------
                           Carrying    % of     Carrying    % of     Carrying    % of
Industry Class               Value     Total      Value     Total      Value     Total
--------------           ------------- -----  ------------- -----  ------------- -----
                         (in millions)        (in millions)        (in millions)
Manufacturing...........   $ 1,158.3     8.2%   $ 2,897.1    20.5%   $ 4,055.4    14.4%
Utilities...............     1,381.3     9.8      2,743.0    19.5      4,124.3    14.6
MBS.....................     3,408.4    24.1          2.6     0.0      3,411.0    12.1
ABS.....................     2,126.5    15.0        292.6     2.1      2,419.1     8.6
Bank & Finance..........     1,305.9     9.2      1,556.1    11.1      2,862.0    10.1
Transportation..........     1,194.6     8.4      1,193.4     8.5      2,388.0     8.5
Oil & Gas...............       856.8     6.1      1,063.5     7.6      1,920.3     6.8
Agri/Forestry/Mining....       377.3     2.7      1,435.3    10.2      1,812.6     6.4
Government..............     1,027.4     7.3        687.1     4.9      1,714.5     6.1
Services................       295.7     2.1        909.1     6.5      1,204.8     4.3
Communications..........       519.4     3.7        478.7     3.4        998.1     3.5
Trade...................       280.7     2.0        598.2     4.3        878.9     3.1
Other...................       217.4     1.4        194.0     1.4        411.4     1.5
                           ---------   -----    ---------   -----    ---------   -----
  Total Fixed Maturity
   Securities...........   $14,149.7   100.0%   $14,050.7   100.0%   $28,200.4   100.0%
                           =========   =====    =========   =====    =========   =====

                                           As of December 31, 1997
                         -------------------------------------------------------------
                           Publicly Traded     Privately Traded           Total
                         -------------------  -------------------  -------------------
                           Carrying    % of     Carrying    % of     Carrying    % of
Industry Class               Value     Total      Value     Total      Value     Total
--------------           ------------- -----  ------------- -----  ------------- -----
                         (in millions)        (in millions)        (in millions)
Manufacturing...........   $   868.9     6.6%   $ 3,275.3    23.3%   $ 4,144.2    15.3%
Utilities...............     1,224.6     9.4      2,524.9    17.9      3,749.5    13.8
MBS.....................     3,035.6    23.2          4.3     0.0      3,039.9    11.2
ABS.....................     2,310.5    17.6         80.5     0.6      2,391.0     8.8
Bank & Finance..........     1,100.2     8.4      1,580.6    11.2      2,680.8     9.9
Transportation..........     1,028.0     7.9      1,180.1     8.4      2,208.1     8.1
Oil & Gas...............       552.1     4.2      1,131.7     8.0      1,683.8     6.2
Agri/Forestry/Mining....       292.6     2.2      1,291.7     9.2      1,584.3     5.8
Government..............     1,262.5     9.6        651.2     4.6      1,913.7     7.0
Services................       239.1     1.8        940.7     6.7      1,179.8     4.3
Communications..........       558.7     4.3        620.6     4.4      1,179.3     4.3
Trade...................       246.6     1.9        585.3     4.2        831.9     3.1
Other...................       375.9     2.9        212.7     1.5        588.6     2.2
                           ---------   -----    ---------   -----    ---------   -----
  Total Fixed Maturity
   Securities...........   $13,095.3   100.0%   $14,079.6   100.0%   $27,174.9   100.0%
                           =========   =====    =========   =====    =========   =====

  The following tables provide additional detail on the composition of our MBS and ABS portfolios. As the securitized asset market has continued to expand in recent years, we have made use of this asset class selectively to add attractive risk-adjusted returns and furnish additional liquidity to our fixed maturity securities portfolios. For asset-liability management purposes we favor relatively stable cash flow structures such as those funded with commercial mortgages, auto loans and credit card receivables.

                      Mortgage Backed Securities--By Type

                                              As of June 30, 1999
                          -------------------------------------------------------------
                            Publicly Traded     Privately Traded           Total
                          -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)
Commercial mortgage-
 backed securities......    $2,239.9     56.7%     $0.1        2.0%   $2,240.0     56.6%
Residential
 collateralized mortgage
 obligations............       679.5     17.2       5.1       98.0       684.6     17.3
Residential pass-through
 securities.............     1,033.2     26.1       --         --      1,033.2     26.1
                            --------    -----      ----      -----    --------    -----
  Total.................    $3,952.6    100.0%     $5.2      100.0%   $3,957.8    100.0%
                            ========    =====      ====      =====    ========    =====
                                            As of December 31, 1998
                          -------------------------------------------------------------
                            Publicly Traded     Privately Traded           Total
                          -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)
Commercial mortgage-
 backed securities......    $2,048.5     60.1%     $2.6      100.0%   $2,051.1     60.1%
Residential
 collateralized mortgage
 obligations............       307.1      9.0       --         0.0       307.1      9.0
Residential pass-through
 securities.............     1,052.8     30.9       --         0.0     1,052.8     30.9
                            --------    -----      ----      -----    --------    -----
  Total.................    $3,408.4    100.0%     $2.6      100.0%   $3,411.0    100.0%
                            ========    =====      ====      =====    ========    =====

                                            As of December 31, 1997
                          -------------------------------------------------------------
                            Publicly Traded     Privately Traded           Total
                          -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)
Commercial mortgage-
 backed securities......    $1,596.7     52.6%    $  4.3     100.0%   $1,601.0     52.7%
Residential
 collateralized mortgage
 obligations............       228.5      7.5        --        0.0       228.5      7.5
Residential pass-through
 securities.............     1,210.4     39.9        --        0.0     1,210.4     39.8
                            --------    -----     ------     -----    --------    -----
  Total.................    $3,035.6    100.0%    $  4.3     100.0%   $3,039.9    100.0%
                            ========    =====     ======     =====    ========    =====

                       Asset Backed Securities -- By Type

                                              As of June 30, 1999
                          -------------------------------------------------------------
                            Publicly Traded     Privately Traded           Total
                          -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)
Credit card
 receivables............    $  276.4     10.2%    $  0.3       0.2%   $  276.7      9.8%
Auto loans..............       925.5     34.3        0.6       0.5       926.1     32.9
Manufactured housing....       108.9      4.0        --        0.0       108.9      3.9
Home equity loans.......       105.4      3.9        --        0.0       105.4      3.7
Collateralized bond
 obligations............       382.0     14.1        0.0       0.0       382.0     13.6
Other...................       902.2     33.5      116.0      99.3     1,018.2     36.1
                            --------    -----     ------     -----    --------    -----
  Total.................    $2,700.4    100.0%    $116.9     100.0%   $2,817.3    100.0%
                            ========    =====     ======     =====    ========    =====
                                            As of December 31, 1998
                          -------------------------------------------------------------
                            Publicly Traded     Privately Traded           Total
                          -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)
Credit card
 receivables............    $  257.6     12.1%       --        0.0%   $  257.6     10.6%
Auto loans..............       839.7     39.5     $  4.6       1.6       844.3     34.9
Manufactured housing....       113.6      5.3        --        0.0       113.6      4.7
Home equity loans.......        74.0      3.5        --        0.0        74.0      3.1
Collateralized bond
 obligations............       471.2     22.2      198.8      67.9       670.0     27.7
Other...................       370.4     17.4       89.2      30.5       459.6     19.0
                            --------    -----     ------     -----    --------    -----
  Total.................    $2,126.5    100.0%    $292.6     100.0%   $2,419.1    100.0%
                            ========    =====     ======     =====    ========    =====
                                            As of December 31, 1997
                          -------------------------------------------------------------
                            Publicly Traded     Privately Traded           Total
                          -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)
Credit card
 receivables............    $  490.6     21.2%       --        0.0%   $  490.6     20.5%
Auto loans..............       937.1     40.6     $ 15.2      18.9       952.3     39.8
Manufactured housing....       152.4      6.6        --        0.0       152.4      6.4
Home equity loans.......        53.5      2.3        --        0.0        53.5      2.2
Collateralized bond
 obligations............       331.7     14.4       18.0      22.4       349.7     14.6
Other...................       345.2     14.9       47.3      58.7       392.5     16.5
                            --------    -----     ------     -----    --------    -----
  Total.................    $2,310.5    100.0%    $ 80.5     100.0%   $2,391.0    100.0%
                            ========    =====     ======     =====    ========    =====

  Mortgage Loans. As of June 30, 1999, we held mortgage loans with a carrying value of $10.4 billion, including $1.6 billion of agricultural loans and $0.9 billion of commercial loans managed by our Canadian subsidiary, The Maritime Life Assurance Company.

  The following table shows the distribution of our mortgage loan portfolio by property type as of the dates indicated. Our commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.

                                As of June 30,                             As of December 31,
                         ----------------------------  -------------------------------------------------------------
                                     1999                     1998                 1997                 1996
                         ----------------------------  -------------------  -------------------  -------------------
                          Number    Carrying    % of     Carrying    % of     Carrying    % of     Carrying    % of
                         of Loans     Value     Total      Value     Total      Value     Total      Value     Total
                         -------- ------------- -----  ------------- -----  ------------- -----  ------------- -----
                                  (in millions)        (in millions)        (in millions)        (in millions)
Apartment...............    605     $ 2,437.5    23.5%   $2,362.3     24.6%   $2,476.7     26.7%   $2,580.7     27.3%
Office Buildings........    276       2,370.5    22.9     2,260.5     23.5     1,889.2     20.3     1,995.7     21.1
Retail..................    270       1,737.2    16.7     1,730.4     18.0     1,748.8     18.8     1,760.1     18.6
Agricultural............    354       1,565.6    15.1     1,356.7     14.1     1,455.9     15.7     1,623.4     17.1
Industrial..............    255       1,065.1    10.3     1,069.9     11.1     1,017.4     10.9     1,048.4     11.1
Hotels..................     28         452.6     4.4       301.2      3.1       198.3      2.1       156.1      1.6
Multi-Family............    441         107.0     1.0       104.9      1.1        84.9      0.9        20.5      0.2
Mixed Use...............     26         322.2     3.1        93.2      1.0        83.3      0.9         0.0      0.0
Other...................     67         316.0     3.0       337.0      3.5       341.8      3.7       288.7      3.0
                          -----     ---------   -----    --------    -----    --------    -----    --------    -----
  Total.................  2,322     $10,373.7   100.0%   $9,616.1    100.0%   $9,296.3    100.0%   $9,473.6    100.0%
                          =====     =========   =====    ========    =====    ========    =====    ========    =====

  The following table shows the distribution of our mortgage loan portfolio by geographical region.

                       Mortgage Loans -- By ACLI Region

                                As of June 30,                             As of December 31,
                         ----------------------------  -------------------------------------------------------------
                                     1999                     1998                 1997                 1996
                         ----------------------------  -------------------  -------------------  -------------------
                          Number    Carrying    % of     Carrying    % of     Carrying    % of     Carrying    % of
                         of Loans     Value     Total      Value     Total      Value     Total      Value     Total
                         -------- ------------- -----  ------------- -----  ------------- -----  ------------- -----
                                  (in millions)        (in millions)        (in millions)        (in millions)
East North Central......    183     $ 1,155.8    11.1%   $1,106.9     11.5%   $  803.2      8.6%   $  731.6      7.7%
East South Central......     33         157.6     1.5       157.4      1.6       157.5      1.7       123.2      1.3
Middle Atlantic.........    148       1,639.3    15.8     1,500.2     15.6     1,491.2     16.0     1,535.4     16.2
Mountain................    117         367.3     3.5       381.2      4.0       410.2      4.4       419.8      4.4
New England.............    155         913.4     8.8       854.8      8.9       900.8      9.7       913.2      9.6
Pacific.................    331       2,136.7    20.7     1,885.0     19.6     1,817.3     19.5     2,017.2     21.4
South Atlantic..........    227       1,870.6    18.0     1,648.3     17.1     1,557.8     16.8     1,504.0     15.9
West North Central......     78         387.1     3.7       333.1      3.5       260.4      2.8       262.1      2.8
West South Central......    183         692.6     6.7       645.6      6.7       653.9      7.0       590.5      6.2
Canada..................    867       1,053.3    10.2     1,103.6     11.5     1,244.0     13.5     1,376.6     14.5
                          -----     ---------   -----    --------    -----    --------    -----    --------    -----
  Total.................  2,322     $10,373.7   100.0%   $9,616.1    100.0%   $9,296.3    100.0%   $9,473.6    100.0%
                          =====     =========   =====    ========    =====    ========    =====    ========    =====

  The following table shows our commercial mortgage loan portfolio by loan size. Our commercial mortgage loan portfolio is highly diversified by borrower. As of June 30, 1999, over 49% of the portfolio was comprised of mortgage loans with principal balances of less than $10 million. Consistent with our diverse base of business, our mortgage loans are originated through affiliated field offices across the country and through a national network of mortgage correspondents.

              Commercial Mortgage Loan Portfolio -- By Loan Size

                                                              As of December 31,
                             As of June 30,      ----------------------------------------------
                                  1999                    1998                    1997
                         ----------------------  ----------------------  ----------------------
                         Number                  Number                  Number
                           of   Principal % of     of   Principal % of     of   Principal % of
                         Loans   Balance  Total  Loans   Balance  Total  Loans   Balance  Total
                         ------ --------- -----  ------ --------- -----  ------ --------- -----
                             (in millions)           (in millions)           (in millions)
Under $5 million........ 1,403  $2,013.6   22.6% 1,779  $2,048.9   24.6% 1,555  $2,021.1   25.4%
$5 million but less
 than $10 million.......   357   2,353.1   26.5    355   2,295.2   27.5    369   2,381.2   30.0
$10 million but less
 than $20 million.......   141   1,801.4   20.3    142   1,781.6   21.4    131   1,736.6   21.9
$20 million but less
 than $30 million.......    39     970.5   10.9     34     859.6   10.3     30     737.4    9.3
$30 million and over....    28   1,753.0   19.7     24   1,351.0   16.2     20   1,060.3   13.4
                         -----  --------  -----  -----  --------  -----  -----  --------  -----
  Total................. 1,968  $8,891.6  100.0% 2,334  $8,336.3  100.0% 2,105  $7,936.6  100.0%
                         =====  ========  =====  =====  ========  =====  =====  ========  =====

  The following table shows the distribution of maturities of our commercial mortgage loan portfolio. To accommodate our liability needs, we seek a reasonably diversified maturity structure for this portfolio. The table illustrates the trend toward longer maturity mortgages. This lengthening of the portfolio primarily reflects commercial borrowers taking advantage of declining interest rates by locking-in long-term financing.

                      Commercial Mortgage Loan Maturities

                                                                  As of December 31,
                           As of June 30,     -------------------------------------------------------------
                                1999                 1998                 1997                 1996
                         -------------------  -------------------  -------------------  -------------------
                           Principal            Principal            Principal            Principal
                            Balance    % of      Balance    % of      Balance    % of      Balance    % of
                           Maturing    Total    Maturing    Total    Maturing    Total    Maturing    Total
                         ------------- -----  ------------- -----  ------------- -----  ------------- -----
                         (in millions)        (in millions)        (in millions)        (in millions)
1997....................        N/A      N/A         N/A      N/A         N/A      N/A    $  840.2     10.6%
1998....................        N/A      N/A         N/A      N/A    $  797.5     10.1%      827.1     10.4
1999....................   $  317.5      3.6%   $  609.0      7.3%      673.5      8.5       690.0      8.7
2000....................      734.0      8.3       736.2      8.8       859.2     10.8       878.5     11.0
2001....................      678.7      7.6       691.8      8.3       834.2     10.5       902.4     11.3
2002....................      697.2      7.8       767.8      9.2       844.2     10.6       588.6      7.4
2003....................      853.6      9.6       859.5     10.3       598.3      7.6       602.3      7.6
2004....................      611.0      6.9       443.0      5.3       509.1      6.4       447.6      5.6
2005....................      697.1      7.8       698.3      8.4       637.3      8.0       612.4      7.7
2006....................      639.9      7.2       429.0      5.2       420.5      5.3       456.7      5.7
2007....................      508.7      5.7       507.7      6.1       517.3      6.5       159.0      2.0
After 2007..............    3,153.9     35.5     2,594.0     31.1     1,245.5     15.7       952.9     12.0
                           --------    -----    --------    -----    --------    -----    --------    -----
  Total.................   $8,891.6    100.0%   $8,336.3    100.0%   $7,936.6    100.0%   $7,957.7    100.0%
                           ========    =====    ========    =====    ========    =====    ========    =====

  The following table shows the percentages of our commercial loan portfolio that are delinquent but not in foreclosure, delinquent and in foreclosure, restructured and foreclosed. Commercial mortgage loans are classified as delinquent when they are 60 days or more past due as to the payment of interest or principal. Commercial mortgage loans are classified as restructured when they are in good standing, but the basic terms, such as interest rate or maturity date, have been modified as a result of a prior actual delinquency or an imminent delinquency. Although we have recorded higher levels of delinquencies and foreclosures in each of the periods shown, we believe our commercial mortgage portfolio has performed comparably to ACLI industry averages for delinquencies, restructurings and foreclosures in-process. With respect to delinquency we believe the higher rate is largely offset by our lower percentage of restructured loans, which we believe reflects different strategies for addressing problem loans. With respect to foreclosures, we believe the higher rate is a result of our philosophy of foreclosing on a property if foreclosure will result in the highest possible return. All foreclosure decisions are based on a thorough assessment of the property's quality and location and market conditions. The decision may also reflect a plan to invest additional capital in a property to make tenant improvements or renovations to secure a higher resale value at a later date. Following foreclosure, we rely on our real estate investment group's ability to manage foreclosed real estate for eventual return to investment real estate status or outright sale.

                     Commercial Mortgage Loan Comparisons

                                                                    As of December 31,
                           As of March 31,    --------------------------------------------------------------
                               1999 (1)               1998                 1997                 1996
                         -------------------- -------------------- -------------------- --------------------
                            John                 John                 John                 John
                         Hancock (2) ACLI (3) Hancock (1) ACLI (2) Hancock (1) ACLI (2) Hancock (1) ACLI (2)
                         ----------- -------- ----------- -------- ----------- -------- ----------- --------
Delinquent,
 not in foreclosure.....    0.32%      0.16%     0.33%      0.17%     0.50%      0.32%      0.24%     0.69%
Delinquent,
 in foreclosure.........    0.57       0.31      0.30       0.31      0.67       0.58       1.14      1.10
Restructured............    2.99       2.85      2.88       3.02      4.20       4.61       5.77      6.81
                            ----       ----      ----       ----      ----       ----      -----      ----
  Subtotal..............    3.88       3.32      3.51       3.50      5.37       5.51       7.15      8.60
Loans foreclosed during
 period.................    0.01       0.07      0.64       0.44      1.58       0.84       3.03      1.01
                            ----       ----      ----       ----      ----       ----      -----      ----
  Total.................    3.89%      3.39%     4.15%      3.94%     6.95%      6.35%     10.18%     9.61%
                            ====       ====      ====       ====      ====       ====      =====      ====

--------
(1) Most recent reporting period available.
(2) Excludes data from The Maritime Life Assurance Company.
(3) Source: ACLI Investment Bulletins entitled "Mortgage Loan Portfolio Profile" Numbers 1438, 1429, 1399, and 1367, dated May 26, 1999, March 4,
    1999, March 9, 1998, and March 6, 1997, respectively.

  We use our internally developed Mortgage Investment Risk Analysis system to monitor the aggregate risk of our commercial mortgage loan portfolio. When a loan becomes more than 30 days delinquent, an assessment is made as to what course of action should be taken with the investment. In most instances, the loan is referred for foreclosure; however, in some circumstances we may decide that it is advantageous to restructure the loan. We will only restructure when we believe we will recapture lost income as markets improve.

  Delinquent and restructured loans are reviewed on a quarterly basis after consultation with the controller's department. Loan officers present an analysis of the problem loans, including a 10 year discounted cash flow analysis, that establishes a value for the property. A reserve is established based on the difference between the book value of the property and the agreed-upon market value.

  The following table shows our agricultural mortgage loan portfolio by its three major sectors: agribusiness, timber and production agriculture. Agribusiness is our largest agricultural sector and is a relatively stable segment of the food industry that includes suppliers, warehousers, processors, distributors, wholesalers, and retailers. Our expertise in this area provides us with a specialized niche in the largest sector of manufactured goods in the United States. Our largest concentrations of agricultural mortgage loans are located in California and Maine, with the two states comprising 44% of our agricultural mortgage loan portfolio's holdings as of June 30, 1999. We are one of the largest lenders in the timber market and, in addition to managing timber investments for third parties, we have a small amount of timber loans in our general account. In 1998, we sold 70% of our production agriculture portfolio and are not actively pursuing new investments in this market sector.

                    Agricultural Mortgage Loans--By Sector

                            As of June 30,                         As of December 31,
                          -------------------  -------------------------------------------------------------
                                 1999                 1998                 1997                 1996
                          -------------------  -------------------  -------------------  -------------------
                            Carrying    % of     Carrying    % of     Carrying    % of     Carrying    % of
                              Value     Total      Value     Total      Value     Total      Value     Total
                          ------------- -----  ------------- -----  ------------- -----  ------------- -----
                          (in millions)        (in millions)        (in millions)        (in millions)
Agribusiness............    $1,065.1     68.0%   $  958.7     70.7%   $  717.5     49.3%   $  695.6     42.8%
Timber..................       430.8     27.5       319.2     23.5       402.4     27.6       461.4     28.4
Production Agriculture..        69.7      4.5        78.8      5.8       336.0     23.1       466.4     28.8
                            --------    -----    --------    -----    --------    -----    --------    -----
 Total..................    $1,565.6    100.0%   $1,356.7    100.0%   $1,455.9    100.0%   $1,623.4    100.0%
                            ========    =====    ========    =====    ========    =====    ========    =====

  Real Estate. We are currently nearing the completion of a comprehensive strategic sales initiative intended to liquidate approximately 90% of our current commercial real estate portfolio. This sales initiative is expected to be complete by year-end 1999. Upon completion of the sales program, it is expected that our headquarters in Boston, Massachusetts will be our predominant investment real estate holding.

  Our equity real estate holdings include properties originally acquired as investment real estate, foreclosed properties subsequently transferred to investment status, and recently foreclosed properties. As of June 30, 1999, our total real estate portfolio, with a carrying value of $658.9 million, represented, 1.4% of invested assets.

  The following table shows investment valuation allowances for our mortgage loan and real estate portfolios for the periods indicated:

                        Investment Valuation Allowances

                                                                Real
                                                     Mortgages Estate   Total
                                                     --------- ------  -------
                                                          (in millions)
Year Ended December 31,
1996
 Beginning Balance..................................  $204.2   $ 72.1  $ 276.3
  Provision.........................................    26.7      5.7     32.4
  Write-offs........................................   (88.9)   (23.3)  (112.2)
                                                      ------   ------  -------
  Ending balance....................................  $142.0   $ 54.5  $ 196.5
  Valuation allowance as % of carrying value before
   reserves.........................................     1.5%     2.5%     1.7%
1997
  Provision.........................................  $ 19.5   $  1.5  $  21.0
  Write-offs........................................   (34.2)   (30.5)   (64.7)
                                                      ------   ------  -------
  Ending balance....................................  $127.3   $ 25.5  $ 152.8
  Valuation allowance as % of carrying value before
   reserves.........................................     1.4%     1.3%     1.3%
1998
  Provision (1).....................................  $ 15.9   $ 97.0  $ 112.9
  Write-offs........................................   (32.2)   (10.5)   (42.7)
                                                      ------   ------  -------
  Ending balance....................................  $111.0   $112.0  $ 223.0
  Valuation allowance as % of carrying value before
   reserves.........................................     1.2%     7.0%     2.0%

                                                                  Real
                                                       Mortgages Estate  Total
                                                       --------- ------  ------
                                                            (in millions)
Six Months Ended June 30, 1999
 Provision............................................   $16.0   $17.3   $ 33.3
 Write-offs...........................................   (28.0)  (38.8)   (66.8)
                                                         -----   -----   ------
 Ending balance.......................................   $99.0   $90.5   $189.5
 Valuation allowance as % of carrying value before
  reserves............................................     0.9%   12.1%     1.7%

--------
(1) The increased amount in 1998 is primarily attributable to our commercial real estate disposition initiative, which resulted in a shortening of the expected holding period for the majority of all properties in our commercial real estate portfolio.

  The allowance for losses on mortgage loans on real estate and foreclosed real estate is maintained at a level that we believe to be adequate to absorb estimated probable credit losses. Our periodic evaluation of the adequacy of the allowance for losses is based on past experience, known and inherent risks, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying security, the general composition of the portfolio, current economic conditions and other factors. This evaluation is inherently subjective and is susceptible to significant changes and no assurance can be given that the allowances taken will in fact be adequate to cover all future losses or that additional valuation allowances or asset write-downs will not be required in the future.

  Policy Loans. As of June 30, 1999, our investment assets included $1,898.9 million in policy loans, nearly unchanged in absolute terms from outstanding levels as of December 31, 1998 and 1997. Policy loans are extended to our life insurance policyholders and are collateralized by the cash value of their insurance policies. The interest rates charged to policyholders on these loans are set forth in their policies and are approved by state insurance commissioners. These interest rates usually range from 5% to 8% for older policies, which typically have fixed interest rate provisions. For newer policies, which typically have variable interest rate provisions, interest rates are expressly based on external market indices. Interest rates charged on policy loans have generally exceeded the guaranteed interest rates credited on the underlying policies. Our gross investment income from policy loans amounted to $54.8 million, $111.9 million and $107.7 million in the first six months of 1999 and for the years ended December 31, 1998 and 1997, respectively.

  Equity Securities. As of June 30, 1999, we held $1,103.2 million of equity securities, including $817.0 million of common equity that was largely acquired through the equity participation features of below-investment-grade bonds or through recoveries on defaulted bonds.

  Other Invested Assets. Other invested assets totaled $1,101.1 million as of June 30, 1999, compared to $1,254.6 million as of December 31, 1998 and $831.6 million as of December 31, 1997. Total gross investment income from other invested assets totaled $58.7 million for the six months ended June 30, 1999, $181.3 million in 1998 and $144.5 million in 1997. Other invested assets primarily include leases, private equity, and independent power projects. Most of these investments are structured as joint ventures or partnership interests and are composed of a variety of underlying investment pools or assets such as real estate leases. This category also includes miscellaneous investments such as mineral rights and investments in process of settlement. Joint venture and partnership interests are generally accounted for under the equity method. The equity method requires increasing the asset's carrying value to recognize undistributed earnings, or reducing the asset's carrying value to reorganize distributed earnings and return of principal, in the underlying entities. The carrying value of this asset class, as well as the investment income it generates, is highly contingent upon the economic performance of the underlying entities or assets. Also included in this category are derivatives and other miscellaneous assets.

  The following table shows other invested assets carrying value and income by type. Our real estate joint ventures were disposed of in 1999 as part of our comprehensive real estate sale previously discussed.

                                                     As of December 31,
                              As of June 30,   -------------------------------
                                   1999             1998            1997
                              ---------------  --------------- ---------------
                              Carrying         Carrying        Carrying
                               Value   Income   Value   Income  Value   Income
                              -------- ------  -------- ------ -------- ------
                                               (in millions)
Real estate joint ventures... $    0.0 $(0.4)  $  173.8 $  5.8  $123.7  $ 13.5
Equity participations........     51.1   7.7       72.3   11.5    35.4     8.5
Fixed Income/leases..........    163.3  12.4      213.4   30.5   200.2    23.5
Equity or fund type limited
 partnerships................    147.0  12.6      151.4   31.7   151.7    51.7
Oil & gas, power, etc........    146.1  13.2      153.2   44.3   209.1    39.0
All other....................    593.6  13.2      490.5   57.5   111.5     8.3
                              -------- -----   -------- ------  ------  ------
  Total...................... $1,101.1 $58.7   $1,254.6 $181.3  $831.6  $144.5
                              ======== =====   ======== ======  ======  ======

  Cash and Short-Term Investments. As of June 30, 1999, our short-term investments (including cash and cash-equivalents) totaled $2,154.7 million. Volatility in our annual short-term investment income reflects swings in our cash balances, as well as changes in short-term interest rates. As a general policy, we aim to minimize the opportunity cost of holding excess cash and short-term investments, while balancing our need to meet obligations to our policyholders and creditors, as well as to settle investment transactions. We invest short-term funds in commercial paper, certificates of deposit and other short-term instruments, subject to investment guidelines regarding issuer concentration, quality and maturity. We also have an active securities-lending program.

Ratings

  Insurance companies are rated by rating agencies based upon factors relevant to policyholders. Ratings provide both industry participants and insurance consumers meaningful information on specific insurance companies. Higher ratings generally indicate financial stability and a strong ability to pay claims. John Hancock Mutual Life Insurance Company is rated A++ (Superior) by A.M. Best, AAA (Highest) by Duff and Phelps, AA+ (second highest rating) by S&P, and Aa2 (third highest rating) by Moody's.

  A.M. Best's ratings for insurance companies currently range from "A++" to "F," and some companies are not rated. A.M. Best publications indicate that "A++" and "A+" ratings are assigned to those companies that in A.M. Best's opinion have achieved superior overall performance when compared to the norms of the life insurance industry and generally have demonstrated a strong ability to meet their policyholder and other contractual obligations.

  Moody's rating for insurance companies currently range from "Aaa" to "C." S&P ratings for insurance companies range from "AAA" to "CC." In evaluating a company's financial and operating performance, Moody's and S&P review its profitability, leverage and liquidity as well as its book of business, the adequacy and soundness of its reinsurance, the quality and estimated market value of its assets, the adequacy of its policy reserves and the experience and competency of its management.

  We believe that our strong ratings are an important factor in marketing our products to our distributors and customers, since ratings information is broadly disseminated and generally used throughout the industry. Our ratings reflect each rating agency's opinion of our financial strength, operating performance and ability to meet our obligations to policyholders, and are not evaluations directed toward the protection of investors. Such ratings are neither a rating of securities nor a recommendation to buy, hold or sell any security, including our common stock.

Properties

  Our home office consists of our 60-story landmark office tower and five other buildings located in Boston, Massachusetts. We own this facility and occupy approximately 50% of the 3.8 million gross square feet of space in these buildings. In addition, we lease office space throughout the United States as needed for our operations, including for our sales force. We believe that our current facilities are adequate for our current and expected needs.

  Since 1987, we have entered into a series of lease agreements with a non-affiliated organization for the rental of furniture and equipment. The leases have a non-cancelable term of twelve months and an expected term of approximately nine years. Annual aggregate payments under these leases are approximately $8 million.

Legal Proceedings
  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an investment adviser, employer and taxpayer. In addition, state regulatory bodies, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and other regulatory bodies regularly make inquiries and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, and laws governing the activities of broker/dealers. We do not believe that this litigation or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

   Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities.

  On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities and mutual funds) issued during the class period.

  The lawsuit alleged various misrepresentations, including (1) misrepresentations that a limited number of out-of-pocket premium payments would keep a policy in force without further out-of-pocket premium payments,
(2) misrepresentations concerning replacement of an existing insurance policy by surrendering (or borrowing or withdrawing cash surrender value from) an existing insurance policy in order to purchase a new policy, and (3) misrepresentations concerning the sale of life insurance solely or predominately as an investment, retirement or savings vehicle.

  We denied the allegations but agreed to settle the lawsuit because we believe the settlement to be fair, reasonable and in the best interest of our present and past policyholders. The settlement provides substantial benefits to the class, and allows us to continue to serve our customers' needs undistracted by disruptions caused by litigation.

  The settlement provides two main types of benefits to those persons and entities who decided not to opt out of the class, whom we refer to as "Class Members": General Policy Relief and Alternative Dispute Resolution. Class Members who did not affirmatively elect Alternative Dispute Resolution are entitled to General Policy Relief. The forms of General Policy Relief available include contributions to in force policies, premium loans at favorable rates, and enhancements to life insurance policies, annuities and mutual funds. Certain of these forms of General Policy Relief are yet to be fully implemented and final amounts to be paid over time will change. Class Members who believe that they were misled when they purchased their policy or that there was other wrongdoing in connection with the policy could submit a claim to the Alternative Dispute Resolution process.

Successful Alternative Dispute Resolution claimants are awarded relief in accordance with the nature and strength of their claims and based upon a formula approved by the court. This relief will be administered in a demutualization neutral manner, such that the timing associated with processing claims for relief will not cause Class Members to lose the value of demutualization compensation they would otherwise be eligible to receive under the Plan of Reorganization. The Alternative Dispute Resolution process is ongoing, and no guarantees can be made with regard to the total amount of relief which will be awarded to class members through this process.

  A third type of relief called Monthly Deduction Relief in the total, aggregate amount of $4 million has already been paid to class members with an ownership interest in eligible flexible variable and universal life insurance policies.

  Since the court has approved the settlement, all claims that have been asserted or could have been asserted in this lawsuit have been dismissed on the merits and with prejudice. None of these claims may hereafter be asserted by Class Members in any other lawsuit or proceeding.

   Harris Trust Litigation

  Since 1983, we have been involved in complex litigation known as Harris Trust and Savings Bank, as Trustee of Sperry Master Retirement Trust No. 2 v. John Hancock Mutual Life Insurance Company (S.D.N.Y. Civ. 83-5491), which raised the question of whether insurance company general account assets could be assets of a contractholder's plan under ERISA. The case was tried in 1997, but as of yet there is no final decision in the matter.

  Relying on the language of ERISA and Department of Labor interpretations, the insurance industry had believed that general account assets were not ERISA plan assets and had structured its business accordingly. In a 1993 ruling in our case, however, the Supreme Court decided against us and determined that certain funds held by us in connection with the general account group annuity contract issued to the Trustee of the Sperry Master Retirement Trust No. 2 were plan assets for ERISA purposes. Accordingly, the Supreme Court concluded that we were subject to ERISA's fiduciary rules in connection with those assets.

  Because the Supreme Court found that the funds associated with this group annuity contract were ERISA plan assets, the case was remanded to the district court for a determination of whether our handling of those assets violated ERISA. The plaintiff in this suit, the Trustee of Sperry Master Retirement Trust No. 2, claimed that John Hancock, as defendant, had violated ERISA's fiduciary rules in administering this group annuity contract. The plaintiff claimed the Sperry Master Retirement Trust No. 2 had been damaged by these alleged violations; however, the plaintiff did not specify the dollar amount of its damages. We deny that our actions have violated ERISA in any way. This case was tried before a judge, and we await his decision.

  The Supreme Court decision raised the possibility that common industry practices developed in reliance on the Department of Labor's position could give rise to significant retroactive liability under ERISA's fiduciary rules. Legislation enacted in 1996, however, addresses the difficulties created by the retroactive application of the Supreme Court's decision in the Harris Trust case and provides a grace period to permit insurance companies to bring their general account operations into compliance with ERISA and Department of Labor regulations. We expect that the Department of Labor's regulations will provide sufficient direction to enable us to eliminate the potential for Harris Trust liability in the future.

  However, the Harris Trust litigation itself is not affected by the new regulations, since the implementing legislation does not apply to litigation commenced before November 7, 1995. If we have an unfavorable ruling in the Harris Trust lawsuit, it would be limited to the Harris Trust contract, and it might require that John Hancock pay money damages to Harris Trust, as Trustee of the Sperry Master Retirement Trust No. 2.

Employees

  As of June 30, 1999, we employed approximately 8,900 people. We believe our relations with our employees are satisfactory.

                                  MANAGEMENT

Directors and Executive Officers

  The following table lists our directors and executive officers, their ages and their positions as of September 1, 1999.

          Name           Age                             Position
          ----           ---                             --------
Stephen L. Brown........  62 Chairman of the Board, Chief Executive Officer and Director
Foster L. Aborn.........  65 Vice Chairman of the Board, Chief Investment Officer and Director
David F. D'Alessandro...  48 President and Chief Operations Officer and Director
Samuel W. Bodman........  60 Director
Joan T. Bok.............  69 Director
I. MacAllister Booth....  67 Director
Wayne A. Budd...........  57 Director
John M. Connors, Jr. ...  57 Director
Robert E. Fast, Esq.....  64 Director
Dr. Kathleen Foley
 Feldstein..............  58 Director
Nelson S. Gifford.......  69 Director
Michael C. Hawley.......  61 Director
Edward H. Linde.........  58 Director
E. James Morton.........  72 Director
Richard F. Syron........  55 Director
Robert J. Tarr, Jr. ....  55 Director
Diane M. Capstaff.......  55 Executive Vice President
Kathleen M. Graveline...  47 Executive Vice President
Thomas E. Moloney.......  55 Chief Financial Officer
Richard S. Scipione.....  62 General Counsel

  The following is biographical information for our directors and executive officers:

  Stephen L. Brown has been Chairman and Chief Executive Officer of John Hancock Mutual Life Insurance Company since 1992 and a John Hancock Mutual Life Insurance Company director since 1982. He is a Fellow, Society of Actuaries, Enrolled Actuary under ERISA, member of American Academy of Actuaries and Chartered Life Underwriter, American College of Chartered Life Underwriters. He is a director of The Berkeley Financial Group and a former director of the Federal Reserve Bank of Boston. He chairs the Policy Committee of John Hancock Mutual Life Insurance Company.

  Foster L. Aborn has been Vice Chairman of the Board and Chief Investment Officer of John Hancock Mutual Life Insurance Company since 1992 and a John Hancock Mutual Life Insurance Company director since 1987. He is a director of John Hancock Subsidiaries, Inc., Independence Investment Associates, Inc., and The Berkeley Financial Group and Chairman of the Committee of Finance of the board of directors of John Hancock Mutual Life Insurance Company.

  David F. D'Alessandro has been President and Chief Operations Officer of John Hancock Mutual Life Insurance Company since 1998 and a John Hancock Mutual Life Insurance Company director since 1990. From 1988 to 1997 he was Senior Executive Vice President. He is Vice Chairman of the Executive Committee of the board of directors, Chairman of John Hancock Variable Life Insurance Company and a director of John Hancock Subsidiaries, Inc. and The Berkeley Financial Group.

  Samuel W. Bodman has been a John Hancock Mutual Life Insurance Company director since 1992. Mr. Bodman has been Chairman and Chief Executive Officer of Cabot Corporation, a manufacturer of specialty chemicals and materials, since 1987. He is a director of Cabot Oil & Gas Corporation, an oil and gas exploration company, Security Capital Group Incorporated, a global real estate management company, Thermo Electron

Corporation, a manufacturer of a broad range of biomedical and other products, and Westvaco Corporation, a paper and paperboard producer. He is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee and Executive Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Joan T. Bok has been a John Hancock Mutual Life Insurance Company director since 1989. Ms. Bok has been Chairman of the Board of New England Electric System since 1984 and was elected Chairman Emeritus in 1998. She is a director of Avery Dennison Corporation, New England Electric System and Solutia Inc., a manufacturer of chemical-based materials. She is a member of the Committee of Finance and the Nominating and Corporate Governance Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  I. MacAllister Booth has been a John Hancock Mutual Life Insurance Company director since 1992. Mr. Booth is the retired Chairman, President, Chief Executive Officer and a retired director of Polaroid Corporation. He is a director of State Street Bank and Western Digital Corporation, a manufacturer of disk drives. He is Chairman of the Committee on Ethics and Business Practices and a member of the Nominating and Corporate Governance Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Wayne A. Budd has been a John Hancock Mutual Life Insurance Company director since 1998. Mr. Budd has been the Group President, Bell Atlantic-New England, Bell Atlantic Corporation, since 1996. He is a director of BankBoston Corporation and Tosco Corporation, an independent marketer of petroleum products. Prior to 1996, he was a Senior Partner in the law firm of Goodwin, Proctor & Hoar. He is a member of the Audit Committee and Compensation Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  John M. Connors, Jr. has been a John Hancock Mutual Life Insurance Company director since 1991. Mr. Connors has been the Chairman and Chief Executive Officer of Hill, Holliday, Connors, Cosmopulos, Inc., a full-service advertising agency, since 1968. He is a director of Geerlings & Wade, Inc., a direct marketer of premium wines, Lycos, Inc., an Internet company, and Saucony, Inc., a manufacturer of performance-oriented athletic shoes. Mr. Connors is also the Chairman of the board of directors for Partners Healthcare Systems, Inc., an integrated healthcare delivery system, and a trustee of Boston College. He is a member of the Committee on Ethics and Business Practices and Executive Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Robert E. Fast has been a John Hancock Mutual Life Insurance Company director since 1989. Mr. Fast is a Senior Partner in the law firm of Hale and Dorr, where he has been an attorney since 1962. He is a member of the Audit Committee and Committee on Ethics and Business Practices of the board of directors of John Hancock Mutual Life Insurance Company.

  Dr. Kathleen Foley Feldstein has been a John Hancock Mutual Life Insurance Company director since 1993. Dr. Feldstein has been the President of Economics Studies, Inc., a private economic consulting firm, since 1987. She is a director of Bank of America Corporation, BellSouth Corporation, a telecommunications company, Ionics Corporation, a water purification company, and Knight-Ridder Corporation, a newspaper publishing company. She is a member of the Compensation Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Nelson S. Gifford has been a John Hancock Mutual Life Insurance Company director since 1976. Mr. Gifford has been the Principal of Fleetwing Capital, a venture capital investment firm, since 1991. Prior to 1991, he was President, Chief Executive Officer and a director of Dennison Manufacturing Company, a stationery products, systems and packaging company. He is a trustee of NSTAR, a holding company for Massachusetts' utility companies, including Boston Edison Company. He is the Chairman of the Audit Committee and a member of the Committee of Finance and Executive Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Michael C. Hawley has been a John Hancock Mutual Life Insurance Company director since 1995. Mr. Hawley was elected Chairman and Chief Executive Officer of The Gillette Company in April, 1999. Prior to this election, he had been President and Chief Operating Officer. He is a director of The Gillette Company and Texaco, Inc. He is a member of the Audit Committee and Compensation Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Edward H. Linde has been a John Hancock Mutual Life Insurance Company director since 1999. Mr. Linde has been President and Chief Executive Officer of Boston Properties, Inc., an owner and developer of office properties, since 1970. He is a member of the Committee of Finance of the board of directors of John Hancock Mutual Life Insurance Company.

  E. James Morton has been a John Hancock Mutual Life Insurance Company director since 1976. Mr. Morton is the Retired Chairman and Chief Executive Officer of John Hancock Mutual Life Insurance Company. He is a member of the Committee of Finance, Committee on Ethics and Business Practices and Nominating and Corporate Governance Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Richard F. Syron has been a John Hancock Mutual Life Insurance Company director since 1985. Mr. Syron is the President and Chief Executive Officer of Thermo Electron Corporation, a manufacturer of a broad range of biomedical and other products. Mr. Syron has served as a director of Thermo Electron Corporation since 1997. Mr. Syron is the former Chairman and Chief Executive Officer of the American Stock Exchange. From 1989 to 1994, he was the President and Chief Executive Officer of the Federal Reserve Bank of Boston. He is a member of the Compensation Committee and Executive Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Robert A. Tarr, Jr. has been a John Hancock Mutual Life Insurance Company director since 1996. Mr. Tarr is the former President, Chief Executive Officer and Chief Operating Officer of Harcourt General, Inc. (formerly General Cinema Corporation) and the Neiman Marcus Group, Inc. He is a director of Barney's New York, Inc., a retailer of men's and women's apparel and accessories, Hannaford Bros. Co., a multi-regional food retailer, Houghton Mifflin Company and Wesco International, Inc., a distributor of electrical products. He is a member of the Committee of Finance and a member of the Audit Committee of the board of directors of John Hancock Mutual Life Insurance Company.

  Diane M. Capstaff has been Executive Vice President of John Hancock Mutual Life Insurance Company since 1991.

  Kathleen M. Graveline has been Executive Vice President of John Hancock Mutual Life Insurance Company since 1999. From 1996 through 1999, she was Senior Vice President, Retail Sector, of John Hancock Mutual Life Insurance Company.

  Thomas E. Moloney has been Chief Financial Officer of John Hancock Mutual Life Insurance Company and John Hancock Subsidiaries, Inc. since 1992. He is the Chairman and a director of John Hancock Management Company, John Hancock Reassurance Co., Ltd. and John Hancock Signature Services. He is a director of The Berkeley Financial Group, John Hancock Realty Services Corp., John Hancock Subsidiaries, Inc., The Maritime Life Assurance Company and John Hancock Canadian Holdings Limited.

  Richard S. Scipione has been General Counsel of John Hancock Mutual Life Insurance Company since 1987. He is a director of Signator Investors, Inc. and The Berkeley Financial Group.

Composition of Board and Committees

  The business of John Hancock Financial Services, Inc. will be managed under the direction of its board of directors. It is intended that the board of directors will initially be composed of 16 directors, 13 of whom will be independent directors. John Hancock Financial Services, Inc. will also establish the following standing committees:

   Compensation Committee

  The Compensation Committee of John Hancock Financial Services, Inc. will be chosen by the board of directors from those members who are not officers of John Hancock Financial Services, Inc. The Compensation Committee will make recommendations to the board of directors regarding salaries and any supplemental employee compensation of the executive officers and act upon management's recommendations for salary and supplemental employee compensation for all other employees. The Compensation Committee will also act upon management's recommendations which require director action with respect to all employee pension and welfare benefit plans.

   The Audit Committee

  The Audit Committee of John Hancock Financial Services, Inc. will be chosen by the board of directors from those members who are not officers of John Hancock Financial Services, Inc. The Audit Committee will recommend to the board of directors the firm of independent certified public accountants to annually audit the books and records. The Audit Committee will review and report on the activities of the independent certified public accountants to the board of directors and review and advise the board of directors as to the adequacy of John Hancock Financial Services, Inc.'s system of internal accounting controls.

   Other Committees

  The board of directors may form such other committees of the board of directors as it deems appropriate.

Compensation of Directors

  The compensation for our directors who are not officers or employees of John Hancock Mutual Life Insurance company consists of a $40,000 annual retainer plus a $1,500 attendance fee for each regular or special board meeting attended. These directors are also compensated for participation on committees. We anticipate that, following the reorganization, the directors of John Hancock Life Insurance Company will be, for the most part, identical to the directors of John Hancock Financial Services, Inc. However, at least one director of John Hancock Life Insurance Company will be an individual who is not a director or officer of John Hancock Financial Services, Inc. We do not currently plan to pay additional compensation to directors for also participating on the board of directors of John Hancock Financial Services, Inc.

Compensation of Named Executive Officers

  The following table describes the compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers for services rendered during the fiscal year ended December 31, 1998 (the "Named Executive Officers").
                          Summary Compensation Table

                                                        Long-Term
                                  Annual Compensation  Compensation
                                 --------------------- ------------
                                                        Long-Term    All Other
                                                        Incentive   Compensation
    Name and Position       Year   Salary   Bonus (1)    Plan (2)       (3)
--------------------------  ---- ---------- ---------- ------------ ------------
S.L. Brown................  1998 $1,000,000 $1,000,000   $899,941      $3,600
 Chairman of the Board and
 Chief Executive Officer
D.F. D'Alessandro.........  1998    600,000    420,000    554,605       3,600
 President and Chief
 Operations Officer
F.L. Aborn................  1998    518,000    310,800    503,946       3,600
 Vice Chairman of the
 Board and Chief
 Investment Officer
T.E. Moloney..............  1998    412,000    206,000    358,807       3,600
 Chief Financial Officer
R.S. Scipione.............  1998    355,000    177,500    311,627       3,600
 General Counsel

--------
(1) The amount in this column represents the annual incentive paid in 1999 for the prior performance year of 1998.

(2) This column reports long-term incentive awards received or deferred in 1998 for prior performance cycles.
(3) The amounts in this column include employer contributions under the Investment Incentive Plan. This payment makes up the company match on base salary over the ERISA limitations as well as the match on deferred base salary. In 1998, there was a 4% company match on base salary over the 1998 ERISA limitations of $160,000 as well as the 4% match on deferred base salary. Total company match contributions for 1998 are capped at $10,000.

   Annual Incentive Compensation Plan

  Under the Incentive Compensation Plan for Employees ("ICP"), cash awards will be payable to eligible employees upon the achievement of corporate performance objectives established by the Directors Compensation Committee. Such cash awards will be stated as a percentage of the base salary payable to the eligible employee, with the range of targets for executive officers being from 55% to 100% of the officer's base salary. Actual amounts payable will be adjusted up or down for performance at or above targeted levels of performance. Amounts, if any, payable under the ICP are paid during the first quarter of the fiscal year immediately following the performance year. Generally, an eligible employee must be employed on the last day of the fiscal year in order to receive a payment under the ICP in respect of such fiscal year. However, in the event of an executive's death, disability or retirement, a pro-rated amount may be payable in accordance with administrative guidelines established by the Compensation Committee.

   Long Term Incentive Plan

  Members of the Policy Committee, each Senior Vice President or Vice President and such other Senior Officers of John Hancock Mutual Life Insurance Company, and officers of a subsidiary as may be selected by the committee responsible for administering the plan, are participants of the Long-Term Incentive Plan for Senior Executives (the "LTIP"). The LTIP operates during successive three-year periods (the "Performance Cycle"). At the beginning of the Performance Cycle each participant is awarded a number of Equity Rights determined by dividing his or her Target Award by 100. The Target Award is a percentage of salary established for each participant, with the range of Target Awards for executive officers ranging from 70% to 350%. Under the LTIP, the Compensation Committee of the board of directors establishes corporate performance objectives. If these objectives are achieved at target levels, each of the Equity Rights is worth $100, but such amount may be adjusted up (to a maximum of $300 per Equity Rights) or down depending on whether the goals have been exceeded or have not been met. For Messrs. Brown, Aborn, D'Alessandro and Moloney, beginning with the 1999 Performance Cycle, Equity Rights vest in one installment after five years. For most other participants, the Equity Rights vest in three installments, one-third at the end of the Performance Cycle and one-third on January 1 of each of the following two years. As Equity Rights vest, cash payments equal to the value of the Equity Rights will be made to participants unless a participant irrevocably elects to defer the payment until retirement or more than five years from the date of election.

  In the event of a participant's death, all Equity Rights for completed Performance Cycles which have not previously vested will vest and a pro rata share of the Equity Rights will vest based on the elapsed portion of any Performance Cycle in progress. In the event of a participant's retirement or disability, all Equity Rights for completed Performance Cycles which have not previously vested will vest under the normal vesting schedule and a pro rata share of the Equity Rights will vest based on the elapsed portion of any current Performance Cycle. For Messrs. Brown and Aborn, beginning with the 1999 Performance Cycle, in the event of normal retirement, all Equity Rights for completed Performance Cycles which have not previously vested shall vest under the normal vesting schedule and a full share of the Equity Rights for the current Performance Cycle will vest in one installment after five years. Additionally, participants may be entitled to hardship distributions if, in the opinion of the Compensation Committee, the participant has incurred a financial hardship. Participants who terminate employment, other than by retirement, disability or death, shall forfeit all non-vested Equity Rights.

  The table immediately below presents the number of equity rights granted to each Named Executive Officer during 1998 and their potential value contingent upon performance over the 1998-2000 performance period. For purposes of section 162(m) of the Internal Revenue Code, the subsequent table presents the number of equity rights granted to each Named Executive Officer during 1999 and their potential value contingent upon performance over the 1999-2001 performance period.

                  Long-Term Incentive Plan Table (Cycle 1998)

                                                                      Estimated Future Payouts
                                              Number of   Performance -------------------------
                   Name                     Equity Rights   Period       Target      Maximum
------------------------------------------- ------------- ----------- ------------ ------------
S.L. Brown.................................    10,000      98-99-00   $  1,000,000 $  3,000,000
D.F. D'Alessandro..........................     6,000      98-99-00        600,000    1,800,000
F.L. Aborn.................................     4,403      98-99-00        440,300    1,320,900
T.E. Moloney...............................     2,884      98-99-00        288,400      865,200
R.S. Scipione..............................     2,485      98-99-00        248,500      745,500

               Long-Term Incentive Plan Table (Cycle 1999-2001)

                                                                      Estimated Future Payouts
                                              Number of   Performance -------------------------
                   Name                     Equity Rights   Period       Target      Maximum
------------------------------------------- ------------- ----------- ------------ ------------
S.L. Brown.................................    33,000      99-00-01   $  3,300,000 $  9,900,000
D.F. D'Alessandro..........................    20,000      99-00-01      2,000,000    6,000,000
F.L. Aborn.................................    10,360      99-00-01      1,036,000    3,108,000
T.E. Moloney...............................     8,240      99-00-01        824,000    2,472,000
R.S. Scipione..............................     2,485      99-00-01        248,500      745,500

   1999 Long-Term Stock Incentive Plan

  Under the 1999 Long Term Stock Incentive Plan, a committee responsible for administering the 1999 Long Term Stock Incentive Plan (the "Committee"), may from time to time grant eligible employees qualified or nonqualified stock options to purchase shares of common stock having an exercise price at least equal to the fair market value of a share of common stock on the effective date of the grant of such stock option. The Committee may also award employees the right to receive shares, a cash equivalent payment, or a combination of both which may be subject to forfeitability contingencies based on continued employment with us or on meeting performance criteria or both (the "Stock Awards"). The Long Term Stock Incentive Plan further provides that the Committee must consist of two or more members each of whom must be a "non-employee director" within the meaning of Rule 16b-3, as promulgated pursuant to the Exchange Act and Section 162(m) of the Code.

  The maximum number of shares of common stock that may be issued under the 1999 Long Term Stock Incentive Plan is 5.0% of the total number of shares of common stock that are outstanding following the initial public offering of common stock. The shares of common stock underlying any awards which are forfeited, canceled, reacquired by us, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) shall be added back to the shares of common stock available for issuance under the 1999 Long Term Stock Incentive Plan. The maximum number of shares that may be granted as Stock Awards shall be 1.0% of total shares outstanding and the maximum number of shares available for use as incentive stock options shall be 4.0% of total shares outstanding. Additionally, the maximum number of shares that may be awarded to any participant shall be 1% of total shares outstanding. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the outstanding shares of common stock, appropriate adjustments will be made in the number and kind of shares available for award under the 1999 Long Term Stock Incentive Plan in the future and the number and kind of shares as to which outstanding shares shall be exercisable.

  The Committee may amend the 1999 Long Term Stock Incentive Plan, except that no amendment without the approval of our stockholders shall be made which would increase the number of shares available for issuance under the 1999 Long Term Stock Incentive Plan or cause the Long Term 1999 Stock Incentive Plan not to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. The 1999 Long Term Stock Incentive Plan shall be effective as of the date approved by the board. No awards may be made under the 1999 Long Term Stock Incentive Plan after ten years from the date of approval or earlier termination of the 1999 Long Term Stock Incentive Plan by the board.

  In the event of a change in control, the Committee may provide for the acceleration of any time period relating to the exercise or realization of the award, provide for the purchase of the award upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, adjust the terms of the award, cause the award to be assumed, or new rights substituted therefor, by another entity, or make such other provisions as the Committee may consider to be equitable and in our best interests. Under the Plan of Reorganization until one year after completion of the offering, we may not award any stock options or stock grants to any of our executive officers or directors.

   Federal Income Tax Aspects

  The following is a brief summary of the Federal income tax consequences of awards under the Long Term Stock Incentive Plan based on the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  No taxable income is realized by the grantee upon the grant or exercise of an Incentive Stock Option (an "ISO"). If a grantee does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and one year from the date of exercise, when the ISO Shares are sold any gain or loss realized will be treated as long-term capital gain or loss. In such circumstances, no deduction will be allowed to the grantee's employer for Federal income tax purposes.

  If ISO Shares are disposed of prior to the expiration of the holding periods described above, the grantee generally will realize ordinary income at that time equal to the lesser of the excess of the fair market value of the shares at exercise over the price paid for such ISO Shares or the actual gain on the disposition. The grantee's employer will generally be entitled to deduct any such recognized amount. Any further gain or loss realized by the grantee will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the grantee's employment, the ISO will generally be taxed as a nonqualified stock option.

  No income is realized by the grantee at the time a nonqualified stock option is granted. Generally upon exercise of a nonqualified stock option, the grantee will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The grantee's employer will generally be entitled to a tax deduction in the same amount and at the time as the grantee recognizes ordinary income. Any appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain or loss, depending upon the length of time that the grantee has held the shares.

   Employment Continuation Agreements and Retention Arrangement

  Employment Continuation Agreements. We have entered into agreements with certain of our executive officers, including Messrs. Brown, Aborn, D'Alessandro, and Moloney, that provide for each executive's continued employment with us for a period of three years following the occurrence of a change of control. A change of control generally means a merger or other change in corporate structure after which the majority of our board members is no longer on our board or a majority of our shareholders are no longer shareholders. Under these agreements, each eligible executive's terms and conditions of employment, including his rate of base salary, annual bonus opportunity and his title, position, duties and responsibilities, are not to be modified in a manner adverse to the executive following the change of control. If an eligible executive's employment is terminated by us within three years of a change of control without cause, or is terminated by the executive for good reason, we will provide the executive with certain benefits, including severance in an amount equal to three times the sum of the executive's annual Base Salary and target annual bonus amount. Cause is generally defined as the occurrence of one or more acts of intentional and willful misconduct that has an adverse effect on us. Good reason generally means the occurrence of one or more events that have an adverse effect on the executive's terms and conditions of employment, including a reduction in the executive's base salary or annual bonus opportunity, a material adverse change in the executive's duties and responsibilities, and the relocation of the executive's principal place of employment to a location more than 50 miles away from his prior place of employment. Additionally, if such a termination of employment occurs prior to the fourth calendar year beginning after the first grant made to the executive following an underwritten public offering of stock options, performance shares or any similar stock based awards, the severance amount will also include three times the long term incentive award granted to the executive with respect to most recent performance period commencing prior to the change of control. The severance amounts will also be payable if an executive's employment is terminated after the occurrence of certain enumerated events that are a prelude to a change of control, e.g., the commencement of a tender offer or a proxy contest or the signing of a merger agreement, and a change of control occurs within two years thereafter.

  The agreements also ensure that an executive who receives severance benefits will also receive various benefits and payments otherwise earned by or owing to the executive for his prior service. Such an executive will receive a pro-rated target bonus for the then current year, and pro-rated long term incentive amounts in respect of performance periods then in effect. Except as noted below, each such executive's retirement benefits will be calculated based on the service (but not the age) the executive would have attained or completed had the executive continued in our employ until the earlier of (1) the date the executive attains age 65 or (2) the third anniversary of his termination. In the event he becomes entitled to receive severance benefits under his agreement or if his employment terminates more than three years after a change of control, but under circumstances under which he would have been entitled to severance were the agreement then still in effect, Mr. D'Alessandro will be deemed to have worked until the earliest age at which he could retire and immediately commence receipt of his retirement benefits without actuarial reduction for early commencement. We will also make additional payments to any eligible executive who incurs any excise taxes in respect of the benefits and other payments provided to him under the agreement or otherwise on account of the change of control. The payments will be in an amount such that, after taking into account all applicable Federal, state and local taxes, the executive is able to retain an amount equal to the excise taxes that are imposed without regard to these additional payments.

  Retention Arrangement. In 1998, we established a special retention program for Mr. D'Alessandro to induce him to remain in our employ for the five calendar years ending December 31, 2002. The retention award was initially valued at two million dollars, or $400,000 per year of service during the retention period. This initial amount was treated as invested in surplus units. The value of these surplus units will be payable to Mr. D'Alessandro if he is still employed at the end of this five-year period. The value of the surplus units will also be paid if Mr. D'Alessandro's employment terminates prior to December 31, 2002 due to his death or disability or in certain circumstances following a change of control.

   Retirement Plan

  The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age based on the final pay formula contained in our Pension Plan, a qualified defined-benefit plan. The benefits also include any pension amounts provided under our Non-Qualified Pension Plan due to benefit limitations imposed by ERISA.

                              Pension Plan Table

  Final Average                    Years of Plan Participation
-------------------------------------------------------------------------------
       Pay           15       20        25         30         35         40
-------------------------------------------------------------------------------
  $  300,000      $ 79,171 $105,562 $  131,953 $  158,343 $  166,260 $  174,178
-------------------------------------------------------------------------------
  $  350,000      $ 92,671 $123,562 $  154,453 $  185,343 $  194,610 $  204,878
-------------------------------------------------------------------------------
  $  400,000      $106,171 $141,562 $  176,953 $  212,343 $  222,960 $  233,578
-------------------------------------------------------------------------------
  $  450,000      $119,671 $159,562 $  199,453 $  239,343 $  251,310 $  263,278
-------------------------------------------------------------------------------
  $  500,000      $133,171 $177,562 $  221,953 $  266,343 $  279,660 $  292,978
-------------------------------------------------------------------------------
  $  550,000      $146,671 $195,562 $  244,453 $  293,343 $  308,010 $  322,678
-------------------------------------------------------------------------------
  $  600,000      $160,171 $213,562 $  266,953 $  320,343 $  336,360 $  352,378
-------------------------------------------------------------------------------
  $  650,000      $173,671 $231,562 $  289,453 $  347,343 $  364,710 $  382,078
-------------------------------------------------------------------------------
  $  700,000      $187,171 $249,562 $  311,953 $  374,343 $  393,060 $  411,778
-------------------------------------------------------------------------------
  $  750,000      $200,671 $267,562 $  334,453 $  401,343 $  421,410 $  441,478
-------------------------------------------------------------------------------
  $  800,000      $214,171 $285,562 $  356,953 $  438,343 $  449,760 $  471,178
-------------------------------------------------------------------------------
  $  900,000      $241,171 $321,562 $  401,953 $  482,343 $  506,460 $  530,578
-------------------------------------------------------------------------------
  $1,000,000      $268,171 $357,562 $  446,953 $  536,343 $  563,160 $  589,978
-------------------------------------------------------------------------------
  $1,100,000      $295,171 $393,562 $  491,953 $  590,343 $  619,860 $  649,378
-------------------------------------------------------------------------------
  $1,200,000      $322,171 $429,562 $  536,953 $  644,343 $  676,560 $  708,778
-------------------------------------------------------------------------------
  $1,300,000      $349,171 $465,562 $  581,953 $  698,343 $  733,260 $  768,178
-------------------------------------------------------------------------------
  $1,400,000      $376,171 $501,562 $  626,953 $  752,343 $  789,960 $  827,578
-------------------------------------------------------------------------------
  $1,500,000      $403,171 $537,562 $  671,953 $  806,343 $  846,660 $  886,978
-------------------------------------------------------------------------------
  $1,600,000      $430,171 $573,562 $  716,953 $  860,343 $  903,360 $  946,378
-------------------------------------------------------------------------------
  $1,700,000      $457,171 $609,562 $  761,953 $  914,343 $  960,060 $1,005,778
-------------------------------------------------------------------------------
  $1,900,000      $511,171 $681,562 $  851,953 $1,022,343 $1,073,460 $1,124,578
-------------------------------------------------------------------------------
  $2,100,000      $565,171 $753,562 $  941,953 $1,130,343 $1,186,860 $1,247,378
-------------------------------------------------------------------------------
  $2,300,000      $619,171 $825,562 $1,031,953 $1,238,343 $1,300,260 $1,370,178

  The benefits shown in the above table are payable in the form of a straight life annuity. Benefits payable under the Pension Plan are not subject to offset for Social Security benefits. Compensation taken into account under the Pension Plan is the average monthly compensation paid to a participant during the consecutive 60-month period over the most recent 120-month period that produces the highest average compensation. For this purpose, compensation includes the total of base salary and bonus.

                                  REGULATION

General

  Our business is subject to extensive regulation at both the state and Federal level, including regulation under state insurance and Federal and state securities laws.

State Insurance Regulation

  Our insurance subsidiaries are subject to supervision and regulation by the insurance authorities in each jurisdiction in which they transact business. Currently, we are licensed to transact business in all fifty states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, the Northern Mariana Islands, and 12 Canadian provinces, and therefore are subject to regulation in all these jurisdictions. Most states have laws and regulations governing such issues as: what lines of business a company may engage in; underwriting practices, including a company's ability to request results of applicants' genetic tests; what premium rates may be charged in various lines of business; what products we may sell; mandating certain insurance benefits and policy forms; minimum rates for accumulation of cash values and maximum rates for policy loans; licensing of insurance companies and agents; advertising and marketing practices; statutory accounting and reporting requirements; reserve requirements and solvency standards; admitted statutory assets; the appropriate mix of investments; dividend payments; transactions with affiliates; and acquisitions of control. State insurance departments periodically review the business and operations of an insurance company by examining its financial condition and how its agents sell its products. Our insurance subsidiaries are also required to file various reports relating to their financial condition, including detailed annual financial statements. This is required in each jurisdiction where an insurance subsidiary is licensed.

  State insurance regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries concerning whether our insurance subsidiaries are in compliance with the regulations covering their businesses. We try to respond to such inquiries in an appropriate way and to take corrective action if warranted.

  The Massachusetts Division of Insurance is in the process of conducting a routine regulatory examination of John Hancock Mutual Life Insurance Company's financial statements for the years 1993 through 1997, and of the market conduct practices of John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company. In addition, the Arizona, New Jersey and Vermont insurance departments have ongoing market conduct examinations involving John Hancock Mutual Life Insurance Company. We do not believe that the potential findings of these examinations will have a material impact on our business, financial condition or results of operations.

  State insurance regulators and the National Association of Insurance Commissioners are continually re-examining existing laws and regulations. Among other things, these laws and regulations may focus on insurance company investments and solvency issues, risk-adjusted capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid. For example, the National Association of Insurance Commissioners has recently promulgated proposed changes to statutory accounting standards. See "Risk Factors--The National Association of Insurance Commissioners' codification of statutory accounting practices may adversely affect the statutory surplus of John Hancock Life Insurance Company." These initiatives may be adopted by the various states in which we are licensed, but the ultimate content and timing of any statutes and regulations adopted by the states cannot be determined at this time. It is impossible to predict the future impact of changing state and federal regulations on our business, and there can be no assurance that existing or future insurance-related laws and regulations will not become more restrictive.

Regulation Governing Potential Acquisitions of Control

  After the reorganization, we will continue to be subject to regulation under the insurance holding company statutes of the states in which our insurance subsidiaries are organized, principally Massachusetts, which will be the state of domicile of John Hancock Life Insurance Company. The Massachusetts insurance law contains provisions which, in general, provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the Massachusetts Commissioner of Insurance. In general, a presumption of "control" arises from the ownership, control, possession with the power to vote or possession of proxies with respect to, 10% or more of the voting securities of an insurer or of a person that controls an insurer. A person seeking to acquire control, directly or indirectly, of a Massachusetts insurance company or of any person controlling a Massachusetts insurance company must file an application for approval of the acquisition of control with the Massachusetts Commissioner of Insurance and obtain the approval of the Massachusetts Commissioner of Insurance before consummating the acquisition.

  In addition, we anticipate that following the reorganization we may be subject to New York insurance law governing the activities of insurance holding companies. Other state holding company laws, specifically those of California and Delaware, apply to us as well because we have insurance subsidiaries organized in those states. Accordingly, the direct or indirect acquisition of control of John Hancock Life Insurance Company will be subject to the prior approval of the California and Delaware Commissioners of Insurance and may also be subject to the prior approval of the New York Superintendent of Insurance.

  In addition to the restrictions under applicable insurance holding company statutes, each of the Plan of Reorganization governing our reorganization and our restated certificate of incorporation prohibits:

  . any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock until two years after the effective date of the reorganization; and

  . without prior approval of our board of directors and the Massachusetts Commissioner of Insurance, any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock during the one year period following the two-year period described in the preceding paragraph.

  Under the Plan of Reorganization, the same restrictions apply to the common stock of John Hancock Life Insurance Company.

  There is an exception to the foregoing prohibitions for acquisitions by a person that becomes a beneficial owner of 10% or more of our common stock as a result of our issuance of such common stock to such person as consideration in an acquisition of another entity that was initiated by us by authority of our board of directors. Any such acquisition initiated by us by authority of our board of directors would require the approval of the Massachusetts Commissioner of Insurance and the Commissioners of Insurance of California and Delaware, and, potentially, the New York Superintendent of Insurance. If any person acquires or offers to acquire 10% or more of the outstanding shares of our common stock in violation of our Plan of Reorganization, we and the Massachusetts Commissioner of Insurance would be entitled to injunctive relief. By virtue of these provisions of the Plan of Reorganization and our restated certificate of incorporation, John Hancock Financial Services, Inc. may not be subject to an acquisition by another company during the two years following the effective date of the reorganization and may only be subject to acquisition in the third year following the effective date of the reorganization with the approval of our board of directors and the Massachusetts Commissioner of Insurance.

  All the restrictions described above may deter, delay or prevent a future acquisition of control, including transactions that could be perceived as advantageous to our stockholders. See "Risk Factors--There are a number of provisions of our Plan of Reorganization, our restated certificate of incorporation and by-laws, laws applicable to us, agreements that we have entered into with our senior management and our stockholder rights plan that will prevent or discourage takeovers and business combinations that our stockholders might otherwise consider to be in their best interest."

Regulation of Dividends and Other Payments from Insurance Subsidiaries

  John Hancock Financial Services, Inc. is a holding company and, after the reorganization, its assets will consist initially of the outstanding capital stock of John Hancock Life Insurance Company and a portion of the net proceeds of the offering. As an insurance holding company, we will depend primarily on dividends from John Hancock Life Insurance Company to pay dividends to our stockholders (other than dividends during the first year following the effective date of the reorganization) and pay operating expenses. Any inability of John Hancock Life Insurance Company to pay dividends to us in the future in an amount sufficient for us to pay dividends to our stockholders and meet our cash obligations may materially adversely affect the market price of our common stock and our business, financial condition or results of operations.

  The Massachusetts insurance law limits how and when John Hancock Life Insurance Company can pay dividends to us. There are a number of provisions of the Massachusetts insurance law that govern payment of shareholder dividends and other distributions by stock issuance companies. Under the Massachusetts insurance law, no insurer may pay any shareholder dividend from any source other than statutory unassigned funds without the prior approval of the Massachusetts Commission of Insurance. The Massachusetts insurance holding company act requires that a report be given to the Massachusetts Commissioner of Insurance no later than five days following declaration, and at least ten days' prior to payment, of any dividend or distribution by a Massachusetts insurance company. Further, this act provides that no extraordinary dividend may be paid without thirty days' prior written notice to the Massachusetts Commissioner of Insurance, and only if the Massachusetts Commissioner of Insurance has not disapproved, or has approved, the payment within the thirty day notice period. An extraordinary dividend is any dividend or distribution of cash or other property whose fair market value, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (1) 10% of an insurance company's surplus as regards policyholders as of the preceding December 31, or (2) a life insurance company's statutory net gain from operations for the twelve months ending on the preceding December 31. John Hancock Mutual Life Insurance Company's statutory net gain from operations for the year ended December 31, 1998 was $607.1 million and as of December 31, 1998 its statutory surplus was $3,388.7 million. Following the reorganization, John Hancock Life Insurance Company may be commercially domiciled in New York and, if so, dividend payments may also be subject to New York's insurance holding company act as well as Massachusetts law.

Surplus and Capital Requirements

  Insurance regulators have the discretionary authority, in connection with the ongoing licensing of our insurance subsidiaries, to limit or prohibit the ability to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Limits may also be established on the ability to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year.

Risk-Based Capital

  The National Association of Insurance Commissioners has established risk-based capital standards for life insurance companies as well as a model act to apply such standards at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based on four categories of risk: asset risk, insurance risk, interest rate risk and business risk. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

  If an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the level. These actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control. John Hancock Mutual Life Insurance Company exceeded the level of risk-based capital that would require it to propose actions to correct a deficiency by 156% as of December 31, 1998.

Guaranty Funds

  All fifty states of the United States, the District of Columbia and Puerto Rico have insurance laws requiring companies licensed to do life or health insurance business within those jurisdictions to participate as members of the state's life and health insurance guaranty associations. These associations are organized to pay contractual obligations under life and health insurance policies and annuity contracts issued by impaired or insolvent insurance companies. To meet these obligations, these associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which the impaired or insolvent insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years. For the six months ended June 30, 1999 and the years ended December 31, 1998, 1997 and 1996, we paid (received refunds of) $(0.2) million, $6.9 million, $7.4 million, and $9.3 million, respectively, in assessments pursuant to state guaranty association laws. While the amount of future assessments cannot be accurately predicted, we believe that assessments with respect to other pending insurance company impairments and insolvencies will not be material to our business, financial condition or results of operations.

Statutory Investment Valuation Reserves

  Life insurance companies are required to establish an asset valuation reserve ("AVR") consisting of two components: (i) a "default component," which provides for future credit-related losses on fixed maturity investments, and
(ii) an "equity component," which provides for losses on all types of equity investments, including equity securities and real estate. Insurers also are required to establish an interest maintenance reserve ("IMR") for net realized capital gains and losses on fixed maturity securities, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements, but do not affect our financial statements prepared in accordance with GAAP. Although future additions to AVR will reduce the future statutory capital and surplus of John Hancock Life Insurance Company, we do not believe that the impact under current regulations of such reserve requirements will materially affect the ability of John Hancock Life Insurance Company to increase its statutory capital and surplus and pay future dividends to John Hancock Financial Services, Inc.

IRIS Ratios

  The National Association of Insurance Commissioners has developed a set of financial tests known as the Insurance Regulatory Information System ("IRIS") for early identification of companies which may require special attention by insurance regulators. Insurance companies submit data on an annual basis to the National Association of Insurance Commissioners. This data is used to calculate ratios covering various categories of financial data, with defined "usual ranges" for each category. IRIS consists of 12 key financial ratios for life insurance companies. An insurance company may fall out of the usual range with respect to one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Departure from the usual range on four or more of the ratios may lead to inquiries from individual states' insurance departments. During the five-year period ended December 31, 1998, John Hancock Mutual Life Insurance Company was outside one usual IRIS ratio range (real estate mortgage loans to total investment assets) on two occasions and has not been outside the usual IRIS ratio range with respect to any ratio during the past three years.

Regulation of Investments

  Our insurance subsidiaries are subject to state laws and regulations that require diversification of their investment portfolios. Some of these laws and regulations also limit the amount of investments in specified investment categories, such as below investment grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as nonadmitted assets for purposes of measuring statutory surplus, in some instances, requiring divestiture. State regulatory authorities from the domiciliary states of our insurance subsidiaries have not indicated any non-compliance with any such regulations.

Valuation of Life Insurance Policies Model Regulation

  The National Association of Insurance Commissioners has adopted a revision to the Valuation of Life Insurance Policies Model Regulation (known as Revised
XXX). This model regulation would establish new minimum statutory reserve requirements for certain individual life insurance policies written in the future. Before the new reserve standards can become effective, individual states must adopt the model regulation. If these reserve standards were adopted in their current form, companies selling certain individual life insurance products such as term life insurance with guaranteed premium periods and universal life insurance products with no-lapse guarantees would be required to redesign their products or hold increased reserves to be consistent with the new minimum standards with respect to policies issued after the effective date of the regulation. We cannot predict whether this model regulation will be adopted in Massachusetts or any other state and, if adopted, when it will become effective. However, it is likely that the industry will encourage the states to adopt the regulation with an effective date of January 1, 2000. New York State adopted a regulation similar to the model regulation in 1994, and is considering amending its regulation to be consistent with Revised XXX.

Federal Insurance Initiatives and Litigation

  Although the Federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements, health care reform and the removal of barriers restricting banks from engaging in the insurance and mutual fund business.

  Several proposals to repeal or modify the Glass-Steagall Act and the Bank Holding Company Act have been made by members of Congress and the Clinton Administration. Currently, the Glass-Steagall Act limits the ability of banks to engage in certain aspects of securities-related businesses, and the Bank Holding Company Act restricts banks from being affiliated with insurance companies. On May 6, 1999 and July 1, 1999, the U.S. Senate and the U.S. House of Representatives, respectively, passed financial services modernization legislation (S. 900 and H.R. 10) which calls for a sweeping reform of the banking system that would permit affiliations between commercial banks, securities firms, insurance companies and, subject to certain significant limitations, other commercial enterprises. The stated purposes of these bills are to enhance competition in the financial services industry in order to foster innovation and efficiency, to encourage the availability of financial services to citizens of all economic circumstances and in all geographic areas, to provide necessary and appropriate protections for investors, and to enhance the competitiveness of U.S. financial service providers internationally. The legislation, if enacted, would remove the restrictions contained in the Glass-Steagall Act and the Bank Holding Company Act, thereby allowing qualified holding companies to control banks, securities firms, insurance companies and other financial firms. Conversely, securities firms, insurance companies and financial firms would be allowed to own or affiliate with a commercial bank. Under the new framework, the Federal Reserve would serve as an umbrella regulator to oversee the new financial holding company structure. Securities affiliates would be required to comply with all applicable federal securities laws, including registration and other requirements applicable to broker-dealers. The legislation also provides that insurance affiliates be subject to applicable state insurance regulations and supervision. It also would preserve the thrift charter and all existing thrift powers, but would prohibit the creation of a new unitary thrift holding company. None of these proposals has yet been enacted, and we cannot predict whether any of these proposals will be enacted. The ability of banks to increase their securities-related businesses or to affiliate with insurance companies, however, may materially and adversely affect all of our product lines by substantially increasing the number and financial strength of potential competitors.

  Moreover, the United States Supreme Court held in 1995 in NationsBank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act. In addition, the Supreme Court also held in 1996 in Barnett Bank of Marion City
v. Nelson that state laws prohibiting national banks from selling insurance in small-town locations are preempted by Federal law. The Office of the Comptroller of the Currency also adopted a ruling in November 1996 that presented a liberal interpretation of the preemption holding in Barnett Bank. At present, the extent to which banks can sell insurance and annuities without regulation by state insurance departments is being litigated in various courts in the United States. Although the effect of these recent developments on us and our competitors is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

Tax Legislation

  Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under traditional and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also, for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction even though investment earnings during the accumulation period are tax-deferred.

  In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our life insurance and annuity products. For example, in 1992, the Bush Administration proposed legislation that, had it been enacted, would have limited otherwise deductible interest payments for businesses that own life insurance policies on the lives of their employees. Similarly, in 1998, the Clinton Administration proposed legislation that, had it been enacted, would have caused transfers between separate accounts underlying tax-deferred annuity products to be taxable. The proposed legislation also contained other provisions unfavorable to our tax favored annuity products. None of these proposals was enacted, and no such proposals or similar proposals are currently under active consideration by Congress. The Clinton Administration has proposed tax law changes that would, if enacted, adversely affect our corporate owned and bank owned life insurance product offerings. If these or similar proposals directed at limiting the tax-favored treatment of life insurance policies or annuity contracts were enacted, market demand for such products would be adversely affected.

Securities Laws

  Certain of our investment advisory activities are subject to federal and state securities laws and regulations. Our mutual funds are registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act. All of our separate investment accounts that fund retail variable annuity contracts and retail variable life insurance products issued by us, other than those which fund private placement investment options that are exempt from registration or support fixed rate investment options that are also exempt from registration, are registered both under the Securities Act and the Investment Company Act. Institutional products such as group annuity contracts, guaranteed investment contracts and funding agreements are sold to tax qualified pension plans or are sold to other sophisticated investors as private "placements", and are exempt from registration under both acts. Some of our subsidiaries are registered as broker/dealers under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and with the National Association of Securities Dealers, Inc., and a number are registered as investment advisers under the Investment Advisers Act of 1940. One subsidiary has filed an application for registration as a commodity pool operator under the Commodity Exchange Act. Our insurance companies or other subsidiaries also own or manage other investment vehicles that are exempt from registration under the Securities Act and the Investment Company Act but may be subject to other requirements of those laws, such as antifraud provisions and the terms of applicable exemptions. We are also subject to similar laws and regulations in the states and foreign countries in which we provide investment advisory services, offer the products described above or non-variable life and annuity products or conduct other securities and investment related activities.

Environmental Considerations

  As owners and operators of real property, we are subject to extensive federal, state and local environmental laws and regulations. Inherent in such ownership and operation is the risk that there may be potential environmental liabilities and costs in connection with any required remediation of such properties. When deemed appropriate, we routinely conduct environmental assessments for real estate being acquired for investment and before taking title to property acquired through foreclosure or deed in lieu of foreclosure. Based on these environmental assessments and compliance with our internal environmental procedures, we believe that any costs associated with compliance with environmental laws and regulations or any remediation of such properties would not be material to our consolidated financial position. Furthermore, although we hold equity positions in subsidiaries and investments that could potentially be subject to environmental liabilities, we believe, based on our assessment of the business and properties of these companies and our level of involvement in the operation and management of such companies, that we would not be subject to any environmental liabilities with respect to these investments which would have a material adverse effect on our business, financial position or results of operations.

ERISA Considerations

  Certain of our lines of business, including our management of employee benefit plan assets in our advisory capacity in separate accounts, are subject to the requirements of ERISA. In addition, the Small Business Job Protection Act, which we refer to as the SBJPA, offered insurers protection from potential litigation exposure prompted by the 1993 U.S. Supreme Court decision in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank, which we refer to as the Harris Trust Decision, in which the Court held that, with respect to a portion of the funds held under certain general account group annuity contracts, an insurer is subject to the fiduciary requirements of ERISA. The pertinent SBJPA provisions provide that insurers are protected from liability for breaches of fiduciary duties under ERISA for past actions with respect to their general account contracts. However, insurers remain subject to federal criminal law and liable for actions brought by the U.S. Secretary of Labor alleging breaches of fiduciary duties that also constitute a violation of federal or state criminal law. The SBJPA also provides that contracts issued from an insurer's general account on or before December 31, 1998, that are not guaranteed benefit policies, will not be subject to ERISA's fiduciary requirements if they meet the requirements of regulations to be issued by the United States Department of Labor. The SBJPA further provides that contracts issued from an insurer's general account after December 31, 1998, that are not guaranteed benefit policies will be subject to ERISA. In December 1997, the Department of Labor published proposed regulations pursuant to the SBJPA that provide, among other things, that if an employee benefit plan acquired an insurance policy (other than a guaranteed benefit policy) issued on or before December 31, 1998 that is supported by the assets of the insurer's general account, the plan's assets for purposes of ERISA will not be deemed to include any of the assets of the insurer's general account, provided that the requirements of the regulation are met. Accordingly, if those requirements are met, the insurer would not be subject to the fiduciary obligations of ERISA in connection with issuing such an insurance policy. These requirements include detailed disclosures to be made to the employee benefit plan and the requirement that the insurer must permit the policyholder to terminate the policy on 90 days' notice and receive without penalty, at the policyholder's option, either (1) the accumulated fund balance (which may be subject to market value adjustment) or (2) a book value payment of such amount in annual installments with interest. John Hancock Life Insurance Company cannot predict whether these regulations will be adopted in the form proposed. In the event the regulations are adopted in the form proposed and John Hancock Life Insurance Company elects to comply with the requirements set forth therein to secure the exemption provided by the regulations from the fiduciary obligations of ERISA, John Hancock Life Insurance Company's exposure to disintermediation risk could increase due to the termination options that it would be required to provide to policyholders. Since the regulations are only in proposed form and since there has been no final ruling in the Harris Trust litigation regarding whether John Hancock Mutual Life Insurance Company has violated ERISA, we are unable at this time to determine the effects of the decision. In the absence of relief pursuant to the regulations, the Harris Trust Decision could substantially increase administrative costs, may require the segregation of assets associated with non-guaranteed benefit policies allocated to the general account, result in potential liability arising from the application of ERISA's fiduciary rules to ERISA plan contracts, or adversely affect future business.

  With respect to employee welfare benefit plans subject to ERISA, the Congress periodically has considered amendments to the law's Federal preemption provision, which would expose John Hancock Life Insurance Company, and the insurance industry generally, to state law causes of action, and accompanying extra-contractual (e.g., punitive) damages in lawsuits involving, for example, group life and group disability claims. To date, all such amendments to ERISA have been defeated.

                           OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of our common stock as of the effective date of the reorganization by:

  (1) each of our directors and Named Executive Officers (as defined in "Management") and

  (2) all of our directors and executive officers as a group.

  The number of shares of our common stock beneficially owned by each director and executive officer and all directors and executive officers as a group is based upon the number of shares that we estimate each director and executive officer, and persons and entities affiliated with each director and executive officer, will receive in their capacity as eligible policyholders under the Plan of Reorganization. Except as otherwise indicated below, each of the persons named in the table will have sole voting and investment power with respect to the shares beneficially owned by such person as set forth opposite such person's name.

                                                        Number of Shares to Be
   Name                                                 Beneficially Owned(1)
   ----                                                 ----------------------
Stephen L. Brown.......................................            *
Foster L. Aborn........................................            *
David F. D'Alessandro..................................            *
Samuel W. Bodman.......................................            *
Joan T. Bok............................................            *
I. MacAllister Booth...................................            *
Wayne A. Budd..........................................            *
John M. Connors, Jr....................................            *
Robert E. Fast, Esq....................................            *
Dr. Kathleen Foley Feldstein...........................            *
Nelson S. Gifford......................................            *
Michael C. Hawley......................................            *
Edward H. Linde........................................            *
E. James Morton........................................            *
Richard F. Syron.......................................            *
Robert J. Tarr, Jr.....................................            *
Diane M. Capstaff......................................            *
Kathleen M. Graveline..................................            *
Thomas E. Moloney......................................            *
Richard S. Scipione....................................            *
All directors and executive officers as a group (20
 persons)..............................................            *

--------
 * Less than 1% of the number of shares of our common stock expected to be outstanding on the effective date of the reorganization.
(1) Based on an estimated allocation of shares based upon policy ownership records as of August 31, 1999.

  We believe no persons will beneficially own more than 5% of our outstanding shares of common stock as of the effective date of the reorganization.

              DESCRIPTION OF CAPITAL STOCK AND CHANGE-OF-CONTROL
               RELATED PROVISIONS OF OUR PLAN OF REORGANIZATION,
              RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS,
        INSURANCE HOLDING COMPANY LAWS AND OUR STOCKHOLDER RIGHTS PLAN

  The authorized capital stock of John Hancock Financial Services, Inc. consists of 2 billion shares of common stock and 500 million shares of preferred stock.

Common Stock

  Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available therefor. See "Stockholder Dividend Policy". Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of John Hancock Financial Services, Inc., holders of common stock are entitled to share equally and ratably in the assets of John Hancock Financial Services, Inc., if any, remaining after the payment of all liabilities of John Hancock Financial Services, Inc. and the liquidation preference of any outstanding class or series of preferred stock. The outstanding shares of common stock are, and the shares of common stock offered by John Hancock Financial Services, Inc. hereby, when issued, will be fully paid and nonassessable. The rights and privileges of holders of common stock are subject to any series of preferred stock that John Hancock Financial Services, Inc. may issue in the future, as described below.

Preferred Stock

  The board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by the board of directors could adversely affect the rights of holders of common stock.

  We have authorized . shares of Series A Junior Participating Preferred Stock for issuance in connection with the stockholder rights plan. See "-- Stockholder Rights Plan".

Change-of-Control Related Provisions in Our Plan of Reorganization, Restated Certificate of Incorporation and By-Laws, and Delaware Law

  Plan of Reorganization and Restated Certificate of Incorporation. The Plan of Reorganization and our restated certificate of incorporation each prohibits:

  . any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock until two years after the effective date of the reorganization; and

  . without prior approval of our board of directors and the Massachusetts Commissioner of Insurance, any person, or persons acting in concert, from directly or indirectly acquiring or offering to acquire beneficial ownership of 10% or more of the outstanding shares of our common stock during the one year period following the two-year period described above.

  Under the Plan of Reorganization, the same restrictions apply to the stock of John Hancock Life Insurance Company.

  There is an exception to the foregoing prohibitions for acquisitions by a person that becomes a beneficial owner of 10% or more of our common stock as a result of our issuance of such common stock to such person as consideration in an acquisition of another entity that was initiated by us by authority of our board of directors. Any such acquisition initiated by us by authority of our board of directors would require the approval of the

Massachusetts Commissioner of Insurance and the Commissioners of Insurance of California and Delaware, and, potentially, the New York Superintendent of Insurance. If any person acquires or offers to acquire 10% or more of the outstanding shares of our common stock in violation of our Plan of Reorganization, we and the Massachusetts Commissioner of Insurance would be entitled to injunctive relief. By virtue of these provisions of the Plan of Reorganization and our restated certificate of incorporation, John Hancock Financial Services, Inc. may not be subject to an acquisition by another company during the two years following the effective date of the reorganization and may only be subject to acquisition in the third year following the effective date of the reorganization with the approval of our board of directors and the Massachusetts Commissioner of Insurance.

  Restated Certificate of Incorporation and By-Laws. A number of provisions of our restated certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our restated certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the Massachusetts Insurance Law may also have an anti-takeover effect. The following description of selected provisions of our restated certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the Massachusetts Insurance Law are necessarily general and reference should be made in each case to our restated certificate of incorporation and by-laws, which are filed as exhibits to our registration statement, and to the provisions of those laws. See "Additional Information" for information on where to obtain a copy of our restated certificate of incorporation and by-laws.

   Unissued Shares of Capital Stock

  Common Stock. Based upon the assumptions described under "Unaudited Pro Forma Consolidated Financial Information," we currently plan to issue an estimated 333.2 million shares of our authorized common stock in the offering and the demutualization. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

  Preferred Stock. Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

  Classified Board of Directors and Removal of Directors. Our restated certificate of incorporation provides that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our restated certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

  Restriction on Maximum Number of Directors and Filling of Vacancies on our Board of Directors. Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

  Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent. Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the restated certificate of incorporation and the by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. The chief executive officer, or, under some circumstances, the president or any vice president, and the board of directors may call a special meeting, and the chief executive officer shall call a special meeting upon the request of stockholders whose holdings are one-fourth or more of our outstanding common stock. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

   Limitations on Director Liability

  Our restated certificate of incorporation contains a provision that is designed to limit our directors' liability. Specifically, directors will not be held liable to John Hancock Financial Services, Inc. for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

  The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of John Hancock Financial Services, Inc. unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws. Our restated certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in the Restated Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited John Hancock Financial Services, Inc. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

  Our by-laws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with John Hancock Financial Services, Inc. or another entity that the director or officer serves at our request, subject to certain conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of John Hancock Financial Services, Inc.

  Supermajority Voting Requirement for Amendment of Certain Provisions of our Restated Certificate of Incorporation and By-Laws. The provisions of our restated certificate of incorporation governing the number of directors and the filling of vacancies and restricting the removal of directors without cause may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of two-thirds of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the restated certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of two-thirds of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

  Business Combination Statute. In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, unless we elect in our restated certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an "interested stockholder" of John Hancock Financial Services, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of John Hancock Financial Services, Inc., for a period of three years following the time that the stockholder becomes an "interested stockholder". An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder", upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities

  The insurance holding company and other insurance laws of many states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of insurance holding companies, such as John Hancock Financial Services, Inc. The Massachusetts, California and Delaware insurance holding company laws, which we expect to be applicable to us following the reorganization, require filings in connection with proposed acquisitions of control of domestic insurance companies. Following the reorganization, John Hancock Life Insurance Company may be commercially domiciled in New York, and, if so, acquisition of control may also be subject to New York's holding company act. The insurance holding company laws prohibit a person from acquiring direct or indirect control of an insurer incorporated or, in the case of New York, commercially domiciled in the relevant state without prior insurance regulatory approval.

Stockholder Rights Plan

  Our board of directors intends to adopt a stockholder rights plan under which each outstanding share of common stock issued between the effective date of the reorganization and the distribution date (as described below) will be coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock. Each one one-thousandth of a share of Series A Junior Participating Preferred Stock would have economic and voting terms equivalent to one share of common stock. Until the right is exercised, the holder of a stockholder right, as such, will not have any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings.

  Stockholder rights are not exercisable until the "distribution date," and
will expire at the close of business on [     ], 2010 unless earlier redeemed
or exchanged by us. Unless an acquisition or offer has been previously approved by our board of directors, a distribution date would occur upon the earlier of:

  . the tenth day (referred to as the "stock acquisition time") after the first public announcement a person or group of affiliated or associated persons has acquired beneficial ownership of 10% or more of our outstanding common stock (referred to as an "acquiring person"); or

  . the tenth business day after the commencement or announcement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

  If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock (or, in certain circumstances, cash, property or other securities of John Hancock Financial Services, Inc.) having a value equal to two times the exercise price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

  If at any time following a stock acquisition time (1) we are acquired in a merger or other business combination, or (2) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a stockholder right (except rights which previously have been voided as set forth above) shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

  The purchase price payable, the number of one one-thousandth of a share of Series A Junior Participating Preferred Share or other securities or property issuable upon exercise of rights and the number of rights outstanding, are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least 1 percent in the purchase price or number of shares for which a right is exercisable.

  At any time until the earlier of (1) 10 days (or longer if extended pursuant to the terms of the Rights Agreement) after a person becomes an acquiring person and (2) the termination of the Rights Agreement, we may redeem the stockholder rights at a price of $0.001 per right. At any time after a public announcement that a person has become an acquiring person, we may exchange the stockholder rights at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of John Hancock Financial Services, Inc. preferred stock having equivalent rights, preferences and privileges), per right.

  The stockholder rights plan is designed to protect stockholders of John Hancock Financial Services, Inc. in the event of unsolicited offers to acquire John Hancock Financial Services, Inc. and other coercive takeover tactics which, in the opinion of our board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover of John Hancock Financial Services, Inc. more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer our shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by the majority of our stockholders.

  Potential Effects of the Stockholder Rights Plan. The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire John Hancock Financial Services, Inc. and other coercive takeover tactics which, in the opinion of our board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the stockholders.

Transfer Agent and Registrar

  The transfer agent and registrar for our common stock and our Series A Junior Participating Preferred Stock is EquiServe Trust Company, N.A.

                     COMMON STOCK ELIGIBLE FOR FUTURE SALE

  Substantially all of the estimated 231.2 million shares of our common stock distributed to eligible policy-holders in the reorganization (estimated to be approximately 69.4% of our outstanding common stock after the offering) will be eligible for immediate resale in the public market without restriction. See "The Reorganization." We have been advised by counsel that the distribution of shares to policyholders in the reorganization will be exempt from registration under the Securities Act by virtue of the exemption provided by Section 3(a)(10) of the Securities Act, and those eligible policyholders who are not our "affiliates" within the meaning of Rule 144 under the Securities Act will be able to resell their shares immediately in the public market without registration or compliance with the time, volume, manner of sale and other limitations set forth in Rule 144.

  In addition, in accordance with the Plan of Reorganization, we will, for a 90-day period commencing no earlier than the first business day after the six-month anniversary, and no later than the first business day after the twelve-month anniversary, of the effective date of the reorganization, provide for the public sale, at prevailing market prices and without brokerage commissions or similar fees to shareholders, of all shares of our common stock held by shareholders who own 99 shares or fewer of our common stock received pursuant to the Plan of Reorganization or otherwise. The commission-free sales program may be extended by us with the approval of the Massachusetts Commissioner of Insurance. We will also, simultaneously and in conjunction with the commission-free sales program, offer to each such stockholder entitled to participate in the commission-free sales program the opportunity to purchase that number of shares of our common stock necessary to increase such stockholder's holdings to 100 shares without paying brokerage commissions or other similar expenses.

  No prediction can be made as to the effect, if any, such future sales of shares, or the availability of shares for such future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm prevailing market prices for our common stock. See "Risk Factors--The market price of our common stock may decline if persons receiving common stock as compensation in the reorganization sell their stock in the public market."

                                 UNDERWRITERS

  Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, the U.S. underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as U.S. representative, and the international underwriters named below, for whom Morgan Stanley & Co. International Limited is acting as international representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the respective number of shares of our common stock set forth opposite the names of the underwriters below:

                 Name                                          Number of Shares
                 ----                                          ----------------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated...........................        .
    Subtotal..................................................
International Underwriters:
  Morgan Stanley & Co. International Limited..................
    Subtotal..................................................        .
                                                                     ---
    Total.....................................................        .
                                                                     ===

  The U.S. underwriters and the international underwriters, and the U.S. representative and the international representative, are collectively referred to as the "underwriters" and the "representatives", respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our common stock offered hereby are subject to the approval of legal matters by their counsel and to other customary conditions. The underwriters are obligated to take and pay for all of the shares of our common stock offered hereby if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the U.S. underwriters' over-allotment option described below.

  In the agreement between U.S. and international underwriters, each U.S. underwriter has represented and agreed that, with specific exceptions:

  . it is not purchasing any shares for the account of anyone other than a U.S. or Canadian person, and

  . it has not offered or sold, and will not offer or sell, directly or indirectly, any shares or distribute any prospectus relating to the shares outside the United States or Canada or to anyone other than a U.S. or Canadian person.

  In the agreement between U.S. and international underwriters, each international underwriter has represented and agreed that, with specific exceptions:

  . it is not purchasing any shares for the account of any U.S. or Canadian person, and

  . it has not offered or sold, and will not offer or sell, directly or indirectly, any shares or distribute any prospectus relating to the shares in the United States or Canada or to any U.S. or Canadian person.

  For any underwriter that is both a U.S. underwriter and an international underwriter, these representations and agreements made by it in its capacity as a U.S. underwriter apply only to it in its capacity as a U.S. underwriter and those made by it in its capacity as an international underwriter apply only to it in its capacity as an international underwriter. The limitations described above do not apply to stabilization transactions or to other transactions specified in the agreement between U.S. and international underwriters. As used in this prospectus, U.S. or Canadian person means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof, other than a branch located outside the United States and Canada of any

U.S. or Canadian person. U.S. or Canadian person includes any U.S. or Canadian branch of a person who is otherwise not a U.S. or Canadian person. All shares of common stock to be purchased by the underwriters under the underwriting agreement are referred to as shares.

  In the agreement between U.S. and international underwriters, sales of shares may be made between the U.S. underwriters and international underwriters. The price of any shares so sold will be the public offering price set forth on the cover page of this prospectus, in U.S. dollars, less an amount not greater than the per share amount of the concessions to dealers set forth below.

  In the agreement between U.S. and international underwriters, each U.S. underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws of Canada. Each U.S. underwriter has represented that any offer or sale of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which the offer or sale is made. Each U.S. underwriter has further agreed to send to any dealer who purchases from it any of the shares a notice stating in substance that, by purchasing the shares, the dealer agrees that any offer or sale of shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which the offer or sale is made. Each dealer will deliver to any other dealer to whom it sells any of the shares a notice containing substantially the same Canadian selling restrictions.

  In the agreement between U.S. and international underwriters, each international underwriter has represented and agreed that:

  . it has not offered or sold and, prior to the date six months after the closing date for the sale of the shares to the international underwriters, will not offer to sell, any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  . it has complied and will comply with all applicable provisions of the Financial Services Act 1986; and

  . it has and will distribute any document relating to the shares in the United Kingdom only to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be distributed.

  In the agreement between U.S. and international underwriters, each international underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell in Japan or to or for the account of any resident of Japan, any of the shares. This limitation does not apply to Japanese international underwriters or dealers and offers or sales pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each international underwriter has further agreed to send to any dealer who purchases from it any of the shares a notice stating that, by purchasing the shares, the dealer agrees that any offer or sale of the shares in Japan will be made only to Japanese international underwriters or dealers or under an exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each dealer will send to any other dealer to whom it sells any of the shares a notice containing substantially the same Japanese selling restrictions.

  The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus, and part to securities dealers at a price that represents a concession not in excess of $ . per share under the public offering price. Any underwriter may allow, and dealers may reallow, a concession not in excess of $ . per share to other underwriters or to securities dealers. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the representatives.

  We have granted to the U.S. underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of . additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The U.S. underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares offered by this prospectus. To the extent this option is exercised, each U.S. underwriter will become obligated, subject to specified conditions, to purchase about the same percentage of additional shares as the number listed next to the U.S. underwriter's name in the preceding table bears to the total number of shares set forth next to the names of all U.S. underwriters in the preceding table. If the U.S. underwriters' option is exercised in full, the total price to the public for this offering would be $ . , the total underwriters' discounts and commissions would be $ . and total proceeds to John Hancock would be $ . .

  [The underwriters have informed us that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares offered by them.]

  We intend to apply for the listing of our common stock on the New York Stock Exchange under the symbol "JHF". The underwriters intend to sell shares to a minimum of . beneficial owners in lots of . or more so as to meet the distribution requirements of this listing.

  We and all of our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, we or they, as the case may be, will not, during the period ending . days after the date of this prospectus: [to come]

  In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of our common stock. Specifically, the underwriters may agree to sell or allot more shares than the . shares of our common stock we have agreed to sell to them. This over-allotment would create a short position in our common stock for the underwriters' account. To cover any over-allotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. The underwriters have reserved the right to reclaim selling concessions in order to encourage underwriters and dealers to distribute the common stock for investment, rather than for short-term profit taking. Increasing the proportion of the offering held for investment may reduce the supply of common stock available for short-term trading. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

  From time to time, Morgan Stanley & Co. Incorporated has provided, and may continue to provide, investment banking services to us.

  We and the underwriters have agreed to indemnify each other against a variety of liabilities, including liabilities under the Securities Act.

Pricing of the Offering

  Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiation among us and the U.S. representative. Among the factors to be considered in determining the initial public offering price will be our future prospects and our industry in general, our sales, earnings and other financial and operating information in recent periods, and the price-earnings ratios, price-book value ratios, market prices of securities and financial and operating information of companies engaged in activities similar to ours. The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

                                 LEGAL MATTERS

  The validity of the shares of our common stock offered hereby will be passed upon for John Hancock Financial Services, Inc. by Debevoise & Plimpton, New York, New York. The Underwriters have been represented by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

  Godfrey Perrott, a consulting actuary associated with Milliman & Robertson, Inc. has rendered an opinion, dated August 31, 1999, to our board of directors that states (in reliance upon the matters described in such opinion) that the allocation of policyholder consideration under the Plan of Reorganization is based on a fair and reasonable formula, that the arrangement for establishment and operation of the closed block set forth in the Plan of Reorganization allocates assets to the closed block which are reasonably sufficient to enable the closed block to provide for the guaranteed benefits, certain expenses and taxes associated with closed block policies, and the continuation of the 1999 dividend scale if the experience underlying that scale continues, and that the arrangement also provides for appropriate adjustment of the dividend scales if the underlying experience changes from that underlying the 1999 dividend scale, and that the appropriate policies are included in the closed block. Such opinion is included herein in reliance upon the authority of such actuary as an expert in actuarial matters generally and in the application of actuarial concepts to insurance matters.

                            ADDITIONAL INFORMATION

  We have filed with the Securities and Exchange Commission in Washington,
D.C., a registration statement on Form S-1 (Registration No. 333-   ) under
the Securities Act with respect to the common stock offered hereby. This prospectus which forms a part of the registration statement does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to John Hancock Financial Services, Inc. and the common stock offered hereby, reference is made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The registration statement may be inspected and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an internet site, http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

  As a result of the offering we will become subject to the information requirements of the Securities Exchange Act. We will fulfill our obligations with respect to such requirements by filing periodic reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and information may be inspected and copied at the public reference facilities maintained by the Securities and

Exchange Commission referenced above. We intend to furnish holders of our common stock with annual reports that include audited annual consolidated financial statements by an independent certified public accounting firm and quarterly reports for the first three quarters of each Fiscal Year containing unaudited interim financial information.

  We intend to list our common stock on the New York Stock Exchange. Upon such listing, copies of the registration statement, including all exhibits thereto, and periodic reports, proxy statements and other information will be available for inspection at the offices of the New York Stock Exchange, Inc. located at 20 Broad Street, New York, New York 10005.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Report of Independent Auditors...........................................  F-2
Audited Consolidated Financial Statements--December 31, 1998
Consolidated Balance Sheets..............................................  F-3
Consolidated Statements of Income........................................  F-4
Consolidated Statements of Changes in Policyholders' Equity..............  F-5
Consolidated Statements of Cash Flows....................................  F-6
Notes to Consolidated Financial Statements...............................  F-7
Unaudited Interim Consolidated Financial Statements--June 30, 1999
Unaudited Interim Consolidated Balance Sheet............................. F-39
Unaudited Interim Consolidated Statements of Income...................... F-40
Unaudited Interim Consolidated Statement of Changes in Policyholders'
 Equity.................................................................. F-41
Unaudited Interim Consolidated Statements of Cash Flows.................. F-42
Notes to Unaudited Interim Consolidated Financial Statements............. F-44

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
John Hancock Mutual Life Insurance Company and Subsidiaries

  We have audited the accompanying consolidated balance sheets of John Hancock Mutual Life Insurance Company and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in policyholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Mutual Life Insurance Company and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                           Ernst & Young LLP

Boston, Massachusetts
April 26, 1999

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                 December 31
                                                             -------------------
                                                               1998      1997
                                                             --------- ---------
                                                                (in millions)
Assets
Investments--Note 3
Fixed maturities:
  Held-to-maturity--at amortized
  cost (fair value: 1998--$13,921.7; 1997--$13,566.1)....... $12,978.2 $12,712.4
  Available-for-sale--at fair value
  (cost: 1998--$14,491.5; 1997--$13,576.9)..................  15,222.2  14,462.5
Equity securities:
  Available-for-sale--at fair value
  (cost: 1998--$756.8; 1997--$521.8)........................     995.8     881.5
  Trading securities--at fair value
  (cost: 1998--$53.0; 1997--$50.6)..........................      67.9      72.1
Mortgage loans on real estate...............................   9,616.1   9,296.3
Real estate.................................................   1,483.2   2,035.6
Policy loans................................................   1,879.7   1,855.6
Short-term investments......................................     279.8     294.1
Other invested assets.......................................   1,254.6     831.6
                                                             --------- ---------
    Total Investments.......................................  43,777.5  42,441.7
Cash and cash equivalents...................................   1,876.4   1,036.6
Accrued investment income...................................     537.9     559.2
Premiums and accounts receivable............................     227.5     358.8
Deferred policy acquisition costs...........................   2,758.7   2,563.0
Reinsurance recoverable.....................................   1,634.3   1,736.0
Other assets................................................   1,187.8   1,211.1
Separate accounts assets....................................  24,966.6  21,511.1
                                                             --------- ---------
    Total Assets............................................ $76,966.7 $71,417.5
                                                             ========= =========
Liabilities and Policyholders' Equity
Liabilities
Future policy benefits...................................... $27,070.5 $25,832.7
Policyholders' funds........................................  14,671.7  13,637.5
Unearned revenue............................................     373.8     340.5
Unpaid claims and claim expense reserves....................     886.3     957.9
Dividends payable to policyholders..........................     432.8     399.4
Short-term debt--Note 6.....................................     427.8     647.9
Long-term debt--Note 6......................................     602.7     543.3
Income taxes--Note 5........................................     385.1     439.7
Other liabilities...........................................   2,168.9   2,412.1
Separate accounts liabilities...............................  24,966.6  21,511.1
                                                             --------- ---------
    Total Liabilities.......................................  71,986.2  66,722.1
Commitments and contingencies--Note 9
Policyholders' equity--Note 11
Surplus.....................................................   4,697.1   4,248.6
Accumulated other comprehensive income......................     283.4     446.8
                                                             --------- ---------
    Total Policyholders' Equity.............................   4,980.5   4,695.4
                                                             --------- ---------
    Total Liabilities and Policyholders' Equity............. $76,966.7 $71,417.5
                                                             ========= =========

  The accompanying notes are an integral part of these consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                       Year Ended December 31
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
                                                           (in millions)
Revenues
  Premiums.........................................  $2,197.9 $2,473.6 $2,922.5
  Universal life and investment-type product
   charges.........................................     597.0    512.0    466.3
  Net investment income--Note 3....................   3,330.7  3,190.7  3,223.1
  Realized investment gains, net--Note 3...........      97.9    115.8    110.7
  Investment management revenues, commissions and
   other fees......................................     659.7    554.7    751.3
  Other revenue....................................      18.8     99.5    230.9
                                                     -------- -------- --------
    Total revenues.................................   6,902.0  6,946.3  7,704.8
Benefits and expenses
Benefits to policyholders..........................   4,152.0  4,303.1  4,676.7
  Other operating costs and expenses...............   1,383.0  1,283.7  1,694.1
  Amortization of deferred policy acquisition
   costs...........................................     249.7    312.0    230.9
  Dividends to policyholders.......................     473.2    457.8    435.1
                                                     -------- -------- --------
    Total benefits and expenses....................   6,257.9  6,356.6  7,036.8
                                                     -------- -------- --------
Income before income taxes and extraordinary item..     644.1    589.7    668.0
Income taxes--Note 5...............................     183.9    106.4    247.5
                                                     -------- -------- --------
Income before extraordinary item...................     460.2    483.3    420.5
Extraordinary item--demutualization expenses, net
 of tax............................................      11.7      --       --
                                                     -------- -------- --------
Net income.........................................  $  448.5 $  483.3 $  420.5
                                                     ======== ======== ========


  The accompanying notes are an integral part of these consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN POLICYHOLDERS' EQUITY

                                                         Accumulated
                                                            Other
                                                        Comprehensive
                                               Surplus     Income       Total
                                               -------- ------------- ---------
                                                        (in millions)
Balance at January 1, 1996.................... $3,344.8    $ 436.0    $ 3,780.8
                                                                      ---------
Comprehensive income:
  Net income..................................    420.5                   420.5
  Other comprehensive income, net of tax:
    Net unrealized gains (losses).............               (78.7)       (78.7)
    Foreign currency translation adjustment...                (5.7)        (5.7)
    Minimum pension liability.................                 0.8          0.8
                                                                      ---------
Comprehensive income..........................                            336.9
                                               --------    -------    ---------
Balance at December 31, 1996..................  3,765.3      352.4      4,117.7
                                                                      ---------
Comprehensive income:
  Net income..................................    483.3                   483.3
  Other comprehensive income, net of tax:
    Net unrealized gains (losses).............               131.0        131.0
    Foreign currency translation adjustment...               (28.4)       (28.4)
    Minimum pension liability.................                (8.2)        (8.2)
                                                                      ---------
Comprehensive income..........................                            577.7
                                               --------    -------    ---------
Balance at December 31, 1997..................  4,248.6      446.8      4,695.4
                                                                      ---------
Comprehensive income:
  Net Income..................................    448.5                   448.5
  Other comprehensive income, net of tax:
    Net unrealized gains (losses).............              (148.6)      (148.6)
    Foreign currency translation adjustment...                (6.0)        (6.0)
    Minimum pension liability.................                (8.8)        (8.8)
                                                                      ---------
Comprehensive income..........................                            285.1
                                               --------    -------    ---------
Balance at December 31, 1998.................. $4,697.1    $ 283.4    $ 4,980.5
                                               ========    =======    =========


  The accompanying notes are an integral part of these consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Year Ended December 31
                                             ---------------------------------
                                                1998        1997       1996
                                             ----------  ----------  ---------
                                                      (in millions)
Cash flows from operating activities:
 Net income................................. $    448.5  $    483.3  $   420.5
 Adjustments to reconcile net income to net
  cash provided by operating activities:
 Amortization of discount--fixed
  maturities................................      (55.6)      (33.9)      (8.5)
 Realized investment gains, net.............      (97.9)     (115.8)    (110.7)
 Change in deferred policy acquisition
  costs.....................................     (206.9)     (154.9)    (195.9)
 Depreciation and amortization..............       91.9       124.8      155.7
 Net cash flows from trading securities.....        4.2       (11.6)     288.1
 Decrease in accrued investment income......       21.3        59.8       46.0
 Decrease (increase) in premiums and
  accounts receivable.......................      131.3      (112.4)     711.3
 Increase in other assets and other
  liabilities, net..........................     (373.0)     (454.8)    (605.7)
 Increase in policy liabilities and
  accruals, net.............................    1,347.4     1,763.8    1,270.5
 Increase (decrease) in income taxes........       17.7      (110.0)     (78.6)
                                             ----------  ----------  ---------
   Net cash provided by operating
    activities..............................    1,328.9     1,438.3    1,892.7
Cash flows from investing activities:
 Sales of:
 Fixed maturities held-to-maturity..........        8.5        35.0       69.1
 Fixed maturities available-for-sale........   21,079.2    13,635.2    2,989.4
 Equity securities available-for-sale.......      249.2       661.2      347.8
 Real estate................................      640.3       449.0      405.2
 Short-term investments and other invested
  assets....................................      926.3       109.6      185.1
 Maturities, prepayments and scheduled
  redemptions of:
 Fixed maturities held-to-maturity..........    2,166.9     2,035.9    2,352.7
 Fixed maturities available-for-sale........    2,162.3     2,571.1    1,496.9
 Short-term investments and other invested
  assets....................................       79.4       167.4       81.8
 Mortgage loans on real estate..............    1,849.8     1,426.5    2,385.2
 Purchases of:
 Fixed maturities held-to-maturity..........   (2,428.5)   (1,886.7)  (3,152.2)
 Fixed maturities available-for-sale........  (24,154.7)  (17,455.6)  (5,247.6)
 Equity securities available-for-sale.......     (384.5)     (663.8)    (352.0)
 Real estate................................     (152.0)     (232.7)    (692.6)
 Short-term investments and other invested
  assets....................................   (1,103.0)     (466.3)    (382.2)
 Mortgage loans on real estate issued.......   (2,265.3)   (1,406.8)  (1,696.2)
 Other, net.................................      (13.0)     (274.3)      26.3
                                             ----------  ----------  ---------
   Net cash used in investing activities....   (1,339.1)   (1,295.3)  (1,183.3)
Cash flows from financing activities:
 Universal life and investment-type contract
  deposits..................................    8,214.8     5,778.7    6,000.8
 Universal life and investment-type contract
  maturities and withdrawals................   (7,204.1)   (6,447.6)  (5,977.2)
 Issuance of long-term debt.................       77.0        55.4      379.8
 Repayment of long-term debt................     (298.1)     (251.9)    (277.2)
 Net increase (decrease) in commercial
  paper.....................................       60.4        73.0      (85.6)
                                             ----------  ----------  ---------
   Net cash provided by (used in) financing
    activities..............................      850.0      (792.4)      40.6
                                             ----------  ----------  ---------
   Net increase (decrease) in cash and cash
    equivalents.............................      839.8      (649.4)     750.0
Cash and cash equivalents at beginning of
 year.......................................    1,036.6     1,686.0      936.0
                                             ----------  ----------  ---------
   Cash and cash equivalents at end of
    year.................................... $  1,876.4  $  1,036.6  $ 1,686.0
                                             ==========  ==========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Summary of Significant Accounting Policies

  John Hancock Mutual Life Insurance Company (John Hancock) and its subsidiaries (collectively, the Company) is a diversified financial services organization that provides a broad range of insurance and investment products and investment management and advisory services. John Hancock is presently organized as a mutual life insurance company but expects to convert to a stock life insurance company pursuant to a Plan of Reorganization.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of John Hancock and its majority-owned and controlled domestic and foreign subsidiaries. Less than majority-owned entities in which the Company has at least a 20% interest are accounted for using the equity method. All significant intercompany transactions and balances have been eliminated.

  The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Investments

  Management determines the appropriate classification of fixed maturity investments at the time of purchase. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Bonds and mortgage-backed securities, which the Company has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in policyholders' equity, after adjustment for deferred policy acquisition costs, participating group annuity contracts and applicable taxes. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary.

  For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date, and anticipated future payments and any resulting adjustment is included in net investment income.

  Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in policyholders' equity as described above. Gains and losses, both realized and unrealized, on equity securities classified as trading are included in net investment income.

  Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for possible losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate, or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of realized investment gains

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 1--Summary of Significant Accounting Policies--(Continued)

(losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

  Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of realized investment gains (losses).

  Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any change to the valuation allowance for real estate to be disposed of is reported as a component of realized investment gains (losses). The Company does not depreciate real estate to be disposed of. During 1998, the Company made a strategic decision to sell the majority of its commercial real estate portfolio. Properties with a carrying value of $535.2 million were sold in 1998, and real estate with a carrying value of $1.0 billion is expected to be sold in 1999.

  Policy loans are carried at unpaid principal balances.

  Short-term investments are carried at amortized cost.

  Partnership and joint venture interests in which the Company does not have control or a majority ownership interest are recorded using the equity method of accounting and included in other invested assets.

  Realized investment gains and losses are determined on the basis of specific identification.

 Derivative Financial Instruments

  The Company uses futures contracts, interest rate swap, cap and floor agreements, swaptions, and currency rate swap agreements for other than trading purposes to hedge and manage its exposure to changes in interest rate levels, foreign exchange rate fluctuations and to manage duration mismatch of assets and liabilities. The Company also uses equity collar agreements to reduce its exposure to market fluctuations in certain equity securities.

  The Company uses futures contracts principally to hedge risks associated with interest rate fluctuations on sales of guaranteed investment contracts. Futures contracts represent commitments to either purchase or sell securities at a specified future date and at a specified price or yield.

  The Company uses interest rate swap, cap and floor agreements and swaptions for the purpose of converting the interest rate characteristics (fixed or variable) of certain investments to more closely match its liabilities. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. Interest rate cap and floor agreements are contracts with a counterparty which require the payment of a premium for the right to receive payments for the difference between the cap or floor interest rate and a market interest rate on specified future dates based on an underlying principal balance (notional principal) to hedge against rising and falling interest rates. Swaptions entitle the Company to receive settlement payments from other parties on specified expiration dates, contingent on future interest rates. The amount of such settlement payments, if any, is determined by the present value of the difference between the fixed rate on a market rate swap and the strike rate multiplied by the notional amount.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 1--Summary of Significant Accounting Policies--(Continued)

  Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates.

  The Company invests in common stock that is subject to fluctuations from market value changes in stock prices. The Company sometimes seeks to reduce its market exposure to such holdings by entering into equity collar agreements. A collar consists of a call option that limits the Company's potential for gain from appreciation in the stock price as well as a put option that limits the Company's potential for loss from a decline in the stock price.

  Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability.

  The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income. The related amounts due to or from counterparties are included in accrued investment income receivable or payable.

  Premiums paid for interest rate cap and floor agreements and swaptions are deferred and amortized to net investment income on a straight-line basis over the term of the agreements. The unamortized premium is included in other assets. Amounts earned on interest rate cap and floor agreements and swaptions are recorded as an adjustment to net investment income. Settlements received on swaptions are deferred and amortized over the life of the hedged assets as an adjustment to yield.

  Interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements which hedge instruments designated as available-for-sale are adjusted to fair value with the resulting unrealized gains and losses, net of related taxes, included in policyholders' equity. The net unrealized losses on derivatives hedging available-for-sale instruments included in policyholders' equity were ($128.1) million, ($59.7) million and ($28.3) million, at December 31, 1998, 1997 and 1996, respectively. The change in net unrealized losses for derivatives recorded as part of other comprehensive income for the years ended December 31, 1998, 1997 and 1996 was ($68.4) million, ($31.4) million and ($20.4) million, respectively. The fair value of these derivatives used to hedge items other than available-for-sale instruments is not recognized in the financial statements.

  Equity collar agreements are carried at fair value and are included in other invested assets, with the resulting unrealized gains and losses included in realized investment gains (losses).

  Hedge accounting is applied after the Company determines that the items to be hedged expose it to interest or price risk, designates these financial instruments as hedges and assesses whether the instruments reduce the hedged risks through the measurement of changes in the value of the instruments and the items being hedged at both inception and throughout the hedge period.

  From time to time, futures contracts, interest rate swap, cap and floor agreements, swaptions and currency rate swap agreements are terminated. If the terminated position was accounted for as a hedge, realized gains or losses are deferred and amortized over the remaining lives of the hedged assets or liabilities. Realized and unrealized changes in fair value of derivatives designated with items that no longer exist or are no longer probable of occurring are recorded as a component of the gain or loss arising from the disposition of the designated item or included in income when it is determined that the item is no longer probable of occurring. Changes in the fair value of derivatives no longer effective as hedges are recognized in income from the date the derivative becomes ineffective until their expiration.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 1--Summary of Significant Accounting Policies--(Continued)

 Revenue Recognition

  Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

  Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

  Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

  Premiums from long-term care insurance contracts are recognized as income when due. Premiums from group life and health insurance contracts are recognized as income over the period to which the premiums relate in proportion to the amount of insurance protection provided.

  Property and casualty insurance premiums are recognized as earned over the terms of the contracts.

  Investment advisory, transfer agent, distribution and service fees are recognized as revenues when services are performed. Commissions related to security transactions are recognized as income on the trade date. Contingent deferred selling charge commissions are recognized as income in the year received. Selling commissions paid to the selling broker/dealer for sales of mutual funds that do not have a front-end sales charge are deferred and amortized on a straight-line basis over periods not exceeding six years. This is the approximate period of time expected to be benefited and during which fees earned pursuant to Rule 12b-1 distribution plans are received from the funds and contingent deferred sales charges are received from shareholders of the funds.

 Future Policy Benefits and Policyholders' Funds

  Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 2.5% to 9.5%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

  For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 2.5% to 9.5% for life insurance liabilities, from 2.0% to 14.2% for individual annuity liabilities and from 2.0% to 14.7% for group annuity liabilities.

  Policyholders' funds for universal life and investment-type products, including guaranteed investment contracts and funding agreements, are equal to the policyholder account values before surrender charges. As of December 31, 1998, the Company had approximately $2.9 billion of funding agreements, of which $457.1 million contained a 30 day termination provision, $527.0 million contained a 90 day termination provision, $433.4 million contained no early termination provisions of less than 1 year and $1,512.0 million contained no

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 1--Summary of Significant Accounting Policies--(Continued)

early termination provisions. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products and from 2.0% to 16.0% for investment-type products.

  Future policy benefits for long-term care insurance policies are based on the net level premium method. Assumptions established at policy issue as to mortality, morbidity, persistency, interest and expenses which include a margin for adverse deviation, are based on estimates developed by management. Interest rates used in establishing such liabilities range from 6.0% to 8.5%.

  Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual and group life, long-term care, and group accident and health insurance claims and estimates of incurred but not reported claims based on historical claims development patterns.

  Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

  Property and casualty reserves include loss reserve estimates based on claims reported and unreported and estimates of future expenses to be incurred in settlement of the claims provided for in the loss reserve estimates. These liabilities include estimates of future trends in claim severity and frequency and other factors that could vary as the losses are ultimately settled. Certain property and casualty reserves are recorded on a discounted basis, using interest rates from 4.0% to 7.0%; the resulting discounted reserves were $38.8 million and $47.7 million at December 31, 1998 and 1997, respectively, less than the projected ultimate values.

 Participating Insurance

  Participating business represents approximately 87.7%, 86.8% and 92.1% of the Company's life insurance in force, 98.4%, 98.5% and 98.6% of the number of life insurance policies in force, and 97.3%, 96.8% and 96.8% of life insurance premiums in 1998, 1997 and 1996, respectively.

  The portion of earnings allocated to participating group annuity policyholders that cannot be expected to inure to the Company is excluded from net income and policyholders' equity.

  The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by John Hancock.

 Deferred Policy Acquisition Costs

  Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 1--Summary of Significant Accounting Policies--(Continued)

margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life and long-term care life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For property and casualty policies, such costs are being amortized over the contract period. Amortization expense was $290.9 million, $343.2 million and $248.5 million in 1998, 1997 and 1996, respectively.

  The effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains (losses) on assets backing participating traditional life insurance and universal life and investment-type contracts is recognized net of tax with an offset to unrealized gains (losses) in policyholders' equity as of the balance sheet date.

 Cash and Cash Equivalents

  Cash and cash equivalents include cash and all highly liquid investments with a maturity of three months or less when purchased.

 Separate Accounts

  Separate accounts assets and liabilities reported in the accompanying consolidated balance sheets represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Investment income and investment gains and losses generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and realized investment gains and losses of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

 Reinsurance

  The Company utilizes reinsurance agreements to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

  Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statements of income reflect premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

 Federal Income Taxes

  The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized. Foreign subsidiaries and U.S. subsidiaries operating outside of the United States are taxed under applicable foreign statutory rates.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 1--Summary of Significant Accounting Policies--(Continued)

 Foreign Currency Translation

  The assets and liabilities of operations in foreign currencies are translated into United States dollars at current exchange rates. Revenues and expenses are translated at average rates during the year. The resulting net translation adjustments for each year are accumulated and included in policyholders' equity. Gains or losses on foreign currency transactions are reflected in earnings.

 Extraordinary Item

  The accompanying consolidated statements of income reflect extraordinary expenses of $11.7 million (net of tax of $6.3 million) for the year ended December 31, 1998 relating to costs associated with the planned demutualization.

 Accounting Changes

  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," which was adopted by the Company in the fourth quarter of 1997 on a retroactive basis. Under SFAS No. 131, business segments are defined on the same basis that the Company is managed versus the product or market approach. Data shown for all periods have been presented to conform to the requirements of SFAS No. 131.

  SFAS No. 130, "Reporting Comprehensive Income," issued in June 1997, was adopted by the Company during the fourth quarter of 1997 on a retroactive basis as permitted by SFAS No. 130. SFAS No. 130 requires that selected changes in policyholders' equity be added to net income and reported as comprehensive income. The Company reported this information within the consolidated statements of changes in policyholders' equity and the footnotes to the consolidated financial statements.

  SFAS No. 132, "Employer's Disclosures about Pensions and Other
Postretirement Benefits," was adopted by the Company during the fourth quarter of 1998. SFAS No. 132 does not change the recognition or measurement of pension or postretirement benefit plans, but standardizes disclosure requirements for pensions and other postretirement benefits. Data shown for all periods has been presented to conform to the requirements of SFAS No. 132.

 Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires all derivatives to be recognized on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be recognized immediately in earnings. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company is evaluating the effect that the implementation of SFAS No. 133 will have on its results of operations and financial position and is unable to quantify the impact at this time.

  In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AICPA) issued Statement of Position
(SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance for determining whether

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 1--Summary of Significant Accounting Policies--(Continued)

computer software is for internal use and when costs incurred for internal use software are to be capitalized. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The adoption of SOP 98-1 is not expected to have a material impact on the Company's consolidated financial statements.

  In April 1998, the AICPA issued SOP 98-5, "Reporting the Costs of Start-up Activities." The SOP is effective beginning on January 1, 1999, and requires that start-up costs capitalized prior to January 1, 1999 be written-off and any future start-up costs be expensed as incurred. Restatement of previously issued financial statements is not required. SOP 98-5 is not expected to have a material impact on the Company's consolidated financial statements.

  In December 1997, the AICPA issued SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments." SOP 97-3 provides guidance for assessments related to insurance activities and requirements for disclosure of certain information. SOP 97-3 is effective for financial statements issued for periods beginning after December 31, 1998. Restatement of previously issued financial statements is not required. SOP 97-3 is not expected to have a material impact on the Company's consolidated financial statements.

  SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk," provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk under a method referred to as deposit accounting. SOP 98-7 is effective for fiscal years beginning after June 15, 1999. SOP 98-7 is not expected to have a material impact on the Company's consolidated financial statements.

Note 2--Reorganization

  On November 9, 1998, John Hancock Mutual Life Insurance Company submitted to the staff of the Massachusetts Division of Insurance (the Division) a draft Plan of Reorganization (the Plan) whereby John Hancock would convert, pursuant to Massachusetts insurance law, from a Massachusetts mutual life insurance company to a Massachusetts stock life insurance company and become a wholly-owned subsidiary of John Hancock Financial Services. It is anticipated a final plan of Reorganization will be adopted by the Company's Board of Directors later in 1999 following completion of the informal review of the draft Plan by the staff of the Division.

  Under the Plan, the eligible policyholders of John Hancock will receive shares of Common Stock of John Hancock Financial Services, policy credits or cash in exchange for their policyholders' membership interest in John Hancock.

  Under the Plan, John Hancock will establish and operate a closed block of participating business for the benefit of the policies included therein (the Closed Block). Such business (the Closed Block Business) will contain certain classes of individual or joint traditional whole life insurance participating policies and individual term life insurance policies which are in force on the effective date. The Closed Block will continue in effect until no more policies included therein are in force or until the Commissioner consents to the termination of the Closed Block.

  John Hancock will allocate to the Closed Block an amount of assets expected to produce cash flows which, together with anticipated revenues from the Closed Block Business, are reasonably sufficient to support the Closed Block Business, including provision for payments of claims, certain expenses and taxes, and for continuation of 1999 dividend scales if experience underlying such scales continues. Future changes in actual reinvestment rates over the long term from assumed reinvestment rates, similar to changes in other assumptions made in funding the Closed Block, may cause dividend scales to change.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 2--Reorganization--(Continued)

  To the extent that over time cash flows from the assets allocated to the Closed Block and other experience related to the Closed Block Business are, in the aggregate, more favorable than assumed in establishing the Closed Block, total dividends paid to Closed Block policyholders in future years will be greater than the total dividends that would have been paid to such policyholders if the dividend scales payable in 1999 had been continued. Conversely, to the extent that over time such cash flows and other experience are, in the aggregate, less favorable than assumed in setting up the Closed Block, total dividends paid to Closed Block policyholders in future years will be less than the total dividends that would have been paid to such policyholders if the dividend scales payable in 1999 had been continued. In addition, if the assets allocated to the Closed Block, the cash flows therefrom and the revenues from the Closed Block Business prove to be insufficient to pay the benefits guaranteed under the policies and contracts included in the Closed Block, John Hancock Life Insurance Company will be required to make such payments from its general funds and will reflect the charge to earnings at the time it is determined that any such funding is required. Since the Closed Block will be funded to provide for payment of guaranteed benefits on such policies and contracts, and in addition, for continuation of dividends paid under 1999 dividend scales (assuming the experience underlying such scales continues), it will not be necessary to use general funds to pay guaranteed benefits unless the Closed Block Business experiences substantial adverse deviations in investment, mortality, persistency or other experience factors.

Note 3--Investments

  The following information summarizes the components of net investment income and realized investment gains, net:

                                                    Year Ended December 31
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
                                                        (in millions)
   Net Investment Income
     Fixed maturities...........................  $2,210.2  $2,097.3  $2,081.8
     Equity securities..........................      18.7      27.8      22.1
     Mortgage loans on real estate..............     781.2     808.6     880.1
     Real estate................................     415.7     430.9     395.9
     Policy loans...............................     111.9     107.7     109.2
     Short-term investments.....................      45.3      71.7      65.1
     Other......................................     181.3     144.5     158.7
                                                  --------  --------  --------
       Gross investment income..................   3,764.3   3,688.5   3,712.9
     Less investment expenses...................     433.6     497.8     489.8
                                                  --------  --------  --------
       Net investment income....................  $3,330.7  $3,190.7  $3,223.1
                                                  ========  ========  ========
   Realized Investment Gains (Losses), Net
     Fixed maturities...........................  $  110.6  $  101.3  $   43.1
     Equity securities..........................     115.2      23.6     140.3
     Mortgage loans on real estate and real
      estate....................................     (15.6)     64.2     (22.4)
     Other......................................     (71.1)    (42.1)    (32.7)
     Amortization adjustment for deferred policy
      acquisition costs.........................     (41.2)    (31.2)    (17.6)
                                                  --------  --------  --------
       Realized investment gains, net...........  $   97.9  $  115.8  $  110.7
                                                  ========  ========  ========

  Gross gains of $268.1 million in 1998, $143.8 million in 1997 and $159.1 million in 1996 and gross losses of $92.9 million in 1998, $35.4 million in 1997 and $30.6 million in 1996 were realized on the sale of available-for-sale securities.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 3--Investments--(Continued)

  The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:

                                                  Gross      Gross
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses     Value
                                      --------- ---------- ---------- ---------
                                                    (in millions)
December 31, 1998
Held-to-Maturity:
  Corporate securities............... $11,617.0  $1,041.2    $150.3   $12,507.9
  Mortgage-backed securities.........   1,318.1      43.2       0.5     1,360.8
  Obligations of states and political
   subdivisions......................      29.4       3.4       --         32.8
  Debt securities issued by foreign
   governments.......................       6.0       6.5       --         12.5
  U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies.........       7.7       --        --          7.7
                                      ---------  --------    ------   ---------
    Total............................ $12,978.2  $1,094.3    $150.8   $13,921.7
                                      =========  ========    ======   =========
Available-for-Sale:
  Corporate securities............... $ 9,358.3  $  734.6    $230.3   $ 9,862.6
  Mortgage-backed securities.........   4,361.2     156.2       5.4     4,512.0
  Obligations of states and political
   subdivisions......................      69.3       7.0       --         76.3
  Debt securities issued by foreign
   governments.......................     387.2      62.4       5.3       444.3
  U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies.........     315.5      11.6       0.1       327.0
                                      ---------  --------    ------   ---------
  Total fixed maturities.............  14,491.5     971.8     241.1    15,222.2
  Equity securities..................     756.8     321.5      82.5       995.8
                                      ---------  --------    ------   ---------
    Total............................ $15,248.3  $1,293.3    $323.6   $16,218.0
                                      =========  ========    ======   =========

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 3--Investments--(Continued)

                                                  Gross      Gross
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses     Value
                                      --------- ---------- ---------- ---------
                                                    (in millions)
December 31, 1997
Held-to-Maturity:
  Corporate securities............... $11,192.6  $  896.4    $ 68.4   $12,020.6
  Mortgage-backed securities.........   1,406.6      28.0      21.7     1,412.9
  Obligations of states and political
   subdivisions......................      91.0      13.2       --        104.2
  Debt securities issued by foreign
   governments.......................      12.8       6.2       --         19.0
  U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies.........       7.7       --        --          7.7
  Other debt securities..............       1.7       --        --          1.7
                                      ---------  --------    ------   ---------
    Total............................ $12,712.4  $  943.8    $ 90.1   $13,566.1
                                      =========  ========    ======   =========
Available-for-Sale:
  Corporate securities............... $ 8,423.3  $  784.4    $ 86.7   $ 9,121.0
  Mortgage-backed securities.........   3,935.0      95.7       6.3     4,024.4
  Obligations of states and political
   subdivisions......................      76.5       4.5       --         81.0
  Debt securities issued by foreign
   governments.......................     355.1      82.5       0.2       437.4
  U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies.........     778.4      11.4       0.3       789.5
  Other debt securities..............       8.6       0.6       --          9.2
                                      ---------  --------    ------   ---------
  Total fixed maturities.............  13,576.9     979.1      93.5    14,462.5
  Equity securities..................     521.8     398.7      39.0       881.5
                                      ---------  --------    ------   ---------
    Total............................ $14,098.7  $1,377.8    $132.5   $15,344.0
                                      =========  ========    ======   =========

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 3--Investments--(Continued)

  The amortized cost and fair value of fixed maturities at December 31, 1998, by contractual maturity, are shown below:

                                                            Amortized   Fair
                                                              Cost      Value
                                                            --------- ---------
                                                               (in millions)
Held-to-Maturity:
  Due in one year or less.................................. $ 1,103.0 $ 1,141.6
  Due after one year through five years....................   3,663.7   3,893.2
  Due after five years through ten years...................   3,116.5   3,357.3
  Due after ten years......................................   3,776.9   4,168.8
                                                            --------- ---------
                                                             11,660.1  12,560.9
  Mortgage-backed securities...............................   1,318.1   1,360.8
                                                            --------- ---------
    Total.................................................. $12,978.2 $13,921.7
                                                            ========= =========
Available-for-Sale:
  Due in one year or less.................................. $   656.9 $   673.2
  Due after one year through five years....................   2,797.4   2,940.9
  Due after five years through ten years...................   3,038.0   3,141.6
  Due after ten years......................................   3,638.0   3,954.5
                                                            --------- ---------
                                                             10,130.3  10,710.2
  Mortgage-backed securities...............................   4,361.2   4,512.0
                                                            --------- ---------
    Total.................................................. $14,491.5 $15,222.2
                                                            ========= =========

  Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

  The sale of fixed maturities held-to-maturity relate to certain securities, with amortized cost of $8.5 million, $98.1 million and $75.4 million, for the years ended December 31, 1998, 1997 and 1996, respectively, which were sold specifically due to a significant decline in the issuers' credit quality. The related realized gains (losses), net on the sales, were $0.0 million, $(63.1) million and $(6.3) million in 1998, 1997 and 1996, respectively.

  The change in net unrealized gains (losses) on trading securities that has been included in earnings during 1998, 1997 and 1996 amounted to $(6.6) million, $5.0 million, and $8.7 million, respectively.

  The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 1998 and 1997, $421.5 million and $217.0 million, respectively, of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

  For 1998, 1997 and 1996, investment results passed through to participating group annuity contracts as interest credited to policyholders' account balances amounted to $178.1 million, $168.8 million and $182.4 million, respectively.

  Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 3--Investments--(Continued)

for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

  Changes in the allowance for probable losses on mortgage loans on real estate and real estate to be disposed of were as follows:

                                         Balance at                      Balance
                                         Beginning                       at End
                                          of Year   Additions Deductions of Year
                                         ---------- --------- ---------- -------
                                                      (in millions)
Year ended December 31, 1998
  Mortgage loans on real estate.........   $127.3    $ 15.9     $ 32.2   $111.0
  Real estate to be disposed of.........     25.5      97.0       10.5    112.0
                                           ------    ------     ------   ------
    Total...............................   $152.8    $112.9     $ 42.7   $223.0
                                           ======    ======     ======   ======
Year ended December 31, 1997
  Mortgage loans on real estate.........   $142.0    $ 19.5     $ 34.2   $127.3
  Real estate to be disposed of.........     54.5       1.5       30.5     25.5
                                           ------    ------     ------   ------
    Total...............................   $196.5    $ 21.0     $ 64.7   $152.8
                                           ======    ======     ======   ======
Year ended December 31, 1996
  Mortgage loans on real estate.........   $204.2    $ 26.7     $ 88.9   $142.0
  Real estate to be disposed of.........     72.1       5.7       23.3     54.5
                                           ------    ------     ------   ------
    Total...............................   $276.3    $ 32.4     $112.2   $196.5
                                           ======    ======     ======   ======

  At December 31, 1998 and 1997, the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, along with the related provision for losses, were as follows:

                                                               December 31
                                                              --------------
                                                               1998    1997
                                                              ------  ------
                                                              (in millions)
      Impaired mortgage loans on real estate with provision
       for losses............................................ $210.6  $312.5
      Provision for losses...................................  (38.8)  (62.8)
                                                              ------  ------
      Net impaired mortgage loans on real estate............. $171.8  $249.7
                                                              ======  ======

  The average recorded investment in impaired loans and the interest income recognized on impaired loans were as follows:

                                                          Year Ended December
                                                                   31
                                                          --------------------
                                                           1998   1997   1996
                                                          ------ ------ ------
                                                             (in millions)
      Average recorded investment in impaired loans...... $193.2 $363.1 $453.3
      Interest income recognized on impaired loans.......    2.7   18.4   17.2

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 3--Investments--(Continued)

  The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

  Restructured commercial mortgage loans aggregated $241.8 million and $329.2 million as of December 31, 1998 and 1997, respectively. The expected gross interest income that would have been recorded had the loans been current in accordance with the original loan agreements and the actual interest income recorded were as follows:

                                                         Year Ended December 31
                                                         -----------------------
                                                          1998    1997    1996
                                                         ------- ------- -------
                                                              (in millions)
      Expected..........................................   $23.7   $35.3   $51.3
      Actual............................................    12.6    26.0    33.3


  At December 31, 1998, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:

                             Carrying                                Geographic              Carrying
   Property Type              Amount                                Concentration            Amount
   -------------           ------------                             --------------------- ------------
                           (in millions)                                                  (in millions)
   Apartments............    $2,377.9                               East North Central...   $1,122.1
   Hotels................       303.3                               East South Central...      159.3
   Industrial............     1,075.6                               Middle Atlantic......    1,513.6
   Office buildings......     2,308.4                               Mountain.............      386.7
   Retail................     1,742.8                               New England..........      864.3
   1-4 Family............       105.8                               Pacific..............    1,909.6
   Mixed Use.............        93.8                               South Atlantic.......    1,662.8
   Agricultural..........     1,380.2                               West North Central...      337.0
   Other.................       339.3                               West South Central...      652.0
   Allowance for losses..      (111.0)                              Canada/Other.........    1,119.7
                             --------                                       Allowance for
   Total.................    $9,616.1                               losses...............     (111.0)
                             ========                                                       --------
                                                                    Total................   $9,616.1
                                                                                            ========

  Mortgage loans with outstanding principal balances of $107.0 million, bonds with amortized cost of $107.1 million and real estate with a carrying value of $22.3 million were non-income producing for the year ended December 31, 1998.

  Depreciation expense on investment real estate was $41.7 million, $73.1 million and $68.9 million in 1998, 1997 and 1996, respectively. Accumulated depreciation was $189.4 million and $289.6 million at December 31, 1998 and 1997, respectively.

  Investments in unconsolidated joint ventures and partnerships accounted for by using the equity method of accounting totaled $286.0 million and $297.7 million at December 31, 1998 and 1997, respectively. Total combined assets of these joint ventures and partnerships were $1,819.9 million and $1,874.2 million (consisting primarily of investments), and total combined liabilities were $425.3 million and $800.4 million (including $349.2 million and $135.9 million of nonrecourse notes payable to banks) at December 31, 1998 and 1997,

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 3--Investments--(Continued)

respectively. Total combined revenues and expenses of such joint ventures and partnerships were $1,435.6 million and $1,128.0 million, respectively, resulting in $312.6 million of total combined income from operations before income taxes in 1998. Total combined revenues of such joint ventures and partnerships were $1,524.1 million and $1,388.3 million, and total combined expenses were $1,275.5 million and $1,209.1 million, respectively, resulting in $248.6 million and $179.2 million of total combined income from operations before income taxes in 1997 and 1996, respectively. Net investment income on investments accounted for on the equity method totaled $70.0 million, $54.6 million and $51.2 million in 1998, 1997 and 1996, respectively.

Note 4--Derivatives

  The notional amounts, carrying values and estimated fair values of the Company's derivative instruments by type of hedge are as follows:

                              Number of             Assets (Liabilities)
                             Contracts/       --------------------------------
                          Notional Amounts         1998             1997
                          ------------------  ---------------  ---------------
                                              Carrying  Fair   Carrying  Fair
                            1998      1997     Value   Value    Value   Value
                          --------  --------  -------- ------  -------- ------
                                            (in millions)
Asset Hedges:
  Futures contracts to
   sell securities.......   12,477     4,100   $ (3.7) $ (3.7)  $ 2.9   $  2.9
  Interest rate swap
   agreements
    Notional............. $5,485.0  $4,477.3   (127.4) (411.0)  (60.2)  (208.2)
    Average Fixed Rate--
     Paid................     6.74%     6.95%     --      --      --       --
    Average Float Rate--
     Received............     5.07%     5.83%     --      --      --       --
  Interest rate cap
   agreements............       80        80      0.4     0.4     0.5      0.5
  Interest rate swaption
   agreements............     30.0      64.2     (1.9)   (1.9)   (1.7)    (1.7)
  Currency rate swap
   agreements............    439.5     400.1    (19.5)  (19.5)  (18.2)   (18.2)
  Equity collar
   agreements............      --        --      28.6    28.6   (14.1)   (14.1)
Liability Hedges:
  Futures contracts to
   acquire securities....    1,470     1,559     (0.3)   (0.3)   (1.2)    (1.2)
  Interest rate swap
   agreements
    Notional.............  2,483.3   2,790.0      --    235.9     --     156.0
    Average Fixed Rate--
     Received............     6.42%     6.71%     --      --      --       --
    Average Float Rate--
     Paid................     5.07%     5.83%     --      --      --       --
  Interest Rate Swaps
   (receive CMT rate)....    609.7     450.6      --     (0.2)    --       3.2
  Interest rate cap
   agreements............    129.4     129.4      3.2     3.2     1.6      1.6
  Interest rate floor
   agreements............    125.0     125.0      0.7     0.7     0.4      0.4
  Currency rate swap
   agreements............  2,597.4       --       --     21.8     --       --

  Financial futures contracts are used principally to hedge risks associated with interest rate fluctuations on sales of guaranteed investment contracts. The Company is subject to the risks associated with changes in the value of the underlying securities; however, such changes in value generally are offset by opposite changes in the value of the hedged items. The contracts or notional amounts of the contracts represent the extent of the Company's involvement but not the future cash requirements, as the Company intends to close the open positions prior to settlement. The futures contracts expire in 1999.

  The interest rate swap agreements expire in 1999 to 2028. The interest rate cap and floor agreements expire in 2000 to 2007. Interest rate swaption agreements expire in 2025. The currency rate swap agreements expire in 1999 to 2036. The equity collar agreements expire in 2003.

  Fair values for futures contracts are based on quoted market prices. Fair values for interest rate swap, cap and floor agreements, swaptions, and currency swap agreements and equity collar agreements are based on

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 4--Derivatives--(Continued)

current settlement values. The current settlement values are based on quoted market prices, which utilize pricing models or formulas using current assumptions.

  The Company's exposure to credit risk is the risk of loss from a counterparty failing to perform to the terms of the contract. The Company continually monitors its position and the credit ratings of the counterparties to these derivative instruments. To limit exposure associated with counterparty nonperformance on interest rate and currency swap agreements, the Company enters into master netting agreements with its counterparties. The Company believes the risk of incurring losses due to nonperformance by its counterparties is remote and that such losses, if any, would be immaterial. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk.

Note 5--Income Taxes

  Two of the Company's domestic life insurance companies (John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company) file consolidated federal income tax returns with John Hancock's non-life insurance company subsidiaries (John Hancock Subsidiaries, Inc. and John Hancock International Holdings, Inc.). The Company's other domestic life insurance company, Investors Partner Life Insurance Company, previously filed a separate tax return and is now eligible for inclusion in the 1998 consolidated federal income tax return.

  In addition to taxes on operations, mutual life insurance companies are charged an equity base tax. The equity base tax is determined by applying an industry based earnings rate to John Hancock's average equity base, as defined by the Internal Revenue Code. The industry earnings rate is determined by the Internal Revenue Service (IRS) and is not finalized until subsequent years. John Hancock estimates income taxes based on estimated industry earnings rates and revises these estimates up or down when the earnings rates are finalized and published by the IRS.

  Income before income taxes and extraordinary item includes the following:

                                                       Year Ended December
                                                                31
                                                       ----------------------
                                                        1998    1997    1996
                                                       ------  ------  ------
                                                          (in millions)
     Domestic......................................... $611.9  $566.8  $652.7
     Foreign..........................................   32.2    22.9    15.3
                                                       ------  ------  ------
     Income before income taxes and extraordinary
     item............................................. $644.1  $589.7  $668.0
                                                       ======  ======  ======

  The components of income taxes were as follows:

                                                       Year Ended December
                                                                31
                                                       ----------------------
                                                        1998    1997    1996
                                                       ------  ------  ------
                                                          (in millions)
     Current taxes:
       Federal........................................ $234.9  $144.2  $293.2
       Foreign........................................    1.9     9.5    10.7
       State..........................................    6.3     7.3     8.6
                                                       ------  ------  ------
                                                        243.1   161.0   312.5
     Deferred taxes:
       Federal........................................  (66.0)  (45.6)  (63.4)
       Foreign........................................    7.7    (1.9)   (5.5)
       State..........................................   (0.9)   (7.1)    3.9
                                                       ------  ------  ------
                                                        (59.2)  (54.6)  (65.0)
                                                       ------  ------  ------
         Total income taxes........................... $183.9  $106.4  $247.5
                                                       ======  ======  ======

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 5--Income Taxes--(Continued)

  A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:

                                                         Year Ended December
                                                                  31
                                                         ----------------------
                                                          1998    1997    1996
                                                         ------  ------  ------
                                                            (in millions)
Tax at 35%.............................................. $225.4  $206.4  $233.8
Add (deduct):
  Equity base tax.......................................  (19.9)  (25.3)   15.4
  Prior year taxes......................................    5.8     9.0    12.1
  Tax credits...........................................  (13.0)  (20.0)   (8.9)
  Foreign taxes.........................................    2.5     4.5     4.7
  Tax exempt investment income..........................  (24.4)  (18.5)  (18.0)
  Non-taxable gain on sale of subsidiary................     --      --    (8.8)
  Use of loss carryforwards.............................     --   (51.0)     --
  Other.................................................    7.5     1.3    17.2
                                                         ------  ------  ------
    Total income taxes.................................. $183.9  $106.4  $247.5
                                                         ======  ======  ======

  The significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                 December 31
                                                               ----------------
                                                                1998     1997
                                                               -------  -------
                                                                (in millions)
Deferred tax assets:
  Policy reserve adjustments.................................. $ 673.7  $ 630.6
  Other postretirement benefits...............................   151.2    159.6
  Investment valuation reserves...............................   175.8    116.7
  Dividends payable to policyholders..........................   132.9    125.0
  Unearned premium............................................    49.1     43.7
  Loss on sale of foreign subsidiary..........................    68.0     68.0
  Interest....................................................    37.8     29.3
  Other.......................................................    79.8     70.5
                                                               -------  -------
    Total deferred tax assets................................. 1,368.3  1,243.4
  Valuation allowance.........................................   (17.0)   (17.0)
                                                               -------  -------
    Net deferred tax assets................................... 1,351.3  1,226.4
                                                               -------  -------
Deferred tax liabilities:
  Deferred policy acquisition costs...........................   684.6    649.5
  Depreciation................................................   268.4    282.4
  Basis in partnerships.......................................   142.0    124.3
  Market discount on bonds....................................    48.7     49.9
  Pension plan expense........................................    60.6     45.9
  Capitalized charges related to mutual funds.................    98.4     88.7
  Unrealized gains............................................   204.2    275.7
                                                               -------  -------
    Total deferred tax liabilities............................ 1,506.9  1,516.4
                                                               -------  -------
    Net deferred tax liabilities.............................. $ 155.6  $ 290.0
                                                               =======  =======

  The Company made income tax payments of $163.3 million in 1998, $223.1 million in 1997 and $345.9 million in 1996.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 6--Debt and Line of Credit

  Short-term and long-term debt consists of the following:

                                                               December 31
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
                                                              (in millions)
Short-term debt:
  Commercial paper......................................... $  411.1  $  350.7
  Current maturities of long-term debt.....................     16.7     297.2
                                                            --------  --------
    Total short-term debt..................................    427.8     647.9
                                                            --------  --------
Long-term debt:
  Surplus notes, 7.38% maturing in 2024....................    446.9     446.9
  REMIC Trust class A2 notes, interest at LIBOR plus 0.27%,
   due monthly to June 25, 1998 (average monthly
   rate:1998--5.80%; 1997--5.93%)..........................      --       42.8
  REMIC Trust class A2 notes, interest at LIBOR plus 0.19%,
   due monthly to December 28, 1998 (average monthly rate:
   1998--5.72%; 1997--5.85%)...............................      --      160.8
  Notes payable, interest ranging from 5.4% to 9.6%, due in
   varying amounts to 2007.................................    172.5     190.0
                                                            --------  --------
Total long-term debt.......................................    619.4     840.5
Less current maturities....................................    (16.7)   (297.2)
                                                            --------  --------
Long-term debt.............................................    602.7     543.3
                                                            --------  --------
    Total debt............................................. $1,030.5  $1,191.2
                                                            ========  ========

  The Company issues commercial paper primarily to take advantage of current investment opportunities, balance operating cash flows and existing commitments and meet working capital needs. The weighted average interest rate for outstanding commercial paper at December 31, 1998 and 1997 was 5.22% and 5.6%, respectively. The weighted average life for outstanding commercial paper at December 31, 1998 and 1997 was approximately 14 days and 8 days, respectively. Commercial paper borrowing arrangements are supported by a syndicated line of credit.

  The issuance of surplus notes was approved by the Commonwealth of Massachusetts Division of Insurance, and any payments of interest or principal on the surplus notes requires the prior approval of the Commissioner of the Commonwealth of Massachusetts Division of Insurance.

  In 1995, the Company issued $213.1 million of debt through a Real Estate Mortgage Investment Conduit (REMIC) and in 1996, the Company issued $292.0 million of additional debt through a REMIC (REMIC II). As collateral to the debt, the Company pledged $2.5 billion of commercial mortgages to the REMIC trusts. In addition, the Company has guaranteed the timely payment of principal and interest on the debt. The interest rates on the two notes are calculated on a floating basis based on the monthly LIBOR rate. The LIBOR rates were 5.06% and 5.72%, respectively, at December 31, 1998 and 1997.

  At December 31, 1998, the Company had a $500.0 million syndicated line of credit with a group of banks. The banks will commit, when requested, to loan funds at prevailing interest rates as determined in accordance with the line of credit agreement, which terminates on June 30, 2001. Under the terms of the agreement, the Company is required to maintain certain minimum levels of net worth and comply with certain other covenants, which were met at December 31, 1998. At December 31, 1998, the Company had no outstanding borrowings under this agreement.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 6--Debt and Line of Credit--(Continued)


  Aggregate maturities of long-term debt are as follows: 1999--$16.7 million; 2000--$73.3 million; 2001--$23.0 million; 2002--$38.1 million; 2003--$23.0 million and thereafter--$445.3 million.

  Interest expense on debt, included in operating expenses, was $76.7 million, $76.9 million and $86.8 million in 1998, 1997 and 1996, respectively. Interest paid amounted to $76.7 million in 1998, $76.9 million in 1997 and $86.8 million in 1996.

Note 7--Reinsurance

  The effect of reinsurance on premiums written and earned was as follows:

                               1998                1997                1996
                             Premiums            Premiums            Premiums
                         ------------------  ------------------  ------------------
                         Written    Earned   Written    Earned   Written    Earned
                         --------  --------  --------  --------  --------  --------
                                             (in millions)
Life, Health and
 Annuity:
  Direct................ $2,830.4  $2,828.4  $2,931.6  $2,929.8  $2,887.0  $2,885.8
  Assumed...............    351.9     351.9     417.1     417.1     391.0     391.0
  Ceded.................   (982.5)   (982.4)   (874.0)   (874.0)   (395.5)   (395.5)
                         --------  --------  --------  --------  --------  --------
    Net life, health and
     annuity premiums...  2,199.8   2,197.9   2,474.7   2,472.9   2,882.5   2,881.3
                         --------  --------  --------  --------  --------  --------
Property and Casualty:
  Direct................      0.4       7.1      37.5      65.0      77.9      88.7
  Assumed...............       --       1.9       6.2       6.2      14.3      14.1
  Ceded.................    ( 0.4)     (9.0)    (43.0)    (70.5)    (86.3)    (61.6)
                         --------  --------  --------  --------  --------  --------
    Net property and
     casualty premiums..      --        --        0.7       0.7       5.9      41.2
                         --------  --------  --------  --------  --------  --------
    Net premiums........ $2,199.8  $2,197.9  $2,475.4  $2,473.6  $2,888.4  $2,922.5
                         ========  ========  ========  ========  ========  ========

  For the years ended December 31, 1998, 1997 and 1996, benefits to policyholders under life, health and annuity ceded reinsurance contracts were $810.8 million, $800.4 million and $260.8 million, respectively.

  On February 28, 1997, the Company sold a major portion of its group insurance business to UNICARE Life & Health Insurance Company (UNICARE), a wholly-owned subsidiary of WellPoint Health Networks Inc. The business sold includes the Company's group accident and health business and related group life business and Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc., all indirect wholly-owned subsidiaries of the Company. The Company retained its group long-term care operations. Assets equal to liabilities of approximately $686.7 million at February 28, 1997, subject to agreement on asset and liability values, were transferred to UNICARE in connection with the sale. Income from operations in both periods was not significant. The insurance business sold was transferred to UNICARE through a 100% coinsurance agreement. The Company remains liable to the policyholders to the extent that UNICARE does not meet its contractual obligations under the coinsurance agreement. A pre-tax gain of $59.6 million was realized on the sale, comprised of a $33.9 million gain on the sale of the underlying business and a $25.7 million gain related to the curtailment of the Company's pension and other postretirement benefit plans. The business sold primarily consisted of short duration contracts, and $15.5 million and $8.5 million of the gain was recognized in 1997 and 1998, respectively, as the underlying claims were settled. The remaining gain realized on the sale of the underlying business of $9.9 million is being recognized over the remaining lives of the contracts in accordance with SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts." The $25.7 million curtailment gain was recognized in 1997.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 7--Reinsurance--(Continued)

  The Company has secured a $397.0 million letter of credit facility with a group of banks. The banks have agreed to issue a letter of credit to the Company pursuant to which the Company may draw up to $397.0 million for any claims not satisfied by UNICARE under the coinsurance agreement after the Company has incurred the first $113.0 million of losses from such claims. The amount available pursuant to the letter of credit agreement and any letter of credit issued thereunder will be automatically reduced on a scheduled basis consistent with the anticipated runoff of liabilities related to the business reinsured under the coinsurance agreement. The letter of credit and any letter of credit issued thereunder are scheduled to expire on March 1, 2002.

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurers.

Note 8--Pension Benefit Plans and Other Postretirement Benefit Plans

  The Company provides pension benefits to substantially all employees and general agency personnel. These benefits are provided through both qualified defined benefit and defined contribution pension plans. In addition, through nonqualified plans, the Company provides supplemental pension benefits to employees with salaries and/or pension benefits in excess of the qualified plan limits imposed by federal tax law. Pension benefits under the defined benefit plans are based on years of service and average compensation generally during the five years prior to retirement. Benefits related to the Company's defined benefit pension plans paid to employees and retirees covered by annuity contracts issued by the Company amounted to $92.6 million in 1998, $89.7 million in 1997 and $84.4 million in 1996. Plan assets consist principally of listed equity securities, corporate obligations and U.S. government securities. The Company's funding policy for qualified defined benefit plans is to contribute annually an amount in excess of the minimum annual contribution required under the Employee Retirement Income Security Act (ERISA). This amount is limited by the maximum amount that can be deducted for federal income tax purposes. Because the qualified defined benefit plans are overfunded, no amounts were contributed to these plans in 1998 or 1997. The funding policy for nonqualified defined benefit plans is to contribute the amount of the benefit payments made during the year. The projected benefit obligation and accumulated benefit obligation for the non-qualified defined benefit pension plans, which are underfunded, for which accumulated benefit obligations are in excess of plan assets were $221.3 million, and $194.8 million, respectively at December 31, 1998, and $202.4 million and $175.5 million, respectively at December 31, 1997. Non-qualified plan assets, at fair value, were $1.2 million and $0.3 million at December 31, 1998 and 1997, respectively.

  Defined contribution plans include The Investment Incentive Plan and the Savings and Investment Plan. The expense for defined contribution plans was $8.1 million, $6.2 million, and $21.4 million in 1998, 1997 and 1996, respectively.

  In addition to the Company's defined benefit pension plans, the Company has employee welfare plans for medical, dental, and life insurance covering most of its retired employees and general agency personnel. Substantially all employees may become eligible for these benefits if they reach retirement age while employed by the Company. The postretirement health care and dental coverages are contributory based on service for post January 1, 1992 non-union retirees. A small portion of pre-January 1, 1992 non-union retirees also contribute. The applicable contributions are based on service.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 8--Pension Benefit Plans and Other Postretirement Benefit Plans--
(Continued)

  The Company's policy is to fund postretirement benefits in amounts at or below the annual tax qualified limits. As of December 31, 1998 and 1997, plan assets related to non-union employees were comprised of an irrevocable health insurance contract to provide future health benefits to retirees. Plan assets related to union employees were comprised of approximately 70% equity securities and 30% fixed income investments.

  The changes in benefit obligation and plan assets related to the Company's qualified and nonqualified benefit plans are summarized as follows:

                                             Year Ended December 31
                                     ------------------------------------------
                                                         Other Postretirement
                                     Pension Benefits          Benefits
                                     ------------------  ----------------------
                                       1998      1997       1998        1997
                                     --------  --------  ----------  ----------
                                                  (in millions)
Change in benefit obligation:
  Benefit obligation at beginning
   of year.........................  $1,734.5  $1,611.5  $    452.7  $    492.7
  Service cost.....................      34.6      32.6         7.1         7.6
  Interest cost....................     117.5     111.3        29.1        31.1
  Amendments.......................       --        --          --         (4.8)
  Actuarial (gain) loss............      55.5      77.5       (19.2)      (42.5)
  Transition gain..................      (2.1)     (1.3)        --          --
  Benefits paid....................    (100.2)    (97.1)      (28.6)      (31.4)
                                     --------  --------  ----------  ----------
  Benefit obligation at end of
   year............................   1,839.8   1,734.5       441.1       452.7
                                     --------  --------  ----------  ----------
Change in plan assets:
  Fair value of plan assets at
   beginning of year...............   2,044.6   1,829.9       172.7       132.4
  Actual return on plan assets.....     298.5     304.0        39.9        31.0
  Employer contribution............      11.5       9.8         2.6         9.3
  Transition loss..................      (3.3)     (2.0)        --          --
  Benefits paid....................    (100.2)    (97.1)        --          --
                                     --------  --------  ----------  ----------
  Fair value of plan assets at end
   of year.........................   2,251.1   2,044.6       215.2       172.7
                                     --------  --------  ----------  ----------
  Funded status....................     411.3     310.1      (225.9)     (280.0)
  Unrecognized actuarial gain......    (301.6)   (232.1)     (187.2)     (150.5)
  Unrecognized prior service cost..      23.1      29.6        (1.8)       (2.1)
  Unrecognized net transition
   asset...........................     (23.9)    (35.6)        --          --
                                     --------  --------  ----------  ----------
    Prepaid (accrued) benefit cost,
     net...........................  $  108.9  $   72.0  $   (414.9) $   (432.6)
                                     ========  ========  ==========  ==========
Amounts recognized in balance sheet
 consist of:
  Prepaid benefit cost.............  $  229.6  $  189.6
  Accrued benefit liability........    (193.6)   (175.2)
  Intangible asset.................       8.3      10.6
  Accumulated other comprehensive
   income..........................      64.6      47.0
                                     --------  --------
    Prepaid benefit cost, net......  $  108.9  $   72.0
                                     ========  ========

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 8--Pension Benefit Plans and Other Postretirement Benefit Plans--
(Continued)

  The assumptions used in accounting for the Company's qualified and nonqualified benefit plans were as follows:

                                                Year Ended December 31
                                        ---------------------------------------
                                                          Other Postretirement
                                        Pension Benefits        Benefits
                                        ----------------- ---------------------
                                          1998     1997      1998       1997
                                        -------- -------- ---------- ----------
                                                     (in millions)
     Discount rate.....................     6.8%     7.0%       6.8%       7.0%
     Expected return on plan assets....     8.5%     8.5%       8.5%       8.5%
     Rate of compensation increase.....     4.6%     4.8%       4.6%       4.8%

  For measurement purposes, a 5.8% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease gradually to 5.0% in 2001 and remain at that level thereafter.

  The net periodic benefit cost (credit) related to the Company's qualified and nonqualified benefit plans includes the following components:

                                         Year Ended December 31
                                ----------------------------------------------
                                                        Other Postretirement
                                  Pension Benefits            Benefits
                                ----------------------  ----------------------
                                 1998    1997    1996    1998    1997    1996
                                ------  ------  ------  ------  ------  ------
                                              (in millions)
Service cost................... $ 34.6  $ 32.6  $ 34.2  $  7.1  $  7.6  $  9.4
Interest cost..................  117.5   111.3   109.2    29.1    31.1    34.4
Expected return on plan
 assets........................ (168.5) (150.7) (138.1)  (14.7)  (11.3)  (15.9)
Amortization of transition
 asset.........................  (11.7)  (11.7)  (11.7)    --      --      --
Amortization of prior service
 cost..........................    6.5     6.6     6.7    (0.3)   (0.2)   (0.1)
Recognized actuarial loss
 (gain)........................   (2.6)   (1.0)    0.1    (7.8)   (5.4)   (2.8)
Other..........................   (1.2)  (20.2)    0.2     --     (5.2)    7.2
                                ------  ------  ------  ------  ------  ------
  Net periodic benefit cost
   (credit).................... $(25.4) $(33.1) $  0.6  $ 13.4  $ 16.6  $ 32.2
                                ======  ======  ======  ======  ======  ======

  Assumed health care cost trend rates have a significant effect on the amounts reported for the healthcare plans. A one-percentage point change in assumed health care cost trend rates would have the following effects:

                                                  1-Percentage   1-Percentage
                                                 Point Increase Point Decrease
                                                 -------------- --------------
                                                         (in millions)
   Effect on total of service and interest
    costs in 1998..............................      $ 4.4          $ (3.2)
   Effect on postretirement benefit obligations
    as of
    December 31, 1998..........................       37.6           (33.6)

Note 9--Commitments and Contingencies

  The Company has extended commitments to purchase fixed maturity investments, preferred and common stock, and other invested assets and issue mortgage loans on real estate totaling $377.4 million, $72.0 million, $214.1 million and $509.9 million, respectively, at December 31, 1998. If funded, loans related to real estate mortgages would be fully collateralized by related properties. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. The estimated fair values of the commitments described above aggregate $1.2 billion at December 31, 1998. The majority of these commitments expire in 1999.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 9--Commitments and Contingencies--(Continued)

  During 1996, the Company entered into a credit support and collateral pledge agreement with the Federal National Mortgage Association (FNMA). Under the agreement, the Company sold $532.8 million of commercial mortgage loans and acquired an equivalent amount of FNMA securities. The Company completed similar transactions with FNMA in 1991 for $1.04 billion and in 1993 for $71.9 million. FNMA is guaranteeing the full face value of the bonds of the three transactions to the bondholders. However, the Company has agreed to absorb the first 12.25% of original principal and interest losses (less buy-backs) for the pool of loans involved in the three transactions, based on the total outstanding principal balance of $1.04 billion at July 1, 1996, but is not required to commit collateral to support this loss contingency. Historically, the Company has experienced losses of less than one percent on its multi-family mortgage portfolio. At December 31, 1998, the aggregate outstanding principal balance of all the remaining pools of loans from 1991, 1993 and 1996 is approximately $602.8 million.

  During 1996, the Company entered into a credit support and collateral pledge agreement with the Federal Home Loan Mortgage Corporation (FHLMC). Under the agreement, the Company sold $535.3 million of multi-family loans and acquired an equivalent amount of FHLMC securities. FHLMC is guaranteeing the full face value of the bonds to the bondholders. However, the Company has agreed to absorb the first 10.5% of original principal and interest losses (less buy-backs) for the pool of loans involved but is not required to commit collateral to support this loss contingency. Historically, the Company has experienced total losses of less than one percent on its multi-family loan portfolio. At December 31, 1998, the aggregate outstanding principal balance of the pools of loans was $445.8 million. There were no mortgage buy-backs in 1998, 1997 or 1996.

  The Company is subject to insurance guaranty fund laws in the states in which it does business. These laws assess insurance companies amounts to be used to pay benefits to policyholders and claimants of insolvent insurance companies. Many states allow these assessments to be credited against future premium taxes. The Company believes such assessments in excess of amounts accrued would not materially affect its financial position or results of operations.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1998. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, the Company entered into a court approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $436.6 million and $308.8 million at December 31, 1998 and 1997, respectively. Costs incurred related to the settlement were $230.8 million, $173.1 million, and $138.5 million in 1998, 1997 and 1996, respectively. The estimated reserve is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

  During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at that time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998 and the type of relief sought by class members differed from the Company's previous estimates.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 9--Commitments and Contingencies--(Continued)

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. The Company will continue to update its estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.

Note 10--Statutory Financial Information

  John Hancock Mutual Life Insurance Company and its domestic insurance subsidiaries prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. Prescribed statutory accounting practices include state laws, regulations and administrative rules, as well as guidance published by the NAIC. Permitted accounting practices encompass all accounting practices that are not prescribed by the sources noted above. Since 1988, the Commonwealth of Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." The Company furnishes the Massachusetts Division of Insurance with an actuarial certification of the prepaid expense computation on an annual basis.

  In addition, during 1998, the Company received permission from the Commonwealth of Massachusetts Division of Insurance to record its Asset Valuation Reserve in excess of the prescribed maximum reserve level by $111.3 million. There are no other material permitted practices. Statutory net income and surplus include the accounts of John Hancock Mutual Life Insurance Company and its variable life insurance subsidiary, John Hancock Variable Life Insurance Company, including its wholly-owned subsidiary, Investors Partners Life Insurance Company, and Investors Guaranty Life Insurance Company.


                                                        1998     1997     1996
                                                      -------- -------- --------
                                                            (in millions)
      Statutory net income........................... $  627.3 $  414.0 $  313.8
      Statutory surplus..............................  3,388.7  3,157.8  2,856.1

  Massachusetts has enacted laws governing the payment of dividends by insurers. Massachusetts statute limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 11 -- Policyholders' Equity

  The components of accumulated other comprehensive income are as follows:

                                              Foreign              Accumulated
                                             Currency    Minimum      Other
                             Net Unrealized Translation  Pension  Comprehensive
                             Gains (Losses) Adjustment  Liability    Income
                             -------------- ----------- --------- -------------
                                               (in millions)
Balance at January 1,
 1996......................     $ 468.1       $(10.0)    $(22.1)     $ 436.0
                                -------       ------     ------      -------
Gross unrealized gains
 (losses) (net of deferred
 income tax expense of $4.5
 million)..................        (2.8)         --         --          (2.8)
Less reclassification
 adjustment for (gains)
 losses, realized in net
 income (net of tax expense
 of $45.0 million).........       (83.5)         --         --         (83.5)
Participating group annuity
 contracts (net of deferred
 income tax benefit of $6.6
 million)..................       (12.1)         --         --         (12.1)
Adjustment to deferred
 policy acquisition costs
 and present value of
 future profits (net of
 deferred income tax
 expense of $10.6
 million)..................        19.7          --         --          19.7
                                -------       ------     ------      -------
Net unrealized gains
 (losses)..................       (78.7)         --         --         (78.7)
Foreign currency
 translation adjustment....         --          (5.7)       --          (5.7)
Minimum pension liability
 (net of deferred income
 tax expense of $0.6
 million)..................         --           --         0.8          0.8
                                -------       ------     ------      -------
Balance at December 31,
 1996......................     $ 389.4       $(15.7)    $(21.3)     $ 352.4
                                =======       ======     ======      =======
Gross unrealized gains
 (losses) (net of deferred
 income tax expense of
 $145.8 million)...........       274.5          --         --         274.5
Less reclassification
 adjustment for (gains)
 losses, realized in net
 income (net of tax expense
 of $37.9 million).........       (70.5)         --         --         (70.5)
Participating group annuity
 contracts (net of deferred
 income tax benefit of
 $22.5 million)............       (41.9)         --         --         (41.9)
Adjustment to deferred
 policy acquisition costs
 and present value of
 future profits (net of
 deferred income tax
 benefit of $16.7
 million)..................       (31.1)         --         --         (31.1)
                                -------       ------     ------      -------
Net unrealized gains
 (losses)..................       131.0          --         --         131.0
Foreign currency
 translation adjustment....         --         (28.4)       --         (28.4)
Minimum pension liability
 (net of deferred income
 tax benefit of $4.4
 million)..................         --           --        (8.2)        (8.2)
                                -------       ------     ------      -------
Balance at December 31,
 1997......................       520.4        (44.1)     (29.5)       446.8
                                -------       ------     ------      -------
Gross unrealized gains
 (losses) (net of deferred
 income tax benefit of
 $56.7 million)............      (121.3)         --         --        (121.3)
Less reclassification
 adjustment for (gains)
 losses, realized in net
 income (net of tax expense
 of $61.4 million).........      (113.9)         --         --        (113.9)
Participating group annuity
 contracts (net of deferred
 income tax expense of
 $31.1 million)............        57.7          --         --          57.7
Adjustment to deferred
 policy acquisition costs
 and present value of
 future profits (net of
 deferred income tax
 expense of $15.5
 million)..................        28.9          --         --          28.9
                                -------       ------     ------      -------
Net unrealized gains
 (losses)..................      (148.6)         --         --        (148.6)
Foreign currency
 translation adjustment....         --          (6.0)       --          (6.0)
Minimum pension liability
 (net of deferred income
 tax benefit of $6.2
 million)..................         --           --        (8.8)        (8.8)
                                -------       ------     ------      -------
Balance at December 31,
 1998......................     $ 371.8       $(50.1)    $(38.3)     $ 283.4
                                =======       ======     ======      =======

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 11--Policyholders' Equity--(Continued)

  Net unrealized investment gains (losses), included in the consolidated balance sheets as a component of policyholders' equity are summarized as follows:

                                                     1998      1997     1996
                                                    -------  --------  -------
                                                         (in millions)
   Balance, end of year comprises:
    Unrealized investment gains (losses) on:
     Fixed maturities.............................  $ 730.7  $  885.6  $ 629.1
     Equity investments...........................    239.0     359.7    267.5
     Derivatives and other........................   (111.5)    (33.8)     3.0
                                                    -------  --------  -------
   Total..........................................    858.2   1,211.5    899.6
   Amounts of unrealized investment (gains) losses
    attributable to:
     Participating group annuity contracts........   (138.7)   (227.5)  (163.1)
     Deferred policy acquisition cost and present
      value of future profits.....................   (143.5)   (187.9)  (140.1)
     Deferred federal income taxes................   (204.2)   (275.7)  (207.0)
                                                    -------  --------  -------
   Total..........................................   (486.4)   (691.1)  (510.2)
                                                    -------  --------  -------
   Net unrealized investment gains................  $ 371.8  $  520.4  $ 389.4
                                                    =======  ========  =======

Note 12--Segment Information

  The Company offers financial products and services in two major businesses:
(i) its retail business, which offers protection and asset gathering products and services primarily to retail consumers; and (ii) the institutional business, which offers guaranteed and structured financial products and investment management products and services primarily to institutional customers. In addition, there is a Corporate and Other segment. The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

  In the Retail-Protection segment, the Company offers a variety of individual life insurance and individual and group long-term care insurance products, including participating whole life, term life, universal life, variable life, and retail and group long-term care insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  In the Retail-Asset Gathering segment, the Company offers individual annuities and mutual fund products and services. Individual annuities consist of fixed deferred annuities, fixed immediate annuities, single premium immediate annuities, and variable annuities. Mutual fund products and services primarily consist of open-end mutual funds, closed-end funds, and 401(k) services. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

  In the Institutional-Guaranteed and Structured Financial Products (G&SFP) segment, the Company offers a variety of retirement products to qualified defined benefit plans, defined contribution plans and non-qualified buyers. The Company's products include guaranteed investment contracts, funding agreements, single premium annuities, and general account participating annuities and fund type products. These contracts provide non-guaranteed, partially guaranteed, and fully guaranteed investment options through general and separate account products. The segment distributes its products through a combination of dedicated regional representatives, pension consultants and investment professionals.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 12--Segment Information--(Continued)

  The Institutional-Investment Management segment offers a wide range of investment management products and services to institutional investors covering a variety of private and publicly-traded asset classes including fixed income, equity, mortgage loans, and real estate. The Investment Management segment distributes its products through a combination of dedicated sales and marketing professionals, independent marketing specialists, and investment professionals.

  The Corporate and Other segment primarily consists of the Company's international insurance operations, certain corporate operations, and businesses that are either disposed of or in run-off. Corporate operations primarily include certain financing activities, income on capital not specifically allocated to the reporting segments and certain non-recurring expenses not allocated to the segments. The disposed businesses primarily consist of group health insurance and related group life insurance, property and casualty insurance, and selected broker/dealer operations.

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

  Management of the Company evaluates performance and bases incentives on after-tax operating income which excludes the effect of net realized investment gains and losses and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment gains and losses, including gains and losses on disposals of businesses, extraordinary items, and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

  Amounts reported as segment adjustments in the tables below primarily relate to: (i) benefits to policyholders and expenses incurred and recorded during the fourth quarter relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (ii) certain realized investment gains (losses), net of related amortization adjustment for deferred policy acquisition costs;
(iii) the surplus tax on mutual life insurance companies which as a stock company will no longer be applicable to the Company; and (iv) benefits obtained in 1997 in connection with a pension participating group annuity contract modification.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 12--Segment Information--(Continued)

  The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income (in millions):

                                     Retail--                  Institutional--
                          Retail--     Asset    Institutional-   Investment    Corporate
                         Protection  Gathering      G&SFP        Management    and Other  Consolidated
                         ----------  ---------  -------------- --------------- ---------  ------------

1998
Revenues:
  Segment revenues...... $ 2,759.2   $ 1,015.3    $ 1,731.2        $ 143.9     $ 1,103.9   $ 6,753.5
  Realized investment
   gains, net...........      75.6        18.3         30.7             .2          23.7       148.5
                         ---------   ---------    ---------        -------     ---------   ---------
  Revenues.............. $ 2,834.8   $ 1,033.6    $ 1,761.9        $ 144.1     $ 1,127.6   $ 6,902.0
                         =========   =========    =========        =======     =========   =========
  Net investment
   income............... $ 1,063.9   $   378.0    $ 1,576.3        $  24.1     $   288.4   $ 3,330.7
Net income:
  Segment after-tax
   operating income..... $   172.3   $   111.1    $   145.7        $  15.4     $    56.3   $   500.8
  Class action lawsuit..       --          --           --             --         (150.0)     (150.0)
  Realized investment
   gains, net...........      49.2        12.0         17.2             .1          15.4        93.9
  Surplus tax...........      11.7          .3          2.0            --            1.5        15.5
  Extraordinary item....     ( 7.9)       (1.8)        (1.5)           --           ( .5)     ( 11.7)
                         ---------   ---------    ---------        -------     ---------   ---------
  Net income............ $   225.3   $   121.6    $   163.4        $  15.5     $   (77.3)  $   448.5
                         =========   =========    =========        =======     =========   =========
Supplemental
 information:
  Inter-segment
   revenues............. $     --    $     --     $     --         $  34.3     $   (34.3)  $     --
  Equity in net income
   of investees
   accounted for by the
   equity method........      54.9         --          12.7             .9           1.5        70.0
  Amortization of
   deferred policy
   acquisition costs....     153.9        46.8          3.7            --           45.3       249.7
  Interest expense......        .3         8.5          --             7.0          60.9        76.7
  Income tax expense....      88.6        62.2         68.4           10.7         (46.0)      183.9
  Segment assets........  25,703.7    12,715.7     29,315.2        3,439.6       5,792.5    76,966.7

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 12--Segment Information--(Continued)

                                      Retail-                  Institutional-
                          Retail-      Asset    Institutional-   Investment   Corporate
                         Protection  Gathering      G&SFP        Management   and Other  Consolidated
                         ----------  ---------  -------------- -------------- ---------  ------------

1997
Revenues:
  Segment revenues...... $ 2,631.8   $  904.9     $ 1,814.4       $  118.5    $ 1,315.1   $ 6,784.7
  Realized investment
   gains, net...........      82.3        6.8           7.6             .1         64.8       161.6
                         ---------   --------     ---------       --------    ---------   ---------
  Revenues.............. $ 2,714.1   $  911.7     $ 1,822.0       $  118.6    $ 1,379.9   $ 6,946.3
                         =========   ========     =========       ========    =========   =========
  Net investment
   income............... $   983.4   $  353.3     $ 1,545.2       $    4.0    $   304.8   $ 3,190.7
Net income:
  Segment after-tax
   operating income..... $   158.1   $   93.3     $   138.5       $   17.2    $    39.4   $   446.5
  Class action lawsuit..       --         --            --             --        (112.5)     (112.5)
  Realized investment
   gains, net...........      53.5        4.4           4.8             .1         42.1       104.9
  Surplus tax...........      16.9         .3           5.5            --          12.6        35.3
  Benefit from pension
   participating
   contract
   modification.........       --         --            9.1            --           --          9.1
                         ---------   --------     ---------       --------    ---------   ---------
  Net income............ $   228.5   $   98.0     $   157.9       $   17.3    $   (18.4)  $   483.3
                         =========   ========     =========       ========    =========   =========
Supplemental
 information:
  Inter-segment
   revenues............. $     --    $    --      $     --        $   31.0    $   (31.0)  $     --
  Equity in net income
   of investees
   accounted for by the
   equity method........      42.3        --            8.8             .8          2.7        54.6
  Amortization of
   deferred policy
   acquisition costs....     224.7       38.9           5.2            --          43.2       312.0
  Interest expense......        .3        9.2           --             1.3         66.1        76.9
  Income tax expense....      90.2       43.9          55.2           13.0        (95.9)      106.4
  Segment assets........  23,173.9   11,070.3      28,110.0        3,286.8      5,776.5    71,417.5
1996
Revenues:
  Segment revenues...... $ 2,517.6   $  720.1     $ 2,035.7       $  113.4    $ 2,207.3   $ 7,594.1
  Realized investment
   gains, net...........      50.5        2.2          15.5             .1         42.4       110.7
                         ---------   --------     ---------       --------    ---------   ---------
  Revenues.............. $ 2,568.1   $  722.3     $ 2,051.2       $  113.5    $ 2,249.7   $ 7,704.8
                         =========   ========     =========       ========    =========   =========
  Net investment
   income............... $   947.1   $  320.0     $ 1,608.5       $    3.4    $   344.1   $ 3,223.1
Net income:
  Segment after-tax
   operating income..... $   197.3   $   55.7     $   155.4       $   21.6    $    20.2   $   450.2
  Class action lawsuit..       --         --            --             --         (90.0)      (90.0)
  Realized investment
   gains, net...........      32.8        1.4           9.9             .1         36.4        80.6
  Surplus tax...........      (5.7)      (1.0)         (2.3)           --         (11.3)      (20.3)
                         ---------   --------     ---------       --------    ---------   ---------
  Net income............ $   224.4   $   56.1     $   163.0       $   21.7    $   (44.7)  $   420.5
                         =========   ========     =========       ========    =========   =========
Supplemental
 information:
  Inter-segment
   revenues............. $     --    $    --      $     --        $   21.1    $   (21.1)  $     --
  Equity in net income
   of investees
   accounted for by the
   equity method........      40.5        --            8.6             .3          1.8        51.2
  Amortization of
   deferred policy
   acquisition costs....     160.7       33.6           5.7            --          30.9       230.9
  Interest expense......        .1       12.9           --              .4         73.4        86.8
  Income tax expense....     121.0       33.4          87.5           15.6        (10.0)      247.5
  Segment assets........  21,031.8    9,272.2      28,061.2        2,465.2      5,672.3    66,502.7

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 12--Segment Information--(Continued)

  The Company operates primarily in the United States, Canada and the Pacific Rim (Malaysia, Singapore, Thailand, Indonesia, and the Philippines). The following table summarizes selected financial information by geographic location for the year ended or at December 31:

                                                                   Income Before
                                                                   Income Taxes
                                                                        and
                                              Long-Lived           Extraordinary
Location                             Revenues   Assets    Assets       Item
--------                             -------- ---------- --------- -------------
                                                    (in millions)
1998
United States....................... $6,161.4   $442.5   $71,744.6    $611.9
Canada..............................    512.0     24.9     4,941.6      30.2
Foreign--other......................    228.6      2.1       280.5       2.0
                                     --------   ------   ---------    ------
                                     $6,902.0   $469.5   $76,966.7    $644.1
                                     ========   ======   =========    ======
1997
United States....................... $6,207.5   $445.8   $66,589.4    $566.8
Canada..............................    535.0     29.1     4,588.5      31.5
Foreign--other......................    203.8      2.0       239.6      (8.6)
                                     --------   ------   ---------    ------
                                     $6,946.3   $476.9   $71,417.5    $589.7
                                     ========   ======   =========    ======
1996
United States....................... $6,990.9   $460.2   $62,184.8    $652.7
Canada..............................    528.2     31.1     4,077.9      19.0
Foreign--other......................    185.7      2.3       240.0      (3.7)
                                     --------   ------   ---------    ------
                                     $7,704.8   $493.6   $66,502.7    $668.0
                                     ========   ======   =========    ======

  The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

Note 13--Fair Value of Financial Instruments

  The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

  The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

    Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

    The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 13--Fair Value of Financial Instruments--(Continued)


    The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

    The fair value of the Company's long-term debt is estimated using discounted cash flows based on the Company's incremental borrowing rates for similar types of borrowing arrangements. Carrying amounts for commercial paper and short-term borrowings approximate fair value.

    Fair values for the Company's guaranteed investment contracts are estimated using discounted cash flow calculations based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued. The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies and supplementary contracts without life contingencies are estimated based on discounted cash flow calculations using current market rates.

    The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, swaptions, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

    The fair value for commitments approximates the amount of the initial commitment.

    The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                            Year Ended December 31
                                    ------------------------------------------
                                           1998                  1997
                                    --------------------  --------------------
                                    Carrying     Fair     Carrying     Fair
                                      Value      Value      Value      Value
                                    ---------  ---------  ---------  ---------
                                                 (in millions)
Assets:
  Fixed maturities:
    Held-to-maturity............... $12,978.2  $13,921.7  $12,712.4  $13,566.1
    Available-for-sale.............  15,222.2   15,222.2   14,462.5   14,462.5
  Equity securities:
    Available-for-sale.............     995.8      995.8      881.5      881.5
    Trading securities.............      67.9       67.9       72.1       72.1
  Mortgage loans on real estate....   9,616.1   10,204.4    9,296.3    9,873.0
  Policy loans.....................   1,879.7    1,879.7    1,855.6    1,855.6
  Short-term Investments...........     279.8      279.8      294.1      294.1
  Cash and cash equivalents........   1,876.4    1,876.4    1,036.6    1,036.6
Liabilities:
  Debt.............................   1,030.5    1,082.2    1,191.2    1,212.7
  Guaranteed investment contracts..  12,796.2   12,729.0   12,546.2   12,605.0
  Fixed rate deferred and immediate
   annuities.......................   4,501.7    4,412.2    4,441.5    4,465.4
  Supplementary contracts without
   life contingencies..............      43.3       44.7       59.8       63.1
Derivatives assets/(liabilities)
 relating to:
  Futures contracts, net...........      (4.0)      (4.0)       1.7        1.7
  Interest rate swap agreements....    (127.4)    (175.3)     (60.2)     (49.0)
  Interest rate cap agreements.....       3.6        3.6        2.1        2.1
  Interest rate floor agreements...       0.7        0.7        0.4        0.4
  Interest rate swaption
   agreements......................      (1.9)      (1.9)      (1.7)      (1.7)
  Currency rate swap agreements....     (19.5)       2.3      (18.2)     (18.2)
  Equity collar agreements.........      28.6       28.6      (14.1)     (14.1)
Commitments........................       --    (1,202.5)       --    (1,602.5)

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 14--Quarterly Results of Operations (Unaudited)

  The following is a summary of unaudited quarterly results of operations for 1998 and 1997:

                                                        1998
                                     ------------------------------------------
                                     March 31 June 30  September 30 December 31
                                     -------- -------- ------------ -----------
                                                   (in millions)
Premiums...........................  $  559.6 $  525.1   $  563.0    $  550.2
Net investment income..............     801.7    831.3      808.4       889.3
Realized investment gains (losses),
 net...............................      27.1     86.3      (48.5)       33.0
Investment management revenues,
 commissions and other fees........     156.5    170.7      160.7       171.8
Total revenues.....................   1,686.8  1,765.2    1,633.8     1,816.2
Benefits and expenses..............   1,486.4  1,476.6    1,485.6     1,809.3
Income before income taxes and
 extraordinary item................     200.4    288.6      148.1         7.0
Extraordinary item--demutualization
 expenses, net.....................       --       1.7        3.1         6.9
Net income.........................     143.1    192.2      108.3         4.9
                                                        1997
                                     ------------------------------------------
                                     March 31 June 30  September 30 December 31
                                     -------- -------- ------------ -----------
                                                   (in millions)
Premiums...........................  $  676.6 $  610.4   $  566.3    $  620.3
Net investment income..............     780.2    798.4      819.1       793.0
Realized investment gains (losses),
 net...............................      43.8      8.9       13.5        49.6
Investment management revenues,
 commissions and other fees........     129.9    126.0      145.8       153.0
Total revenues.....................   1,833.8  1,672.1    1,682.5     1,757.9
Benefits and expenses..............   1,630.7  1,492.3    1,498.1     1,735.5
Income before income taxes and
 extraordinary item................     203.1    179.8      184.4        22.4
Net income.........................     145.1    125.0      132.4        80.8

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                  UNAUDITED INTERIM CONSOLIDATED BALANCE SHEET

                                 June 30, 1999
                                 (in millions)

Assets
Investments
Fixed maturities:
  Held-to-maturity--at amortized cost (fair value: $13,332.8)........ $13,078.9
  Available-for-sale--at fair value (cost: $17,140.1)................  17,318.9
  Trading securities--at fair value (cost $591.9)....................     582.4
Equity securities:
  Available-for-sale--at fair value (cost: $802.3)...................   1,030.0
  Trading securities--at fair value (cost: $55.0)....................      73.2
Mortgage loans on real estate........................................  10,373.7
Real estate..........................................................     658.9
Policy loans.........................................................   1,898.9
Short-term investments...............................................     642.9
Other invested assets................................................   1,101.1
                                                                      ---------
    Total Investments................................................  46,758.9
Cash and cash equivalents............................................   1,511.8
Accrued investment income............................................     629.7
Premiums and accounts receivable.....................................     201.0
Deferred policy acquisition costs....................................   2,899.4
Reinsurance recoverable..............................................   1,512.7
Other assets.........................................................   1,469.6
Separate accounts assets.............................................  26,862.6
                                                                      ---------
    Total Assets..................................................... $81,845.7
                                                                      =========
Liabilities and Policyholders' Equity
Liabilities
Future policy benefits............................................... $27,805.9
Policyholders' funds.................................................  16,064.5
Unearned revenue.....................................................     369.1
Unpaid claims and claim expense reserves.............................     722.2
Dividends payable to policyholders...................................     418.6
Short-term debt......................................................     741.5
Long-term debt.......................................................     576.3
Income taxes.........................................................     346.8
Other liabilities....................................................   2,716.2
Separate accounts liabilities........................................  26,862.6
                                                                      ---------
    Total Liabilities................................................  76,623.7
Commitments and contingencies--Note 6
Policyholders' equity Surplus........................................   5,087.1
Accumulated other comprehensive income...............................     134.9
                                                                      ---------
    Total Policyholders' Equity......................................   5,222.0
                                                                      ---------
    Total Liabilities and Policyholders' Equity...................... $81,845.7
                                                                      =========

     The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

              UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF INCOME

                                                    Six Months Ended June 30
                                                    --------------------------
                                                        1999          1998
                                                    ------------  ------------
                                                          (in millions)
Revenues
  Premiums........................................  $    1,438.3  $    1,084.7
  Universal life and investment-type product
   charges........................................         337.0         286.5
  Net investment income...........................       1,716.9       1,633.0
  Realized investment gains, net..................         241.2         113.4
  Investment management revenues, commissions and
   other fees.....................................         336.9         327.2
  Other revenue...................................          14.3           7.2
                                                    ------------  ------------
    Total revenues................................       4,084.6       3,452.0
Benefits and expenses
  Benefits to policyholders.......................       2,445.3       1,968.4
  Other operating costs and expenses..............         663.4         664.6
  Amortization of deferred policy acquisition
   costs..........................................          87.5          98.3
  Dividends to policyholders......................         247.0         231.7
                                                    ------------  ------------
    Total benefits and expenses...................       3,443.2       2,963.0
                                                    ------------  ------------
Income before income taxes, extraordinary item and
 cumulative effect
 of accounting change.............................         641.4         489.0
Income taxes......................................         211.0         152.0
                                                    ------------  ------------
Income before extraordinary item and cumulative
 effect of accounting change......................         430.4         337.0
Extraordinary item--demutualization expenses, net
 of tax...........................................        ( 30.7)        ( 1.7)
Cumulative effect of accounting change--Note 4....         ( 9.7)          --
                                                    ------------  ------------
Net income........................................  $      390.0  $      335.3
                                                    ============  ============


     The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

  UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CHANGES IN POLICYHOLDERS' EQUITY

                         Six Months Ended June 30, 1999

                                                         Accumulated
                                                            Other
                                                        Comprehensive
                                               Surplus     Income       Total
                                              --------- ------------- ---------
                                                        (in millions)
Balance at January 1, 1999................... $ 4,697.1    $ 283.4    $ 4,980.5
                                                                      ---------
Comprehensive income:
 Net income..................................     390.0                   390.0
 Other comprehensive income, net of tax:
  Net unrealized losses......................               (163.2)      (163.2)
  Foreign currency translation adjustment....                 13.9         13.9
  Minimum pension liability..................                  0.8          0.8
                                                                      ---------
Comprehensive income--Note 8.................                             241.5
                                              ---------    -------    ---------
Balance at June 30, 1999..................... $ 5,087.1    $ 134.9    $ 5,222.0
                                              =========    =======    =========


     The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

            UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           Six Months Ended
                                                               June 30
                                                         ---------------------
                                                           1999        1998
                                                         ---------  ----------
                                                            (in millions)
Cash flows from operating activities:
 Net income............................................. $   390.0  $    335.3
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Amortization of discount--fixed maturities..........     (29.2)      (24.9)
    Realized investment gains, net......................    (241.2)     (113.4)
    Change in deferred policy acquisition costs.........    (133.9)     (106.6)
    Depreciation and amortization.......................      38.5        67.3
    Net cash flows from trading securities..............    (597.2)       (8.9)
    Increase in accrued investment income...............     (91.8)      (40.0)
    Decrease in premiums and accounts receivable........      26.5        16.7
    Increase in other assets and other liabilities,
     net................................................     536.4       358.3
    Increase in policy liabilities and accruals, net....     821.9       195.9
    Increase in income taxes............................      50.8       106.9
                                                         ---------  ----------
      Net cash provided by operating activities.........     770.8       786.6
Cash flows from investing activities:
 Sales of:
  Fixed maturities held-to-maturity.....................      40.7         5.2
  Fixed maturities available-for-sale...................   5,233.2    11,204.5
  Equity securities available-for-sale..................      93.2       104.5
  Real estate...........................................   1,094.1        22.0
  Short-term investments and other invested assets......     390.4       222.0
 Maturities, prepayments and scheduled redemptions of:
  Fixed maturities held-to-maturity.....................     941.9     1,363.0
  Fixed maturities available-for-sale...................   1,000.5     1,072.9
  Short-term investments and other invested assets......     156.5         5.6
  Mortgage loans on real estate.........................     614.5       838.2
 Purchases of:
  Fixed maturities held-to-maturity.....................  (1,049.3)     (974.6)
  Fixed maturities available-for-sale...................  (8,871.4)  (13,342.3)
  Equity securities available-for-sale..................     (98.9)     (230.9)
  Real estate...........................................    (132.0)      (45.1)
  Short-term investments and other invested assets......    (659.8)     (340.3)
  Mortgage loans on real estate issued..................  (1,350.8)     (775.2)
  Other, net............................................      (6.0)      (16.8)
                                                         ---------  ----------
      Net cash used in investing activities.............  (2,603.2)     (887.3)

     The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                                    Six Months Ended June 30
                                                    --------------------------
                                                        1999          1998
                                                    ------------  ------------
                                                          (in millions)
Cash flows from financing activities:
  Universal life and investment-type contract
   deposits........................................ $    4,401.5  $    4,143.5
  Universal life and investment-type contract
   maturities and withdrawals......................     (3,221.0)     (3,511.5)
  Issuance of long-term debt.......................          --           15.0
  Repayment of long-term debt......................         (6.0)       (127.2)
  Net increase in commercial paper.................        293.3          43.0
                                                    ------------  ------------
    Net cash provided by financing activities......      1,467.8         562.8
                                                    ------------  ------------
    Net (decrease) increase in cash and cash
     equivalents...................................       (364.6)        462.1
Cash and cash equivalents at beginning of period...      1,876.4       1,036.6
                                                    ------------  ------------
    Cash and cash equivalents at end of period..... $    1,511.8  $    1,498.7
                                                    ============  ============



     The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

         NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS


Note 1--Organization and Description of Business

  John Hancock Mutual Life Insurance Company (John Hancock) and its subsidiaries (collectively, the Company) is a diversified financial services organization that provides a broad range of insurance and investment products and investment management and advisory services. John Hancock is presently organized as a mutual life insurance company but expects to convert to a stock life insurance company pursuant to a Plan of Reorganization.

Note 2--Basis of Presentation

  The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 1998.

Note 3--Reorganization

  On November 9, 1998, John Hancock Mutual Life Insurance Company submitted to the staff of the Massachusetts Division of Insurance (the Division) a draft Plan of Reorganization (the Plan) whereby John Hancock would convert, pursuant to Massachusetts insurance law, from a Massachusetts mutual life insurance company to a Massachusetts stock life insurance company and become a wholly-owned subsidiary of John Hancock Financial Services, Inc. A Plan of Reorganization was adopted by the Company's Board of Directors on August 31, 1999.

  Under the Plan, the eligible policyholders of John Hancock will receive shares of Common Stock of John Hancock Financial Services, policy credits or cash in exchange for their policyholders' membership interest in John Hancock.

  Under the Plan, John Hancock will establish and operate a closed block of participating business for the benefit of the policies included therein (the Closed Block). Such business (the Closed Block Business) will contain certain classes of individual or joint traditional whole life insurance participating policies and individual term life insurance policies which are in force on the effective date. The Closed Block will continue in effect until no more policies included therein are in force or until the Commissioner consents to the termination of the Closed Block.

  John Hancock will allocate to the Closed Block an amount of assets expected to produce cash flows which, together with anticipated revenues from the Closed Block Business, are reasonably sufficient to support the Closed Block Business, including provision for payments of claims, certain expenses and taxes, and for continuation of 1999 dividend scales if experience underlying such scales continues. Future changes in actual reinvestment rates over the long term from assumed reinvestment rates, similar to changes in other assumptions made in funding the Closed Block, may cause dividend scales to change.

  To the extent that over time cash flows from the assets allocated to the Closed Block and other experience related to the Closed Block Business are, in the aggregate, more favorable than assumed in establishing the Closed Block, total dividends paid to Closed Block policyholders in future years will be greater than the total dividends that would have been paid to such policyholders if the dividend scales payable in 1999 had been continued. Conversely, to the extent that over time such cash flows and other experience are, in the aggregate,

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 3--Reorganization--(continued)

less favorable than assumed in setting up the Closed Block, total dividends paid to Closed Block policyholders in future years will be less than the total dividends that would have been paid to such policyholders if the dividend scales payable in 1999 had been continued. In addition, if the assets allocated to the Closed Block, the cash flows therefrom and the revenues from the Closed Block Business prove to be insufficient to pay the benefits guaranteed under the policies and contracts included in the Closed Block, John Hancock Life Insurance Company will be required to make such payments from its general funds and will reflect the charge to earnings at the time it is determined that any such finding is required. Since the Closed Block will be funded to provide for payment of guaranteed benefits on such policies and contracts, and in addition, for continuation of dividends paid under 1999 dividend scales (assuming the experience underlying such scales continues), it will not be necessary to use general funds to pay guaranteed benefits unless the Closed Block Business experiences substantial adverse deviations in investment, mortality, persistency or other experience factors.

Note 4--Cumulative Effect of Change in Accounting Principle

  On January 1, 1999 the Company adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5). SOP 98-5 requires that start-up costs capitalized prior to January 1, 1999 be written-off and any future start-up costs be expensed as incurred. The adoption of SOP 98-5 resulted in a charge to operations of $9.7 million (net of taxes) and was accounted for as a cumulative effect of a change in accounting principle.

Note 5--Recent Accounting Pronouncement

  The Financial Accounting Standards Board (FASB) deferred the effective date of Statement of Financial Accounting Standards (SFAS) No. 133 until 2001. The Company plans to adopt SFAS No. 133 effective January 1, 2001 and is currently evaluating the effect that the implementation of SFAS No. 133 will have on its results of operations and financial position. The impact is not known at this time.

Note 6--Commitments and Contingencies

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of June 30, 1999. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, the Company entered into a court approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $466.5 million at June 30, 1999. Costs incurred related to the settlement were $60.2 million and $0 million for the six months ended June 30, 1999 and 1998, respectively. The estimated reserve is based on a number of factors, including the estimated number of claims, the expected type of relief to be sought by class members (general relief or alternative dispute resolution), the estimated cost per claim and the estimated costs to administer the claims.

  During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at that time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998. The

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 6--Commitments and Contingencies--(continued)

type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly.

  Given the uncertainties associated with estimating the reserve, it is reasonably possible that the final cost of the settlement could differ materially from the amounts presently provided for by the Company. The Company will continue to update its estimate of the final cost of the settlement as the claims are processed and more specific information is developed, particularly as the actual cost of the claims subject to alternative dispute resolution becomes available. However, based on information available at this time, and the uncertainties associated with the final claim processing and alternative dispute resolution, the range of any additional costs related to the settlement cannot be reasonably estimated.

Note 7--Segment Information

  The following tables summarize selected financial information by segment as of or for the six months ended June 30, 1999 and 1998, and reconcile segment revenues and segment after-tax operating income to amounts reported in the unaudited interim condensed consolidated statements of income. Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain realized investment gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our mutual fund operations; (iv) the surplus tax on mutual life insurance companies which as a stock company will no longer be applicable to the Company; and (v) extraordinary item and cumulative effect of accounting change.

                                     Retail-                 Institutional-
                          Retail-     Asset   Institutional-   Investment   Corporate
                         Protection Gathering     G&SFP        Management   and Other Consolidated
                         ---------- --------- -------------- -------------- --------- ------------
                                                       (in millions)
As of or for the six
 months ended June 30,
 1999:
Revenues:
Segment revenues........  $1,401.8   $520.7      $1,263.2        $89.3       $566.0     $3,841.0
Realized investment
 gains, net.............     115.9      8.0         126.4          1.0        ( 7.7)       243.6
                          --------   ------      --------        -----       ------     --------
Revenues................  $1,517.7   $528.7      $1,389.6        $90.3       $558.3     $4,084.6
                          ========   ======      ========        =====       ======     ========
Net investment income...  $  516.2   $187.5      $  837.1        $23.6       $152.5     $1,716.9
Net income:
Segment after-tax
 operating income.......  $   89.2   $ 61.7      $  120.6        $17.2       $ 35.4     $  324.1
Realized investment
 gains (losses), net....      77.5      5.3          80.8           .7        ( 3.7)       160.6
Class action lawsuit....       --       --            --           --         (39.1)       (39.1)
Restructuring charge....       --      (3.8)          --           --           --          (3.8)
Surplus tax.............      (3.6)     (.6)         (3.2)         --         ( 4.0)       (11.4)
Extraordinary item......     (19.7)    (4.0)         (5.8)         --          (1.2)       (30.7)
Cumulative effect of
 accounting change......       --      (9.6)          --          (0.1)         --          (9.7)
                          --------   ------      --------        -----       ------     --------
Net income..............  $  143.4   $ 49.0      $  192.4        $17.8       $(12.6)    $  390.0
                          ========   ======      ========        =====       ======     ========

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 7--Segment Information--(continued)

                                      Retail-                  Institutional-
                           Retail-     Asset    Institutional-   Investment   Corporate
                          Protection Gathering      G&SFP        Management   and Other Consolidated
                          ---------- ---------  -------------- -------------- --------- ------------
                                                        (in millions)
Supplemental
 information:
Inter-segment revenues..   $    --   $    --       $    --        $  22.1      $ (22.1)   $    --
Equity in net income of
 investees accounted for
 by the equity method...       20.1       --            2.1           1.6          5.7        29.5
Amortization of deferred
 policy acquisition
 costs..................       56.4      23.2           0.7           --           7.2        87.5
Interest expense........         .3       3.2           --            2.1         29.2        34.8
Income tax expense......       81.2      30.3         102.2          11.9        (14.6)      211.0
Segment assets..........   26,703.8  13,735.8      31,887.8       3,455.0      6,063.3    81,845.7
As of or for the six
 months ended June 30,
 1998:
Revenues:
Segment revenues........   $1,336.8  $  513.5      $  836.6       $  72.2      $ 576.9    $3,336.0
Realized investment
 gains, net.............       63.8      11.9          23.2           --          17.1       116.0
                           --------  --------      --------       -------      -------    --------
Revenues................   $1,400.6  $  525.4      $  859.8       $  72.2      $ 594.0    $3,452.0
                           ========  ========      ========       =======      =======    ========
Net investment income...   $  508.2  $  185.3      $  772.4       $   6.9      $ 160.2    $1,633.0
Net income:
Segment after-tax
 operating income.......   $   84.3  $   58.0      $   76.3       $  14.1      $  27.9    $  260.6
Realized investment
 gains, net.............       41.4       7.8           8.2           --          11.1        68.5
Surplus tax.............        5.9       0.1           1.0           --           0.9         7.9
Extraordinary item......       (1.2)     (0.3)         (0.2)          --           --         (1.7)
                           --------  --------      --------       -------      -------    --------
Net income..............   $  130.4  $   65.6      $   85.3       $  14.1      $  39.9    $  335.3
                           ========  ========      ========       =======      =======    ========
Supplemental
 information:
Inter-segment revenues..   $    --   $    --       $    --        $  17.9      $ (17.9)   $    --
Equity in net income of
 investees accounted for
 by the equity method...       8.1        --            2.7            .3          1.3        12.4
Amortization of deferred
 policy acquisition
 costs..................      62.1       28.3           1.9           --           6.0        98.3
Interest expense........         .2       7.3           --            2.8         28.0        38.3
Income tax expense......       50.3      37.1          33.1          10.0         21.5       152.0
Segment assets..........   24,831.2  12,273.8      29,430.4       3,228.8      6,268.7    76,032.9

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Note 7--Segment Information--(continued)

  The Company operates primarily in the United States, Canada and the Pacific Rim (Malaysia, Singapore, Thailand, Indonesia, and the Philippines). The following table summarizes selected financial information by geographic location:

                                                           Income Before Income
                                                           Taxes, Extraordinary
                                                           Item and Cumulative
                                      Long-Lived           Effect of Accounting
Location                     Revenues   Assets    Assets          Change
--------                     -------- ---------- --------- --------------------
                                               (in millions)
As of or for the six months
 ended June 30, 1999:
United States..............  $3,695.6   $440.5   $76,064.8        $623.0
Canada.....................     284.9     24.7     5,464.7          16.5
Foreign--other.............     104.1      2.2       316.2           1.9
                             --------   ------   ---------        ------
                             $4,084.6   $467.4   $81,845.7        $641.4
                             ========   ======   =========        ======
As of or for the six months
 ended June 30, 1998:
United States..............  $3,057.7   $432.5   $70,775.3        $468.9
Canada.....................     277.6     28.2     5,019.5          21.1
Foreign--other.............     116.7      1.9       238.1          (1.0)
                             --------   ------   ---------        ------
                             $3,452.0   $462.6   $76,032.9        $489.0
                             ========   ======   =========        ======

  The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

Note 8--Comprehensive Income

  Total comprehensive income was $241.5 million and $272.6 million for the six month periods ended June 30, 1999 and 1998, respectively.

                                                                         ANNEX A


                  [LETTERHEAD OF MILLIMAN & ROBERTSON, INC.]

                              August 31, 1999

The Board of Directors
John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, MA 02111

Re: Plan of Reorganization of John Hancock Mutual Life Insurance Company, dated August 31, 1999

                        STATEMENT OF ACTUARIAL OPINIONS

Qualifications

     I, Godfrey Perrott, am associated with the firm of Milliman & Robertson, Inc. (M&R) and am a Member of the American Academy of Actuaries, qualified under the Academy's Qualification Standards to render the opinions set forth herein. John Hancock Mutual Life Insurance Company's ("JHMLICO") Plan of Reorganization is carried out under the demutualization statute, Section 19E of Chapter 175 of the General Laws of the Commonwealth of Massachusetts ("(S)19E"). The opinions set forth herein are not legal opinions concerning the Plan, but rather reflect the application of actuarial concepts and standards of practice to the requirements set forth in (S)19E.

Reliance

     In forming the opinion set forth in this memorandum, I have received from JHMLICO extensive information concerning JHMLICO's past and present practices and financial results. I, and other M&R staff acting under my direction, met with JHMLICO personnel and defined the information we required; in all cases, we were provided with the information we required. We have made no independent verification of this information, although we have reviewed it where practicable for general reasonableness and internal consistency. I have relied on this information, which--except for certain investment information discussed below --was provided under the

The Board of Directors
August 31, 1999
Page 2

general direction of Senior Vice President and Corporate Actuary, Barry Shemin, F.S.A., M.A.A.A. My opinions depend on the substantial accuracy of this information.

     Certain information concerning the expected future cash flows arising from certain assets held by JHMLICO as of December 31, 1998, was provided under the general direction of Vice President Robert Reitano. I have relied on Mr. Reitano's confirmation that these cash flows represent, on the average, JHMLICO's estimates of the most likely cash flows to be derived from these assets. Certain information concerning the statement value, tax basis, and expected market value of certain assets held by JHMLICO as of December 31, 1998, was provided under the general direction of Earl Baucom, Richard Brown, Deborah McAneny, and Gregory Winn (all of whom are officers of JHMLICO). I have relied on their confirmation that these values are correct, or (in the case of expected market value) reasonable. My opinions depend on the substantial accuracy of this information.

Process

     In all cases I, and other M&R staff acting under my direction, either derived the results on which my opinions rest or reviewed derivations carried out by JHMLICO personnel.

Opinion #1

     In my opinion, the plan for allocation of policyholder consideration set forth in Article VII of the Plan of Reorganization ("the Plan") is based on a fair and reasonable formula as required by (S)19E.

Discussion

     The Policyholder Consideration is allocated on two bases: Variable and Fixed. The Variable Component is allocated among participating policies in proportion to actuarial contributions and represents about 80% of the total consideration. The Fixed component is allocated per policy and represents about 20% of the total consideration.

     The distribution described in Article VII of the Plan takes into account the ratio of any reasonably determined positive total past contributions to surplus and expected future contributions to surplus for each participating policy or contract ("actuarial contribution") to the sum of all such positive actuarial contributions.

                           MILLIMAN & ROBERTSON, INC.

The Board of Directors
August 31, 1999
Page 3

     Most of the consideration to be distributed to policyholders is allocated based on the ratios described above. Under (S)19E, there is no specific guidance given for the allocation of consideration in a reorganization other than that it be based on "a fair and reasonable formula." However, the contribution method, taking into account both past and expected future contributions to surplus, is recognized in the actuarial literature as an appropriate method. It is specifically endorsed by the Exposure Draft of the Actuarial Standard of Practice ("ASOP") "Allocation of Policyholder Consideration in Mutual Life Insurance Company Demutualizations" dated May 1999. I therefore find that the use of "actuarial contribution" as the principal basis underlying the allocation of consideration is fair and reasonable. I further find that the actuarial contribution method has been implemented in a reasonable manner.

     The distribution also takes into account the fact that policyholders have intangible membership rights that are independent of their actuarial contributions. Under the Plan, each Eligible Policy is allocated a fixed number of shares of common stock without regard to the actuarial contribution of that policy. This element of the allocation is consistent with overall concepts of equity and therefore is fair and reasonable.

Opinion #2

     In my opinion, the arrangement for establishment and operation of the Closed Block set forth in Article VIII of the Plan allocates assets to the Closed Block which are reasonably sufficient to enable the Closed Block to provide for the guaranteed benefits, certain expenses and taxes associated with Closed Block policies, and to provide for the continuation of the 1999 dividend scale if the experience underlying that scale continues. In my opinion, the arrangement also provides for the appropriate adjustment of the dividend scales if the underlying experience changes from that underlying the 1999 dividend scale.

Discussion

     The above opinion rests in part on a projection that extends over the future life of all policies assigned to the Closed Block (the majority of these are individual and joint life insurance policies that are covered by JFMLICO's 1999 dividend scale, plus other such policies that will be issued prior to the Effective Date). That projection is based on the experience underlying the 1999 dividend scale and on the cash flows expected from assets already allocated to the Closed Block. The above opinion also rests in part on the adjustments that will be made shortly after the Effective Date to the assets already allocated to the Closed Block. The projection and adjustments, as set forth in the Closed Block Memorandum, indicate that the assets are sufficient to provide for the continuation of the 1999 dividend scale if the experience is unchanged.

                           MILLIMAN & ROBERTSON, INC.

The Board of Directors
August 31, 1999
Page 4

     The criteria set forth in Article VIII for modifying the dividend scales if the experience changes are such that, if followed, the Closed Block policyholders will be treated equitably in a manner consistent with the contribution principle for dividend determination. Although (S)19E sets forth no requirements that there be a Closed Block, the funding and operation of the Closed Block as set forth in Article VIII are consistent with actuarial practice, in particular ASOP 15 "Dividend Determination for Participating Individual Life Insurance Policies and Annuity Contracts", and ASOP 33 "Actuarial Responsibilities with Respect to Closed Blocks in Mutual Life Insurance Company Conversions".

Opinion #3

     In my opinion the appropriate policies are included in the Closed Block. Almost all individual policies which are currently receiving dividends, or are expected to receive dividends, are included in the Closed Block. Term nonparticipating policies (which are substantially reinsured) are included in the Closed Block for administrative reasons. Their inclusion should not affect the participating policies in the Closed Block adversely because the reinsurance already in place on the nonpar term policies transfers most of the mortality risk to the reinsurer.

Discussion

     The Closed Block includes individual and joint life policies covered by JHMLICO's 1999 dividend scale, plus other such policies that will be issued prior to the Effective Date. It also includes individual nonparticipating term policies. It excludes supplementary contracts. It also excludes small amounts of variable life insurance which receive a dividend covering only mortality and expense gains. (These policies were originally issued by John Hancock Variable Life Insurance Company ("JHVLICO") and were assumed by JHMLICO when JHVLICO surrendered its license to issue insurance in New York.) These dividends are small in aggregate amount.

     Most individual disability income and individual medical policies, while technically participating, have not received dividends for years (similar to the rest of the industry), and there is no expectation that they will receive dividends in the future. A few individual disability income and individual medical policies have received dividends. In addition, a small number of individual retirement annuity policies receive dividends. There are sound administrative reasons to exclude these policies from the Closed Block. The aggregate amount of dividends paid on these policies is small.

     There are some group policies issued to Hancock sponsored trusts as the policyholder. These include coverages such as optional term life, accidental death and dismemberment, and long term care insurance sold through a sponsoring organization (such as an employer or an

                           MILLIMAN & ROBERTSON, INC

The Board of Directors
August 31, 1999
Page 5

association). Sponsored trust arrangements were also used for annuities sold to individuals through sponsoring banks. Each of these group policies was considered for inclusion in the Closed Block since each could be considered insurance that is individual in substance while group in form. None of these blocks pay individual dividends, and so it is not appropriate to include them in the Closed Block.

     Thus, the Closed Block encompasses almost all individual and joint policies that pay dividends, and this is the appropriate content for the Closed Block to protect the dividend expectations of JHMLICO's policyholders. This is also consistent with actuarial practice as set forth in ASOP 33.

                              Very truly yours,

                              /s/ Godfrey Perrott

                              Godfrey Perrott, F.S.A., M.A.A.A.
                              Consulting Actuary

                              MILLMAN & ROBERTSON, INC.

              [Alternate cover page for international prospectus]
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these + +securities in any jurisdiction where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Issued      , 2000

                                    .   Shares

                                             [LOGO OF JOHN HANCOCK APPEARS HERE]
                     John Hancock Financial Services, Inc.
                                  COMMON STOCK

                                  -----------

 This is  an initial  public offering of   .  shares of  common stock  of John
   Hancock Financial Services, Inc. The offering is being made in connection with the reorganization  of John Hancock Mutual  Life Insurance Company
      from a mutual life insurance company to a stock life insurance company in a process called a demutualization.

 In addition to these shares, an estimated  .  shares of our common stock will be issued to eligible policyholders of John Hancock Mutual Life Insurance
                         Company in the reorganization.

                                  -----------

Prior to this offering there has been no public market for our common stock. We anticipate that the initial public offering price per share will be between
                            $ .  and $ .  per share.

                                  -----------

We will apply to list our common stock on the New York Stock Exchange under the symbol "JHF".

                                  -----------

        Investing in our common stock involves risks. See "Risk Factors"
                             beginning on page 12.

                                  -----------

                               PRICE $ .  A SHARE

                                  -----------

                                                       Underwriting
                                              Price to Discounts and Proceeds to
                                               Public   Commissions    Company
                                              -------- ------------- -----------
Per Share....................................   $           $            $
Total........................................  $           $            $

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

John Hancock Financial Services, Inc. has granted the underwriters the right to purchase up to an additional . shares to cover over-allotments. Morgan Stanley & Co. Incorporated expects to deliver the shares to purchasers on
[     ] 2000.

     , 2000

                                  -----------

                           MORGAN STANLEY DEAN WITTER

                   UNITED STATES FEDERAL TAX CONSIDERATIONS
                             FOR NON-U.S. HOLDERS

  The following is a summary of some United States federal income and estate tax consequences of the ownership and disposition of our common stock by non-U.S. holders. As used herein, "non-U.S. holder" means any person or entity that holds our common stock, other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any state of the United States, (iii) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or
(iv) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) at least one U.S. person has authority to control all substantial decisions of the trust. Recently enacted legislation authorizes the issuance of Treasury Regulations that, under some circumstances, could reclassify as a non-U.S. partnership a partnership that would otherwise be treated as a U.S. partnership, or could reclassify as a U.S. partnership a partnership that would otherwise be treated as a non-U.S. partnership. Such regulations would apply only to partnerships created or organized after the date that proposed Treasury Regulations are filed with the Federal Register (or, if earlier, the date of issuance of a notice substantially describing the expected contents of the regulations).

  This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

  This summary is for general information only. The tax treatment of a particular non-U.S. holder may vary depending on the holder's particular situation. In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular non-U.S. holder.

  PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF COMMON STOCK, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

Income Tax

  Dividends. Generally, dividends paid on our common stock to a non-U.S. holder will be subject to U.S. federal income tax. Except for dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business within the United States, this tax is imposed and collected by withholding at the rate of 30% of the amount of the dividend, unless reduced by an applicable income tax treaty. Currently, dividends paid to an address in a country other than the United States are presumed to be paid to a resident of such country in determining the applicability of a treaty for such purposes.

  However, under recently finalized Treasury Regulations relating to withholding of tax on non-U.S. persons, which by their terms apply to dividend and other payments made after December 31, 2000 (the "Final Withholding Regulations"), a non-U.S. holder who is the beneficial owner (within the meaning of the Final Withholding Regulations) of dividends paid on our common stock and who wishes to claim the benefit of an applicable treaty is generally required to satisfy certain certification and documentation requirements. Certain special rules apply to claims for treaty benefits made by non-U.S. persons that are entities rather than individuals and to beneficial owners (within the meaning of the Final Withholding Regulations) of dividends paid to entities in which such beneficial owners are interest holders.

  Except as may be otherwise provided in an applicable income tax treaty, dividends paid on our common stock to a non-U.S. holder that are effectively connected with the holder's conduct of a trade or business within the United States are subject to tax at ordinary U.S. federal income tax rates, which tax is not collected by

                                     ALT-2
withholding (except as described below under "Backup Withholding and Information Reporting"). All or part of any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim an exemption from withholding for effectively connected dividends is generally required to satisfy certain certification and documentation requirements.

  A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the U.S. Internal Revenue Service (the "I.R.S.").

  Disposition of Common Stock. Generally, non-U.S. holders will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain recognized on a disposition of our common stock unless (i) the gain is effectively connected with the holder's conduct of a trade or business within the United States (in which case the "branch profits" tax described above may also apply if the holder is a non-U.S. corporation); (ii) in the case of a holder who is a nonresident alien individual and holds our common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met;
(iii) we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes (which the Company does not believe it has been or is currently) and the holder has held directly or constructively more than 5% of the outstanding our common stock within the five-year period ending on the date of the disposition; or (iv) the holder is an individual who lost U.S. citizenship within the 10-year period immediately preceding the close of the taxable year of such disposition, unless such loss of citizenship did not have a U.S. tax avoidance purpose.

Estate Tax

  If an individual non-U.S. holder owns, or is treated as owning, our common stock at the time of his or her death, such stock would be subject to U.S. federal estate tax imposed on the estates of nonresident aliens, in the absence of a contrary provision contained in an applicable tax treaty.

Backup Withholding and Information Reporting

  Dividends. Under current law, dividends paid on our common stock to a non-U.S. holder at an address outside the United States are generally exempt from backup withholding tax and U.S. information reporting requirements (but not from regular withholding tax, as discussed above). Under the Final Withholding Regulations, for dividends paid after December 31, 2000, a non-U.S. person must generally provide proper documentation indicating non-U.S. status to a withholding agent in order to avoid backup withholding tax; however, dividends paid to certain exempt recipients (not including individuals) will not be subject to backup withholding even if such documentation is not provided if the withholding agent is allowed to rely on certain regulatory presumptions concerning the recipient's non-U.S. status (including payment to an address outside the United States).

  Broker Sales. Payments of proceeds from the sale of our common stock by a non-U.S. holder made to or through a U.S. office of a broker are generally subject to both information reporting and backup withholding at a rate of 31% unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes entitlement to an exemption. Payments of proceeds from the sale of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, payments made to or through certain non-U.S. offices, including the non-U.S. offices of a U.S. broker, are generally subject to information reporting (but not backup withholding) unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes entitlement to an exemption.

  A non-U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the I.R.S.

                                     ALT-3

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

  The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, the New York Stock Exchange listing fee and the NASD filing fee, are estimates:

      Description                                                       Amount
      -----------                                                      --------
      Securities and Exchange Commission registration fee............. $567,120
      New York Stock Exchange listing fee and expenses................    *
      NASD filing fee.................................................    *
      Blue Sky fees and expenses (including legal fees)...............    *
      Printing and engraving expenses.................................    *
      Legal fees and expenses (other than Blue Sky)...................    *
      Accounting fees and expenses....................................    *
      Transfer Agent and Registrar's fee..............................    *
      Miscellaneous...................................................    *
                                                                       --------
        TOTAL......................................................... $*
                                                                       ========

--------
* To be furnished by amendment

Item 14. Indemnification of Directors and Officers.

  Our directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them as provided in the Delaware General Corporation Law and our Restated Certificate of Incorporation and By-Laws. We, by a majority vote of our disinterested directors or a committee thereof or, under certain circumstances, independent counsel appointed by the board of directors, or our stockholders, must determine that the director or officer seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law and our Restated Certificate of Incorporation may under certain circumstances limit the liability of directors and officers to us or our stockholders.

  If the person involved is not a director or officer of John Hancock Financial Services, Inc., the board of directors may cause John Hancock Financial Services, Inc. to indemnify, to the same extent allowed for our directors and officers, such person who was or is a party to a proceeding by reason of the fact that he or she is or was, or had agreed to become, our employee or agent, or is or was serving, or had agreed to serve, at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

  We have in force and effect a policy insuring our directors and officers against losses which they or any of them shall become legally obligated to pay for by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policy.

Item 15. Recent Sales of Unregistered Securities.

  [None.]

Item 16. Exhibits and Financial Statement Schedules.

  (a) Exhibits. See Exhibit Index following the signature pages to this registration statement.

  (b) Financial Statement Schedules.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES
                     INDEX TO FINANCIAL STATEMENT SCHEDULES

 Schedule I Summary of Investments--Other Than Investments in Related Parties as of December 31, 1998
 Schedule III Supplementary Insurance Information as of December 31, 1998, 1997
              and 1996 and for each of the years then ended
 Schedule IV Reinsurance as of December 31, 1998, 1997 and 1996 and for each of the years then ended

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY and SUBSIDIARIES

                      SCHEDULE I--SUMMARY OF INVESTMENTS--
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                            As of December 31, 1998
                            (in millions of dollars)

                                                                Amount at Which
                                                                 Shown in the
                                                                 Consolidated
             Type of Investment               Cost (2)  Value    Balance Sheet
 ------------------------------------------  --------- -------- ---------------
 Fixed maturity securities available-for-
  sale
 Bonds:
 United States Government and government
  agencies and authorities.................  $ 4,676.7 $4,839.0    $ 4,839.0
 States, municipalities and political
  subdivisions.............................       69.3     76.3         76.3
 Foreign governments.......................      387.2    444.3        444.3
 Public utilities..........................      932.5    970.6        970.6
 Convertibles and bonds with warrants
  attached.................................      207.4    241.7        241.7
 All other corporate bonds.................    7,604.0  8,011.1      8,011.1
 Certificates of deposits..................         --       --           --
 Redeemable preferred stock................      614.4    639.2        639.2
                                             --------- --------    ---------
   Total fixed maturity securities
    available-for-sale.....................   14,491.5 15,222.2     15,222.2
                                             --------- --------    ---------
 Equity securities, available-for-sale:
 Common stocks:
 Public utilities..........................        9.7     10.8         10.8
 Banks, trust and insurance companies......       28.8     30.6         30.6
 Industrial, miscellaneous and all other...      441.3    677.4        677.4
 Non-redeemable preferred stock............      277.0    277.0        277.0
                                             --------- --------    ---------
   Total equity securities available-for-
    sale...................................      756.8    995.8        995.8
                                             --------- --------    ---------
 Fixed maturity securities held-to-
  maturity:
 Bonds:
 United States Government and government
  agencies and authorities.................    1,325.8  1,368.5      1,325.8
 States, municipalities and political
  subdivisions.............................       29.4     32.8         29.4
 Foreign governments.......................        6.0     12.5          6.0
 Public utilities..........................    1,133.7  1,186.5      1,133.7
 Convertibles and bonds with warrants
  attached.................................        6.1      6.0          6.1
 All other corporate bonds.................   10,477.2 11,315.4     10,477.2
 Certificates of deposits..................         --       --           --
 Redeemable preferred stock................         --       --           --
                                             --------- --------    ---------
   Total fixed maturity securities held-to-
    maturity...............................   12,978.2 13,921.7     12,978.2
                                             --------- --------    ---------
 Equity securities, trading:
 Common stocks:
 Public utilities..........................         --       --           --
 Banks, trust and insurance companies......         --       --           --
 Industrial, miscellaneous and all other...       53.0     67.9         67.9
 Non-redeemable preferred stock............         --       --           --
                                             --------- --------    ---------
   Total equity securities trading.........       53.0     67.9         67.9
                                             --------- --------    ---------
 Mortgage loans on real estate (1).........    9,727.1     XXXX      9,616.1
 Real estate, net:
 Investment properties (1).................    1,256.4     XXXX      1,204.9
 Acquired in satisfaction of debt (1)......      338.8     XXXX        278.3
 Policy loans..............................    1,879.7     XXXX      1,879.7
 Other long-term investments...............    1,254.6     XXXX      1,254.6
 Short-term investments....................      279.8     XXXX        279.8
                                             --------- --------    ---------
  Total investments........................  $43,015.9     XXXX    $43,777.5
                                             ========= ========    =========

--------
(1) Difference is due to valuation allowances on mortgage loans on real estate and real estate. See note 3 to the consolidated financial statements.
(2) Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY and SUBSIDIARIES

               SCHEDULE III--SUPPLEMENTARY INSURANCE INFORMATION
  As of December 31, 1998, 1997 and 1996 and for each of the years then ended
                            (in millions of dollars)

                                                                        Other Policy
                         Deferred Policy   Future Policy                 Claims and
                           Acquisition   Benefits, Losses,   Unearned     Benefits   Premium
        Segment               Costs        and Expenses      Revenue      Payable    Revenue
------------------------ --------------- ----------------- ------------ ------------ --------
1998:
Protection..............    $2,073.8         $14,093.6        $219.5      $   85.5   $1,351.4
Asset Gathering.........       425.2           4,850.0            --           0.2       19.8
Guaranteed & Structured
 Financial Products.....         8.7          19,366.4          48.4           0.3      121.4
Investment Management...          --                --            --            --         --
Corporate & Other.......       251.0           3,865.0         105.9         800.3      705.3
                            --------         ---------        ------      --------   --------
 Total..................     2,758.7          42,175.0         373.8         886.3    2,197.9
                            --------         ---------        ------      --------   --------
1997:
Protection..............     1,957.6          13,001.7         200.5          82.0    1,343.0
Asset Gathering.........       376.7           4,765.1            --           0.1       55.0
Guaranteed & Structured
 Financial Products.....        10.0          18,306.9          46.9           0.3      201.0
Investment Management...          --                --            --            --         --
Corporate & Other.......       218.7           3,795.9          93.1         875.5      874.6
                            --------         ---------        ------      --------   --------
 Total..................     2,563.0          39,869.6         340.5         957.9    2,473.6
                            --------         ---------        ------      --------   --------
1996:
Protection..............     1,958.9          12,330.2         181.4          88.1    1,286.8
Asset Gathering.........       340.1           4,302.5            --           0.1       23.0
Guaranteed & Structured
 Financial Products.....        12.0          18,644.9          44.0           0.2      359.6
Investment Management...          --                --            --            --         --
Corporate & Other.......       187.1           3,793.3          79.2         897.8    1,253.1
                            --------         ---------        ------      --------   --------
 Total..................    $2,498.1         $39,070.9        $304.6      $  986.2   $2,922.5
                            --------         ---------        ------      --------   --------
                                                           Amortization
                                         Benefits, Claims, of Deferred
                                            Losses, and       Policy       Other
                         Net Investment     Settlement     Acquisition   Operating
        Segment              Income          Expenses         Costs       Expenses
------------------------ --------------- ----------------- ------------ ------------
1998:
Protection..............    $1,063.9         $ 1,493.8        $153.9      $  442.4
Asset Gathering.........       378.0             296.3          46.8         504.9
Guaranteed & Structured
 Financial Products.....     1,576.3           1,411.5           3.7          92.6
Investment Management...        24.1                --            --         117.8
Corporate & Other.......       288.4             950.4          45.3         225.3
                            --------         ---------        ------      --------
 Total..................     3,330.7           4,152.0         249.7       1,383.0
                            --------         ---------        ------      --------
1997:
Protection..............       983.4           1,399.1         224.7         375.7
Asset Gathering.........       353.3             314.5          38.9         416.2
Guaranteed & Structured
 Financial Products.....     1,545.2           1,481.1           5.2          81.0
Investment Management...         4.0                --            --          88.4
Corporate & Other.......       304.8           1,108.4          43.2         322.4
                            --------         ---------        ------      --------
 Total..................     3,190.7           4,303.1         312.0       1,283.7
                            --------         ---------        ------      --------
1996:
Protection..............       947.1           1,341.7         160.7         349.2
Asset Gathering.........       320.0             260.0          33.6         339.2
Guaranteed & Structured
 Financial Products.....     1,608.5           1,675.3           5.7          88.5
Investment Management...         3.4                --            --          76.3
Corporate & Other.......       344.1           1,399.7          30.9         840.9
                            --------         ---------        ------      --------
 Total..................    $3,223.1         $ 4,676.7        $230.9      $1,694.1
                            --------         ---------        ------      --------

          JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY and SUBSIDIARIES

                            SCHEDULE IV--REINSURANCE
  As of December 31, 1998, 1997 and 1996 and for each of the years then ended:
                            (in millions of dollars)

                                                 Assumed             Percentage
                                      Ceded to    from               of Amount
                             Gross      Other     Other              Assumed to
                             Amount   Companies Companies Net Amount    Net
                           ---------- --------- --------- ---------- ----------
1998
Life insurance in force..  $353,807.8 $88,662.6 $29,210.1 $294,355.3     9.9%
                           ========== ========= ========= ==========   =====
Premiums:
Life insurance...........  $  1,871.9 $   327.6 $   221.0 $  1,765.3    12.5%
Accident and health
 insurance...............       956.5     654.8     130.9      432.6    30.3%
P&C......................         7.1       9.0       1.9         --     0.0%
                           ---------- --------- --------- ----------   -----
 Total...................  $  2,835.5 $   991.4 $   353.8 $  2,197.9    16.1%
                           ========== ========= ========= ==========   =====
1997
Life insurance in force..  $371,627.9 $82,752.3 $ 1,411.6 $290,287.2     0.5%
                           ========== ========= ========= ==========   =====
Premiums:
Life insurance...........  $  2,177.7 $   452.7 $   287.2 $  2,012.2    14.3%
Accident and health
 insurance...............       752.1     421.3     129.9      460.7    28.2%
P&C......................        65.0      70.5       6.2        0.7   885.7%
                           ---------- --------- --------- ----------   -----
 Total...................  $  2,994.8 $   944.5 $   423.3 $  2,473.6    17.1%
                           ========== ========= ========= ==========   =====
1996
Life insurance in force..  $377,230.6 $24,409.1 $23,335.7 $376,157.2     6.2%
                           ========== ========= ========= ==========   =====
Premiums:
Life insurance...........     2,273.3     235.9     323.8    2,361.2    13.7%
Accident and health
 insurance...............       612.5     159.6      67.2      520.1    12.9%
P&C......................        88.7      61.6      14.1       41.2    34.2%
                           ---------- --------- --------- ----------   -----
 Total...................  $  2,974.5 $   457.1 $   405.1 $  2,922.5    13.9%
                           ========== ========= ========= ==========   =====

  All schedules, other than those listed above, are omitted because the information is not required or because the information is included in our Consolidated Financial Statements or Notes thereto.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

  (a) To provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (d) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on September 15, 1999.

                                          John Hancock Financial Services, Inc.

                                          /s/ Thomas E. Moloney
                                          By: Thomas E. Moloney
                                          Title: Chief Financial Officer

                               Power of Attorney

  Each person whose signature appears below hereby authorizes and appoints Thomas E. Moloney and Richard S. Scipione, or either of them, as such person's attorney-in-fact, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by John Hancock Financial Services, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, as amended, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                 Title                         Date
----                                 -----                         ----
/s/ Stephen L. Brown                 Chairman of the Board,        August 31, 1999
____________________________________ Chief Executive Officer and
Stephen L. Brown                     Director


/s/ Foster L. Aborn                  Vice Chairman of the Board,   August 31, 1999
____________________________________ Chief Investment Officer and
Foster L. Aborn                      Director


/s/ David F. D'Alessandro            President and Chief           August 31, 1999
____________________________________ Operations Officer and
David F. D'Alessandro                Director


/s/ Samuel W. Bodman                 Director                      August 31, 1999
____________________________________
Samuel W. Bodman


/s/ Joan T. Bok                      Director                      August 31, 1999
____________________________________
Joan T. Bok


/s/ I. MacAllister Booth             Director                      August 31, 1999
____________________________________
I. MacAllister Booth


/s/ Wayne A. Budd                    Director                      August 31, 1999
____________________________________
Wayne A. Budd


/s/ John M. Connors, Jr.             Director                      August 31, 1999
____________________________________
John M. Connors, Jr.


/s/ Robert E. Fast, Esq.             Director                      August 31, 1999
____________________________________
Robert E. Fast, Esq.

Name                                 Title                         Date
----                                 -----                         ----
/s/ Dr. Kathleen Foley Feldstein     Director                      August 31, 1999
____________________________________
Dr. Kathleen Foley Feldstein


/s/ Nelson S. Gifford                Director                      August 31, 1999
____________________________________
Nelson S. Gifford


/s/ Michael C. Hawley                Director                      August 31, 1999
____________________________________
Michael C. Hawley


/s/ Edward H. Linde                  Director                      August 31, 1999
____________________________________
Edward H. Linde


/s/ E. James Morton                  Director                      August 31, 1999
____________________________________
E. James Morton


/s/ Richard F. Syron                 Director                      August 31, 1999
____________________________________
Richard F. Syron


/s/ Robert J. Tarr, Jr.              Director                      August 31, 1999
____________________________________
Robert J. Tarr, Jr.

                                 EXHIBIT INDEX

 Exhibit                                                                  Page
 Number                           Description                            Number
 -------                          -----------                            ------
   1.1   Form of Underwriting Agreement (U.S. Version)**
   1.2   Form of Underwriting Agreement (International Version)**
   2.1   Plan of Reorganization*
   3.1   Restated Certificate of Incorporation of John Hancock
         Financial Services, Inc.**
   3.2   By-laws of John Hancock Financial Services, Inc.*
   4.1   Form of certificate for the common stock, par value $0.01 per share, of John Hancock Financial Services, Inc.*
   5.1   Opinion of Debevoise & Plimpton**
  10.1   Credit Agreement, dated as of July 30, 1999, among John
         Hancock Mutual Life Insurance Company, John Hancock Capital
         Corporation, The Banks Listed therein, BankBoston, N.A., as
         Administrative Agent, Citicorp USA, Inc., as Syndication
         Agent, The First National Bank of Chicago, as Documentation
         Agent, and Comerica Bank, The Bank of Nova Scotia, Fleet
         National Bank, Royal Bank of Canada and Wachovia Bank, as Co-
         Agents*
  10.2   Amended and Restated Credit Agreement, dated as of July 19,
         1996 by and among John Hancock Mutual Life Insurance Company and John Hancock Capital Corporation, Banks named therein and
         Morgan Guaranty Trust Company of New York, as Agent*
  10.3   Fiscal Agency Agreement, dated as of February 25, 1994 by and between John Hancock Mutual Life Insurance Company, as
         Issuer, and First National Bank of Boston, as Fiscal Agent*
  10.4   Reinsurance Agreement, dated as of July 30, 1992 by and
         between John Hancock Mutual Life Insurance Company and
         Provident Life and Accident Insurance Company*
  10.5   Reinsurance Agreement, dated as of July 30, 1992 by and
         between John Hancock Mutual Life Insurance Company and
         Provident Life and Accident Insurance Company*
  10.6   Coinsurance Agreement, dated as of March 1, 1997 by and
         between John Hancock Mutual Life Insurance Company and
         UNICARE Life & Health Insurance Company*
  10.7   Letter of Credit Agreement, dated as of January 2, 1997 by and among John Hancock Mutual Life Insurance Company, Banks named therein and Morgan Guaranty Trust Company of New York, as Issuing Bank and Agent*
  10.8   Long-Term Incentive Compensation Plan*
  10.9   Form of Employment Continuation Agreement*
  10.10  Form of Stockholder Rights Agreement**
  10.11  Long-Term Stock Incentive Plan**
  10.12  Incentive Compensation Plan*
  21.1   Subsidiaries of the registrant**
  23.1   Consent of Ernst & Young LLP*
  23.2   Consent of Debevoise & Plimpton (included in Exhibit 5.1)**
  23.3   Consent of Godfrey Perrott, F.S.A., M.A.A.A.*
  24.1   Powers of Attorney (included on signature page hereto)
  27.1   Financial Data Schedule*

--------
 * Filed herewith
** To be filed by amendment.